   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1998


                                                      REGISTRATION NO. 333-59863
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                         UNITY FIRST ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            6770                           13-3899021
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)          Identification Number)

                          245 FIFTH AVENUE, SUITE 1500
                            NEW YORK, NEW YORK 10016
                                 (212) 696-4282
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                          LAWRENCE BURSTEIN, PRESIDENT
                         UNITY FIRST ACQUISITION CORP.
                          245 FIFTH AVENUE, SUITE 1500
                            NEW YORK, NEW YORK 10016
                                 (212) 696-4282
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

           IRA I. ROXLAND, ESQ.                     RICHARD F. HOROWITZ, ESQ.
         JOSEPH H. SCHMITT, ESQ.                      IRVING ROTHSTEIN, ESQ.
        COOPERMAN LEVITT WINIKOFF                 HELLER, HOROWITZ & FEIT, P.C.
          LESTER & NEWMAN, P.C.                         292 MADISON AVENUE
             800 THIRD AVENUE                        NEW YORK, NEW YORK 10017
         NEW YORK, NEW YORK 10022                         (212) 685-7600
              (212) 688-7000                           FAX: (212) 696-9459
           FAX: (212) 755-2839

                       ----------------------------------


    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and the effective time of the merger of Worlds Inc. ("Worlds") with and into Registrant as described in the Agreement and Plan of Merger and Reorganization, dated as of June 25, 1998 (the "Merger").


    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________________

                       ----------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


PURSUANT TO RULE 429, PROMULGATED UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS FORMING A PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO (I)(A) 1,250,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 1,250,000 CLASS A REDEEMABLE COMMOM STOCK PURCHASE WARRANTS AND (B) 1,250,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 1,250,000 CLASS B REDEEMABLE COMMON STOCK PURCHASE WARRANTS (COLLECTIVELY THE "IPO SECURITIES"), (II)(A) 125,000 SHARES OF COMMON STOCK, (B) 125,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 125,000 CLASS A COMMON STOCK PURCHASE WARRANTS AND (C) 125,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 125,000 CLASS B COMMON STOCK PURCHASE WARRANTS ALL ISSUABLE TO THE MANAGING UNDERWRITERS OF THE IPO SECURITIES UPON THE EXERCISE OF THE UNDERWRITERS' UNIT PURCHASE OPTION, AND (III)(A) 200,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 200,000 CLASS A COMMON STOCK PURCHASE WARRANTS AND (B) 200,000 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF 200,000 CLASS B COMMON STOCK PURCHASE WARRANTS ISSUED TO CERTAIN OFFICERS AND DIRECTORS OF REGISTRANT, ALL INITIALLY INCLUDED IN REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-11165), DECLARED EFFECTIVE ON NOVEMBER 12, 1996.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         UNITY FIRST ACQUISITION CORP.
                                245 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 696-4282


                                                              September   , 1998


Dear Shareholder:


    The Board of Directors cordially invites you to attend a special meeting of shareholders of Unity First Acquisition Corp. to be held at 10:00 A.M., local
time, on             , October   , 1998, at 800 Third Avenue, 30th Floor, New
York, New York.


    At the meeting, you will be asked to consider a proposal to approve a merger between Unity and Worlds Inc.

    Upon completion of the merger, Unity's name will be changed to "Worlds Inc.", Worlds' shareholders as a group will acquire approximately 77.3% of the then outstanding Unity shares and Unity's post-merger Board of Directors will consist of three persons, all of whom are presently directors of Worlds.


    In determining whether or not you should approve the merger, you should be aware that for approximately 18 months prior to May 6, 1998, the date upon which Unity and Worlds entered into a letter of intent to effect the merger, Unity had unsuccessfully attempted to effect a merger with several other business concerns, the last of these attempts having been terminated by Unity on April 30, 1998. If Unity had not entered into the Worlds letter of intent, it would have been liquidated on May 12, 1998, in which event you would have received a cash distribution of approximately $5.09 per share. The Unity Board of Directors agreed to the Worlds merger, in which Worlds' shareholders, as noted above, will acquire a controlling interest in Unity, based upon its belief that Worlds' significant growth potential, although by no means assured, outweighed the liquidation alternative.


    THE UNITY BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY SUCH AGREEMENT AND RECOMMENDS THAT UNITY SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER.

    Your participation at the special meeting, in person or by proxy, is especially important. Whether or not you plan to attend the special meeting, I urge you to complete, date, sign and promptly return your proxy card in the enclosed pre-paid envelope to ensure that your shares will be represented in the special meeting.

                                          /s/ LAWRENCE BURSTEIN
                                          Lawrence Burstein
                                          PRESIDENT

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE SHARES OF UNITY COMMON STOCK TO BE ISSUED IN THE MERGER, AND THEY HAVE NOT DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    SEE "RISK FACTORS" BEGINNING ON PAGE XIII FOR CERTAIN MATTERS YOU SHOULD CONSIDER.


    This Joint Proxy Statement/Prospectus is dated September   , 1998 and is
first being mailed to Unity shareholders on or about September   , 1998.

                         UNITY FIRST ACQUISITION CORP.
                                245 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER   , 1998


                            ------------------------


    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Unity First Acquisition Corp., a Delaware corporation ("Unity"),
will be held on             , October   , 1998, commencing at 10:00 A.M., local
time, at 800 Third Avenue, 30th Floor, New York, New York, for the following purposes:


        1. To consider and vote upon a proposal to approve and adopt a certain Agreement and Plan of Merger and Reorganization, dated as of June 25, 1998 (the "merger agreement"), between Unity and Worlds Inc., a New Jersey corporation ("Worlds"), providing for, among other things, the merger of Worlds with and into Unity (the "Merger"), and the issuance by Unity of approximately 6,379,065 shares of its common stock (the "Unity Common Stock") to Worlds' shareholders, all upon the terms and conditions described therein.

        2. To approve an adjournment or postponement of the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the Special Meeting to approve Proposal 1, above.

        3. To transact any other business incidental to the Special Meeting that may properly come before such meeting or any adjournment or postponement thereof.

    A copy of the merger agreement is attached as Exhibit A to the accompanying Joint Proxy Statement/ Prospectus and is incorporated herein by reference. SHAREHOLDER APPROVAL AND ADOPTION OF THE MERGER AGREEMENT WILL RESULT IN A CHANGE OF THE MAJORITY EQUITY OWNERSHIP, THE BUSINESS AND THE MANAGEMENT OF UNITY.


    The Board of Directors of Unity has fixed September   , 1998 as the record
date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. The affirmative vote of the holders of a majority of all outstanding shares of Unity Common Stock entitled to vote at the Special Meeting is necessary to approve and adopt the merger agreement.



    HOLDERS OF UNITY COMMON STOCK ARE ENTITLED TO APPRAISAL RIGHTS UNDER DELAWARE LAW IN CONNECTION WITH THE MERGER. HOLDERS OF UNITY COMMON STOCK ARE ALSO ENTITLED TO CERTAIN CASH CONVERSION RIGHTS PURSUANT TO UNITY'S CERTIFICATE OF INCORPORATION. If 20% or more of the shares of Unity Common Stock are offered to Unity for conversion into cash and the holders of such shares vote against the approval and adoption of the merger agreement, the Merger will not be consummated. See "The Merger--Appraisal Rights" and "-- Conversion Rights."



    If the Merger is not consummated by November 12, 1998, Unity's Certificate of Incorporation requires that Unity be liquidated. In such event, Unity's then remaining assets, after payment of, or reservation for liabilities, will be distributed to Unity's public stockholders. Such distribution will approximate $5.09 per share.


    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY CARD MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                          Norman Leben
                                          SECRETARY


September   , 1998

                                  WORLDS INC.
                                 15 UNION WHARF
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 725-8900


                                                              September   , 1998


Dear Shareholder:


    The Board of Directors cordially invites you to attend a special meeting of
shareholders of Worlds Inc. to be held at 10:00 A.M., local time, on          ,
October   , 1998, at 15 Union, Wharf, Boston, Massachusetts.


    At the meeting, you will vote on a proposal to approve a merger between Unity First Acquisition Corp. and Worlds. If the merger is completed, you and your fellow Worlds shareholders will own approximately 77.3% of the combined company, which will retain the "Worlds" name. I will be Chairman of this company and the other officers and directors of Worlds will become the officers and directors of this company.

    THE WORLDS BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF WORLDS AND ITS SHAREHOLDERS. THE WORLDS BOARD HAS APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE "FOR" THE MERGER AT THE MEETING.

    Whether or not you plan to attend the meeting, I urge you to complete, date, sign and promptly return your proxy card in the enclosed pre-paid envelope to ensure that your shares will be represented in the special meeting.

                                          /s/ MICHAEL J. SCHARF
                                          Michael J. Scharf
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

 THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE SHARES OF UNITY COMMON STOCK TO BE ISSUED IN THE MERGER, AND THEY HAVE NOT DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    SEE "RISK FACTORS" BEGINNING ON PAGE XIII FOR CERTAIN MATTERS YOU SHOULD CONSIDER.


    This Joint Proxy Statement/Prospectus is dated September   , 1998 and is
first being mailed to Worlds shareholders on or about September   , 1998.

                                  WORLDS INC.
                                 15 UNION WHARF
                          BOSTON, MASSACHUSETTS 02109

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER   , 1998


                            ------------------------


    NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Worlds Inc., a New Jersey corporation ("Worlds"), will be held on
         , October   , 1998, commencing at 10:00 A.M., local time, at 15 Union
Wharf, Boston, Massachusetts, for the following purposes:


        1. To consider and vote upon a proposal to approve and adopt a certain Agreement and Plan of Merger and Reorganization, dated as of June 25, 1998 (the "merger agreement"), between Unity First Acquisition Corp., a Delaware corporation ("Unity"), and Worlds, providing for, among other things, the merger of Worlds with and into Unity (the "Merger"), and the issuance by Unity of approximately 6,379,065 shares of its common stock to Worlds' shareholders, all upon the terms and conditions described therein.

        2. To approve an adjournment or postponement of the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the Special Meeting to approve Proposal 1, above.

        3. To transact any other business incidental to the Special Meeting that may properly come before such meeting or any adjournment or postponement thereof.

    A copy of the merger agreement is attached as Exhibit A to the accompanying Joint Proxy Statement/ Prospectus and is incorporated herein by reference. SHAREHOLDER APPROVAL AND ADOPTION OF THE MERGER AGREEMENT MEANS THAT WORLDS WILL CEASE TO EXIST AND ALL OF ITS SHAREHOLDERS WILL BECOME SHAREHOLDERS OF UNITY, ALTHOUGH UNITY WILL CHANGE ITS NAME TO "WORLDS INC." AND ITS BUSINESS, MANAGEMENT AND BOARD OF DIRECTORS WILL BE IDENTICAL TO THOSE OF WORLDS PRIOR TO THE MERGER.


    The Board of Directors of Worlds has fixed September   , 1998 as the record
date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. The affirmative vote of 66 2/3% of all votes cast at the Special Meeting is necessary to approve and adopt the merger agreement.


    HOLDERS OF WORLDS COMMON STOCK ARE ENTITLED TO APPRAISAL RIGHTS UNDER NEW JERSEY LAW IN CONNECTION WITH THE MERGER. See "The Merger--Appraisal Rights."

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY CARD MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                          Thomas Kidrin
                                          SECRETARY


September   , 1998

                         UNITY FIRST ACQUISITION CORP.

                                      AND

                                  WORLDS INC.

                             JOINT PROXY STATEMENT

                            ------------------------

                         UNITY FIRST ACQUISITION CORP.

                                   PROSPECTUS

                            ------------------------


    This Joint Proxy Statement/Prospectus is being furnished by Unity First Acquisition Corp., a Delaware corporation ("Unity"), to holders of common stock of Unity (the "Unity Common Stock") and by Worlds Inc., a New Jersey corporation ("Worlds"), to the holders of common stock of Worlds (the "Worlds Common Stock") in connection with the respective solicitation of proxies by the Boards of Directors of Unity and Worlds for use at the Special Meeting of Shareholders of Unity and the Special Meeting of Shareholders of Worlds each to be held on
October   , 1998. At each of the meetings, the shareholders of Unity and Worlds will consider and vote upon a proposal to approve and adopt that certain Agreement and Plan of Merger and Reorganization, dated as of June 25, 1998, between Unity and Worlds ("the "Merger Agreement") providing for, among other things, the merger of Worlds with and into Unity. A copy of the Merger Agreement is attached to this Joint Proxy Statement/Prospectus as Exhibit A and is incorporated herein by reference.


    THE UNITY BOARD AND WORLDS BOARD RECOMMENDS THAT THE RESPECTIVE SHAREHOLDERS OF UNITY AND WORLDS VOTE TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER.


    This Joint Proxy Statement/Prospectus also constitutes a prospectus of Unity with respect to a maximum of 6,379,065 shares of Unity Common Stock to be issued in exchange for the Worlds Common Stock and with respect to a maximum of 461,310 shares of Unity Common Stock issuable upon the exercise of options and warrants and the conversion of promissory notes that will be issued in exchange for Worlds' options, warrants and convertible promissory notes on the basis of 0.357 shares of Unity Common Stock for each share of Worlds Common Stock.



    This Joint Proxy Statement/Prospectus and the enclosed proxy card are first being mailed to the respective shareholders of Unity and Worlds on or about
September   , 1998.



    Unity Common Stock is quoted on the OTC Bulletin Board under the symbol UFAC. The closing bid price of Unity Common Stock on the OTC Bulletin Board on
September   , 1998 was $         .


                            ------------------------

     THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/ PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY
                       OR ADEQUACY OF THIS JOINT PROXY
                         STATEMENT/PROSPECTUS. ANY
                           REPRESENTATION TO THE
                             CONTRARY IS A CRIMINAL
                                    OFFENSE.

                            ------------------------


    The date of this Joint Proxy Statement/Prospectus is September   , 1998.

                               TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                             ---------
JOINT PROXY STATEMENT/PROSPECTUS SUMMARY...................................................................          i
  The Companies............................................................................................          i
  The Special Meetings.....................................................................................          i
  Record Dates for Voting..................................................................................          i
  Voting...................................................................................................         ii
  What You Will Receive in the Merger......................................................................         ii
  Board Recommendations....................................................................................         ii
  Fairness Opinion.........................................................................................        iii
  Interests of Certain Persons in the Merger...............................................................        iii
  Forward-Looking Statements May Prove Inaccurate..........................................................        iii
  Certain Possible Disadvantages of the Merger.............................................................        iii
  Directors and Management of Unity following the Merger...................................................         iv
  Conditions to the Merger.................................................................................         iv
  Termination of the Merger Agreement......................................................................         iv
  Absence of Regulatory Approvals..........................................................................         iv
  Appraisal Rights.........................................................................................         iv
  Tax Consequences of the Merger...........................................................................          v
  Accounting Treatment.....................................................................................          v
  Anticipated Completion Date of the Merger................................................................          v
  Exchange of Stock Certificates...........................................................................          v

SUMMARY HISTORICAL FINANCIAL INFORMATION...................................................................         vi

SUMMARY PRO FORMA FINANCIAL INFORMATION....................................................................         ix

COMPARATIVE PER SHARE INFORMATION..........................................................................          x

WHERE YOU CAN FIND MORE INFORMATION........................................................................         xi

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................................................        xii

RISK FACTORS...............................................................................................       xiii
  Risks Relating to Worlds.................................................................................       xiii
  Risks Relating to Unity Subsequent to the Merger.........................................................       xxii

DILUTION...................................................................................................       xxvi

INTRODUCTION...............................................................................................          1

SOLICITATION OF PROXIES....................................................................................          1

THE UNITY SPECIAL MEETING..................................................................................          2
  Purposes of Meeting......................................................................................          2
  Date, Time and Place; Record Date........................................................................          2
  Voting Rights............................................................................................          2

THE WORLDS SPECIAL MEETING.................................................................................          3
  Purposes of Meeting......................................................................................          3
  Date, Time and Place; Record Date........................................................................          3
  Voting Rights............................................................................................          3

THE MERGER.................................................................................................          5
  General..................................................................................................          5
  Exchange Ratio...........................................................................................          5

                                                                                                               PAGE
                                                                                                             ---------
  Unity Exchange Options...................................................................................          5
  Unity Merger Warrants....................................................................................          5
  Unity Convertible Notes..................................................................................          6
  Closing; Effective Time..................................................................................          6
  Exchange of Stock Certificates...........................................................................          6
  No Fractional Shares.....................................................................................          6
  Background of the Merger.................................................................................          7
  Recommendations of the Boards of Directors and Reasons for the Merger....................................         14
  Opinion of Unity Financial Advisor.......................................................................         16
  Interests of Certain Persons in the Merger...............................................................         19
  Certain Tax Consequences of the Merger...................................................................         19
  The Merger Agreement.....................................................................................         20
  Absence of Regulatory Filings and Approvals..............................................................         22
  Restrictions on Sales by Affiliates......................................................................         23
  Accounting Treatment.....................................................................................         23
  Expenses.................................................................................................         23
  Conversion Rights........................................................................................         23
  Appraisal Rights.........................................................................................         24
  Operations After the Merger..............................................................................         28

PRICE RANGES OF SECURITIES.................................................................................         29
  Unity....................................................................................................         29
  Worlds...................................................................................................         29

SELECTED HISTORICAL FINANCIAL DATA OF WORLDS...............................................................         30

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF WORLDS............         32
  Background...............................................................................................         32
  Plan of Operation........................................................................................         32
  Results of Operations of Worlds..........................................................................         33
  Liquidity and Capital Resources of Worlds................................................................         35
  Results of Operations of Predecessor.....................................................................         36

SELECTED HISTORICAL FINANCIAL DATA OF UNITY................................................................         38

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UNITY.............         39

WORLDS AND UNITY PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)................................................         40
  Introduction to Pro Forma Financial Statements (Unaudited)...............................................         40
  Pro Forma Balance Sheet--Assets As of June 30, 1998 (Worlds) and April 30, 1998 (Unity) (Unaudited)......         41
  Pro Forma Balance Sheet--Liabilities and Shareholders' Equity As of June 30, 1998 (Worlds) and April 30,
    1998 (Unity) (Unaudited)...............................................................................         42
  Pro Forma Statement of Operations For the Nine Month Period Ended June 30, 1998 (Worlds) and April 30,
    1998 (Unity) (Unaudited)...............................................................................         43
  Pro Forma Statement of Operations For the Years Ended September 30, 1997 (Worlds) and July 31, 1997
    (Unity) (Unaudited)....................................................................................         44
  Notes to Pro Forma Financial Statements (Unaudited)......................................................         45

BUSINESS OF WORLDS.........................................................................................         47
  Overview.................................................................................................         47
  Predecessor's History....................................................................................         47
  The Market...............................................................................................         48

                                                                                                               PAGE
                                                                                                             ---------
  Market Entry Strategy....................................................................................         48
  3D Internet Environments; Virtual Reality Modeling Language ("VRML").....................................         49
  Worlds' Technology.......................................................................................         50
  Customers................................................................................................         51
  Competition..............................................................................................         52
  Employees................................................................................................         53
  Facilities...............................................................................................         53
  Legal Proceedings........................................................................................         53

MANAGEMENT OF WORLDS.......................................................................................         54
  Directors, Executive Officers and Consultant.............................................................         54
  Indemnification of Directors and Officers................................................................         55
  Compensation of Directors................................................................................         55
  Compensation of Executive Officers.......................................................................         55
  1997 Stock Option Plan...................................................................................         55
  Certain Transactions.....................................................................................         56

PRINCIPAL SHAREHOLDERS OF WORLDS...........................................................................         57

DESCRIPTION OF WORLDS' SECURITIES..........................................................................         58
  General..................................................................................................         58
  Shares Available for Future Sale.........................................................................         58

BUSINESS OF UNITY..........................................................................................         60

MANAGEMENT OF UNITY........................................................................................         60
  Prior to the Merger......................................................................................         60
  After the Merger.........................................................................................         62

PRINCIPAL SHAREHOLDERS OF UNITY............................................................................         63

DESCRIPTION OF UNITY'S SECURITIES..........................................................................         65
  General..................................................................................................         65
  Common Stock.............................................................................................         65
  Preferred Stock..........................................................................................         65
  Dividends................................................................................................         65
  Transfer Agent...........................................................................................         66
  IPO Warrants.............................................................................................         66
  Underwriters' IPO Securities.............................................................................         67
  Directors' Warrants......................................................................................         67
  Limitations Upon Transactions with "Interested Shareholders".............................................         67

COMPARISON OF RIGHTS OF HOLDERS OF UNITY COMMON STOCK AND WORLDS COMMON STOCK..............................         68
  Comparison of DGCL and NJBCA.............................................................................         68
  Comparison of Certificates of Incorporation and By-Laws of Unity and Worlds..............................         72

LEGAL MATTERS..............................................................................................         73

EXPERTS....................................................................................................         73

                                                                                                               PAGE
                                                                                                             ---------
INDEX TO FINANCIAL STATEMENTS..............................................................................        F-1

EXHIBIT A -    Agreement And Plan of Merger and Reorganization, dated as of June 25, 1998,
               Between Unity First Acquisition Corp. and Worlds Inc.

EXHIBIT B -    Fairness Opinion of Gilford Securities Incorporated

EXHIBIT C -    Section 262 of the General Corporation Law of the State of Delaware

EXHIBIT D -    Section 14A:11 of the New Jersey Business Corporation Act

                    JOINT PROXY STATEMENT/PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO. SEE "WHERE YOU CAN FIND MORE INFORMATION"(PAGE XI). THE MERGER AGREEMENT IS ATTACHED AS EXHIBIT A TO THIS JOINT PROXY STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.


THE COMPANIES (PAGES 47 AND 60)


    UNITY FIRST ACQUISITION CORP.
    245 Fifth Avenue
    New York, New York 10016
    (212) 696-4282

    Unity was formed in May 1996 to serve as a vehicle to merge with an operating business which Unity believes has significant growth potential.


    In November 1996, Unity successfully completed a public offering of units, each consisting of one share of common stock and two common stock purchase warrants, substantially identical to each other but for their respective exercise prices, at a price of $6.00 per unit, from which it received net cash of $6,402,112. Approximately 90% of such funds (including interest) is presently held in a trust account awaiting completion of the merger and will be released to Unity once the merger is completed. The balance of such funds comprise Unity's day to day working capital.



    One of the conditions to the completion of Unity's public offering was Unity's agreement with the underwriters of such offering that if Unity was unable to enter into a letter of intent to effect a merger with a business concern by May 12, 1998, Unity would be liquidated. Unity entered into such a letter of intent with Worlds on May 6, 1998. A further condition to the completion of this public offering was Unity's agreement that if it were able to enter into a merger letter of intent by May 12, 1998, it would have to complete such merger by November 12, 1998 or be liquidated. If the merger with Worlds cannot be completed by this date and Unity is liquidated, Unity shareholders will receive a cash distribution of approximately $5.09 per share.


    WORLDS INC.
    15 Union Wharf
    Boston, Massachusetts 02109
    (617) 725-8900


    Worlds develops applications for its three-dimensional ("3D") Internet technology for different markets. At present Worlds is targeting three different markets for its 3D Internet technology. First, Worlds is in the process of marketing its 3D Internet technology with record companies to produce music-oriented websites; second, Worlds is in the process of marketing its WORLDS CHAT technology to businesses for corporate Intranet applications; and third, Worlds intends to market an updated version of WORLDS CHAT, a 3D chat site on the Internet, to consumers on the Internet.


THE SPECIAL MEETINGS (PAGES 2 AND 3)

    UNITY SHAREHOLDERS


    There will be a special meeting of Unity shareholders at 800 Third Avenue,
30th Floor, New York, New York on October   , 1998, at 10:00 A.M., local time.
At this meeting, Unity shareholders will be asked to approve the merger.


    WORLDS SHAREHOLDERS


    There will be a special meeting of Worlds shareholders at 15 Union Wharf,
Boston, Massachusetts on October   , 1998, at 10:00 A.M., local time. At this
meeting, Worlds shareholders will be asked to approve the merger.


RECORD DATES FOR VOTING (PAGES 2 AND 3)

    UNITY SHAREHOLDERS


    The close of business on September   , 1998 was the record date for
determining which holders of Unity common stock are entitled to vote at the Unity special meeting. At the record date, there were 1,875,000 shares of Unity common stock entitled to vote at the Unity special meeting.

    WORLDS SHAREHOLDERS


    The close of business on September   , 1998 was the record date for
determining which holders of Worlds common stock are entitled to vote at the Worlds special meeting. At the record date, there were 17,868,531 shares of Worlds common stock entitled to vote at the Worlds special meeting.


VOTING (PAGES 2 AND 3)

    UNITY SHAREHOLDERS

    You will have one vote for each share of Unity common stock that you owned on the record date.

    An affirmative vote of a majority of the outstanding shares of Unity common stock is required to approve the merger.

    Unity shareholders who acquired Unity common stock prior to Unity's initial public offering in November 1996 have agreed to vote such common stock (approximately 33.3% of the outstanding Unity common stock) in the same manner as the majority of those Unity shareholders who acquired their Unity shares either in such initial public offering or at any time thereafter.

    If you do not approve the merger, Unity's Certificate of Incorporation requires that Unity be liquidated. In such event, you will each receive a cash distribution of approximately $5.09 per share.

    WORLDS SHAREHOLDERS

    You will have one vote for each share of Worlds common stock that you owned on the record date.

    An affirmative vote of 66 2/3% of all votes cast at the Worlds special meeting is required to approve the merger.

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 5)

    UNITY SHAREHOLDERS

    Upon completion of the merger, each share of Unity common stock that you own will remain outstanding and will represent one share of the combined company, which will be called "Worlds Inc."


    Unity's Certificate of Incorporation provides that should you object to the merger, you may request Unity to convert your shares of Unity common stock into cash. The amount of cash you would be entitled to receive, approximately $5.13 per share, will be payable to you only if you vote against the merger and the merger is completed. The steps that you must take to receive such payment are set out in full on page 24 of this Joint Proxy Statement/Prospectus.


    WORLDS SHAREHOLDERS

    Upon completion of the merger, each share of Worlds common stock that you own will be cancelled. In exchange, you will receive for each such share 0.357 of a share of Unity common stock. You will not receive fractional shares of Unity common stock. Instead, you will be paid cash equal to the market value on the merger date of any fractional shares of Unity common stock you would have otherwise received.

    The total number of shares of Unity common stock to be issued in the merger will be approximately 6,379,065, which would represent approximately 77.3% of the outstanding shares of Unity common stock immediately after the completion of the merger.

BOARD RECOMMENDATIONS (PAGES 14 AND 15)

    UNITY


    The Unity Board believes that Worlds is a better alternative than the four other companies seriously evaluated by Unity as prospective merger candidates. In making its selection of a merger partner, the Unity Board took note of the fact that Worlds satisfied, or could be expected to satisfy prior to or upon completion of the merger, all but two of Unity's acquisition criteria, discussed elsewhere in this Joint Proxy Statement/Prospectus. The Unity Board also gave considerable weight to the rapidly growing market for new and enhanced Internet applications and products and to the prior contacts and relationships of Worlds' largest shareholder in the pre-recorded music and entertainment industries.



    In selecting Worlds as a merger partner for Unity on May 6, 1998, the Unity Board was aware that absent such selection, it was a virtual certainty that Unity would have been liquidated on May 12, 1998, there being no other suitable merger partners then available to Unity. The Unity Board, however, believed that the significant growth potential of Worlds, although by no means assured, outweighed the liquidation alternative and the resulting cash distribution of approximately $5.09 per share of Unity common stock.


    The Unity Board has unanimously determined that the Merger is in the best interests of Unity and its shareholders and has approved the merger agreement. The Unity Board unanimously recommends that Unity shareholders vote "for" the merger.

    WORLDS


    The Worlds Board believes that the merger will enable Worlds to access approximately $6,000,000 of Unity's pre-merger cash assets (assuming minimal conversions of Unity common stock into cash) without the costs and market uncertainties that would be inherent in any attempt by Worlds to conduct a public offering of like magnitude of its own securities.


    The Worlds Board has unanimously determined that the merger is in the best interests of Worlds and its shareholders and recommends that the Worlds shareholders vote "for" the merger.

FAIRNESS OPINION (PAGE 16)

    The Unity Board has obtained an opinion from Gilford Securities Incorporated ("Gilford"), an independent investment banking firm, as to the fairness of the exchange ratio to the Unity shareholders from a financial point of view. A copy of such opinion is attached as Exhibit B to this Joint Proxy
Statement/Prospectus. You are urged to read the entire Gilford opinion carefully.

    Unity has agreed to pay Gilford a fee of $75,000, of which $50,000 has already been paid and $25,000 is payable upon approval of the merger by the Unity shareholders.


INTERESTS OF CERTAIN PERSONS IN THE MERGER
  (PAGE 19)


    UNITY SHAREHOLDERS

    In considering the recommendation of the Unity Board to approve the merger, you should be aware that Unity's officers and directors and their affiliates are currently shareholders of Worlds, collectively owning approximately 2.0% of Worlds' outstanding shares of common stock (including shares issuable upon exercise of Worlds' warrants).

    WORLDS SHAREHOLDERS

    In considering the recommendation of the Worlds Board to approve the merger, you should be aware that Worlds' officers and directors will become the post-merger officers and directors of Unity.


FORWARD-LOOKING STATEMENTS MAY PROVE
  INACCURATE (PAGE XII)


    Unity and Worlds have made forward-looking statements in this Joint Proxy Statement/Prospectus that are subject to certain risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Unity and Worlds as well as statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," "intends" or similar expressions. You should understand that certain important factors, in addition to those discussed elsewhere in this Joint Proxy Statement/ Prospectus, could affect Worlds' post-merger operating results and could cause those results to differ materially from those expressed in our forward-looking statements.


CERTAIN POSSIBLE DISADVANTAGES OF THE MERGER (PAGE XIII)


    In determining whether to vote for the merger, you should understand that there are numerous risks and uncertainties relating to the present and proposed operations of Worlds which may directly impact its prospects following completion of the merger, including:

    - Worlds has never earned a profit; its operating losses are substantial and may be expected to continue for an extended period of time.


    - Worlds has only a few customers generating nominal revenues.


    - Worlds will have to enter into contracts with a significant number of record companies, record labels and artists, as well as attract and retain advertisers and subscribers, to establish a stable source of revenue.

    - Worlds' 3D Internet products are still under development and are not as yet available for sale; their market receptivity is untested.

    - Significant future infusions of additional capital will be required.

    - Worlds has numerous competitors, many of which have significantly greater resources.


DIRECTORS AND MANAGEMENT OF UNITY FOLLOWING THE MERGER (PAGES 28 AND 54)


    We have agreed that the post-merger Unity Board will initially have three members being, respectively, Michael J. Scharf, Thomas Kidrin and Kenneth A. Locker, all of whom are presently directors of Worlds.

    Messrs. Scharf and Kidrin, who are presently Chairman and President, respectively, of Worlds, will be Chairman and President, respectively, of Unity after the merger is completed.


CONDITIONS TO THE MERGER (PAGE 21)


    We will not complete the merger unless a number of conditions are satisfied or waived. These include:

    - approval of the merger by the shareholders of Worlds;

    - approval of the merger by the shareholders of Unity;

    - the absence of any injunction prohibiting the merger;

    - the absence of any material adverse change with respect to Worlds; and

    - the absence of any material adverse change with respect to Unity.


TERMINATION OF THE MERGER AGREEMENT (PAGE 22)


    We can mutually agree to terminate the merger agreement at any time.

    Either of us can terminate the merger agreement if:

    - the merger is not completed by September 30, 1998; or

    - a governmental authority, such as a court, permanently prohibits the merger or refuses to grant an approval that is required.

    Unity can terminate the merger agreement if:

    - there is a material breach by Worlds of its representations or warranties in the merger agreement or Worlds fails to comply with or satisfy any material condition.

    Worlds can terminate the merger agreement if:

    - there is a material breach by Unity of its representations or warranties in the merger agreement or Unity fails to comply with or satisfy any material condition.

    Unity is required to terminate the merger prior to the Unity special meeting if:

    - Unity shareholders, owning 20% or more of Unity's outstanding common stock prior to the merger, request conversion of their shares into cash.


ABSENCE OF REGULATORY APPROVALS (PAGE 22)


    No submissions to the Antitrust Division of the Department of Justice and the Federal Trade Commission are required of either of us.


APPRAISAL RIGHTS (PAGES 24)


    UNITY SHAREHOLDERS

    You have the right to demand appraisal of your shares and to receive an amount that the Delaware Court of Chancery decides is the "fair value" of your Unity shares. This amount may be more or less than the cash conversion value of your shares. This right is known as an "appraisal right".

    If you wish to exercise your appraisal right, you must not vote in favor of the merger and must take certain steps, which are set out in full in Exhibit C to this Joint Proxy Statement/Prospectus. If you exercise your appraisal right, you will be obliged to bear your own expenses, including attorney's fees.

    WORLDS SHAREHOLDERS

    You have the right to demand appraisal of your shares and to receive, instead of that number of shares of Unity common stock that you would otherwise receive in the merger, an amount that the New Jersey Superior Court decides is the "fair value" of your Worlds shares. This amount may be more or less than the value of the Unity shares you would otherwise receive in the merger.

    If you wish to exercise your appraisal right, you must not vote in favor of the merger and must take certain steps, which are set out in full in Exhibit D to this Joint Proxy Statement/Prospectus. If you exercise your appraisal right, you will be obliged to bear your own expenses, including attorney's fees.

TAX CONSEQUENCES OF THE MERGER (PAGE 19)

    We have structured the merger so that neither Unity nor Worlds nor our shareholders will recognize any gain or loss for Federal income tax purposes in the merger (except for tax payable because of cash received instead of fractional shares by Worlds' shareholders). We have conditioned the merger on our receipt of legal opinions that such is the case.


ACCOUNTING TREATMENT (PAGE 23)


    We expect that the merger will be accounted for as a capital transaction equivalent to the issuance of stock by Worlds for Unity's net monetary assets of approximately $6,000,000, accompanied by a recapitalization of Worlds.


ANTICIPATED COMPLETION DATE OF THE MERGER
  (PAGE 6)



    We expect that the merger will be completed by October   , 1998.


EXCHANGE OF STOCK CERTIFICATES (PAGE 6)

    UNITY SHAREHOLDERS

    After the merger is completed, you may but will not be required to exchange your current Unity stock certificates for new Unity stock certificates.

    WORLDS SHAREHOLDERS

    After the merger is completed, we will send you written instructions for exchanging your Worlds stock certificates for new Unity stock certificates.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

    The following tables show financial results actually achieved by each of Worlds and Unity (the "historical" figures).

    Worlds' year end historical figures are taken from financial statements audited by BDO Seidman, LLP and Unity's historical figures for July 31, 1997 and July 31, 1996 are taken from financial statements audited by Arthur Andersen LLP.


    Worlds' six months' figures for 1998 and Unity's nine months' figures for 1998 and 1997 are unaudited, but Worlds and Unity each believes that its own figures reflect all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for those periods. You should not assume that results for portions of 1998 will be repeated in later periods.


WORLDS

    Worlds is the result of the contemporaneous mergers on December 3, 1997 ("Worlds Consolidations") of Worlds Inc., a Delaware corporation formed on April 26, 1994 ("Predecessor"), with and into Worlds Acquisition Corp., a Delaware corporation formed on April 8, 1997 ("WAC"), and of WAC with and into Academic Computer Systems, Inc., a New Jersey corporation formed on May 20, 1968 ("Academic"), which changed its name to Worlds Inc. after the Worlds Consolidations. Thus, Worlds is really Academic Computer Systems, Inc. with a new name carrying on the business previously conducted by Predecessor in conjunction with the new business focus provided by WAC. In a transaction related to the Worlds Consolidations, an aggregate of $4,415,000 in gross proceeds was raised in a private offering. The consolidation was accounted for as the acquisition of Predecessor by WAC and a simultaneous consolidation into Worlds with WAC deemed the "Accounting Acquiror" in both transactions.

    STATEMENT OF OPERATIONS DATA:


                             WORLDS INC.
                          (FORMERLY WORLDS
                         ACQUISITION CORP.)
                        (A DEVELOPMENT STAGE
                                                       WORLDS INC.--PREDECESSOR (A DEVELOPMENT STAGE ENTERPRISE)
                                                  --------------------------------------------------------------------
                             ENTERPRISE)                                                                  CUMULATIVE
                     ---------------------------     FOR THE                                              FROM APRIL
                                      APRIL 8,       PERIOD                                 APRIL 26,         26,
                                        1997      FROM JANUARY                                1994           1994
                        FOR THE     (INCEPTION)        1,          FOR THE YEAR ENDED      (INCEPTION)    (INCEPTION)
                      SIX MONTHS      THROUGH        THROUGH          DECEMBER 31,           THROUGH        THROUGH
                      ENDED JUNE    DECEMBER 31,   DECEMBER 3,   -----------------------  DECEMBER 31,    DECEMBER 3,
                       30, 1998         1997          1997          1996         1995         1994           1997
                     -------------  ------------  -------------  -----------  ----------  -------------  -------------
Net Revenues.......   $    16,132    $    1,420    $    80,720   $ 3,784,019  $1,882,232   $   279,720    $ 6,026,691
Total Costs &
  Expenses.........     1,867,054     6,810,568(a)    2,885,088   13,871,984   9,561,265     1,461,300     27,779,637
Operating Loss.....    (1,850,922)   (6,809,148)    (2,804,368)  (10,087,965) (7,679,033)   (1,181,580)   (21,752,946)
Other Income and
  (Expenses).......         4,880        (3,099)       134,863        16,011      96,201           447        247,522
Net Loss Before
  Taxes and
  Extraordinary
  Item.............    (1,846,042)   (6,812,247)    (2,669,505)  (10,071,954) (7,582,832)   (1,181,133)   (21,505,424)
Income Taxes.......       --             --             (5,000)     (115,000)     --           --            (120,000)
Net Loss Before
  Extraordinary
  Item.............    (1,846,042)   (6,812,247)    (2,674,505)  (10,186,954) (7,582,832)   (1,181,133)   (21,625,424)
Extraordinary Item-
  Gain On Debt
  Settlement.......       151,654       125,776        389,285       --           --           --             389,285
Net Loss...........   $(1,694,388)   $(6,686,471)  $(2,285,220)  $(10,186,954) $(7,582,832)  $(1,181,133)  $(21,236,139)
Loss per share--
  before
  extraordinary
  item (basic and
  diluted).........   $     (0.11)   $    (0.73)   $     (0.48)  $     (1.84) $    (1.44)  $     (0.39)
Loss per share
  (basic and
  diluted).........   $     (0.10)   $    (0.72)   $     (0.41)  $     (1.84) $    (1.44)  $     (0.39)


------------------------

(a) Includes $6,135,538 of acquired research and development costs resulting from the merger with Predecessor.

    BALANCE SHEET DATA:


                                                                                  JUNE 30, 1998  DECEMBER 31, 1997
                                                                                  -------------  -----------------
Working Capital.................................................................   $ 1,765,197     $   1,750,112
Total Assets....................................................................   $ 3,569,674     $   3,825,994
Total Liabilities...............................................................   $ 3,595,274     $   3,834,763
Stockholders' Deficit...........................................................   $   (25,600)    $      (8,769)

UNITY

    STATEMENTS OF OPERATIONS DATA:

                                                                                                    PERIOD FROM
                                                                                    PERIOD FROM    MAY 30, 1996
                                           NINE MONTHS ENDED                       MAY 30, 1996     (INCEPTION)
                                               APRIL 30,           YEAR ENDED       (INCEPTION)         TO
                                         ----------------------     JULY 31,            TO           APRIL 30,
                                            1998      1997(1)        1997(1)       JULY 31, 1996       1998
                                         ----------  ----------  ---------------  ---------------  -------------
Revenues...............................      --          --            --               --              --
Net income (loss)......................  $  (35,290) $    9,033    $     6,637    $       (15,000)  $   (43,653)
Income (loss) per common share (basic
  and diluted).........................  $    (0.02) $     0.01    $      0.01    $         (0.02)
Weighted average common shares.........   1,875,000   1,375,000      1,515,000            625,000

    BALANCE SHEET DATA:

                                                                          APRIL 30,      JULY 31,      JULY 31,
                                                                            1998           1997          1996
                                                                        -------------  ------------  ------------
Total assets..........................................................   $ 6,455,188    $6,465,021    $  250,563
Total liabilities.....................................................   $    96,666    $   71,209    $  265,500
Working capital.......................................................   $ 6,358,522    $6,393,812    $  (14,937)
Shareholders' equity(2)...............................................   $ 5,075,914    $5,154,432    $  (14,937)

------------------------

(1) Unity was inactive during the period May 30, 1996 (inception) through November 19, 1996.

(2) Does not include shares subject to possible conversion at conversion value at April 30, 1998 and July 31, 1997.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

    The following tables show results as if the companies had been combined for the periods shown (the "pro forma combined" figures) under the following circumstances: (1) that no Public Unity Shareholders exercised their right to have their shares converted upon consummation of the merger and (2) that 19.99% of interest in Unity Common Stock held by Public Unity Shareholders elected to have their shares converted upon consummation of the merger at the conversion value of $5.13 per share, based on the amount held in the Unity trust account, inclusive of interest income to date thereon, at April 30, 1998. You should not assume that Worlds and Unity would have achieved the combined pro forma results if they had actually been combined during the periods shown.

PRO FORMA STATEMENT OF OPERATIONS DATA:


                                                  (ASSUMING NO CONVERSION)         (ASSUMING 19.99% CONVERSION)
                                              ---------------------------------  ---------------------------------
                                                                   NINE MONTHS                        NINE MONTHS
                                                                      ENDED                              ENDED
                                                 YEARS ENDED      JUNE 30, 1998     YEARS ENDED      JUNE 30, 1998
                                              SEPTEMBER 30, 1997  (WORLDS) AND   SEPTEMBER 30, 1997    (WORLDS)
                                                 (WORLDS) AND       APRIL 30,       (WORLDS) AND       APRIL 30,
                                                JULY 31, 1997         1998         JULY 31, 1997         1998
                                                   (UNITY)           (UNITY)          (UNITY)           (UNITY)
                                              ------------------  -------------  ------------------  -------------
Total revenues..............................    $    1,162,853    $      29,174    $    1,162,853    $      29,174
Operating expenses..........................    $    6,295,868    $   9,072,087    $    6,295,868    $   9,072,087
Operating loss..............................    $   (5,133,015)   $  (9,042,913)   $   (5,133,015)   $  (9,042,913)
Net loss before extraordinary item..........    $   (5,022,285)   $  (8,887,177)   $   (5,062,046)   $  (8,930,786)
Net loss....................................    $   (4,648,952)   $  (8,593,795)   $   (4,688,713)   $  (8,637,404)
Net loss per weighted average common share
  before extraordinary item (basic and
  diluted)..................................    $        (0.64)   $       (1.08)   $        (0.66)   $       (1.12)
Net loss per weighted average common share
  (basic and diluted).......................    $        (0.59)   $       (1.04)   $        (0.61)   $       (1.08)
Weighted average common shares
  outstanding(1)............................         7,894,065        8,254,065         7,644,190        8,004,190


PRO FORMA BALANCE SHEET DATA:


                                                                          (ASSUMING NO        (ASSUMING 19.99%
                                                                          CONVERSION)            CONVERSION)
                                                                       ------------------  -----------------------
                                                                         AS OF JUNE 30,
                                                                              1998           AS OF JUNE 30, 1998
                                                                          (WORLDS) AND          (WORLDS) AND
                                                                         APRIL 30, 1998        APRIL 30, 1998
                                                                            (UNITY)                (UNITY)
                                                                       ------------------  -----------------------
Working capital......................................................     $  7,327,119          $   6,044,511
Current Assets.......................................................     $  9,108,993          $   7,826,385
Total Assets.........................................................     $  9,224,862          $   7,942,254
Current Liabilities..................................................     $  1,781,874          $   1,781,874
Total Liabilities....................................................     $  3,688,540          $   3,688,540
Shareholders' equity.................................................     $  5,536,322          $   4,253,714


------------------------

(1) Gives effect to the issuance of approximately 6,379,065 shares of Unity Common Stock to the Worlds Shareholders in connection with the merger.

                       COMPARATIVE PER SHARE INFORMATION

    The following table sets forth unaudited data concerning the net loss, dividends and book value per share for Worlds and Unity on a pro forma basis after giving effect to the merger.


                                                      (ASSUMING NO CONVERSION)          (ASSUMING 19.99% CONVERSION)
                                                 ----------------------------------  ----------------------------------
                                                                       NINE MONTHS                         NINE MONTHS
                                                                          ENDED                               ENDED
                                                     YEARS ENDED      JUNE 30, 1998      YEARS ENDED      JUNE 30, 1998
                                                 SEPTEMBER 30, 1997   (WORLDS) AND   SEPTEMBER 30, 1997   (WORLDS) AND
                                                    (WORLDS) AND        APRIL 30,       (WORLDS) AND        APRIL 30,
                                                    JULY 31, 1997         1998          JULY 31, 1997         1998
                                                       (UNITY)           (UNITY)           (UNITY)           (UNITY)
                                                 -------------------  -------------  -------------------  -------------
Net loss per share--before extraordinary item
  (basic and diluted)..........................       $   (0.64)        $   (1.08)        $   (0.66)        $   (1.12)
Net loss per share (basic and diluted).........       $   (0.59)        $   (1.04)        $   (0.61)        $   (1.00)
Dividends declared per share...................          --                --                --                --
Book value per share at end of period (1)......                         $    0.67                           $    0.53


------------------------


(1) The information is not presented for the years ended September 30, 1997 (Worlds) and July 31, 1997 (Unity) as pro forma balance sheets were not prepared as of these dates.


    The following tables set forth data concerning the historical net income
(loss), dividends and book value per share for Worlds and Unity:

WORLDS:

    HISTORICAL PER SHARE DATA:


                                                       WORLDS (FORMERLY WORLDS
                                                          ACQUISITION CORP.)
                                                         (A DEVELOPMENT STAGE                WORLDS--PREDECESSOR (A
                                                             ENTERPRISE)                 DEVELOPMENT STAGE ENTERPRISE)
                                                       ------------------------   --------------------------------------------
                                                                                    FOR THE
                                                        FOR THE      APRIL 8,       PERIOD
                                                          SIX          1997          FROM        FOR THE YEAR   APRIL 26, 1994
                                                        MONTHS     (INCEPTION)    JANUARY 1,        ENDED        (INCEPTION)
                                                         ENDED       THROUGH        THROUGH      DECEMBER 31,      THROUGH
                                                       JUNE 30,    DECEMBER 31,   DECEMBER 3,   --------------   DECEMBER 31,
                                                         1998          1997         1997(1)     1996(1) 1995(1)    1994(1)
                                                       ---------   ------------   -----------   ------  ------  --------------
Net loss per share-- before extraordinary
  item (basic and diluted)...........................   $(0.11)       $(0.73)       $(0.48)     $(1.84) $(1.44)     $(0.39)
Net loss per share (basic and diluted)...............   $(0.10)       $(0.72)       $(0.41)     $(1.84) $(1.44)     $(0.39)
Dividends declared per share.........................    --           --             --           --      --        --
Book value per share at end of period (2)............   $(0.00)        $0.00        $(3.76)     $(3.35) $(1.53)     $(0.16)


------------------------

(1) Per share information is based upon the respective shares outstanding at the end of the period, which have been obtained from historical data previously presented.

(2) Book value per share for Worlds-Predecessor considers the liquidation value of preferred stock for Worlds-Predecessor.

    EQUIVALENT PER SHARE DATA: (1)


                              WORLDS (FORMERLY WORLDS
                                 ACQUISITION CORP.)
                                (A DEVELOPMENT STAGE                 WORLDS--PREDECESSOR (A
                                    ENTERPRISE)                  DEVELOPMENT STAGE ENTERPRISE)
                             --------------------------  ----------------------------------------------
                                                           FOR THE                           APRIL 26,
                               FOR THE                     PERIOD                              1994
                                 SIX      APRIL 8, 1997     FROM                            (INCEPTION)
                               MONTHS      (INCEPTION)   JANUARY 1,    FOR THE YEAR ENDED     THROUGH
                                ENDED        THROUGH       THROUGH        DECEMBER 31,       DECEMBER
                              JUNE 30,    DECEMBER 31,   DECEMBER 3,  --------------------      31,
                                1998          1997          1997        1996       1995        1994
                             -----------  -------------  -----------  ---------  ---------  -----------
Net loss per share--before
  extraordinary item (basic
  and diluted).............   $   (0.31)    $   (2.04)    $   (1.35)  $   (5.15) $   (4.03)  $   (1.10)
Net loss per share (basic
  and diluted).............   $   (0.29)    $   (2.01)    $   (1.16)  $   (5.15) $   (4.03)  $   (1.10)
Dividends declared per
  share....................      --            --            --          --         --          --
Book value per share at end
  of period (2)............   $   (0.00)    $   (0.00)    $  (10.52)  $   (9.37) $   (4.29)  $   (0.45)


------------------------
(1) Per share information is based upon the application of the Exchange Ratio to the number of shares actually outstanding for each period.
(2) Book value per share for Worlds--Predecessor considers the liquidation value of preferred stock.

UNITY:

    HISTORICAL PER SHARE DATA:

                                                                                                                    PERIOD FROM
                                                                          NINE MONTHS ENDED                        MAY 30, 1996
                                                                                                                    (INCEPTION)
                                                                              APRIL 30,                                 TO
                                                                        ----------------------     YEAR ENDED        JULY 31,
                                                                          1998       1997(1)    JULY 31, 1997(1)      1996(1)
                                                                        ---------  -----------  -----------------  -------------
Net income (loss) per share...........................................  $   (0.02)  $    0.01       $    0.01        $   (0.02)
Dividends declared per share..........................................     --          --              --               --
Book value per share at end of period.................................  $    3.39   $    3.41       $    3.41        $   (0.02)

------------------------
(1) Unity was inactive during the period May 30, 1996 (inception) through November 19, 1996.

                      WHERE YOU CAN FIND MORE INFORMATION

    We each file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any reports, statements or other information on file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http//www.sec.gov." Reports, proxy statements and other information concerning Unity also may be inspected at the offices of The Nasdaq Stock Market, 9801 Washingtonian Boulevard, Rockville, Maryland 20878.

    Unity has filed a Registration Statement to register with the SEC the shares of Unity common stock to be issued to Worlds' shareholders in the merger. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Unity as well as a proxy statement of Unity and Worlds for the meetings.

    As allowed by SEC rules, this Joint Proxy Statement/Prospectus does not contain all the information that you can find in the Registration Statement or the exhibits to the Registration Statement.

    Worlds has supplied all information contained in the Joint Proxy Statement/Prospectus relating to Worlds, and Unity has supplied all such information relating to Unity.


    You should rely only on the information contained in this Joint Proxy Statement/Prospectus to vote your shares at your meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/ Prospectus
is dated September   , 1998. You should not assume that the information
contained in this Joint Proxy Statement/Prospectus is accurate as of any date other than such date, and neither our mailing of this Joint Proxy Statement/Prospectus to you nor the issuance of Unity common stock in the merger shall create any implication to the contrary.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    The following statements are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"):

        (1) Certain statements, including possible or assumed future results of operations of Unity First Acquisition Corp. ("Unity"), Worlds Inc. ("Worlds") and the combined company, which will be called "Worlds Inc." ("Surviving Company"), contained in "Risk Factors," "The Merger," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Worlds," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Unity," "Business of Worlds" and "Business of Unity," including any forecasts, projections and descriptions of post-merger synergies referred to therein and any statements contained herein regarding the development of possible or assumed future results of operations of Surviving Company's business, Surviving Company's competitive position or the scope and enforceability of Surviving Company's intellectual property rights;

        (2) Any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," "intends," or similar expressions; and

        (3) Other statements contained or incorporated by reference herein regarding matters that are not historical facts.

    Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements; factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors." Unity and Worlds shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date thereof.

    The independent public accountants for Unity and Worlds have not examined or compiled the accompanying forward-looking statements or any forecasts or other projections referred to herein and, accordingly, do not provide any assurance with respect to such statements.

    The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Unity or Worlds or persons acting on its or their behalf. Neither Unity nor Worlds undertakes any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, SHAREHOLDERS OF EACH OF UNITY AND WORLDS SHOULD CAREFULLY REVIEW THE FOLLOWING FACTORS IN DECIDING WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND WHETHER TO EXECUTE AND RETURN A PROXY CARD.

RISKS RELATING TO WORLDS


    DEVELOPMENT STAGE COMPANY WITH ONLY LIMITED OPERATIONS

                                    Worlds is still a development stage company. Worlds has
                                    limited experience in developing and commercializing new
                                    products based on innovative technologies, and there is
                                    limited information available concerning the potential
                                    performance of its software or market acceptance of its
                                    proposed products. Worlds will be subject to all of the
                                    risks, uncertainties, expenses, delays, problems and
    INHERENT RISKS OF A             difficulties typically encountered in the establishment
    DEVELOPMENT STAGE COMPANY       of a new business and the development and
                                    commercialization of new products. There can be no
                                    assurance that unanticipated expenses, problems or
                                    technical difficulties will not occur which would result
                                    in material delays in product commercialization or that
                                    Worlds' efforts will result in successful product
                                    commercialization.

    SIGNIFICANT AND CONTINUING LOSSES; GOING CONCERN ACCOUNTING OPINION

                                    Following the Worlds Consolidations, the business of
                                    Worlds was substantially premised upon the
                                    pre-consolidation business of Predecessor. Since its
                                    inception, Predecessor has generated limited revenues.
                                    Predecessor incurred losses of $1,181,133, $7,582,832
                                    and $10,186,954 for the fiscal years ended December 31,
                                    1994, 1995 and 1996, respectively, and $2,285,220 for
    WORLDS' OPERATIONS HAVE NEVER   the period January 1, 1997 through December 3, 1997.
    BEEN BEEN PROFITABLE            Predecessor had an accumulated deficit since inception
                                    in April 1994 through December 3, 1997 of $21,236,139.
                                    Worlds incurred losses of $6,686,471 (which included
                                    $6,135,538 of acquired research and development) for the
                                    period April 8, 1997 (inception of WAC) through December
                                    31, 1997, and $1,694,388 for the six months ended June
                                    30, 1998.

                                    Worlds anticipates that it will continue to incur
                                    significant losses until, at the earliest, Worlds
                                    generates sufficient revenues to offset the substantial
                                    expenditures and operating costs associated with
    SIGNIFICANT LOSSES ARE          developing and commercializing its proposed products
    EXPECTED TO CONTINUE            estimated to be approximately $250,000-$300,000 per
                                    month, including approximately $75,000-$100,000 in
                                    continuing research and development costs. There can be
                                    no assurance that Worlds can be operated profitably in
                                    the future.
                                    Worlds' independent auditors have included an
    INDEPENDENT AUDITORS HAVE       explanatory paragraph in their report dated March 25,
    EXPRESSED CONCERN AS TO         1998 stating that recurring losses during the
    WORLD'S ABILITY TO CONTINUE IN  development stage raise substantial doubt about its
    BUSINESS                        ability to continue as a going concern.

    FEW CUSTOMERS; LIMITED REVENUES
                                    While Worlds has entered into two agreements to
                                    integrate its three-dimensional ("3D") Internet
                                    technology onto enhanced musical CDs, neither product
                                    has as yet been released or has generated any revenues.
                                    Worlds does not believe that such products will generate
                                    significant revenues in the immediate future. Although
                                    Worlds anticipates releasing an updated version of its
                                    WORLDS CHAT 3D Internet chat service during the fourth
    WORLDS' TWO AGREEMENTS WILL     quarter of 1998, such product will be sold, as well as
    NOT GENERATE ANY SIGNIFICANT    offered, for a nominal monthly fee; it is not currently
    REVENUES FOR THE IMMEDIATE      anticipated to generate significant revenues. While the
    FUTURE                          original WORLDS CHAT product is currently licensed for
                                    use in Asia, no significant license revenues have been
                                    generated to date and none are anticipated. Worlds has
                                    also developed a prototype corporate Intranet
                                    application, which is derived from its WORLDS CHAT 3D
                                    product, for a single customer. However, resultant
                                    revenues have been minimal and Worlds currently has no
                                    other customers for this application.
                                    Worlds will not generate any meaningful revenues, if
                                    ever, until after it successfully completes development
                                    and market testing of its 3D Internet music web site(s),
                                    obtains contracts with a significant number of record
                                    companies, record labels and artists and attracts and
    FUTURE REVENUES ARE DEPENDENT   retains a significant number of advertisers and
    ON SECURING RECORDING INDUSTRY  subscribers. There can be no assurance that Worlds will
    CONTRACTS, ADVERTISERS AND      be able to obtain contracts with a significant number of
    SUBSCRIBERS                     record companies, record labels and artists, and attract
                                    and retain a sufficient number of advertisers and
                                    subscribers to generate meaningful revenues or achieve
                                    profitable operations or that its 3D Internet music
                                    site(s) will prove to be commercially viable.

    NEED FOR SUBSTANTIAL ADDITIONAL FINANCING
                                    Worlds' capital requirement relating to the further
                                    development and commercialization of WORLDS PLATINUM,
                                    Worlds' related Internet software technology and its
                                    other activities have been and will continue to be
                                    significant and is currently estimated at approximately
                                    $3.0 to $5.0 million. Worlds is dependent on the
                                    proceeds of the merger and future financings in order to
                                    continue in business and develop and commercialize its
                                    proposed products. Worlds anticipates, based on
                                    currently proposed business plans and assumptions
                                    relating to its operations (including the timetable of,
                                    and costs associated with, product development and
    ADDITIONAL MONEY WILL BE        commercialization), that it currently has only a portion
    NEEDED                          of the funds necessary to permit Worlds to complete
                                    product development and commercialization. There can be
                                    no assurance that Worlds will be able to obtain the
                                    substantial additional capital resources necessary to
                                    permit Worlds to pursue its business plan or that any
                                    assumptions relating to its business plan will prove to
                                    be accurate. Worlds has no current arrangements with
                                    respect to, or sources of, additional financing and
                                    there can be no assurance that any such financing will
                                    be available to Worlds on commercially reasonable terms,
                                    or at all. Any inability to obtain additional financing
                                    will

                                    have a material adverse effect on Worlds including
                                    possibly requiring Worlds to significantly curtail
                                    operations.

    DEPARTURE OF PREDECESSOR MANAGEMENT; PREVIOUS CESSATION OF OPERATIONS
                                    In March 1997, in light of its poor and rapidly
                                    deteriorating financial condition resulting from its
                                    inability to raise additional capital, Predecessor's
                                    Board of Directors decided to retain an outside crisis
                                    management organization to assess possibilities for
                                    reorganization, liquidation or other disposition. At
                                    such time Predecessor's senior management, including its
                                    president, senior vice president for business
                                    development, and general legal counsel, resigned. As a
                                    result of their departure, much of the institutional
    FORMER MANAGEMENT AND           Predecessor's operations, financial affairs, technical
    EMPLOYEES HAVE DEPARTED;        projects, and other related items and matter prior to
    DISRUPTION OF RELATIONSHIPS     the consolidation was lost. The lack of institutional
    WITH FORMER CUSTOMERS AND       knowledge could have a materially adverse effect on
    SUPPLIERS                       Worlds' business. In addition, contemporaneous with the
                                    departure of Predecessor's management, substantially all
                                    of Predecessor's personnel were discharged and until
                                    recently, Worlds has not had the financial resources to
                                    hire new personnel. Consequently, Predecessor's
                                    relations with customers, vendors and shareholders have
                                    been disrupted and Worlds may be required to expend its
                                    limited funds and management resources in dealing with
                                    Predecessor's former customers, vendors and
                                    shareholders.

    UNCERTAINTY OF PRODUCT DEVELOPMENT
                                    Although considerable time and financial resources were
                                    expended in the development of WORLDS PLATINUM, its
                                    application for music oriented web sites has yet to be
                                    completed. There can be absolutely no assurance that
                                    problems will not develop or that this product will ever
                                    be completed, which would have a material adverse effect
                                    on Worlds. Worlds has only recently undertaken
                                    third-party testing of the basic platform and the
                                    development or testing of any system enhancements.
                                    Worlds will be required to commit considerable time,
                                    effort and resources to finalize such development and
                                    adapt its software to satisfy specific requirements of
                                    potential customers. Continued system refinement,
                                    enhancement and development efforts are subject to all
                                    of the risks inherent in the development of new products
                                    and technologies, including unanticipated delays,
    WORLDS CURRENTLY HAS NO         expenses, technical problems or difficulties to
    MARKET-READY PRODUCTS           satisfactorily complete development, which could result
                                    in abandonment or substantial change in product
                                    commercialization. There can be no assurance that
                                    product development efforts will be successfully
                                    completed on a timely basis, or at all, that Worlds will
                                    be able to successfully adapt its software to satisfy
                                    specific requirements of potential customers, or that
                                    unanticipated events will not occur which would result
                                    in increased costs or material delays in product
                                    development or commercialization. Worlds has conducted
                                    only limited tests of such software. Consequently, there
                                    can be no assurance that such software will perform all
                                    of the functions for which it has been designed or prove
                                    to be sufficiently reliable in widespread commercial
                                    use. In addition, technologies as complex as those
                                    planned to be incorporated

                                    into Worlds' product may contain errors which only
                                    become apparent subsequent to commercial use. Remedying
                                    such errors could delay Worlds' plans and cause it to
                                    incur substantial additional costs.

    NEED TO INTEGRATE OTHER TECHNOLOGIES THAT MAY NOT BE AVAILABLE
                                    Worlds' 3D Internet related music sites require the
                                    integration of other technologies into its WORLDS
                                    PLATINUM technology platform. In this regard, there can
                                    be absolutely no assurance that any and/or all of these
                                    other technologies that are needed to supplement Worlds'
                                    core technology will be available; and even if
    RELIANCE ON OTHER TECHNOLOGIES  available, there can be absolutely no assurance these other technologies can be acquired on favorable economic
                                    terms. Furthermore, there can be absolutely no assurance
                                    that these other technologies can successfully be
                                    integrated with and/or into Worlds' WORLDS PLATINUM
                                    technology.

    NEW CONCEPT; UNCERTAINTY OF MARKET ACCEPTANCE AND COMMERCIALIZATION STRATEGY
                                    Worlds' planned 3D music site(s) represent a new
                                    business concept. As is typical in the case of a new
                                    business concept, demand and market acceptance for a
                                    newly introduced product is subject to a high level of
                                    uncertainty. Achieving market acceptance for this new
                                    concept will require significant efforts and
                                    expenditures by Worlds to create awareness and demand by
                                    record companies, record labels, recording artists,
                                    music buyers, and Internet consumers. Worlds' prospects
                                    will be significantly affected by its ability to
                                    successfully develop and maintain relationships with
                                    recording artists and record companies, which will
                                    promote their services using Worlds' 3D music site(s)
                                    and, at the same time, attract significant numbers of
                                    advertisers and subscribers. Any lack or lessening of
                                    demand by record buyers or Internet consumers would have
                                    an adverse effect on market acceptance for Worlds'
                                    product. Worlds has not yet commenced significant
                                    marketing activities and has limited experience and
    WORLDS' PRODUCTS MAY NOT BE     limited financial, technical, personnel and other
    ACCEPTABLE TO CUSTOMERS         resources to independently undertake extensive marketing
                                    activities. Worlds' marketing strategy and preliminary
                                    and future marketing plans may be unsuccessful and are
                                    subject to change as a result of a number of factors,
                                    including progress or delays in Worlds' marketing
                                    efforts, changes in market conditions (including the
                                    emergence of potentially significant related market
                                    segments for applications of Worlds' technology), and
                                    the nature of possible license and distribution
                                    arrangements which may or may not become available to it
                                    in the future and economic, regulatory and competitive
                                    factors. To the extent that Worlds is able to enter into
                                    satisfactory marketing and distribution arrangements in
                                    the future, it will be largely dependent on the efforts
                                    of the recording artists and record labels and on the
                                    marketability and sales of their products. There can be
                                    no assurance that Worlds' strategy will result in
                                    successful product commercialization or that Worlds'
                                    efforts will result in initial or continued market
                                    acceptance for Worlds' proposed products.

    COMPETITIVE MARKETPLACE WITH SHORT TECHNOLOGICAL LIFE CYCLES

                                    The markets that Worlds intends to enter are
                                    characterized by intense competition and an increasing
                                    number of new market entrants who have developed or are
                                    developing potentially competitive products. Worlds will
                                    face competition from numerous sources, including
                                    prospective record labels which may develop and market
                                    their own competitive products and services, on-line and
                                    Internet service providers, and others with the
                                    technical capabilities and expertise which would
    MANY COMPETITORS WILL BE        encourage them to develop and commercialize competitive
    LARGE, WELL FINANCED COMPANIES  products or services. There are over 50 companies collaborating to establish standardization of the
                                    Virtual Reality Modeling Language ("VRML") for 3D usage
                                    on the Internet. Certain of such competitors have
                                    substantially greater financial, technical, marketing,
                                    distribution, personnel and other resources than Worlds,
                                    permitting such companies to implement extensive
                                    marketing campaigns, both generally and in response to
                                    efforts by additional competitors to enter into new
                                    markets and market new products and services.

                                    In addition, the markets for Worlds' proposed products
                                    are characterized by rapidly changing technology and
                                    evolving industry standards which could result in
                                    product obsolescence or short product life cycles.
                                    Accordingly, the ability of Worlds to compete will be
                                    dependent upon Worlds' ability to complete development
    PRODUCTS MAY BE                 and introduce WORLDS PLATINUM into the marketplace in a
    TECHNOLOGICALLY OBSOLESCENT     timely manner, to continually enhance and improve its
    PRIOR TO MARKET INTRODUCTION    software and to successfully develop and market new
                                    products. There can be no assurance that Worlds will be
                                    able to compete successfully, that competitors will not
                                    develop technologies or products that render Worlds'
                                    products obsolete or less marketable or that Worlds will
                                    be able to successfully enhance its products or develop
                                    new products.

    CAPACITY CONSTRAINTS COULD CAUSE SYSTEM FAILURE

                                    Worlds' operations will depend upon the capacity and
                                    reliability of its system infrastructure. Worlds
                                    currently has limited system capacity consisting of only
                                    seven servers, of which three are currently being used
                                    for internal development purposes, leaving four which
                                    Worlds believes can accommodate only 300-500 users
                                    simultaneously. Accordingly, Worlds will be required to
                                    continually expand its system infrastructure to
    SYSTEM LIMITATIONS              accommodate significant numbers of users and music sites
                                    they may wish to access. Development and/or expansion of
                                    Worlds' system infrastructure will require substantial
                                    financial, operational and managerial resources,
                                    including the need for additional servers, which could
                                    cost, if purchased, in the range of $200,000-$400,000.
                                    Worlds intends to continue improving its servers'
                                    performance and will determine whether to purchase or
                                    lease computer equipment to develop and/or expand system

                                    capacity. There can be no assurance that Worlds will be
                                    able to expand its system infrastructure to meet
                                    potential demand on a timely basis, at a commercially
                                    reasonable cost, or at all. Failure by Worlds to develop
                                    and/or expand its system infrastructure on a timely
                                    basis would have a material adverse effect on Worlds.

    SECURITY RISKS OF BEING ON-LINE

                                    Worlds will be highly dependent upon on-line service
                                    providers for access to Worlds' services. Worlds' system
                                    infrastructure will also be vulnerable to computer
                                    viruses, break-ins and similar disruptions from
    LACK OF SECURITY                unauthorized tampering with Worlds' computer systems.
                                    Computer viruses or problems caused by third parties
                                    could lead to material interruptions, delays or
                                    cessation in service to its customers.

    DIFFICULTIES WITH ENTERING THE MUSIC INDUSTRY

                                    The following are certain specific risks related to
                                    doing business in the music industry:

                                    FLUCTUATION IN OPERATING RESULTS--Each recording is an
                                    individual artistic work, and its commercial success is
                                    primarily determined by consumer taste, which is
                                    unpredictable and constantly changing. Accordingly,
                                    there can be no assurance as to the financial success of
    CONSUMER TASTES VARY AND        any particular release, the timing of such success or
    CONSTANTLY CHANGE               the popularity of any particular artist. Thus, there can
                                    be no assurance that any of the prerecorded music
                                    products in which Worlds inserts its technology will
                                    produce revenue for Worlds or, if they do, that such
                                    revenue will be sufficient to recoup any costs incurred
                                    by Worlds.

                                    LENGTHY SALES CYCLES--A record label's decision to
                                    purchase new products and technology is often lengthy
                                    and requires the approval of a significant number of
                                    parties which Worlds believes can take 2-6 months. The
    LONG LEAD TIMES FOR PRODUCT     period in which a record company distributes Worlds'
    ACCEPTANCE                      software to its customers may also be lengthy, depending
                                    upon the level of acceptance and usage by its recording
                                    artists and the timing and release schedule of the
                                    artist's next album which could delay Worlds' plans in
                                    particular markets.

    UNCERTAIN FUTURE OF INTERNET--BASED BUSINESSES

                                    Worlds plans to market its products on the Internet.
                                    Following are certain specific risks related to
                                    conducting business on the Internet:

                                    UNCERTAIN MARKET ACCEPTANCE--Use of the Internet by
                                    consumers is in a relatively early stage, and market
                                    acceptance of the Internet as a medium for commerce and
                                    advertising is subject to uncertainty. The rapid growth
                                    of global commerce and the exchange of information on
                                    the Internet and other on-line networks is relatively
                                    new and still evolving, making it difficult to

                                     xviii

                                    predict whether the Internet will prove to be a viable
                                    commercial marketplace. Consumer concern over Internet
                                    security has been, and could continue to be, a barrier
                                    to commercial activities requiring consumers to send
    WIDESPREAD INTERNET USE MAY     their credit card information over the Internet. Worlds
    NOT BE ACCEPTED BY CONSUMERS    believes that its future success will depend on its
                                    ability to significantly increase revenues which, in
                                    turn, may be materially dependent upon the development
                                    and widespread acceptance of the Internet and on-line
                                    services as a medium for commerce and advertising.

                                    NEED TO DEVELOP LARGER INFRASTRUCTURE--The Internet may
                                    not prove to be a viable commercial marketplace because
                                    of inadequate development of the necessary
                                    infrastructure, such as reliable network backbones, or
                                    complimentary services, such as high speed modems and
                                    security procedures for financial transactions. The
                                    Internet has experienced, and is expected to continue to
                                    experience, significant growth in the number of users
                                    and amount of traffic. There can be no assurance that
                                    the Internet infrastructure will continue to be able to
    INTERNET MAY NOT BECOME A       support the demands placed on it by sustained growth. In
    COMMERCIAL MARKETPLACE          addition, the viability of the Internet may prove
                                    uncertain due to delays in the development and adoption
                                    of new standards and protocols, the inability to handle
                                    increased levels of Internet activity or due to
                                    increased government regulation. If use of the Internet
                                    does not continue to grow, or if the necessary Internet
                                    infrastructure or complementary services are not
                                    developed to effectively support growth that may occur,
                                    Worlds' business, results of operations and financial
                                    condition would be materially adversely affected.

                                    NEED TO ATTRACT ADVERTISERS--In order for Worlds to
                                    generate advertising revenues, advertisers and
                                    advertising agencies must direct a portion of their
                                    budgets to the Internet and, specifically, to Worlds'
                                    Internet websites. To date, sales of Internet
                                    advertising represent only a small percentage of total
    ADVERTISERS MAY NOT UTILIZE     advertising sales. There can be no assurance that
    WORLDS' WEBSITES                advertisers and advertising agencies will accept the
                                    Internet as a medium. If Internet advertising is not
                                    widely accepted by, or if Worlds is not successful in
                                    generating significant advertising revenues from,
                                    advertisers and advertising agencies, Worlds' business,
                                    results of operations and financial condition could be
                                    materially adversely affected.

    POTENTIAL LIABILITY AND INSURANCE

                                    While Worlds intends to acquire all licenses and other
                                    rights of which it is aware are necessary to conduct its
                                    business without violating any copyrights, due to the
                                    nature of its business, Worlds could become involved in
    POTENTIAL FOR LITIGATION        litigation regarding the musical content transmitted
                                    over its system which could create adverse publicity,
                                    significant defense costs and substantial damage awards
                                    against Worlds. In addition, because music content
                                    materials may be downloaded and may be subsequently

                                      xix
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                                    distributed to others, there is a potential that claims
                                    will be made against Worlds for defamation, negligence,
                                    copyright or trademark infringement or other theories
                                    based on the nature and content of such materials.
                                    Worlds also could be exposed to liability in connection
                                    with the selection of materials that may be accessible
                                    over its system. Claims could be made against Worlds if
                                    material deemed inappropriate for viewing by children
                                    could be accessed.

                                    Worlds carries only certain limited insurance policies
                                    which may not cover potential claims of this type or may
                                    not be adequate to cover liability that may be imposed
                                    or related defense costs. There can be no assurance that
    INSURANCE COVERAGE MAY NOT BE   Worlds will not face claims resulting in substantial
    ADEQUATE                        liability for which Worlds is partially or completely
                                    uninsured. Any partially or completely uninsured claim
                                    against Worlds, if successful and of sufficient
                                    magnitude, would have a material adverse effect on
                                    Worlds.

    LACK OF PROTECTION FOR PROPRIETARY INFORMATION

                                    Worlds regards certain computer software developed by
                                    Predecessor prior to the Worlds Consolidations as
                                    proprietary and will continue to attempt to protect it
                                    with copyrights, trade secret laws, proprietary rights
                                    agreements and internal nondisclosure agreements and
                                    safeguards. However, such methods may not afford
                                    complete protection and there can be no assurance that
                                    others will not independently develop know-how or obtain
                                    access to Worlds' know-how or software codes, concepts,
                                    ideas and documentation. Furthermore, there can be no
                                    assurance that nondisclosure agreements with Worlds'
                                    employees will adequately protect Worlds' trade secrets.
                                    While employees of Predecessor (and of Worlds) executed
                                    non-disclosure and non-compete agreements, it is
                                    questionable how effective such agreements will be in
                                    preventing disclosures as courts often drastically limit
                                    the restrictions. Although Worlds believes that its
    WORLDS MAY NOT BE ABLE TO       proposed products do not and will not infringe patents
    ADEQUATELY PROTECT ITS          or violate proprietary rights of others, it is possible
    PROPRIETARY INFORMATION         that infringement of existing or future patents or
                                    proprietary rights of others have occurred or may occur.
                                    In the event Worlds' proposed products infringe patents
                                    or proprietary rights of others, Worlds may be required
                                    to modify the design of its proposed products or obtain
                                    a license. There can be no assurance that Worlds will be
                                    able to do so in a timely manner, upon acceptable terms
                                    and conditions or at all. The failure to do any of the
                                    foregoing could have a material adverse effect upon
                                    Worlds. In addition, there can be no assurance that
                                    Worlds will have the financial or other resources
                                    necessary to enforce or defend a patent infringement
                                    action and Worlds could, under certain circumstances,
                                    become liable for damages, which also could have a
                                    material adverse effect on Worlds. Also, while Worlds
                                    has a patent application pending on its server
                                    technology, no assurance can be give that the patent
                                    will issue to

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                                    Worlds, or even if it does issue to Worlds, that Worlds
                                    will necessarily derive any revenues from it or that
                                    competitors will not be able to develop other technology
                                    around Worlds' patent.

    DEPENDENCE ON KEY PERSONNEL; NEED FOR QUALIFIED MANAGEMENT PERSONNEL; MANAGEMENT LACK OF
    INTERNET EXPERIENCE

                                    The success of Worlds will be dependent on the personal
                                    efforts of Thomas Kidrin, its President. Although Worlds
                                    intends to enter into an employment agreement with Mr.
                                    Kidrin which will expire in December 2000 and Worlds has
                                    "key-man" insurance on his life in the amount of
                                    $1,000,000, the loss of his services could have a
                                    material adverse effect on Worlds' proposed business
                                    plan and prospects. The success of Worlds will also be
                                    dependent on the personal efforts of Steven Greenberg, a
    FEW KEY MANAGERS                consultant to and major shareholder of Worlds. Mr.
                                    Greenberg's relationships with certain executives and
                                    others in the music industry have been and will continue
                                    to be important in introducing Worlds' technology and
                                    content for possible inclusion on CDs, in structuring
                                    and negotiating certain potential relationships, and in
                                    interfacing with various Worlds' employees and
                                    independent contractors. The loss of Mr. Greenberg's
                                    services could, therefore, have a material adverse
                                    effect on Worlds' proposed business plan and prospects.

                                    At present Worlds is understaffed and the success of
                                    Worlds is dependent upon its ability to hire and retain
                                    additional qualified management, marketing, technical,
                                    financial, and other personnel. Competition for
                                    qualified personnel is intense and there can be no
                                    assurance that Worlds will be able to hire or retain
                                    additional qualified personnel. Any inability to attract
                                    and retain qualified management and other personnel
    COMPETITION FOR QUALIFIED       would have a material adverse effect on Worlds. While
    PERSONNEL IS INTENSE            senior managers and/ or independent contractors retained
                                    by Worlds and the Board members have substantial
                                    business, financial and technical experience, the senior
                                    managers and the Board members have only limited direct
                                    experience with Internet marketing or sales. This lack
                                    of Internet experience could lead Worlds to make flawed
                                    strategic judgments or decisions that could adversely
                                    affect Worlds.

    CONSENT DECREE OF FOUNDER

                                    In June 1994, Steven Greenberg, a founder of and
                                    consultant to WAC and Worlds' largest single shareholder
                                    with approximately 25.2% of the outstanding shares
                                    (approximately 19.5% following the merger), settled a
                                    civil proceeding instituted against him by the SEC. Mr.
    SEC PROCEEDING INVOLVING        Greenberg, without admitting or denying the allegations
    LARGEST SHAREHOLDER             of the SEC complaint, consented to an injunction against
                                    future violations of the insider trading provisions of
                                    the federal securities laws and paid $1.5 million in
                                    civil penalties. The action had absolutely no
                                    relationship to Mr. Greenberg's

                                      xxi
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                                    affiliation with Worlds and Worlds does not anticipate
                                    incurring any costs or liability in connection with the
                                    matter, which was settled almost four years ago.

RISKS RELATING TO UNITY SUBSEQUENT TO THE MERGER

    DILUTION

                                    Current shareholders of Unity will incur an immediate
                                    dilution in the net tangible book value of $2.72 per
    NET TANGIBLE BOOK VALUE OF      share of Unity common stock ($2.86 per share of Unity
    UNITY SHARES HELD BY PRESENT    common stock assuming the conversion into cash of 19.99%
    HOLDERS WILL DECREASE           in interest of the Unity common stock held by Unity
                                    shareholders).

    IMPACT ON MARKET PRICE RESULTING FROM SUBSTANTIAL NUMBER OF SHARES ELIGIBLE FOR FUTURE
    SALE

                                    Sales of substantial amounts of shares of Unity common
                                    stock in the public market following the merger could
                                    adversely affect the market price of Unity common stock.
                                    As of the date of this Joint Proxy Statement/Prospectus,
                                    1,250,000 shares of Unity common stock were unrestricted
                                    and freely tradable.

                                    There are 625,000 shares of Unity common stock
                                    outstanding but not currently available for sale by
                                    certain Unity shareholders, including shares held by the
                                    current officers and directors of Unity and their
                                    affiliates (the "Affiliated Unity Shareholders"). These
                                    shares may not be sold or otherwise transferred until
                                    the Effective Time (as hereinafter defined). Such
                                    625,000 shares will be registered under the Securities
                                    Act of 1933 (the "Securities Act") at the Effective Time
                                    so as to permit such shares to be offered for sale by
                                    their respective holders at any time and from time to
                                    time subsequent to the merger. However, 311,500 of these
    POTENTIAL PUBLIC SALES OF A     shares are held by the Affiliated Unity Shareholders who
    SIGNIFICANT NUMBER OF UNITY     have agreed not to sell, pledge, transfer or otherwise
    SHARES OF UNITY COMMON STOCK    dispose of any of such shares for a period of 12 months
    COULD REDUCE THE MARKET PRICE   following the Effective Time. Upon consummation of the
    OF UNITY COMMON STOCK           merger, approximately an additional 6,379,065 shares of
                                    Unity common stock will be outstanding. All of such
                                    shares will be registered under the Securities Act at
                                    the Effective Time so as to permit such shares to be
                                    offered for sale by their respective holders at any time
                                    and from time to time subsequent to the merger. However,
                                    the holders of 2,856,000 of such shares, namely all of
                                    Worlds' officers and directors as well as its largest
                                    shareholder, have agreed with Unity that each will not
                                    sell, pledge, transfer or otherwise dispose of any
                                    shares of Unity common stock ("Unity Merger Shares")
                                    received in connection with the Merger for a period of
                                    12 months from the Effective Time.

                                    Upon consummation of the Merger, there also will be
                                    outstanding options and warrants to purchase, and
                                    promissory notes convertible into, a maximum of
                                    approximately 3,736,310 shares of Unity common stock
                                    (including (i) approximately


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
                                    461,310 shares issuable upon exercise or conversion of
                                    Worlds' options, warrants and convertible promissory
                                    notes, (ii) 2,500,000 shares issuable upon exercise of
                                    Unity's Class A Redeemable Warrants and Unity's Class B
                                    Redeemable Warrants (collectively, the "IPO Warrants")
                                    issued in Unity's initial public offering of securities
                                    (the "IPO"), (iii) 400,000 shares issuable upon exercise
                                    of Unity's Class A Redeemable Warrants and Unity's Class
                                    B Redeemable Warrants (collectively, the "Directors'
                                    Warrants") issued to Unity's current officers and
                                    directors, and (iv) 375,000 shares issuable upon
                                    exercise of all of the components of the unit purchase
                                    warrants originally issued to the underwriters and
                                    affiliates of the underwriters in connection with the
                                    IPO (such units and their common stock and warrant
                                    components being hereinafter referred to as the
                                    "Underwriters' IPO Securities")). The shares of Unity
                                    common stock issuable upon exercises of such options and
                                    warrants and conversion of such promissory notes are
                                    being registered for sale under the Securities Act as of
                                    the date of this Joint Proxy Statement/Prospectus.

                                    The sale of any of these shares could have an adverse
                                    effect on the future market price of Unity common stock.

    CONTROL BY CERTAIN SHAREHOLDERS

                                    Following the consummation of the merger, the executive
                                    officers, directors and principal shareholders of Worlds
                                    (the "Affiliated Worlds Shareholders") will beneficially
    AFTER THE MERGER, UNITY WILL    own approximately 34.6% of the then outstanding shares
    BE CONTROLLED BY A FEW PEOPLE   of Unity common stock. Accordingly, the Affiliated
                                    Worlds Shareholders will be able to influence the
                                    election of the Unity Board and thereby influence or
                                    direct the policies of Unity.

    NO DIVIDENDS

                                    Neither Worlds nor Unity has ever paid cash dividends on
                                    its common stock. Following the merger, Unity does not
                                    anticipate paying cash dividends for the foreseeable
    NO DIVIDENDS WILL BE PAID IN    future. Unity intends to reinvest any funds that might
    THE FORESEEABLE FUTURE          otherwise be available for the payment of dividends in
                                    further development of its business following the
                                    merger.

    POSSIBLE VOLATILITY OF STOCK PRICE

                                    Stock prices for many technology companies fluctuate
                                    widely for reasons which may be unrelated to operating
                                    performance or new product or service announcements.
                                    Broad market fluctuations, earnings announcements and
                                    other announcements of other companies, general economic
    THE PRICE OF UNITY'S            conditions or other matters unrelated to Unity or
    SECURITIES MAY FLUCTUATE        outside its control also could affect the market price
                                    of Unity common stock. In addition, the market for
                                    Internet products is intensely competitive.
                                    Announcements by Internet companies or other companies
                                    of



                                     xxiii


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
                                    their plans with respect to advancements in Internet
                                    technology could cause the market price of Unity common
                                    stock to fluctuate substantially.

    OTC BULLETIN BOARD

                                    It is anticipated that Unity's securities will be quoted
                                    on the OTC Bulletin Board, an NASD sponsored and
                                    operated inter-dealer automated quotation system for
                                    equity securities not included in The Nasdaq Stock
                                    Market, as well as in the NQB Pink Sheets published by
                                    National Quotation Bureau Incorporated. The OTC Bulletin
    UNITY'S SECURITIES WILL NOT BE  Board was introduced as an alternative to "pink sheet"
    QUOTED IN THE NASDAQ STOCK      trading of over-the-counter securities. Although Unity
    MARKET                          believers that the OTC Bulletin Board has been
                                    recognized by the brokerage community as an acceptable
                                    alternative to the NQB Pink Sheets, there can be no
                                    assurance that the liquidity and prices of Unity's
                                    securities in the secondary market will not be adversely
                                    affected.

    BLUE SKY RESTRICTIONS

                                    Although certain exemptions under the securities (Blue
                                    Sky) laws of certain states may permit the IPO Warrants
                                    to be transferred to purchasers in states other than the
                                    state in which the IPO Warrants were initially
                                    qualified, Unity will be prevented from issuing Unity
                                    common stock in such states upon exercise of the IPO
                                    Warrants unless an exemption from qualification is
                                    available or unless the issuance of Unity common stock
                                    upon exercise of the IPO Warrants is qualified.
    LIMITATIONS UPON IPO WARRANT    Following the merger, Unity intends to seek, but may not
    EXERCISES                       be able to obtain, qualification of the issuance of such
                                    common stock in all states in which the current holders
                                    of the IPO Warrants reside and where an exemption from
                                    qualification is not available. If such qualification is
                                    not obtained, the IPO Warrants will expire and holders
                                    thereof may be unable to realize any value upon their
                                    investment therein if such IPO Warrants cannot be sold.
                                    Accordingly, the market for the IPO Warrants may be
                                    limited because of these restrictions.

    POTENTIAL ANTI-TAKEOVER EFFECTS OF DELAWARE LAW; POSSIBLE ISSUANCES OF PREFERRED STOCK

                                    Certain provisions of Delaware law could delay or impede
                                    the removal of incumbent directors and could make more
                                    difficult a merger, tender offer or proxy contest
                                    involving Unity, even if such events could be beneficial
                                    to the interests of shareholders. Such provisions may
                                    have a depressive effect on the market price of the
    DELAWARE LAW PROVISIONS AND     Unity common stock subsequent to the merger and could
    UNITY'S PREFERRED STOCK MAY     also limit the price that certain investors might be
    ENTRENCH MANAGEMENT             willing to pay in the future for shares of Unity common
                                    stock. Moreover, shares of Unity preferred stock may be
                                    issued by the Unity Board without shareholder approval
                                    on such terms as the Unity Board may determine. The
                                    rights of the holders of Unity common stock will be
                                    subject to, and may be adversely affected

                                    by, the rights of the holders of any Unity preferred
                                    stock that may be issued in the future. Although the
                                    ability to issue Unity preferred stock may provide
                                    flexibility in connection with possible acquisitions and
                                    other corporate purposes, such issuance may make it more
                                    difficult for a third party to acquire, or may
                                    discourage a third party from acquiring, a majority of
                                    the voting stock of Unity. Unity has no current plans to
                                    issue any shares of Unity preferred stock.

    CONFLICTS OF INTEREST

                                    See "The Merger--Background of the Merger" and "--
                                    Interests of Certain Persons in the Merger."

                                    DILUTION


    The net tangible book value of Unity at April 30, 1998 was $6,358,522, or $3.39 for each of the 1,875,000 outstanding shares of Unity common stock. Net tangible book value per share represents the amount of total tangible assets of Unity less total liabilities, divided by the number of shares of Unity common stock outstanding. After giving effect to the merger, the pro forma net tangible book value of Unity at April 30, 1998 would have been $5,536,322, or $0.67 per share of Unity common stock ($4,253,714, or $0.53 per share of Unity common stock, assuming the conversion into cash of 19.99% in interest of the Unity common stock held by Public Shareholders (as hereinafter defined)). This represents an immediate dilution in net tangible book value of $2.72 per share of Unity common stock ($2.86 per share assuming 19.99% conversion) to the Unity shareholders prior to the merger. The following table illustrates the dilution in net tangible book value per share of Unity common stock to the Unity shareholders prior to the merger.



                                                                                                    TANGIBLE BOOK
                                                                    TANGIBLE BOOK    SHARES OF        VALUE PER
                                                                      VALUE OF         UNITY       SHARE OF UNITY
                                                                        UNITY       COMMON STOCK    COMMON STOCK
                                                                    -------------  --------------  ---------------
BEFORE MERGER.....................................................   $ 6,358,522       1,875,000      $    3.39
AFTER MERGER TRANSACTION:
  ASSUMING NO CONVERSION
    Pro forma as of April 30, 1998 giving effect to the Merger
      (l).........................................................   $ 5,536,322       8,254,065      $    0.67
  ASSUMING 19.99% CONVERSION
    Pro forma as of April 30, 1998 giving effect to the Merger
      (l).........................................................   $ 4,253,714       8,004,190      $    0.53


------------------------


(1) Does not give effect to the possible exercise subsequent to the Effective Time of options and warrants to purchase, and the possible conversion subsequent to the Effective Time of convertible promissory notes into, a maximum of approximately 3,736,310 shares of Unity common stock. See "The Merger-- Unity Exchange Options," "--Unity Merger Warrants, --Unity Convertible Notes," "Description of Worlds' Securities" and "Description of Unity's Securities."

                         UNITY FIRST ACQUISITION CORP.
                                  WORLDS INC.

                            ------------------------

                        JOINT PROXY STATEMENT/PROSPECTUS

                            ------------------------

                                  INTRODUCTION

    This Joint Proxy Statement/Prospectus is being furnished by Unity First Acquisition Corp., a Delaware corporation ("Unity"), to holders of shares of common stock, $.0001 par value, of Unity (the "Unity Shareholders") and by Worlds Inc., a New Jersey corporation ("Worlds"), to holders of shares of common stock, $.001 par value, of Worlds (the "Worlds Shareholders") in connection with the solicitation of proxies by the respective Boards of Directors of Unity and Worlds for use at the Special Meeting of Unity Shareholders (the "Unity Shareholders Meeting") and at the Special Meeting of Worlds Shareholders (the "Worlds Shareholders Meeting") to be held at the times and places and for the purposes set forth in the accompanying Notices of Special Meeting of Unity Shareholders and Worlds Shareholders, respectively, or any adjustments or postponements thereof (collectively, the "Meetings").

    At the Meetings, the Unity Shareholders and the Worlds Shareholders, respectively, will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger and Reorganization, dated as of June 25, 1998 (the "Merger Agreement"), between Unity and Worlds, pursuant to which, among other matters, Worlds will merge with and into Unity (the "Merger").

    Unity was formed in May 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating business (an "Acquired Business"). Unity's business objective is to seek a Business Combination with an Acquired Business which Unity believes has significant growth potential.


    Worlds develops applications for its three-dimensional ("3D") Internet technology for different markets. At present Worlds is targeting three different markets for its 3D Internet technology. First, Worlds is in the process of marketing its 3D Internet technology with record companies to produce music-oriented websites; second, Worlds is in the process of marketing its WORLDS CHAT technology to businesses for corporate Intranet applications; and third, Worlds intends to market an updated version of WORLDS CHAT, a 3D chat site on the Internet, to consumers on the Internet.


    At the effective time of the Merger ("Effective Time"), Unity will issue approximately 6,379,065 shares of its common stock (the "Unity Common Stock") to the Worlds Shareholders in exchange for all of the then issued and outstanding shares of common stock of Worlds (the "Worlds Common Stock"). As a result of the Merger and the transactions contemplated thereby (collectively the "Merger Transaction"), as more fully set forth in the Merger Agreement, Worlds will be merged with and into Unity, Unity's name will be changed to "Worlds Inc.", the Worlds Shareholders will collectively acquire approximately 77.3% of the then outstanding Unity Common Stock and the three present directors of Worlds will constitute all of the initial members of Unity's post-Merger Board of Directors. The current Unity Shareholders, collectively, will continue to own approximately 22.7% of the outstanding Unity Common Stock following the Merger. See "The Merger--Exchange Ratio" and "Principal Shareholders of Worlds."

                            SOLICITATION OF PROXIES

    The costs of solicitation of Unity Shareholder proxies and Worlds Shareholder proxies will be borne by Unity and Worlds, respectively. Unity and Worlds will reimburse the respective brokers, fiduciaries, custodians and other nominees for reasonable out-of-pocket expenses incurred in sending this Joint Proxy Statement/Prospectus and other proxy materials to, and obtaining instructions relating to such materials from, the respective beneficial owners of Unity Common Stock and Worlds Common Stock. Unity and Worlds Shareholder proxies may be solicited by directors, executive officers or regular employees of, respectively, Unity and Worlds, in person, by letter or by telephone or telegram.

                           THE UNITY SPECIAL MEETING

PURPOSES OF MEETING

    At the Unity Special Meeting, Unity Shareholders eligible to vote thereat will be asked to consider and vote upon a proposal to approve the Merger Transaction, including the Merger Agreement. A copy of the Merger Agreement is attached as Exhibit A to this Joint Proxy Statement/Prospectus.

    THE UNITY BOARD, WITHOUT DISSENT, HAS APPROVED THE MERGER TRANSACTION AND RECOMMENDS THAT THE UNITY SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER TRANSACTION, INCLUDING THE MERGER. See "The
Merger--Recommendations of the Boards of Directors and Reasons for the Merger-- Unity."

DATE, TIME AND PLACE; RECORD DATE


    The Unity Special Meeting is scheduled to be held at 10:00 A.M., local time,
on         , October   , 1998, at 800 Third Avenue, 30th Floor, New York, New
York. The Unity Board has fixed the close of business on September   , 1998 as
the record date (the "Unity Record Date") for the determination of holders of Unity Common Stock entitled to notice of and to vote at the Unity Special
Meeting. On September   , 1998, there were 1,875,000 shares of Unity Common
Stock (held by 34 persons of record) outstanding and entitled to vote. Each share of Unity Common Stock is entitled to one vote.


VOTING RIGHTS

    Holders of record of Unity Common Stock on the Unity Record Date are entitled to vote on the proposals to be presented to the Unity Shareholders at the Unity Special Meeting. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Unity Common Stock entitled to vote at the Unity Special Meeting is necessary to constitute a quorum at the Unity Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, pursuant to Delaware law, the affirmative vote of the holders of at least a majority of Unity Common Stock entitled to vote thereon is required to approve and adopt the Merger Transaction, including the Merger. A condition precedent to the Merger requires that no more than 20% of the outstanding Unity Common Stock held by shareholders who acquired such Common Stock in Unity's initial public offering (the "IPO") or thereafter (the "Public Unity Shareholders") vote against approval of the Merger Transaction and thereafter offered to Unity for conversion into cash. See "The Merger--The Merger Agreement--Conditions to the Merger." Shareholders of Unity Common Stock who acquired such Common Stock prior to the IPO (the "Non-Public Unity Shareholders") have agreed to vote such Unity Common Stock (collectively an aggregate of approximately 33.3% of the currently outstanding shares of Unity Common Stock) with respect to the proposal to approve the Merger Transaction, in accordance with the vote of the majority of all Public Unity Shareholders. Consequently, if a majority of outstanding Unity Common Stock held and voted by Public Unity Shareholders is voted in favor of the Merger Transaction, the Non-Public Unity Shareholders will vote their shares of Unity Common Stock in favor of the Merger Transaction.

    If a Unity Shareholder attends the Unity Special Meeting, he or she may vote by ballot. However, many of the Unity Shareholders may be unable to attend the Unity Special Meeting. Therefore, the Unity Board is soliciting proxies so that each holder of Unity Common Stock on the Unity Record Date has the opportunity to vote on the proposals to be considered at the Unity Special Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a Unity Shareholder does not return a signed proxy card, his or her shares will not be voted. Unity Shareholders are urged to mark the box on the proxy card to indicate how their shares are to be voted. If a Unity Shareholder (other than a broker which holds shares in street name for its customers) returns a signed proxy card, but does not indicate how his or her shares are to be voted, the shares represented by the proxy card will be voted FOR approval and adoption of the Merger Transaction. If a signed proxy card is returned by a Unity Shareholder and expressly reflects an abstention upon any proposal or if a signed proxy card is returned by a broker with no indication of how shares are to be voted, the shares evidenced thereby will be counted towards the quorum necessary to convene the Unity Special Meeting, noted in the immediately preceding paragraph, but will not be counted towards the requisite affirmative vote upon such proposal as mandated by applicable Delaware law. The proxy card also confers discretionary authority on the individuals appointed by the Unity Board and named on the proxy card to vote the shares represented thereby on any other matter incidental to the Unity Special Meeting that is properly presented for action at such meeting.

    Any Unity Shareholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of Unity, at 245 Fifth Avenue, New York, New York 10016, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Unity Special Meeting. Attendance at the Unity Special Meeting will not in and of itself constitute revocation of a proxy.

    IF THE MERGER TRANSACTION IS NOT APPROVED BY THE REQUISITE VOTE IMPOSED BY APPLICABLE DELAWARE LAW OR, EVEN IF SO APPROVED BUT 20% OR MORE IN INTEREST OF ALL PUBLIC UNITY SHAREHOLDERS ACTUALLY VOTE AGAINST APPROVAL OF THE MERGER TRANSACTION AND AFFIRMATIVELY REQUEST CONVERSION OF THEIR SHARES OF UNITY COMMON STOCK INTO CASH, THE MERGER AGREEMENT WILL BE TERMINATED AND THE MERGER ABANDONED. SEE "THE MERGER-- CONVERSION RIGHTS."

                           THE WORLDS SPECIAL MEETING

PURPOSES OF MEETING

    At the Worlds Special Meeting, Worlds Shareholders eligible to vote thereat will be asked to consider and vote upon a proposal to approve and adopt the Merger Transaction, including the Merger Agreement.

    THE WORLDS BOARD, WITHOUT DISSENT, HAS APPROVED THE MERGER TRANSACTION AND RECOMMENDS THAT THE WORLDS SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE MERGER TRANSACTION, INCLUDING THE MERGER. See "The
Merger--Recommendations of the Boards of Directors and Reasons for the Merger Transaction--Worlds."

DATE, TIME AND PLACE; RECORD DATE


    The Worlds Special Meeting is scheduled to be held at 10:00 A.M., local
time, on      October   , 1998, at 15 Union Wharf, Boston, Massachusetts. The
Worlds Board has fixed the close of business on September   , 1998 as the record
date (the "Worlds Record Date") for the determination of holders of Worlds Common Stock entitled to notice of and to vote at the Worlds Special Meeting. On
 September   , 1998, there were 17,868,531 shares of Worlds Common Stock (held by 600 persons of record) outstanding and entitled to vote. Each share of Worlds Common Stock is entitled to one vote.


VOTING RIGHTS

    Holders of record of Worlds Common Stock on the Worlds Record Date are entitled to vote on the proposals to be presented to the Worlds Shareholders at the Worlds Special Meeting. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Worlds Common Stock entitled to vote at the Worlds Special Meeting is necessary to constitute a quorum at the Worlds Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, pursuant to New Jersey law, the affirmative vote of at least 66 2/3% of the votes cast by the Worlds Common Stock is required to approve and adopt the Merger Transaction, including the Merger.

    If a Worlds Shareholder attends the Worlds Special Meeting, he or she may vote by ballot. However, many of the Worlds Shareholders may be unable to attend the Worlds Special Meeting. Therefore, the Worlds Board is soliciting proxies so that each holder of Worlds Common Stock on the Worlds Record Date has the opportunity to vote on the proposals to be considered at the Worlds Special Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a Worlds Shareholder does not return a signed proxy card, his or her shares will not be voted. Worlds Shareholders are urged to mark the box on the proxy card to indicate how their shares are to be voted. If a Worlds Shareholder (other than a broker which holds shares in street name for its customers) returns a signed proxy card, but does not indicate how his or her shares are to be voted, the shares represented by the proxy card will be voted FOR approval and adoption of the Merger Transaction. If a signed proxy card is returned by a Worlds Shareholder and expressly reflects an abstention upon any proposal, the shares evidenced thereby will be counted towards the quorum necessary to convene the Worlds Special Meeting, noted in the immediately preceding paragraph, but will not be counted towards the requisite affirmative vote upon such proposal as mandated by applicable New Jersey law. The proxy card also confers discretionary authority on the individuals appointed by the Worlds Board and named on the proxy card to vote the shares represented thereby on any other matter incidental to the Worlds Special Meeting that is properly presented for action at such meeting.

    Any Worlds Shareholder who executes and returns a proxy card may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of Worlds, at 15 Union Wharf, Boston, Massachusetts, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the Worlds Special Meeting. Attendance at the Worlds Special Meeting will not in and of itself constitute revocation of a proxy.

                                   THE MERGER

GENERAL

    The following is a brief summary of the material features of the Merger Transaction. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this Joint Proxy Statement/Prospectus as Exhibit A.

    At the Effective Time, Worlds will be merged with and into Unity, and the Certificate of Incorporation of Unity will be amended to change Unity's name to "Worlds Inc."

    The following table identifies those persons or groups of persons who will derive significant equity interests in Unity following consummation of the
Merger:

                                         EQUITY INTEREST IN UNITY UPON             BASIS FOR ACQUISITION
           NAME OF GROUP                     CONSUMMATION OF MERGER                  OF EQUITY INTEREST
------------------------------------  ------------------------------------  ------------------------------------
Executive Officers and Directors of   1,249,500 shares of Unity Common      In exchange for 3,500,000 shares of
  Worlds                              Stock                                 Worlds Common Stock held prior to
                                                                            the Merger

Principal Shareholder of Worlds       1,606,500 shares of Unity Common      In exchange for 4,500,000 shares of
                                      Stock                                 Worlds Common Stock held prior to
                                                                            the Merger

Investors in Worlds' private equity   1,576,155 shares of Unity Common      In exchange for shares of 4,415,000
  financings between November 24,     Stock                                 Worlds Common Stock held prior to
  1997 and January 2, 1998                                                  the Merger

EXCHANGE RATIO

    At the Effective Time, each then outstanding share of Worlds Common Stock will be converted into the right to receive approximately 0.357 of a share of Unity Common Stock (the "Exchange Ratio"), or an approximate aggregate of 6,379,065 shares of Unity Common Stock (the "Unity Merger Stock"). No fractional shares of Unity Common Stock will be issued in the Merger, and Worlds Shareholders whose shares are converted in the Merger will be entitled to a cash payment in lieu of such fractional shares. See "--No Fractional Shares". The Exchange Ratio was established through arms-length negotiations between Unity and Worlds. See "Description of Unity's Securities--Common Stock."

UNITY EXCHANGE OPTIONS

    At the Effective Time, options to purchase 470,000 shares of Worlds Common Stock at exercise prices ranging from $0.50 to $1.00 per share will be converted at the Exchange Ratio into options to purchase 167,790 shares of Unity Common Stock at exercise prices ranging from $1.40 to $2.80 per share (the "Unity Exchange Options"). See "Management of Worlds--1997 Stock Option Plan."

    The shares of Unity Common Stock issuable upon exercise of the Unity Exchange Options are being registered under the Securities Act contemporaneously with the date of this Joint Proxy Statement/ Prospectus. Unity will use its best efforts subsequent to the Effective Time to have such shares of Unity Common Stock so registered or qualified at all times up to and through the expiration date of the Unity Exchange Options and to maintain a current prospectus relating thereto.

UNITY MERGER WARRANTS

    At the Effective Time, warrants to purchase 410,375 shares of Worlds Common Stock at exercise prices ranging from $0.67 to $5.00 per share will be converted at the Exchange Ratio into Warrants to purchase 146,503 shares of Unity Common Stock at an exercise price of ranging from $1.88 to $14.01 per share (the "Unity Merger Warrants").

    The shares of Unity Common Stock issuable upon exercise of the Unity Merger Warrants are being registered under the Securities Act contemporaneously with the date of this Joint Proxy Statement/ Prospectus. Unity will use its best efforts subsequent to the Effective Time to have such shares of Unity Common Stock so registered or qualified at all times up to and through the expiration date of the Unity Merger Warrants and to maintain a current prospectus relating thereto.

UNITY CONVERTIBLE NOTES


    At the Effective Time, promissory notes in the aggregate principal amount of $1,635,000 and convertible (including accrued interest) into 404,373 shares of Worlds Common Stock at a conversion price of $4.375 per share will be converted at the Exchange Ratio into promissory notes convertible into 144,361 shares of Unity Common Stock at a conversion price of $12.255 per share (the "Unity Convertible Notes"). The conversion price of the Unity Convertible Notes will increase to $14.01 between December 3, 1998 and December 2, 1999 and thereafter to $15.76. The Unity Convertible Notes (including accrued interest) are convertible into a maximum of 147,017 shares of Unity Common Stock.


    The shares of Unity Common Stock issuable upon conversion of the Unity Convertible Notes are being registered under the Securities Act contemporaneously with the date of this Joint Proxy Statement/ Prospectus. Unity will use its best efforts subsequent to the Effective Time to have such shares of Unity Common Stock so registered or qualified at all times up to and through the expiration date of the Unity Convertible Notes and to maintain a current prospectus relating thereto.

CLOSING; EFFECTIVE TIME

    The closing of the transactions contemplated by the Merger Agreement (the "Closing") will take place as soon as practicable immediately following the date on which the last of the conditions set forth in the Merger Agreement is satisfied or waived, or at such other time as Unity and Worlds agree. The Merger will become effective at such time as a certificate of merger and articles of merger together with a plan of merger reflecting the Merger shall be accepted for filing by the Secretary of State of the State of Delaware, and by the Secretary of State of the State of New Jersey, respectively. Such filings will be made simultaneously with or as soon as practicable after the Closing.

EXCHANGE OF STOCK CERTIFICATES

    At the Effective Time, the Worlds Shareholders will exchange certificates representing all of the Worlds Common Stock (the "Worlds Certificates") for the Unity Merger Stock. No fractional shares of Unity Common Stock will be issued. See "--No Fractional Shares".

    UNITY SHAREHOLDERS MAY BUT WILL NOT BE REQUIRED TO SURRENDER CERTIFICATES EVIDENCING SHARES OF UNITY COMMON STOCK FOLLOWING THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE SUBSEQUENT IMPLEMENTATION OF THE MERGER.

NO FRACTIONAL SHARES

    No certificates or scrip for fractional shares of Unity Common Stock will be issued upon the surrender for exchange of Worlds Certificates in the Merger. No dividend, stock split or interest will be paid with respect to any fractional share of Unity Common Stock, and such fractional interests will not entitle the owner thereof to vote or to any of the other rights of a holder of Unity Common Stock. Instead, each Worlds Shareholder who would otherwise have been entitled to a fraction of a share of Unity Common Stock upon surrender of Worlds Certificates for exchange will be entitled to receive a cash payment in lieu thereof. The cash payment will be equal to such fraction multiplied by the closing price per share of Unity Common Stock as reported by the OTC Bulletin Board on the day preceding the Effective Time.

BACKGROUND OF THE MERGER

    IN ADDITION TO A CHRONOLOGICAL PRESENTATION OF THE BACKGROUND OF THE PROPOSED MERGER TRANSACTION, THERE IS ALSO SET FORTH HEREUNDER CERTAIN BACKGROUND INFORMATION AS TO THOSE TRANSACTIONS IN WHICH THE NON-PUBLIC UNITY SHAREHOLDERS, INCLUDING EACH OF UNITY'S PRESENT EXECUTIVE OFFICERS AND DIRECTORS, ACQUIRED THEIR OWNERSHIP INTERESTS IN ACADEMIC AND, SUBSEQUENTLY, IN WORLDS.

    UNITY/ACADEMIC

    In late March 1996, Stanley Wirtheim, a member of Lipner, Gordon & Co., the then auditors for Academic Computer Systems, Inc. ("Academic"), telephoned Lawrence Burstein in his capacity as President of Unity Venture Capital Associates Ltd. ("Unity VCA"), a private investment banking firm, to ascertain whether Unity VCA had any interest in acquiring a controlling equity interest in Academic. At the time Mr. Burstein was contacted by Mr. Wirtheim, Academic, in essence, was a "shell" corporation, having discontinued its original data processing business in August 1975 and, thereafter, having engaged in no activity other than investing and reinvesting its cash resources in debt and equity securities of public companies. Although Academic had completed a public offering of its common stock in August 1969, at the time of Mr. Wirtheim's inquiry there was no active trading market for Academic's shares nor had there been any such market for at least the previous ten years.

    Approximately two weeks thereafter, in early May 1996, Mr. Burstein, together with Unity VCA's counsel, met with Milton Fisher, Academic's President and principal shareholder, to explore the possibility of Unity VCA's acquisition of a controlling equity interest in Academic inasmuch as Unity VCA would favorably entertain such a transaction in order to acquire a vehicle to effectuate a merger or similar business combination with an operating company.

    At such meeting, Mr. Fisher indicated a willingness to sell a controlling interest in Academic to Unity VCA at such interest's book value, which price was acceptable to Unity VCA. Mr. Burstein thereupon requested Mr. Fisher to furnish Unity VCA's counsel with all material documentation relating to Academic's past and current business activities, including copies of all filings made by Academic with the SEC since August 1969.

    Upon reviewing Academic's several SEC filings, Unity VCA's counsel became aware of the fact that Academic, having engaged in no operating activities other than investing and reinvesting in securities since August 1975, appeared to be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). Such counsel concluded that as an investment company, Academic should have been registered as such under the Investment Company Act. Such counsel further noted that the several purchases and sales of securities made by Academic subsequent to the expiration of one year from cessation of its data processing business would appear to have been violative of the Investment Company Act as well.

    Upon learning of these apparent violations, Mr. Burstein informed Mr. Fisher of Unity VCA's position that it would not proceed with its proposed acquisition unless and until a quantitative assessment could be made of the liability, if any, that could be incurred by Academic as a consequence of such violations. Thereafter, with Academic's concurrence, Unity VCA's counsel contacted the Staff of the SEC in late June 1996 in an effort to seek an administrative resolution pursuant to which the extent of Academic's liability could be quantified.

    Following a series of telephone conversations and written exchanges between Unity VCA's counsel and members of the SEC's Staff, and the submission to the Staff of Academic's brokerage statements for a five year period, the SEC Staff requested Mr. Fisher to give voluntary testimony under oath in furtherance of an informal inquiry of Academic initiated by the SEC's Northeast Regional Office. Such testimony was given on September 4, 1996, at which time Mr. Fisher was asked and responded to various questions pertaining to his personal background, his involvement in Academic's management and the several purchases and sales of securities by Academic subsequent to August 1975.

    Subsequent to Mr. Fisher's testimony and on various dates up to and through early April 1997, additional historical documentation with respect to Academic's purchases and sales of securities were requested by and furnished to the Staff. During this period, Academic sold all of its portfolio securities at then prevailing market prices, resulting in net cash proceeds to Academic of approximately $600,000. Alternative settlement proposals were discussed among Mr. Fisher, Unity VCA's counsel acting on behalf of Academic and the SEC Staff, resulting in the issuance of a letter dated April 23, 1997 wherein the Staff advised of the termination of its informal inquiry of Academic and of the fact that no enforcement action had been recommended to the SEC.


    Subsequent to Academic's receipt of the Staff's April 23, 1997 letter, Unity VCA's Board of Directors determined to proceed with the acquisition of Mr. Fisher's controlling equity interest in Academic, Unity VCA's counsel was directed to prepare a proposed stock purchase agreement which was furnished to Mr. Fisher on or about April 29, 1997. Mr. Fisher requested certain non-material changes to such agreement and a revised agreement, incorporating such changes, was furnished to Mr. Fisher on May 2, 1997, just prior to his departure for a brief vacation.



    Following Mr. Fisher's return, both he and Unity VCA entered into the stock purchase agreement on May 21, 1997, pursuant to which Unity VCA acquired 454,000 Academic shares representing approximately 50% of Academic's then outstanding common stock, from Mr. Fisher and A.D. Gilhart and Co., Inc. Profit Sharing Pension Plan, an affiliate of Mr. Fisher, for approximately $318,000, or $.70 per share, the then book value of such shares. In a contemporaneous transaction, Mr. Burstein, together with John Cattier and Steve Millner, were elected as Academic's new directors. Messrs. Burstein and Millner also assumed the respective offices of President and Secretary--Treasurer of Academic. Mr. Burstein is President, a director and shareholder of Unity and Unity VCA. Mr. Cattier is a director and shareholder of Unity and Unity VCA. Mr. Millner is a shareholder of Unity and Unity VCA and is also a partner of Dalessio Millner & Leben ("DML"), an accounting firm of which Norman Leben, a director and shareholder of Unity and Unity VCA, is a partner.



    Unity VCA did not offer Unity the opportunity, either before or after the completion of Unity's public offering of securities in November 1996, to acquire a controlling equity interest in Academic as negotiations towards this end were initiated by Unity VCA with Mr. Fisher prior to Unity's inception on May 30, 1996.


    ACADEMIC/PREDECESSOR


    In late July 1997, Ronald Koenig, the Chairman of International Capital Growth Ltd. ("ICG"), an investment banking firm, telephoned Mr. Burstein and suggested that he consider the possibility of a business combination between Academic and Worlds Acquisition Corp. ("WAC"), in which WAC would acquire a controlling equity interest in Academic. As noted above, Unity VCA had acquired approximately a 50% equity interest in Academic in May 1997, for approximately $318,000, or $.70 per share. Mr. Koenig, who is also a shareholder of Unity VCA, informed Mr. Burstein that WAC had entered into an agreement in June 1997 to acquire Worlds Inc. ("Predecessor"), a company engaged in the development of 3D Internet technology. Mr. Koenig explained that Predecessor, which previously had obtained nearly $17,000,000 in venture capital financing, had exhausted its operating funds, resulting in a suspension of its business operations in March 1997. Mr. Koenig also informed Mr. Burstein that WAC's agreement to acquire Predecessor, in addition to containing usual and customary closing conditions, contained a requirement that WAC secure no less than $2,000,000 in financing to provide funds to satisfy certain liabilities of Predecessor. Mr. Koenig advised Mr. Burstein of his belief that ICG could readily raise no less than $2,000,000 in equity financing for Predecessor if Academic and WAC were combined as part of the transaction.

    Following further telephonic discussions between Mr. Burstein and Mr. Koenig and Mr. Koenig's provision to Mr. Burstein of background materials relating to both Predecessor and its 3-D Internet software, Mr. Burstein was introduced by Mr. Koenig to Steven Greenberg, a principal stockholder and consultant to WAC, in early August 1997, at which time discussions between Mr. Burstein and Mr. Greenberg ensued with respect to a merger or similar business combination between Academic and WAC. A demonstration of Predecessor's 3D Internet software was presented to Mr. Burstein in this meeting, during which Mr. Burstein reviewed Predecessor's prior operating history with Mr. Greenberg. Mr. Burstein and Mr. Greenberg concluded this meeting by reaching agreement as to the general desirability of a business combination between Academic and WAC, although no substantive aspects of a possible transaction were considered at this time.

    Thereafter, on August 26, 1997, a meeting was held at the offices of WAC's counsel at which Mr. Greenberg and Thomas Kidrin, President of WAC, were present, along with Mr. Burstein, and counsel for each of WAC and Academic. At this meeting, a copy of the June 1997 merger agreement between WAC and Predecessor was provided to both Mr. Burstein and Academic's counsel. The representatives of WAC and Academic informally agreed as to the structure of a proposed business combination between WAC and Academic, the basic economic terms (up to 10,400,000 shares of common stock of Academic, representing an approximately 92% interest in Academic, in exchange for all the then outstanding common stock of WAC after giving effect to WAC's acquisition of Predecessor but prior to any share issuances stemming from the $2,000,000 minimum equity financing which was a condition to the consummation of the June 1997 merger agreement), the nature of the conditions precedent to the business combination and the anticipated schedule.

    Thereafter, counsel for Academic was instructed to prepare a draft merger agreement, which was distributed to WAC and its counsel on September 11, 1997.

    Following discussion of the initial draft merger agreement, Academic's counsel prepared a revised draft of the merger agreement, containing no material revision to the economic terms agreed to on August 26, 1997, which was distributed to WAC and its counsel on September 17, 1997.

    Commencing in late September 1997, WAC was separately negotiating and preparing with ICG drafts of an offering memorandum contemplating the private offering and sale of no less than $3,600,000 and no more than $6,000,000 in equity securities of WAC (to be used in part to satisfy liabilities of Predecessor, and for working capital purposes).

    Discussions and meetings between and sometimes among WAC, Academic, Predecessor and their respective counsel and accountants continued throughout September and October 1997. On September 29, 1997, the WAC/Predecessor merger agreement was amended to provide, among other things, for the possibility of WAC obtaining financing through ICG and the merger of WAC into Academic. As of that date, the definitive merger agreement between WAC and Academic was executed, the placement agreement between WAC and ICG was also signed and WAC, through ICG, commenced its private placement offering of equity securities.

    Non-material revisions to the definitive merger agreement were made on October 6, 1997, October 14, 1997, October 29, 1997 and November 7, 1997, respectively.


    In contemporaneous transactions on December 3, 1997, WAC's private offering of securities was consummated, resulting in net proceeds to WAC of approximately $3,700,000, WAC was merged with and into Academic, the former shareholders of Predecessor and WAC acquired approximately 13% and 54%, respectively, of Academic's then outstanding shares, and Academic changed its name to Worlds Inc. As a consequence of the merger, Unity VCA's equity interest in Academic (now known as Worlds Inc.) was reduced from approximately 50% to 3%.

    WORLDS/UNITY

    As discussed under "Business of Unity" elsewhere herein, Unity was formed to serve as a vehicle to effect a Business Combination with an Acquired Business. Unity's business objective has been to seek to effect a Business Combination with an Acquired Business which Unity believes has significant growth potential.

    Following the consummation of Unity's IPO in November 1996, Unity's executive officers commenced an active search for a prospective Acquired Business. Approximately 90% of such net proceeds were placed in escrow immediately following the IPO, to be released therefrom either upon consummation of a Business Combination or if required to facilitate a Business Combination, as applicable.

    Excluding Worlds, during the period from November 1996 through May 1998, Unity's executive officers evaluated approximately 15 prospective Acquired Businesses in diverse industries. Serious consideration was given to effecting a Business Combination with four of such prospective Acquired Businesses engaged in, respectively, the communications equipment, specialty chemical, computer systems and optical fiber industries. Unity conducted exploratory discussions with each of these four prospective Acquired Businesses, but did not enter into a definitive Business Combination agreement with any of such concerns.

    In evaluating each prospective Acquired Business, Unity's executive officers considered all or a majority of the following factors (collectively, "Acquisition Criteria"):

    (1) costs associated with effecting the Business Combination;

    (2) equity interest in and opportunity for control of the Acquired Business;

    (3) growth potential of the Acquired Business and the industry in which it operates;

    (4) experience and skill of management and availability of additional necessary personnel of the Acquired Business;

    (5) capital requirements of the Acquired Business;

    (6) competitive position of the Acquired Business;

    (7) stage of development of the product, process or service of the Acquired Business;

    (8) degree of current or potential market acceptance of the product, process or service of the Acquired Business;

    (9) proprietary features and degree of intellectual property or other protection of the product, process or service of the Acquired Business; and

    (10) regulatory environment of the industry in which the Acquired Business operates.

        All of the prospective Acquired Businesses were rejected prior to execution of a definitive Business Combination agreement. The primary basis or bases of rejection were as follows:

            NATURE OF BUSINESS                                UNSATISFIED ACQUISITION CRITERIA
------------------------------------------  ---------------------------------------------------------------------

Communications Equipment (wireless          Absence of demonstrable evidence of market acceptance of products;
  telephone headsets)                       inability to recruit and retain experienced sales personnel and greater than projected capital requirements (4th, 5th, 7th and 8th
                                            Acquisition Criteria).
Specialty Chemicals (industrial enzymes)    Principal owner and operator of target was unwilling to personally represent target's past and present compliance with applicable environmental laws and regulations (3rd, 5th and 10th Acquisition
                                            Criteria).
Computer Systems (voter registration        Inability to recruit chief financial officer and shortfall in
  information management systems for        target's projected revenues which, when combined with Unity's capital
  public sector use)                        resources, were believed by Unity's executive officers to be insufficient to assure future profitability (3rd, 4th, 5th and 6th
                                            Acquisition Criteria).
Optical Fibers (plastic optical fiber       Absence of demonstrable evidence of market acceptance of products;
  cables for in-office server/computer/     significant additional capital requirements; extremely early state of
  peripherals interface)                    product development (5th, 7th and 8th acquisition criteria)


    One of the approximately 15 prospective Acquired Businesses evaluated by Unity's executive officers was Boston Optical Fiber, Inc. ("BOF"), a privately held company engaged in the development of plastic optical fiber for use in the interface of computer networks and local access communications.


    On December 16, 1997, Mr. Burstein traveled to Westborough, Massachusetts, where BOF was located, where he met with I. Edward Berman and Michael Carr, respectively, BOF's chairman and chief financial officer. Wide ranging discussions among Messrs. Burstein, Berman and Carr concentrated upon the proprietary status of BOF's technology, the state of development of BOF's products and the depth and adequacy of BOF's managerial and technological resources. However, no substantive issues with respect to a possible Business Combination were discussed at this meeting.


    Following Mr. Burstein's return to New York, a series of telephone conversations were held between Mr. Burstein, BOF's executive officers and representatives of Wang Laboratories, Inc. ("Wang"), a principal shareholder of BOF, over a period of approximately 10 days in which both the economic and structural aspects of a Business Combination between Unity and BOF were discussed.


    On or about January 12, 1998, Mr. Burstein met in New York with John Cunningham, identified to Mr. Burstein by Wang as a prospective new chief operating officer for BOF. Later that week, Mr. Burstein and Wang also held substantive telephone discussions with respect to the economic terms of BOF's retention of Mr. Cunningham as BOF's chief operating officer.

    On January 19, 1998, Mr. Burstein, together with Messrs. Berman, Cunningham and Carr, as well as representatives of Wang, participated in several telephone conference calls involving some or all of such persons, during the course of which agreement was reached on the terms of a Business Combination between Unity and BOF.


    On January 20, 1998, Unity announced that it had entered into a letter of intent to effectuate a Business Combination with BOF pursuant to which the shareholders of Unity would acquire approximately all of BOF's outstanding capital shares in exchange for an approximately 62.5% equity interest in Unity. Three days, thereafter, Mr. Cunningham accepted employment as BOF's chief operating officer.

    Commencing on or about February 26, 1998 and continuing for the balance of February and throughout early March 1998, background information on BOF, particularly relating to its proprietary and licensed technology, was furnished by BOF to Unity and its counsel.



    In late February 1998, Unity retained patent counsel to review the Japanese licensor's patent and to analyze the terms of his license agreement with BOF, as well as to review certain patent applications previously submitted to the U.S. Patent and Trademark Office by BOF with respect to contemplated future products that did not rely upon this licensed technology.



    Contemporaneously with its retention of patent counsel, Unity retained Grayhead Associates ("Grayhead"), an independent consulting firm based in Cambridge, Massachusetts, to evaluate both the soundness of BOF's technology for which patent protection had been sought but not yet awarded and the current and prospective market for BOF's proposed second generation plastic optical fiber products.



    On March 17, 1998, Mr. Burstein, accompanied by counsel, traveled to Westborough to meet first with BOF's executive officers and thereafter with certain of Wang's executive officers at the office of Wang's counsel in Boston, to discuss post-merger management issues, particularly the respective duties and responsibilities of each of Messrs. Berman and Cunningham. Mr. Burstein expressed some concern at this meeting that BOF's second generation product development was not as far along as he had been led to believe. He expressed further concern as to the uncertainty of the ultimate market for these future products.


    During the week of March 23, 1998, Mr. Burstein and counsel participated in a telephone conversation with Grayhead in which they were introduced to a technologist with significant experience in the optical fiber industry who had been retained by Grayhead to assist it in Unity's requested evaluation of BOF. Mr. Burstein advised Grayhead that of paramount importance to Unity in making a decision as to whether or not to proceed with a Business Combination with BOF was Grayhead's analysis not merely of the technological feasibility and ultimate commercial viability of BOF's second generation products, but, of particular import, the estimated time it would take to develop such products to a point where a reasoned judgment could be made as to their future commercial viability.

    On or about April 6, 1998, Mr. Burstein met in New York City with Mr. Cunningham to discuss Unity's growing reservation as to the time frame within which BOF could bring its own proprietary products to a stage of commercial exploitation and specifically questioned Mr. Cunningham as to whether the projected infusion into BOF of approximately $6,000,000 from Unity upon consummation of the proposed Business Combination would be sufficient, when added to BOF's present and anticipated future revenues from operations, to permit the level of research and development activity necessary to bring BOF's second generation products to market.

    On or about April 13, 1998 and again on or about April 16, 1998, telephone conversations were held between Mr. Burstein and Grayhead, at which time Grayhead's consultant informed Mr. Burstein that while he instinctively believed in the technological feasibility of BOF's second generation products, he felt it would take no less than one year and possibly as long as 18 months to two years to establish such feasibility. He further stated that he was not in a position to express a firm opinion as to commercial viability until technological feasibility was established. He specifically called Mr. Burstein's attention to the fact that fiber optic technology was rapidly changing and there existed a strong possibility that existing manufacturers of both copper and glass cable would expend significant revenues during the next several years to enhance the performance and reduce the cost of their respective interface cabling products in an effort to maintain their dominant market share, to the possible detriment of plastic optical fiber cable usage. He indicated that should this occur, he questioned whether BOF would be in a position to effectively compete with such concerns.

    On April 23, 1998, Mr. Burstein advised Mr. Cunningham and Wang's representative of the views expressed by Grayhead and of his heightened level of concern that notwithstanding the approximately

$6,000,000 that BOF would receive as a consequence of a Business Combination with Unity, several years could elapse without knowing whether or not BOF's second generation products were commercially viable. Mr. Burstein indicated that based upon discussions he had had with other members of the Unity Board, he was unable to conclude at that date with any degree of certainty whether or not Unity should proceed with a Business Combination between Unity and BOF. Mr. Burstein also advised Mr. Cunningham and Wang's representative that the provisions of the January 20, 1998 letter of intent between Unity and BOF which prevented Unity from exploring a possible Business Combination with anyone other than BOF, although once renewed by mutual agreement during the course of Unity's "due diligence" investigation, had lapsed and that the Unity Board felt it was incumbent upon them to explore the possibility of a Business Combination with an entity other than BOF.

    Subsequent to December 3, 1997, Mr. Burstein, both as an individual investor and as a principal of Unity VCA, had kept himself apprised through frequent telephone conversations with Messrs. Kidrin and Greenberg of the evolving developments of Worlds' 3-D Internet technology and its diverse potential applications, particularly in the pre-recorded music area.

    On April 24, 1998, cognizant of the fact that if the Unity Board elected not to proceed with a Business Combination with BOF Unity would have until May 12, 1998 to enter into a letter of intent for an alternative Business Combination, failing which Unity's Certificate of Incorporation mandated Unity's liquidation, Mr. Burstein requested a meeting with Messrs. Kidrin and Greenberg to explore the feasibility of a possible Business Combination between Unity and Worlds.

    On April 27, 1998, a meeting was held at Mr. Greenberg's office in New York City, at which time Messrs. Kidrin and Greenberg presented a comprehensive review of the progress made by Worlds in developing both its 3-D Internet technology and its potential applications since December 3, 1997, apprised Mr. Burstein of Worlds' current financial resources and of their belief that Worlds could successfully raise approximately $2.0 million of additional funds through the sale of its shares of common stock in a proposed non-underwritten public offering. No substantive discussions with respect to the economic terms of a Business Combination between Unity and Worlds occurred at this meeting.

    On April 29, 1998, Mr. Burstein telephoned each of the members of the Unity Board and explained in detail his concerns over proceeding with a Business Combination with BOF. In particular, Mr. Burstein observed that perhaps that as much as two years could elapse before the technological feasibility of BOF's second generation products could be established, with no assurance at this time as to outcome, and that even if such products were technologically feasible and they lent themselves to patent or other proprietary protection, several additional years could elapse before they could be brought to market. Mr. Burstein expressed his belief that given the rapidly evolving computer network and local access communication interface technology and the vastly superior technological and financial resources of copper and glass manufacturers now dominant in this area, there could be no assurance that BOF could ever be an effective, let alone profitable competitor in the fiber optic market. Each of the members of the Unity Board, contacted individually by Mr. Burstein on April 29, 1998, advised Mr. Burstein that Unity should not proceed with a Business Combination with BOF.

    On the afternoon of April 29, 1998, Mr. Burstein convened a telephonic meeting of the Unity Board to apprise its members of the results of his conversations with Messrs. Kidrin and Greenberg on April 27, 1998. Like Mr. Burstein, the other members of the Unity Board were generally familiar with Worlds, having been briefed from time to time by Mr. Burstein in individual conversations given the fact that each was a shareholder of Worlds by virtue of their prior equity interests in Academic. After reflecting upon Mr. Burstein's recounting of his April 27, 1998 briefing by Messrs. Kidrin and Greenberg, reviewing the several Acquisition Criteria, being also apprised by Mr. Burstein of Mr. Greenberg's apparent relationships in the pre-recorded music and entertainment industries, and noting the absence of any other Acquired Businesses then under consideration, the Unity Board unanimously concluded that Mr. Burstein should immediately enter into the negotiation of a Business Combination between Unity and Worlds.

    On April 30, 1998, Unity issued a press release announcing the termination of its merger negotiation with BOF.


    On May 1, 1998, Mr. Burstein met with Mr. Greenberg in an effort to negotiate the terms of a Business Combination. Messrs. Scharf and Kidrin participated intermittently in such meeting by conference telephone. Although the meeting lasted several hours, no agreement was reached, as the parties could not satisfactorily resolve the issue of what equity percentage of post-Merger Unity was to be retained by the Unity Shareholders, Messrs. Scharf and Greenberg seeking to limit such percentage to no greater than approximately 22.7% and Mr. Burstein requesting no less than 24.0%, respectively. These equity ownership percentages were arbitrarily determined and did not take into account the respective assets, liabilities, working capital and shareholders' equity of each of Worlds and Unity.


    Over that weekend and, particularly, on May 3, 1998, telephonic discussions ensued between Mr. Burstein and the other members of the Unity Board, during the course of which Mr. Burstein informed each member of the differences between Unity and Worlds.

    On May 4, 1998 and, again, on May 5, 1998, telephone discussions were held between Mr. Burstein and Messrs. Scharf and Greenberg at which their differences as to the percentage of equity ownership to be acquired by the Unity Shareholders were narrowed, but not resolved.

    On May 6, 1998, Mr. Burstein attended a meeting in Mr. Greenberg's office in an effort to negotiate definitive merger terms. Messrs. Scharf and Kidrin participated in this meeting telephonically. An agreement was reached between the parties that the Unity Shareholders would collectively retain an approximately 22.7% equity interest in post-Merger Unity, and a definitive letter of intent executed later that afternoon.

    Unity and Worlds each announced the proposed Merger Transaction on May 7, 1998.

    A draft of the Merger Agreement was furnished to Worlds and its counsel on May 12, 1998. Revised drafts, reflecting charges requested by Worlds' counsel, were circulated on May 28, 1998, June 19, 1998, June 23, 1998 and June 24, 1998, respectively. The definitive Merger Agreement was executed on June 25, 1998, and announced by each of Unity and Worlds on June 26, 1998.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS AND REASONS FOR THE MERGER


    UNITY. In considering whether or not to approve the Merger, the Unity Board concluded that Worlds satisfied, or by the passage of time prior to the Merger or upon its consumation would satisfy, all of the Acquisition Criteria, as set forth in the fourth paragraph under "--Background of Merger--Worlds/Unity, above, excluding only the opportunity for acquiring operating control of Worlds in view of the unwillingness of Worlds' management to relinquish such control and the Unity Board's lack of expertise in the Internet applications and products industry. The Unity Board, however, did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weight to each of the several Acquisition Criteria considered in reaching its determination.


    The Unity Board also gave considerable weight to the fact that, based upon numerous media reports, the Internet applications and products industry appeared to be rapidly growing, and to the prior contacts and relationships of Steven Greenberg, a consultant to Worlds and its largest shareholder, within the pre-recorded music and entertainment industries.


    The Unity Board took note of the fact that Unity's Certificate of Incorporation required Unity to be liquidated if it did not enter into a letter of intent to effect a Business Combination by May 12, 1998 and that absent a Business Combination with Worlds, such liquidation, with a distribution of approximately $5.09 per share to each of the Unity Public Shareholders, was a virtual certainty, there being no other suitable Business Combination candidates then available to Unity. The Unity Board, however, believed that the significant growth potential of Worlds, although by no means assured, outweighed the liquidation alternative.

    The Unity Board also took note of the financial condition of both Worlds and the Predecessor as set forth in their respective financial statements and related notes included elsewhere in this Joint Proxy Statement Prospectus and the "going concern assumptions" discussed therein. The Unity Board was cognizant of Worlds' needs for additional financing as expressed in such assumptions but, following discussions with Worlds' management, concluded that Unity's cash resources of approximately $6,000,000, which would become accessable to Worlds upon consummation of the Merger, would satisfy Worlds' capital needs for at least two years thereafter.


    For the reasons set forth above, the Unity Board has determined that the Merger is in the best interests of Unity and the Unity Shareholders. Consequently, the Unity Board has unanimously approved and adopted the Merger Agreement and Merger Transaction and recommends that the Unity Shareholders vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby.

    As discussed elsewhere herein under "--The Merger Agreement--Conditions to the Merger," Unity is not obligated to complete the Merger absent its receipt of an opinion from a recognized investment banking firm, addressed to the Unity Board, to the effect that the consideration to be received by the Unity Public Shareholders in the Merger is fair from a financial point of view. The Unity Board does not believe that the terms of the Merger give rise to any inherent conflict of interest between Unity's executive officers and directors and the Unity Public Shareholders, given the fact that such executive officers and directors will receive no benefit from the Merger that would not otherwise be available to the Unity Public Shareholders as a whole. Further, the Unity Board noted that none of Unity's current executive officers or directors were to become salaried employees of Unity subsequent to the consummation of the Merger and, in any event, the Merger could be effected only if approved by a vote of a majority in interest of all Unity Public Shareholders. Nevertheless, given the fact that such executive officers and directors and their affiliates are also Worlds Shareholders, collectively owning approximately 2.0% of Worlds' currently outstanding Common Stock as a consequence of their prior equity interests in Academic, the Unity Board determined to seek such a fairness opinion inasmuch as such persons' ownership of Worlds Common Stock could raise questions as to the fairness to the Unity Public Shareholders, from a financial point of view, of the Exchange Ratio. See "--Opinion of Unity Financial Advisor."

    WORLDS. In considering the Merger, the Worlds Board noted that the Merger would afford Worlds access to approximately $6,000,000 in cash through its acquisition by virtue of the Merger of Unity's net assets, without the anticipated cost and uncertainties attendant to Worlds' own public offering of securities and the possibility that any such offering might not be successfully consummated in view of then prevailing market conditions or, alternatively, the negotiation and uncertain consummation of commercial lending arrangements.

    The Worlds Board also took into account the overhang on the market of the outstanding but unexercised warrants issued in the IPO (the "IPO Warrants") and the potentially depressive effect of such overhang on the market price of the Unity Common Stock subsequent to the consummation of the Merger. The Worlds Board concluded that the possibility that the IPO Warrants would be exercised at some time prior to their scheduled expiration in November 2002, resulting in gross proceeds from such exercises of approximately $16,250,000, offset the risk of such market overhang. In making such determination, the Worlds Board took note in these regards of the fact that the respective exercise prices of the IPO Warrants were in excess of the price paid by many of the Worlds Shareholders for their respective interests in Worlds and, as such, were anti-dilutive to these Worlds Shareholders. In addition, the Worlds Board also noted that the current public market for Unity Common Stock would afford potential liquidity for the Unity Common Stock to be acquired by the Worlds Shareholders in exchange for the Worlds Common Stock in the Merger.

    After careful consideration, the Worlds Board determined not to secure an opinion of an independent investment banker or other financial advisor to the effect that the Merger would be fair, from a financial point of view, to the Worlds Shareholders in view of the fact that the Worlds Board does not believe that the terms of the Merger give rise to any inherent conflict of interest between Worlds' executive officers, directors and principal shareholder and Worlds Shareholders other than as described in "--Interests of Certain Persons in the Merger.

    The Worlds Board has determined that the Merger is in the best interests of Worlds and the Worlds Shareholders. Consequently, the Worlds Board, has unanimously approved and adopted the Merger Agreement and the Merger Transaction and recommends that the Worlds Shareholders vote FOR approval and adoption of the Merger Agreement and the transactions contemplated thereby.

OPINION OF UNITY FINANCIAL ADVISOR

    In its role as financial advisor to Unity, Gilford Securities Incorporated ("Gilford") was asked by Unity to render its opinion to the Unity Board as to the fairness to the Unity Public Shareholders, from a financial point of view, of the Exchange Ratio.

    On July 23, 1998, Gilford delivered its written opinion to the Unity Board that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the Unity Public Shareholders.

    A COPY OF THE GILFORD OPINION IS ATTACHED HERETO AS EXHIBIT B AND IS INCORPORATED HEREIN BY REFERENCE. UNITY SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY FOR ASSUMPTIONS MADE, MATTERS CONSIDERED, PROCEDURES FOLLOWED AND LIMITS OF THE REVIEW UNDERTAKEN BY GILFORD. THE SUMMARY OF THE GILFORD OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE GILFORD OPINION WAS PREPARED FOR THE UNITY BOARD, IS DIRECTED ONLY TO THE FAIRNESS TO THE UNITY PUBLIC SHAREHOLDERS AS OF JULY 23, 1998, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO PURSUANT TO THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS HOW TO VOTE AT THE UNITY SPECIAL MEETING OR AN OPINION AS TO THE MERITS OF THE MERGER. ADDITIONALLY, THE GILFORD OPINION DOES NOT EXPRESS AN OPINION AS TO PRICE OR TRADING RANGE AT WHICH THE UNITY COMMON STOCK WILL TRADE SUBSEQUENT TO THE DATE OF SUCH OPINION.

    In arriving at its opinion, Gilford has, among other things:

    1. Reviewed Unity's financial statements for the period from inception, May 30, 1996, through April 30, 1998, certain publicity available filings with the SEC and certain other relevant financial and operating date of Unity;

    2. Reviewed the financial statements of Worlds (for the period April 8, 1997 [inception] through March 31, 1998) and its Predecessor (for the period April 26, 1994 [inception] through December 3, 1997), certain publicly available filings with the SEC and certain other relevant financial and operating data of Worlds;

    3. Held meetings and discussions with management and senior personnel of Unity and Worlds, respectively, to discuss the business, operations, historical financial results and future prospects of Unity and Worlds, respectively, including their analysis of the strategic and operating benefits anticipated from the Merger Transaction;

    4. Reviewed financial projections furnished to Gilford by the management of Unity and Worlds, including among other things, the capital structure, sales, net income, cash flow, capital requirements and other data of Unity and Worlds as it deemed relevant;

    5. Reviewed the results of its analyses of Unity and Worlds in comparison with other similar publicly trade companies;

    6. Reviewed the historical prices and trading activity of the securities of Unity from November 21, 1996 to June 24, 1998 and compared those trading histories with those of other companies which it deemed relevant; and

    7. Analyzed the potential proforma financial effects of the Merger Transaction as it relates to Unity and Worlds.

    In arriving at its opinion, Gilford did not make, obtain or assume any responsibility for any independent evaluation of any properties and facilities or of the assets and liabilities (contingent or otherwise) of Unity or Worlds, nor did it make any independent evaluation of the prospects, ongoing viability or any solvency analysis of Unity or Worlds. In rendering its opinion, Gilford relied upon Unity's and Worlds' respective managements with respect to the accuracy and completeness of the financial and other information furnished to it as described above and Gilford did not assume any responsibility for independent verification of such information. Gilford assumed that the financial projections prepared and provided to it by the respective managements of Unity and Worlds represented the best current judgment of these managements as to the future financial condition and results of operations of Unity and Worlds, respectively, and Gilford assumed that the projections were reasonably prepared based upon such current judgment. Gilford further relied upon assurances of the managements of both Unity and Worlds that they are not aware of any facts that would make the information they provided to Gilford incomplete or misleading.

    Gilford also took into account its assessment of general economic, market, and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. With respect to all legal matters relating to Unity, Worlds and the Merger, Gilford relied on the advice of legal counsel to Unity and to Worlds, as applicable. With respect to tax treatment relating to the Merger, Gilford relied upon the advice of tax experts to Unity. Gilford's opinion was necessarily based on regulatory, economic, market, and financial and other conditions as they existed on, and the information made available to it as of, July 23, 1998. It should be understood that, although developments subsequent to July 23, 1998 may affect its opinion, Gilford does not have any obligation to update, revise or reaffirm its opinion.

    Unity did not place any limitations on Gilford's report. Unity did not ask Gilford to render any opinion as to the fairness, from a financial point of view, of the Merger, but only as to the fairness to the Unity Public Shareholders, from a financial point of view, of the Exchange Ratio.

    The following is a brief summary of certain financial analyses performed by Gilford in connection with providing its written opinion to Unity on July 23, 1998. Such summary does not purport to be a complete description of all of the analyses performed by, or all the factors considered by, Gilford in connection with its opinion.

COMPARABLE COMPANY ANALYSIS

    Gilford examined a group of Internet marketers to find a universe of comparable companies. In performing such examination, Gilford observed that online retailing and chat-room marketing as well as Web site creation were relatively new industries. Of ten companies identified by Gilford with some similarity to Worlds, only four were deemed comparable for the purpose of valuation. Three of the four comparables, CD NOW, N2K and CyberShop International, had yet to achieve profitability, while one had a record of sporadic profitability. Since Worlds has only nominal revenue, and is essentially a private company, Gilford concluded that ratio analysis compared to this universe was problematic at best. Assuming that Worlds' management's forecast for 1999 would be achieved, Gilford compared its value based upon a multiple of last twelve month sales to (at a comparable revenue level) CD NOW and N2K. With respect to K-Tel, Gilford viewed this music compiler and direct retailer, which had only recently begun to use the Internet in its marketing, as only a confirmation of the range of valuations calculated below. K-Tel's stock price had advanced from $3 to $39, despite weak earnings, immediately following its announcement of entry into Online marketing. Gilford similarly compared the valuation of CyberShop International at the time of its initial public offering ($47 million on March 23, 1998) with its valuation of approximately $86 million on July 23, 1998 as a measure of the appreciation potential for a combined Unity and Worlds.

    Based on the reviews and analyses discussed above, Gilford concluded that a value of approximately $36 million was within the range which could be attributed to Worlds as of July 23, 1998. The multiple of sales method described above yielded a multiple of 15X at periods in the history of CD-NOW and N2K when their sales were comparable to Worlds' anticipated 1999 revenue of $2.4 million, yielding a value of

$36 million for Worlds. Gilford observed that although the product line offered by CyberShop was broad general merchandise, not targeted to the particularly favored (by investors) music-CD market as is Worlds, it had a current market capitalization of approximately $86 million and last twelve months revenue of $1.7 million. Gilford noted that if Worlds/Unity were to be valued on that basis in 1999, it would have a value, based on Worlds' management's estimate of 1999 revenues ($2.4 million) in excess of $121 million. At the time of its offering, CyberShop International had last twelve month revenue of $1.5 million, and was valued at a multiple of 31X revenues ($47 million).

DISCOUNTED CASH FLOW ANALYSIS


    Gilford performed a Discounted Cash Flow Analysis on forecasts of results of operation of Worlds through December 31, 2002 prepared by the management of Worlds. In that analysis Gilford assumed that a company with the growth and earnings that management forecast would be valued at a multiple of 5, 7 or 9 times its earnings before interest and taxes. Because of the newness of Internet commerce and of Worlds in its current configuration, Gilford applied discount rates of 25, 30 and 35 percent, respectively, to the resulting potential values. The gross valuations, before discounting, ranged from a low of $49.3 million to a high of $88.7 million. When discounted back to present value, the range was from a low of $14.8 million to a high of $36.3 million and the median value was $24.2 million, as compared to the Merger Transaction value of $31 million.


SUPPLEMENTARY ANALYSIS

    Gilford observed that the valuation of Internet companies is an emerging discipline. Gilford further observed that given the extremely rapid growth rates associated with Internet participants, both consumers and businesses, and of Internet business's revenues, new valuation models were constantly being devised by market analysts. One method that has begun to be accepted was a comparison of the number of users of a Web Site to a company's valuation. Gilford compared the number of e-mail registrants on Worlds Chat's Web Site reported to Gilford to be approximately 250,000, with the value of other Internet companies. The range of valuation per user for Internet companies was a reported $38 to $295. This method produced a range of values of Worlds of $9.5 million to $74.5 million with a median of $41 million. This compared favorably with the transaction value of $31 million being accorded to Worlds. Using a broader based average computed by the Internet Stock Report and including ten companies produced a valuation per user of $121. This figure is statistically very similar to Worlds' value of $124 per e-mail address.

    The summary set forth above does not purport to be a complete description of the analyses performed by Gilford. Gilford believes that its analyses must be considered in the aggregate, and that selecting portions of its analysis or the factors considered by it, without considering all factors and analyses considered by Gilford could create a misleading view of the processes underlying its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Gilford did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Gilford believes, and has advised the Unity Board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Gilford made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Unity and Worlds. These analyses performed by Gilford are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and none of Unity, Worlds, Gilford or any other person assumes responsibility for their accuracy.

    Gilford is a recognized investment banking firm which is regularly engaged in the valuation and pricing of businesses and their securities and in advising corporate securities issuers on related matters. Prior to being retained on June 23, 1998, Gilford had no prior relationship with either Unity or Worlds nor with any of its officers, directors, principal shareholders or their respective affiliates.

    For its work in formulating its opinion, Unity will pay Gilford a fee of $75,000, $50,000 of which has been paid to date. Additionally, Unity will reimburse Gilford for its out-of-pocket expenses incurred in connection with this engagement. Unity has agreed to indemnify Gilford against certain losses, expenses, liabilities or claims, including claims under the federal securities laws, which may be incurred by Gilford in connection with its engagement by Unity. The terms of the fee arrangement with Gilford, which are customary in transactions of this nature, were negotiated at arm's length between Unity and Gilford, and the Unity Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Gilford is contingent upon approval of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    WORLDS DIRECTORS. As contemplated by the Merger Agreement, Lawrence Burstein, John Cattier, Barry Ridings and Norman Leben, each presently a member of the Unity Board, will resign immediately prior to the Effective Time. Immediately following the Merger, Unity has agreed to cause Michael Scharf, Thomas Kidrin and Kenneth Locker, each currently a member of the Worlds Board (such persons being hereinafter referred to as the "Designated Directors"), to be elected to the Unity Board. The Designated Directors will comprise the members of the Unity Board subsequent to the Effective Time of the Merger and, consequently, will then control the business and affairs of Unity. The Designated Directors in the aggregate hold 3,500,000 shares of Worlds Common Stock, which will be exchanged for an aggregate of 1,249,500 shares of Unity Merger Stock. See "Principal Shareholders of Worlds."

    AFFILIATED UNITY SHAREHOLDERS. The Affiliated Unity Shareholders collectively own 365,900 shares of Worlds Common Stock (including 100,000 shares issuable upon exercise of warrants), representing approximately 2.0% of Worlds' currently outstanding Common Stock. At the Effective Time, such Worlds Common Stock will be exchanged into 130,626 shares of Unity Merger Stock (including 35,700 shares issuable upon exercise of the Unity Merger Warrants), whereupon the ownership of the Affiliated Unity Shareholders in the surviving company, as a result of their ownership of Worlds Common Stock, will decrease to approximately 1.6%.

    ICG. ICG will receive a fee of $150,000 upon the consummation of the Merger, payable by post-Merger Unity, for its services in facilitating the Merger Transaction. ICG received 425,000 shares of Worlds Common Stock as a financial advisor for its role in the Worlds Consolidations and warrants to purchase 110,375 shares of Worlds Common Stock for $1.00 per share as a placement agent fee for Worlds' private offering in the winter of 1997. The principal shareholders of ICG are also shareholders of Unity VCA.

CERTAIN TAX CONSEQUENCES OF THE MERGER

    The Merger is intended to be a "tax-free reorganization" for federal income tax purposes under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). As a consequence: (i) neither Unity nor Worlds will recognize any gain or loss in the Merger; and (ii) neither the Unity Shareholders nor the Worlds Shareholders will recognize any gain or loss in the Merger, except for tax payable by Worlds Shareholders because of cash received instead of fractional shares of Unity Common Stock.


    Cooperman Levitt Winikoff Lester & Newman, P.C., as counsel to Unity, has rendered to Unity an opinion dated as of the date of this Joint Proxy Statement/Prospectus to the effect that, with respect to Unity and the Unity Shareholders, the Merger will be a "tax-free reorganization" for federal income tax purposes under Section 368(a) of the Code.

    Heller, Horowitz & Feit, P.C., as counsel to Worlds, has rendered to Worlds an opinion dated as of the date of this Joint Proxy Statement/Prospectus to the effect that, with respect to Worlds and the Worlds Shareholders, the Merger will be a "tax-free reorganization" for federal income tax purposes under Section 368(a) of the Code.
    THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. EACH UNITY AND WORLDS SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAW OR OTHER TAX LAWS.

THE MERGER AGREEMENT

    GENERAL. The Merger Agreement provides that, at the Effective Time, each then outstanding share of Worlds Common Stock will be converted into the right to immediately receive approximately 0.357 of a share of Unity Common Stock, or approximately 6,379,065 shares of Unity Common Stock. The Exchange Ratio was established through negotiations between Unity and Worlds.

    The Merger Agreement further provides that, at the Effective Time, Worlds will be merged with and into Unity. The Certificate of Incorporation of Unity, as the surviving corporation, will be amended at the Effective Time to change Unity's name to "Worlds Inc."


    Upon consummation of the Merger and assuming none of the Worlds Shareholders exercise their appraisal rights, the Worlds Shareholders will own approximately 77.3% of the then outstanding shares of Unity Common Stock. On a fully diluted basis, giving effect to the exercise of all Unity Exchange Options and Unity Merger Warrants and the conversion of all Unity Convertible Notes, a maximum of an additional 461,310 shares of Unity Common Stock will be issuable upon consummation of the Merger. On such a fully diluted basis (and assuming no exercise of the IPO Warrants, the Directors' Warrants and the Underwriters' IPO Securities), the Worlds Shareholders would collectively own a maximum of approximately 78.5% of the then outstanding Unity Common Stock.


    None of the shares of Unity Common Stock will be converted or otherwise modified in the Merger and all of such shares will continue to be outstanding capital stock of Unity after the Effective Time.

    REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various representations and warranties of Worlds and Unity relating to: (i) each of Unity's and Worlds' organization and similar corporate matters, (ii) each of Unity's and Worlds' capital structure, (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related documentation, (iv) the absence of any governmental or regulatory authorization, consent or approval to consummate the Merger, (v) the documents and reports filed by Worlds and Unity with the SEC and the accuracy of the information contained therein, (vi) the absence of certain liabilities, (vii) the absence of certain material events or changes, (viii) litigation, (ix) the accuracy of the information provided by Worlds and Unity with respect to the registration statement to be filed by Unity in connection with resales of shares of Unity Merger Stock by Worlds Shareholders subsequent to the Merger (the "Registration Statement") and this Joint Proxy Statement/Prospectus, (x) compliance with laws and material agreements, (xi) taxes, (xii) retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended, (xiii) certain accounting matters and (xiv) the absence of certain labor controversies.

    CERTAIN COVENANTS. Pursuant to the Merger Agreement, Worlds and Unity have agreed with the other that, during the period from the date of the Merger Agreement until the Effective Time, except as permitted by the Merger Agreement (including those provisions set forth or described in this Joint Proxy Statement/Prospectus) or as consented to in writing by the other, each will: (i) conduct its business in the ordinary and usual course and consistent with past practice, (ii) not split, combine or reclassify its

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outstanding capital stock or declare any dividend or distribution, (iii) not issue, sell, pledge or dispose of any additional shares, or any options or rights to acquire additional shares, of capital stock (other than in, connection with the exercise of outstanding options or warrants (Worlds only)), (iv) not redeem any shares of capital stock except as permitted by the terms of such securities, (v) not dispose of any material assets or properties other than in the ordinary course of business, (vi) preserve the goodwill and business relationships with its suppliers, distributors, customers and others, (vii) confer on a regular basis with the others on material operational matters,
(viii) file with the SEC all forms, statements, reports and documents required to be filed pursuant to the Exchange Act and (ix) prior to the Effective Time, afford to each other reasonable access during normal business hours to its properties, books, contracts, commitments and records.

    NO SOLICITATION OF OTHER TRANSACTIONS. The Merger Agreement provides that Worlds and its officers, directors, representatives and agents, will not solicit any proposal or offer to acquire all or any substantial part of the business or capital stock of Worlds from any person other than Unity. In this regard, Worlds has agreed that any person inquiring as to the availability of the business or shares of capital stock of either Worlds or any of its subsidiaries or making an offer therefor will be told that Worlds is bound by the provisions of the Merger Agreement. Each of Worlds and its officers, directors, representatives and agents further agreed to advise Unity promptly of any such inquiry or offer. The Merger Agreement also provides for similar restrictions on Unity and its officers, directors, representatives and agents.

    NO INDEMNIFICATION. The Merger Agreement does not provide for any indemnification to either Worlds or Unity for any costs or expenses judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement arising out of, relating to or in connection with any misrepresentation or breach of representations, warranties or covenants contained in the Merger Agreement.

    CONDITIONS TO THE MERGER. The respective obligations of Unity and of Worlds to effect the Merger are subject to a number of conditions, including: (i) the Merger Transaction shall have been approved and adopted by the Unity Shareholders, and no more than 20% in interest of the Unity Common Stock held by Public Unity Shareholders vote against the Merger Transaction and affirmatively request conversion of their shares of Unity Common Stock into cash; (ii) the Merger Transaction shall have been approved and adopted by the Worlds Shareholders; (iii) the Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been issued and remain in effect; (iv) no preliminary or permanent injunction or other order or decree by any federal or state court or any action by any state or federal governmental agency preventing the consummation of the Merger shall have been issued or taken and remain in effect; and (v) all consents, orders and approvals legally required shall have been obtained and be in effect at the Effective Time.

    In addition to the conditions set forth above, the obligations of Unity to effect the Merger are subject to the following conditions: (i) Worlds shall have performed in all material respects its agreements contained in the Merger Agreement and all representations and warranties of Worlds contained in the Merger Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date (as defined in the Merger Agreement); (ii) the receipt of a written opinion from counsel to Worlds as to certain matters;
(iii) the absence of material adverse changes in the business, operations, properties, assets, condition (financial or other), results of operations or prospects of Worlds; (iv) the receipt of all consents, orders and approvals required to consummate the Merger; (v) Unity's receipt of an opinion of Gilford or another recognized investment banking firm that the Exchange Raio is fair, from a financial point of view, to the Unity Public Shareholders; and (vi) Worlds shall have entered into one or more agreements with nationally recognized entertainment or pre-recorded music companies which call for the development and commercial exploitation of Worlds' 3D Internet technology.

    In addition to the conditions set forth in the first paragraph of this subsection, the obligations of Worlds to effect the Merger are subject to the following conditions: (i) Unity shall have performed in all material respects its agreements contained in the Merger Agreement and the representations and

                                       21
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warranties of Unity contained in the Merger Agreement shall be true and correct in all material respects on and as of the date made and the Closing Date; (ii) the receipt of a written opinion from counsel to Unity as to certain matters,
(iii) Unity shall have at the Closing Date at least an aggregate of $6,000,000 in cash or cash equivalents net of liabilities after giving effect to the payment on the Closing Date of all expenses attendant to the transactions contemplated by the Merger Agreement (exclusive of that portion of the fee of Gilford in excess of $50,000) and any payments required to be paid to Unity Shareholders exercising their conversion rights under Unity's Certificate of Incorporation, discussed elsewhere herein; (iv) Unity's outstanding securities shall be unchanged in amount except as contemplated by the Merger Agreement; and
(v) all agreements (exclusive of the Directors' Warrants referred to under "Description of Unity's Securities") between Unity and its affiliates shall have been terminated.


    TERMINATION. The Merger Agreement may be terminated prior to the Closing Date (i) at any time by mutual consent of the Boards of Directors of Unity and of Worlds, (ii) by either Worlds or Unity after September 30, 1998, if the Merger shall not have been consummated on or before such date (so long as the party terminating has not breached its obligations under the Merger Agreement),
(iii) unilaterally by Unity: (a) if Worlds materially breaches any material representation or warranty of Worlds set forth in the Merger Agreement, (b) upon Worlds' willful failure to comply with or satisfy any material covenant or condition of Worlds contained in the Merger Agreement or (c) if Worlds shareholders fail to approve the Merger Agreement of the Worlds Special Meeting or (iv) unilaterally by Worlds: (a) if Unity materially breaches any material representation or warranty of Unity set forth in the Merger Agreement, (b) upon Unity's willful failure to comply with or satisfy any material covenant or condition of Unity contained in the Merger Agreement or (c) if Unity shareholders fail to approve the Merger Transaction at the Unity Special Meeting.


    In the event of termination of the Merger Agreement by either Worlds or Unity as provided above, the Merger Agreement shall become void and there will be no further obligation on the part of any of Worlds or Unity, other than preserving the confidentiality of confidential information of the other provided that in connection with the Merger Transaction.

    AMENDMENT AND WAIVER. At any time prior to the Effective Time, Worlds or Unity may (i) extend the time for the performance of any of the obligations or other acts to be performed by any other party pursuant to the Merger Agreement,
(ii) waive any inaccuracies in the representations and warranties by any other party contained in the Merger Agreement or in any other document delivered pursuant to the Merger Agreement and (iii) waive compliance with any of the agreements of any other party or conditions precedent to their respective obligations contained in the Merger Agreement.

    Subject to applicable law, the Merger Agreement may be amended at any time before or after its approval by the Unity Shareholders or the Worlds shareholders by the written agreement of Worlds and Unity. Under applicable law, neither Worlds nor Unity may amend the Merger Agreement subsequent to obtaining approval of their respective shareholders if such amendments would (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for shares of such corporation, (ii) alter or change any term of the certificate of incorporation of Unity following the Merger or (iii) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the Unity Shareholders or the Worlds Shareholders.

ABSENCE OF REGULATORY FILINGS AND APPROVALS

    The Merger is not subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, which provide that certain merger transactions may not be consummated until required information and materials have been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting periods have expired or been terminated.

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RESTRICTIONS ON SALES BY AFFILIATES

    The 6,379,065 shares of Unity Common Stock to be issued in the Merger are expected to be registered under the Securities Act as of the Effective Time of the Merger. In such event, all of these shares will be freely transferable under the Securities Act. However, the Merger Agreement provides that all of the current executive officers and directors of Worlds, as well as Worlds' principal shareholder, and their respective affiliates will not sell, pledge, transfer or otherwise dispose of any of their respective shares of Unity Merger Stock for a period of 12 months from the Effective Time. Thereafter, each such person may sell the balance, if any, of his Unity Merger Stock at any time, subject to any restrictions imposed by law. The executive officers and directors of Unity and their respective affiliates have agreed to identical restrictions.

ACCOUNTING TREATMENT

    The Merger will be treated as a capital transaction equivalent to the issuance of stock by Worlds for Unity's net monetary assets of approximately $6,000,000, accompanied by a recapitalization of Worlds.

EXPENSES

    The Merger Agreement provides that, whether or not the Merger is consummated, all expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

CONVERSION RIGHTS


    A condition of the completion of Unity's IPO, arbitrarily imposed upon Unity by the IPO underwriters, was a requirement that Unity not proceed with any Business Combination if 20% or more in interest of Unity Common Stock held by Public Unity Stockholders request conversion of their respective shares into cash and also vote against such Business Combination. Consequently, each Public Unity Shareholder as of the Unity Record Date will have the right until October
  , 1998, [20 business days after the date of this Joint Proxy Statement/Prospectus] (the "Conversion Notification Date") to offer his or her shares of Unity Common Stock to Unity for conversion to cash at an amount equal to approximately $5.13 per share (the "Conversion Value"). Any such request for conversion, once made, may be withdrawn at any time up to and through the Conversion Notification Date. The Conversion Value is equal to the amount held in a trust account (inclusive of any interest thereon) divided by the number of shares of Unity Common Stock held by all Public Unity Shareholders, as determined by Unity and audited by its independent public accountants, calculated as of the Unity Record Date. If less than 20% in interest of Unity Common Stock held by Public Unity Shareholders who vote against approval of the Merger Transaction also elect to have their shares of Unity Common Stock converted into cash, and the Merger is consummated, Unity will convert into cash shares of Unity Common Stock at the Conversion Value from those Public Unity Shareholders who affirmatively requested such conversion and who actually voted against approval of the Merger Transaction. If 20% or more in interest of Unity Common Stock held by Public Unity Shareholders actually vote against approval of the Merger Transaction and affirmatively request conversion of their shares of Unity Common Stock, Unity will not proceed with the Merger and will not convert such shares into cash. In such event, Unity's Certificate of Incorporation requires that Unity be liquidated.


    A Public Unity Shareholder wishing to exercise his or her conversion rights
(i) must deliver to Unity, prior to or on but in no event later than the Conversion Notification Date, a written objection to the Merger Transaction (the "Notice of Election"), which shall include a notice of his or her election to convert into cash his or her Unity Common Stock, his or her name and residence address, the number of shares of Unity Common Stock which he or she owns and demand for payment of the Conversion Value of his or her shares of Unity Common Stock (WHICH NOTICE OF ELECTION MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE AGAINST THE MERGER TRANSACTION) and (ii) must vote against the Merger Transaction. A vote

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against the Merger Transaction, in person or by proxy, will in and of itself not constitute a written objection to the Merger Transaction satisfying the requirements for exercise of the conversion rights. In addition, a proxy directing such vote for an abstention, even if accompanied by a Notice of Election, will not meet the requirements for exercise of the conversion rights.
A Public Unity Shareholder who elects to convert into cash his or her shares of Unity Common Stock may not convert less than all of the shares of Unity Common Stock beneficially owned by such shareholder as of the Unity Record Date. Public Unity Shareholders, who timely file a Notice of Election and who vote their Unity Common Stock against the Merger Transaction, are hereinafter referred to as "Converting Shareholders."

    ALL NOTICES OF ELECTION SHOULD BE ADDRESSED TO UNITY, 245 FIFTH AVENUE, NEW YORK, NEW YORK 10016; ATTN.: LAWRENCE BURSTEIN, PRESIDENT.


    Any Public Unity Shareholder whose shares are held in street name may exercise his or her conversion rights by instructing his or her broker to prepare and deliver a Notice of Election to Unity within the time frame and containing the information set forth in the second paragraph above, except that in lieu of setting forth the name and residence address of the Public Unity Shareholder, it should recite the name and address of the applicable brokerage firm and a statement to the effect that the Notice of Election is being submitted on behalf of a customer whose shares are held in street name (without identifying the customer). In addition, such Public Unity Shareholder should instruct the broker to vote his or her street name shares against the Merger Transaction.



    At the Effective Time, each Converting Shareholder will cease to have any of the rights of a Unity Shareholder, except the right to be paid the Conversion Value for his or her shares of Unity Common Stock. To maintain his or her position as a Converting Shareholder, a Public Unity Shareholder (or his or her broker in the case of shares held in street name) must submit the certificate representing his or her shares of Unity Common Stock to Unity or its transfer agent as noted below. A Notice of Election may be withdrawn by a Public Unity Shareholder (or his or her broker), with the written consent of Unity, prior to 20 days following the Effective Time.



    Within 10 days after the date on which shareholders of Unity approve the Merger Transaction, Unity will send written notice of such approval ("Notice of Approval of Merger"), including the per share Conversion Value, by certified or registered mail to each shareholder of Unity who filed a Notice of Election and who voted his or her shares against adoption of the Merger Transaction.



    Within 20 days following the date of mailing of the Notice of Approval of Merger, Converting Shareholders must submit certificates representing their shares of Unity Common Stock to Unity or its transfer agent. Within 30 days following the date of mailing of the Notice of Approval of Merger, Unity will pay each Converting Shareholder, who has submitted the certificates representing his or her shares of Unity Common Stock to Unity or its transfer agent, the Conversion Value for such shares. ANY CONVERTING SHAREHOLDER WHO FAILS TO SUBMIT HIS OR HER CERTIFICATES REPRESENTING UNITY COMMON STOCK WITHIN 20 DAYS FOLLOWING THE DATE OF MAILING OF THE NOTICE OF APPROVAL OF MERGER SHALL LOSE HIS OR HER CONVERSION RIGHTS.


APPRAISAL RIGHTS

    UNITY

    Pursuant to Section 262 of the Delaware General Corporation Law ("DGCL"), the holder of record of any shares of Unity Common Stock who does not vote such holder's shares in favor of adoption and approval of the Merger Transaction may assert appraisal rights and elect to have the "fair value" of such holder's shares of Unity Common Stock determined and paid to such holder, provided that such holder complies with the requirements of Section 262 of the DGLC, summarized below. All references to and summaries of the rights of the dissenting shareholders are qualified in their entirety by reference to the text of Section 262 of the DGLC which is attached to this Proxy Statement as Exhibit C.

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    Any shareholder entitled to vote on the Merger Transaction who desires that
Unity purchase shares of Unity Common Stock held by such shareholder (the "Dissenting Shares"), must not vote in favor of adoption and approval of the Merger Transaction. Shares of Unity Common Stock voted in favor of adoption and approval of the Merger Transaction will be disqualified as Dissenting Shares.

    Shareholders whose shares are not voted in favor of adoption and approval of the Merger Transaction and who, in all other respects, follow the procedures specified in Section 262 will be entitled to have their Unity Common Stock appraised by the Delaware Court of Chancery (the "Court") and to receive payment of the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Court. The procedures set forth in Section 262 must be strictly complied with. Failure to follow any such procedures will result in a termination or waiver of appraisal rights under Section 262.

    Under Section 262, a holder of Unity Common Stock electing to exercise appraisal rights must:

        (1) Deliver to Unity, before taking of the vote on the Merger Transaction, a written demand for appraisal of such holder's Unity Common Stock which reasonably informs Unity of the identity of the shareholder of record and that such record shareholder intends thereby to demand appraisal of such holder's shares. Such written demand is in addition to and separate from any proxy or vote with respect to the Merger Transaction. Neither a vote against or abstention from voting with respect to the Merger Transaction nor a proxy directing such vote will satisfy the requirement that a written demand for appraisal be delivered to Unity before the vote on the Merger Transaction. Such written demand for appraisal should be delivered either in person to the Secretary of Unity at the Special Meeting on or before the vote on the Merger Transaction or in person or by mail to the Secretary, prior to the Special Meeting, at 245 Fifth Avenue, New York, New York 10016

        (2) Not vote in favor of, or consent in writing to, the Merger Transaction. A failure to vote against the Merger Transaction will not constitute a waiver of appraisal rights. However, a shareholder who signs and returns a proxy without expressly directing (by checking the applicable box on the proxy card enclosed herewith) that such stockholder's shares be voted against the Merger Transaction or that an abstention be registered with respect to such shares of Unity Common Stock in connection with such Merger Transaction will effectively have thereby waived his or her appraisal rights as to those shares because, in the absence of express contrary instructions, such shares will be voted in favor of the Merger Transaction. Accordingly, a shareholder who desires to perfect appraisal rights with respect to any shares must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy card or voting in person in favor of Proposal No. 1 on such card, or
    (ii) check either the "Against" or the "Abstain" boxes next to such Proposal on such card or vote in person against the Merger Transaction or register in person an abstention with respect thereto.

    The written demand for appraisal must be made by or for the holder of record of shares of Unity Common Stock. Accordingly, such demand must be executed by or for such shareholder of record, fully and correctly, as such stockholder's name appears on the stock certificates representing the shares. If the applicable shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in such capacity, and if the applicable shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a shareholder of record. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner(s).

    A record owner, such as a broker, who holds shares as nominee for other persons may exercise appraisal rights with respect to the shares held for all or less than all of such other persons. In such case, the written demand should set forth the number of shares covered by it. Where no number of shares is

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
expressly mentioned, the demand will be presumed to cover all shares standing in the name of such record owner.

    Within 10 days after the Effective Time, Unity is required to, and will, notify each shareholder who has satisfied the foregoing conditions of the date on which the Effective Time occurred and that appraisal rights are available with respect to shares for which a demand has been submitted. Within 120 days after the Effective Time, Unity, or any such shareholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under Section 262, may file a petition in the Court demanding a determination of the value of the shares held by all shareholders entitled to appraisal rights. If no such petition is filed, appraisal rights will be lost for all shareholders who had previously demanded appraisal of their shares. Shareholders of Unity seeking to exercise appraisal rights should not assume that Unity will file a petition with respect to the appraisal of the value of their shares or that Unity will initiate any negotiations with respect to the "fair value" of such shares. Accordingly, such shareholders should regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in
Section 262.

    Within 120 days after the date of the Effective Time, any shareholder who has therefore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from Unity a statement setting forth the aggregate number of shares not voted in favor of the Merger Transaction and with respect to which demands for appraisal were received by Unity, and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by Unity or within 10 days after expiration of the period for delivery of demands for appraisal, which ever is later.

    If a petition for an appraisal is timely filed, at the hearing on such petition the Court will determine the shareholders of Unity entitled to appraisal rights. After determining the shareholders entitled to an appraisal, the Court will appraise the value of the shares of Unity Common Stock owned by such shareholders, determining the "fair value" thereof exclusive of any element of value arising from the accomplishment or expectation of the Merger. The Court will direct payment by Unity of the fair value of such shares together with a fair rate of interest, if any, on such fair value to shareholders entitled thereto upon surrender to Unity of stock certificates. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a shareholder, the Court may, in its discretion, order that all or a portion of the expenses incurred by any shareholder in connection with an appraisal proceeding, including without limitation, reasonable attorneys' fees and fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal.

    Although Unity believes that the Merger Transaction is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court and shareholders should recognize that such appraisal could result in a determination of a value higher or lower than, or the same as, the Conversion Value. Moreover, Unity does not presently anticipate offering more than the Conversion Value to any shareholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Unity Common Stock is less than the Conversion Value. In determining the "fair value" of shares of Unity Common Stock, the Court is required to take into account all relevant factors. Therefore, such determination could be based upon considerations other than, or in addition to, the price paid for shares of Unity Common Stock, including, without limitation, the market value of shares and the asset values and earning capacity of Unity. In WEINBERGER V. UOP, INC. ET AL., 457 A.2d 701,713 (Del. 1983), the Delaware Supreme Court stated, among other things, that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding. Section 262 provides that "fair value" is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In WEINBERGER, the Delaware Supreme Court held that

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
"elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Id.

    Any holder of shares of Unity Common Stock who has demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote such holder's shares for any purpose nor be entitled to the payment of dividends or other distributions on such shares (other than those payable to shareholders of record as of a date prior to the Effective Time).

    If (i) no petition for an appraisal is filed within 120 days after the date of the Effective Time or (ii) a holder of shares delivers to Unity a written withdrawal of such holder's demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or with the written approval of Unity thereafter (which Unity reserves the right to give or withhold, in its sole discretion), then the right of such shareholder to an appraisal will cease and such shareholder will remain a shareholder of Unity. No appraisal proceeding in the Court will be dismissed as to any shareholder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.

    Also see "Conversion Rights" above.

    WORLDS

    Under the New Jersey Business Corporation Act, as amended (the "NJBCA"), shareholders of Worlds may dissent from the Merger and be paid the fair value of their shares if they comply with the applicable provisions of the NJBCA. Shareholders contemplating the exercise of their appraisal rights should review the procedures set forth in Chapter 11 of the NJBCA, a copy of which is attached to this Joint Proxy Statement/Prospectus as Exhibit D. The following is a summary of the steps which must be taken for the exercise of Worlds dissenters' rights and is qualified in its entirety by reference to the attached sections of the NJBCA.

    To be eligible to exercise his right of dissent, a Worlds Shareholder must file with Worlds a written notice of dissent, stating that he intends to demand payment for all, but not less than all, of the shares of Worlds Common Stock owned beneficially by him, if the Merger becomes effective. The notice of dissent must be filed before the vote of the Worlds Shareholders on the Merger is taken. A Worlds Shareholder who votes in favor of the merger waives his right to dissent. The notice of dissent should be delivered to Mr. Thomas Kidrin, President, Worlds Inc., 15 Union Wharf, Boston, Massachusetts 02109.

    Within 10 days after the date the Merger becomes effective, Worlds Shareholders who have filed a notice of dissent will be notified by Worlds by certified mail of the effective date of the Merger, except that such notice need not be sent to any such Worlds Shareholder who voted for or consented in writing to the Merger. Within 20 days after Worlds' notice is mailed, a Worlds Shareholder entitled to receive such notice who wishes to dissent must file with Worlds a written demand for the payment of the fair value of his shares of Worlds Common Stock. Such written demand should be delivered to Mr. Thomas Kidrin, President, Worlds Inc., 15 Union Wharf, Boston, Massachusetts 02109.

    Within 20 days after making his written demand for payment, the Worlds Shareholder must submit his share certificates for Worlds Common Stock to Worlds. Worlds will make a notation thereon that such shareholder has made a demand to be paid the fair value of his shares and thereafter the certificate will merely represent the rights of a dissenting shareholder, and will not represent shares of Worlds Common Stock.

    Within 10 days after the expiration of the period within which Worlds Shareholders may make a written demand to be paid the fair value of their shares, Worlds will mail to each dissenting Worlds Shareholder the latest available 12-month profit and loss statement and a balance sheet and surplus statement as of the close of the 12-month period. The close of the profit and loss statement and the balance sheet will be as of a date within 12 months prior to the mailing. Worlds may accompany these financial statement with a written offer to pay a specified price for such dissenting shareholder's shares deemed by Worlds to be the fair value thereof, but Worlds is not obligated to do so. Each dissenting Worlds Shareholder will have a 30-day period following Worlds' mailing of the financial statement to agree upon a price with Worlds. If the Worlds Shareholder and Worlds are unable to agree upon a price within the 30-day period, such shareholder may serve a written demand on Worlds to commence an action in the Superior Court of New Jersey for the determination of the fair value of his Worlds shares. The Worlds Shareholder's demand to commence an action must be served not later than 30 days after the expiration of the 30-day period Worlds Shareholders have in which to agree upon a price with Worlds.

    Worlds has 30 days after receipt of the Worlds Shareholder's demand to commence a proceeding in the Superior Court. If Worlds fails to institute the proceeding, such shareholder may institute the proceeding in the name of Worlds within 60 days after expiration of Worlds' 30-day period.

    In the New Jersey Superior Court proceeding, the court has jurisdiction over all Worlds dissenting shareholders who have not agreed upon a price with Worlds and may proceed in a summary fashion to determine the fair value of the shares of Worlds Common Stock. The court's judgment must include interest from the date of the dissenting shareholder's demand for payment to the date of payment unless the court finds the refusal of any dissenting shareholder to accept Worlds' offered price was arbitrary, vexatious or otherwise not in good faith. The costs of the action (excluding the fees and expenses of each party's attorneys and experts) and of any court-appointed appraiser will be apportioned equitably by the court.

    The court may in its discretion award a dissenting shareholder the reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder if the court finds that the price offered by Worlds was not offered in good faith or if no such offer was made.

OPERATIONS AFTER THE MERGER

    DIRECTORS AND EXECUTIVE OFFICERS. In accordance with the Merger Agreement, the four current members of the Unity Board will resign immediately prior to the Effective Time. Immediately following the Merger, the three current directors of Worlds will become the sole members of the Unity Board. In addition, all of Unity's executive officers will resign as of the Effective Time, to be replaced by Worlds' current executive officers. See "Management of Worlds--Directors, Executive Officers and Consultant".

    DIVIDENDS. Unity does not presently intend to pay any cash dividends as all available cash will be utilized to further the growth of Unity's business subsequent to the Effective Time for the proximate future thereafter. The payment of any subsequent cash dividends will be in the discretion of the Unity Board and will be dependent upon Unity's results of operations, financial condition, and other factors deemed relevant by the Unity Board. See "Description of Unity's Securities--Dividends."

                           PRICE RANGES OF SECURITIES

UNITY

    Unity's Common Stock, Class A Redeemable Warrants and Class B Redeemable Warrants are each quoted on the OTC Bulletin Board under the symbols UFAC, UFACW and UFACZ, respectively. The following table sets forth the range of the high and low bid quotations of such securities on the OTC Bulletin Board for the periods indicated:

                                                                                                   CLASS A           CLASS B
                                                                                                  REDEEMABLE        REDEEMABLE
                                                                          COMMON STOCK             WARRANTS         WARRANTS
                                                                      --------------------  ----------------------  ---------
THREE MONTHS ENDED                                                      HIGH        LOW       HIGH         LOW        HIGH
--------------------------------------------------------------------  ---------  ---------  ---------      ---      ---------
January 31, 1997(1).................................................  4 3/4      4 3/8      1 1/4             7/8   1 1/4
April 30, 1997......................................................  4 13/16    4 3/8      1 1/8             3/8   7/8
July 31, 1997.......................................................  4 7/8      4 7/16     1 1/4            5/16   7/8
October 31, 1997....................................................  4 29/32    4 5/8      13/16             1/4   5/8
January 31, 1998....................................................  5 1/2      4 11/16    1                 3/8   9/16
April 30, 1998......................................................  5 3/16     4 3/4      1 1/16            5/8   9/16
July 31, 1998.......................................................  5 5/16     4 13/16    1 3/8            7/16   1/2
October 31, 1998 (through August 31, 1998)..........................  5 1/4      4 3/4      1 1/8            7/16   1/2


THREE MONTHS ENDED                                                        LOW
--------------------------------------------------------------------      ---
January 31, 1997(1).................................................         3/4
April 30, 1997......................................................         1/4
July 31, 1997.......................................................         1/4
October 31, 1997....................................................         1/8
January 31, 1998....................................................         1/4
April 30, 1998......................................................         1/4
July 31, 1998.......................................................        9/32
October 31, 1998 (through August 31, 1998)..........................         1/4


------------------------

(1) Unity's securities began separate trading on November 21, 1996.

    The above quotations represent prices between dealers and do not include retail markup, markdown or commission. They do not necessarily represent actual transactions.


    On June 24, 1998 (the last trading day prior to the public announcement of the execution of the Merger Agreement), the last reported closing bid prices of Unity's Common Stock, Class A Redeemable Warrants and Class B Redeemable Warrants were $5 1/8, $ 11/16 and $ 7/16, respectively. On that date, there were 34 recordholders of Unity Common Stock, although Unity believes that there are other persons who are beneficial owners of shares of Unity Common Stock held in street name.


WORLDS

    There is not presently, nor has there been for at least the past five years, an active trading market for Worlds Common Stock.


    On September   , 1998, there were 600 recordholders of Worlds Common Stock, although Worlds believes that there are other persons who are beneficial owners of shares of Worlds Common Stock held in street name.

                  SELECTED HISTORICAL FINANCIAL DATA OF WORLDS


    The following selected financial data as of December 31, 1997 and for the period April 8, 1997 (inception) through December 31, 1997 is derived from the financial statements of Worlds included elsewhere herein, which have been audited by BDO Seidman, LLP, independent certified public accountants. Such data includes the operations of Academic Computer Systems, Inc. and Predecessor from December 4, 1997. The selected statement of operations data for Predecessor for the period from April 26, 1994 to December 3, 1997, for the year ended December 31, 1996, for the period ended December 3, 1997 and for the period April 26, 1994 (inception) to December 3, 1997 is derived from the audited financial statements of Predecessor included elsewhere herein, which have been audited by BDO Seidman, LLP, independent certified public accountants. The selected statements of operations data for Predecessor for the period from April 26, 1994 to December 31, 1994 and for the year ended December 31, 1995 is derived from Predecessor's audited financial statements not included herein. The data as of and for the six months ended June 30, 1998 is derived from Worlds, unaudited condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus and which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results that may be expected for the full year.


    The following data should be read in conjunction with the financial statements of the Worlds and Predecessor.

STATEMENT OF OPERATIONS DATA:


                             WORLDS INC.
                           (FORMERLY WORLDS
                          ACQUISITION CORP.)
                         (A DEVELOPMENT STAGE
                                                          WORLDS INC.--PREDECESSOR (A DEVELOPMENT STAGE ENTERPRISE)
                                                    ----------------------------------------------------------------------
                             ENTERPRISE)                                                                      CUMULATIVE
                    ------------------------------                                                            FROM APRIL
                                        APRIL 8,                                                APRIL 26,         26,
                                          1997      FOR THE PERIOD                                1994           1994
                        FOR THE       (INCEPTION)   FROM JANUARY 1,    FOR THE YEAR ENDED      (INCEPTION)    (INCEPTION)
                       SIX MONTHS       THROUGH         THROUGH           DECEMBER 31,           THROUGH        THROUGH
                     ENDED JUNE 30,   DECEMBER 31,    DECEMBER 3,    -----------------------  DECEMBER 31,    DECEMBER 3,
                          1998            1997           1997           1996         1995         1994           1997
                    ----------------  ------------  ---------------  -----------  ----------  -------------  -------------
Net Revenues......    $     16,132     $    1,420     $    80,720    $ 3,784,019  $1,882,232   $   279,720    $ 6,026,691
Total Costs &
  Expenses........       1,867,054      6,810,568(a)     2,885,088    13,871,984   9,561,265     1,461,300     27,779,637
Operating Loss....      (1,850,922)    (6,809,148)     (2,804,368)   (10,087,965) (7,679,033)   (1,181,580)   (21,752,946)
Other Income and
  (Expenses)......           4,880         (3,099)        134,863         16,011      96,201           447        247,522
Net Loss Before
  Taxes and
  Extraordinary
  Item............      (1,846,042)    (6,812,247)     (2,669,505)   (10,071,954) (7,582,832)   (1,181,133)   (21,505,424)
Income Taxes......         --              --              (5,000)      (115,000)     --           --            (120,000)
Net Loss Before
  Extraordinary
  Item............      (1,846,042)    (6,812,247)     (2,674,505)   (10,186,954) (7,582,832)   (1,181,133)   (21,625,424)
Extraordinary
  Item-Gain On
  Debt
  Settlement......         151,654        125,776         389,285        --           --           --             389,285
Net Loss..........    $ (1,694,388)    $(6,686,471)   $(2,285,220)   $(10,186,954) $(7,582,832)  $(1,181,133)  $(21,236,139)
Loss per share--
  before
  extraordinary
  item (basic and
  diluted)........    $      (0.11)    $    (0.73)    $     (0.48)   $     (1.84) $    (1.44)  $     (0.39)
Loss per share
  (basic and
  diluted)........    $      (0.10)    $    (0.72)    $     (0.41)   $     (1.84) $    (1.44)  $     (0.39)


------------------------
(a) Includes $6,135,538 of acquired research and development costs resulting from the merger with Predecessor.

BALANCE SHEET DATA:


                                                                                  JUNE 30, 1998  DECEMBER 31, 1997
                                                                                  -------------  -----------------
Working Capital.................................................................   $ 1,765,197     $   1,750,112
Total Assets....................................................................   $ 3,569,674     $   3,825,994
Total Liabilities...............................................................   $ 3,595,274     $   3,834,783
Shareholders' Deficit...........................................................   $   (25,600)    $      (8,769)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF WORLDS


    Worlds was originally formed on May 20, 1968. Since 1975 Worlds has been inactive with no operations and its only income has come from interest, gain on the sale of securities and dividends. Following the Worlds Consolidations, Worlds has been engaged in the business and operations formerly conducted by Predecessor. Accordingly, a discussion and analysis of Worlds' financial condition and results of its operations would be of limited import to any reader as it would only cover activities (or lack thereof) which have no meaning in the context of Worlds' current operations. Thus, included herein is a discussion and analysis of the financial condition and results of the operations of Predecessor's pre-Worlds Consolidations operations.


BACKGROUND


    Predecessor was formed in April 1994 to design, develop and commercialize 3D multi-user tools and technologies for the Internet market. From inception through 1997, Predecessor's operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, custom production work, and research and development. In the third quarter of 1996, Predecessor launched its first commercial user-oriented 3D chat site, WORLDS CHAT 1.0 and began selling the client interface software through direct sales channels. These sales were very nominal. In October of 1996, Predecessor introduced its first commercial toolset for developing 3D multi-user applications. In the first quarter of 1997, after an unsuccessful effort to raise capital, Predecessor became insolvent and released most of its personnel, and management sought to sell Predecessor and/or its technology.


    Predecessor has not generated significant revenues, and Worlds will not generate significant revenues, if ever, until after it successfully completes development and market testing of WORLDS PLATINUM and its 3D Internet music sites, and attracts and retains a significant number of subscribers and/or advertisers. Worlds anticipates that it will continue to incur significant losses until, at the earliest, Worlds generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing its proposed products. There can be no assurance that Worlds will be able to attract and retain a sufficient number of subscribers and/or advertisers to generate significant revenues or achieve profitable operations or that its products and services will prove to be commercially viable.

    Predecessor (and now Worlds), classified its expenses into three broad groups: (i) research and development; (ii) cost of revenues; and (iii) selling, general and administration. Revenues consisted primarily of production service activities and sales of technology licenses.

    Software development costs (consisting primarily of salaries and related expenses) incurred prior to establishing technological feasibility are expensed in accordance with Financial Accounting Standards Board ("FASB") Statement No.
86. In accordance with FASB 86, Worlds will capitalize software development costs at such time as the technological feasibility of the product has been established.

PLAN OF OPERATION


    During the next twelve months of operation Worlds intends to (i) refine and commercialize the technology of Predecessor by producing interactive, 3D, music related websites and distribute access to these web sites on enhanced compact discs ("CD+") of various recording artists via traditional retail record outlets, working in conjunction with major record labels, (ii) offer Worlds' 3D technology for non-music applications such as corporate Intranets and (iii) release a new version of WORLDS CHAT.



    Worlds is presently completing work on WORLDS PLATINUM, the latest version of Worlds' 3D Internet software, to adapt it for distribution and use on CD+ media. Worlds is also in discussions with several major record labels and companies for them to distribute WORLDS PLATINUM, along with music related web site access and graphics files co-authored by Worlds and the particular record label or company. While

Worlds foresees no particular obstacle to completing work on WORLDS PLATINUM, the development of software is inherently fraught with unforeseen delays resulting from bugs, lack of coordination among development staff, integration with other software and hardware, and general design flaws, among other problems. In addition, Worlds' strategy of distributing its products on CD+ is wholly dependent upon obtaining distribution agreements with record labels or companies. To date, Worlds has entered into two such agreements.



    Worlds currently has sufficient cash resources for at least the next twelve months. Worlds currently has 11 full-time employees and is working with eight independent software contractors who were former employees of Worlds. Worlds does not anticipate hiring more than 5 to 9 additional employees or purchasing additional plant or equipment other than that needed on a day-to-day basis until product sales increase significantly and/or additional financing is obtained.



    By agreement dated as of June 25, 1998, Worlds agreed, subject to shareholder approval and other conditions, to merge into Unity, a publicly traded blank check company with approximately $6,000,000 in liquid assets, by exchanging each share of Worlds Common Stock for .357 shares of Unity Common Stock resulting in Worlds Shareholders retaining ownership of in excess of 75% of the merged entity.



RESULTS OF OPERATIONS OF WORLDS



    (NOTE TO RESULTS OF OPERATIONS. SINCE PREDECESSOR MERGED INTO WAC AND ACADEMIC ON DECEMBER 3, 1997, A COMPARISON OF THE FISCAL YEAR ENDED DECEMBER 31, 1996 TO DECEMBER 31, 1997 WOULD NOT BE MEANINGFUL. CONSEQUENTLY, PREDECESSOR'S RESULTS OF OPERATIONS FROM DECEMBER 31, 1996 ARE COMPARED BELOW WITH THE ELEVEN MONTHS ENDED DECEMBER 3, 1997. RESULTS OF OPERATIONS OF WORLDS FOR THE PERIOD FROM APRIL 8, 1997 (THE INCEPTION OF WAC, THE ACCOUNTING ACQUIROR IN THE WORLDS CONSOLIDATIONS) THROUGH DECEMBER 31, 1997 ARE DISCUSSED SEPARATELY.)



    SIX MONTHS ENDED JUNE 30, 1998 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1997



                            STATEMENTS OF OPERATIONS



                                                                                                     WORLDS INC. -
                                                                                       WORLDS INC.    PREDECESSOR
                                                                                      -------------  -------------
                                                                                            SIX MONTHS ENDED
                                                                                      ----------------------------
                                                                                      JUNE 30, 1998  JUNE 30, 1997
                                                                                      -------------  -------------
Net Revenues........................................................................  $      16,132  $      64,327
Costs & Expenses:
  Cost of revenues..................................................................        (25,101)       (27,629)
  Selling, general & administrative.................................................     (1,307,525)    (1,800,488)
  Research & development............................................................       (534,428)      (388,159)
                                                                                      -------------  -------------
Operating Loss......................................................................     (1,850,922)    (2,151,949)
                                                                                      -------------  -------------
Other income (expense):
  Interest income...................................................................         76,992         10,344
  Interest expense..................................................................        (72,112)       (71,339)
  Gain on disposal of equipment.....................................................       --                4,070
  Income from sale of technology....................................................       --              260,100
                                                                                      -------------  -------------
Loss before taxes & extraordinary item..............................................     (1,846,042)    (1,948,774)
Income taxes........................................................................       --               (5,000)
                                                                                      -------------  -------------
Loss before extraordinary item......................................................     (1,846,042)    (1,953,774)
Extraordinary item--gain on debt settlement.........................................        151,654       --
                                                                                      -------------  -------------
Net loss............................................................................     (1,694,388)    (1,953,774)
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    In the first six months of 1998, Worlds continued the implementation of the new business plan. Significant expenditures were incurred towards completion of the WORLDS PLATINUM technology and also with legal and professional fees as Worlds proceeded with its fund raising activities. In the first quarter of 1997 Predecessor was insolvent and had failed to raise any additional capital. In January and February 1997 the majority of Predecessor's personnel were released and most of its management team resigned. Normal operations of Predecessor ceased and significant wind down costs were incurred. The Seattle network operations center and Active Worlds, an earlier generation of Predecessor's technology ,were both sold, resulting in net proceeds of $260,100.



    Revenues are nominal and are derived from Worlds' WORLDS CHAT product and one custom production project. Revenue was $16,132 and had associated direct costs of $25,101 for the six months ended June 30, 1998 compared to $64,327 in revenue and $27,629 of direct costs for the same period in 1997.



    Selling, general and administrative expenses were $1,307,525 for the six months ended June 30, 1998. This represented a decrease of $492,963 from $1,800,488 compared to the six months ended June 30, 1997. This decrease was directly attributable to the higher costs associated with the Predecessor ceasing normal operations in the first quarter of 1997.



    Research and development costs increased by $146,269 to $534,428 for the six months ended June 30, 1998 from $388,159 for the six months ended June 30, 1997. This increase is directly attributable to the company ceasing development technology at the end of the first quarter of 1997.



    Other income included $76,992 of interest income in the six months to June 30,1998 earned from the proceeds of the recent public and private offerings. Other income in the six months to June 30, 1997 included interest income of $10,344, the sale of the Active Worlds technology in the net amount of $260,100 and a property disposal gain of $4,070. Other expenses included interest expense of $72,112 directly attributable to the Predecessor's notes payable in the six months to June 30, 1998. Interest expenses in the six months to June 30, 1997 were $71,339.



    As a result of the foregoing, plus a gain on debt settlement of $151,654 during the first quarter of 1998, Worlds incurred a net loss of $1,694,388 for the six months to June 30,1998, compared to a loss $1,953,774 for the six months to June 30,1997 a decrease of 13%.



    THREE MONTHS ENDED JUNE 30, 1998 COMPARED WITH 3 MONTHS ENDED JUNE 30, 1997

                            STATEMENTS OF OPERATIONS



                                                                                                     WORLDS INC. -
                                                                                       WORLDS INC.    PREDECESSOR
                                                                                      -------------  -------------
                                                                                           THREE MONTHS ENDED
                                                                                      ----------------------------
                                                                                      JUNE 30, 1998  JUNE 30, 1997
                                                                                      -------------  -------------
Net Revenues........................................................................   $    12,130    $    24,342
Costs & Expenses:
  Cost of revenues..................................................................       (22,500)        (9,026)
  Selling, general & administrative.................................................      (759,185)      (556,395)
  Research & development............................................................      (302,516)       (76,595)
                                                                                      -------------  -------------
Operating Loss......................................................................    (1,072,071)      (617,674)
                                                                                      -------------  -------------
Other income (expense):
  Interest income...................................................................        35,054            431
  Interest expense..................................................................       (35,656)       (34,511)
  Loss on disposal of equipment.....................................................       --              (2,085)
Loss before taxes...................................................................    (1,072,673)      (653,839)
Income taxes........................................................................       --              (2,500)
Net loss............................................................................    (1,072,673)      (656,339)
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    In the second quarter of 1998 Worlds continued the implementation of the new business plan. Significant expenditure was incurred towards completion of the WORLDS PLATINUM technology.



    Revenues are nominal and are derived from Worlds' WORLDS CHAT product and one custom production project. Revenues were $12,130 and had associated direct costs of $22,500 for the three months ended June 30, 1998 compared to $24,342 in revenue and $9,026 of direct costs for the same period in 1997.



    Selling, general and administrative expenses were $759,185 for the three months ended June 30, 1998. This represented a increase of $202,790 from $556,395 compared to the three months ended June 30, 1997. This increase was directly attributable to the Predecessor ceasing normal operations in the first quarter of 1997.



    Research and development costs increased by $225,921 to $302,516 for the three months ended June 30, 1998 from $76,595 for the three months ended June 30, 1998. This increase was directly attributable to the Predecessor ceasing normal operations in the first quarter of 1997.



    Other income included $35,054 of interest income in the three months to June 30,1998 earned from the proceeds of the recent public and private offerings. Other income in the three months to June 30, 1997 included interest income of $431. Interest expenses in the three months to June 30, 1998 were $35,656 directly attributable to the Predecessor's notes payable. Other expenses included interest expense of $34,511 and a property disposal loss of $2,085 in the three months to June 30, 1997.



    As a result of the foregoing Worlds incurred a net loss of $1,072,673 for the three months to June 30,1998, compared to a loss $656,339 for the three months to June 30,1997 a increase of 63%.


LIQUIDITY AND CAPITAL RESOURCES OF WORLDS


    Net cash used by Worlds' operating activities from January 1, 1998 through June 30, 1998 was $1,783,428. At June 30, 1998, Worlds had working capital of $1,765,147.


    On December 3, 1997, Predecessor merged with and into WAC. Contemporaneously, WAC, closed the first round of a private placement of its common stock (the "Private Offering") raising gross proceeds of $3.8 million (of which it netted approximately $3,000,000) and WAC merged with and into Worlds, then called Academic Computer Systems, Inc. ("Academic"), an inactive corporation with approximately $560,000 of net assets, primarily cash. Thereafter, Academic changed its name to Worlds Inc. The merger of Predecessor into WAC and the subsequent merger of WAC with and into Academic are sometimes hereinafter collectively referred to herein as the "Worlds Consolidations."

    Prior to the Worlds Consolidations, Academic (the surviving entity of the Worlds Consolidations) had 910,000 shares outstanding. Effective December 31, 1997, Worlds closed on an additional $585,000 of gross proceeds from the Private Offering, of which it netted $529,000, and issued an additional 585,000 shares of Worlds Common Stock and on January 2, 1998 received an additional $30,000, of which it netted $26,500, and issued an additional 30,000 shares. The total issued and outstanding shares of Worlds as of March 1, 1998 is therefore 16,149,996 shares. The terms of the Worlds Consolidations called for the issuance, in exchange for all of the outstanding shares of WAC (which also included the former shareholders of Predecessor), of an aggregate of 14,624,996 shares of Academic's common stock distributed, as follows: 8,400,000 to the former shareholders of WAC; 1,999,996 to the former shareholders of Predecessor and; 3,800,000 to the investors in the private placement offering. As part of the Worlds Consolidations, Worlds issued 425,000 shares as a financial advisory fee to International Capital Growth, Ltd. which also received warrants to purchase 110,375 shares of Worlds Common Stock for $1.00 per share.

    On May 1, 1998 the SEC declared effective a registration statement of Worlds (as supplemented on May 7, 1998) covering Worlds' sale of 2,000,000 shares of Worlds Common Stock at $1.00 per share and the sale by securityholders of 5,604,375 shares of Worlds Common Stock. On June 16, 1998, Worlds closed the offering raising proceeds (net of commissions) of $1,715,800 through the sale of 1,832,000 shares of Worlds Common Stock.


    in June 1998, Worlds paid $64,743 to dissenting Worlds Shareholders of the Worlds Consolidations resulting in 113,465 shares being added to treasury.



    Worlds' capital requirements relating to the development and commercialization of WORLDS PLATINUM have been and will continue to be significant and is currently estimated at approximately $3.0 to $5.0 million. Worlds is dependent on the proceeds of Unity resulting from the Merger and other future financings in order to develop and commercialize its proposed products.



    Worlds anticipates, based on currently proposed business plans and assumptions relating to its operations (including the timetable of, and costs associated with, product development and commercialization), that the proceeds of its recent public offering, will provide only a portion of the funds necessary to permit Worlds to complete product development and commercialization. Satisfactory completion of product development and commercialization will require capital resources substantially greater than the proceeds of its recent public offering or otherwise currently available to Worlds. In addition, as a result of the Worlds Consolidations by operation of law, Worlds assumed the Predecessor's liabilities of approximately $4 million. Although Worlds is in the process of negotiating the amount and timing of payment of some of its liabilities, there is no assurance that such negotiations will be successful.


    While Worlds hopes to raise an additional $6 million from the Merger Transaction, Worlds has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that any such financing will be available to Worlds on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on Worlds, including possibly requiring Worlds to significantly curtail operations. Based upon its current projections, Worlds believes it currently has sufficient funds to operate for the next twelve months and at least two years following the Merger.

RESULTS OF OPERATIONS OF PREDECESSOR

    FISCAL YEAR ENDED DECEMBER 31, 1996 COMPARED WITH THE ELEVEN MONTHS ENDED
     DECEMBER 3, 1997.

    In the first quarter of 1997 Predecessor was insolvent and had failed to raise any additional capital. In January and February the majority of Predecessor's personnel were released and most of its management team resigned. Normal operations of Predecessor ceased and significant wind down costs were incurred. In March, the board of directors appointed Regent Pacific, a firm with experience in crisis management, as acting general manager of Predecessor. The Seattle network operations center and Active Worlds, an earlier generation of Predecessor's technology, were both sold, resulting in net proceeds of $260,100.

    Revenue decreased by $3,703,299 to $80,720 for the eleven months ended December 3, 1997 from $3,784,019 for the fiscal year ended December 31, 1996. The decrease was caused primarily by the lack of any revenue from production projects since Predecessor Worlds ceased operations during the period. The nominal revenue for the period was derived from WORLDS CHAT CD sales and web site hosting at the Company's Seattle operations.

    Costs of revenue decreased by $5,982,128 to $32,304 for the eleven months ended December 3, 1997 from $6,014,432 for the fiscal year ended December 31, 1996. The decrease was directly attributable to the lack of operations during the period.

    Research and development costs decreased by $1,993,827 to $452,897 for the eleven months ended December 3, 1997 from $2,446,724 for the fiscal year ended December 31, 1996. This was a result of a significant reduction in research and development effort and personnel.

    Selling, general and administrative expenses decreased by $2,501,741 to $2,399,887 for the eleven months ended December 3, 1997 from $4,901,628 for the fiscal year ended December 31, 1996. This decrease was due to reduction in personnel as Predecessor ceased normal operations.

    Predecessor's interest expense increased by $122,900 to $139,650 for the eleven months ended December 3, 1997 from $16,750 for the fiscal year ended December 31, 1996. This was attributable primarily to interest on $1,685,000 in loans received by Predecessor.

    In 1997, Predecessor recognized an extraordinary gain of $389,285 upon the partial forgiveness of debt owed in connection with technology purchases.

    As a result of the foregoing, Predecessor incurred a net loss of $2,285,220, inclusive of the $389,287 extraordinary gain, for the eleven months ended December 3, 1997, compared to $10,186,954 for the fiscal year ended December 31, 1996, a decrease of 78%.

    YEAR ENDED DECEMBER 31, 1995 COMPARED WITH YEAR ENDED DECEMBER 31, 1996.

    Revenue increased by 101% from $1,882,232 for the year ended December 31, 1995 to $3,784,019 for the year ended December 31, 1996. This increase was primarily attributable to an increase in the number of production projects and the licensing revenue from these projects.

    Costs of revenue increased by 35% from $4,445,582 for the year ended December 31, 1995 to $6,014,432 for the year ended December 31, 1996. The increase in costs was related to the increased number of production projects and the high costs relative to revenue, associated with the network operations center.

    Research and Development costs increased by 8% from $2,257,082 for the year ended December 31, 1995 to $2,446,724 for the year ended December 31, 1996. All software development costs consisting primarily of salaries and related costs were expensed as incurred in accordance with Financial Accounting Standards Board ("FASB") Statement No. 86.

    Selling, general and administrative expenses were $4,901,628 for the year ended December 31, 1996 compared to $2,858,601 for the year ended December 31, 1995, an increase of 71%. The increase was attributable to several factors, including the addition of new management personnel, increased marketing efforts, new office facilities and increased legal costs.

    Other income and expenses includes interest earned from investment capital and interest charged on finance leases. Lawsuit settlement expenses in 1996 are primarily associated with claims asserted by ex-employees.

    As a result of the foregoing, Predecessor incurred a net loss of $10,071,954 for the year ended December 31, 1996 compared to $7,582,832 for the year ended December 31, 1995, an increase of 33%.

                  SELECTED HISTORICAL FINANCIAL DATA OF UNITY

    The following selected historical financial data should be read in conjunction with the historical financial statements of Unity and the notes thereto appearing elsewhere in this Joint Proxy Statement/ Prospectus. The selected financial data of Unity as of July 31, 1997 and 1996, for the year ended July 31, 1997 and for the period from inception (May 30, 1996) to July 31, 1996 have been derived from the financial statements of Unity, which have been audited by Arthur Andersen LLP, independent public accountants. The data as of and for the nine months ended April 30, 1998 and 1997 and for the period from inception (May 30, 1996) to April 30, 1998 have been derived from Unity's unaudited condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus and which, in the opinion of management, include all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the information set forth therein. The results of operations for the nine months ended April 30, 1998 are not necessarily indicative of the results that may be expected for the full year.

STATEMENTS OF OPERATIONS DATA

                                                                                                    PERIOD FROM
                                                                                     PERIOD FROM    MAY 30, 1996
                                            NINE MONTHS ENDED                       MAY 30, 1996    (INCEPTION)
                                                APRIL 30,           YEAR ENDED     (INCEPTION) TO        TO
                                          ----------------------     JULY 31,         JULY 31,       APRIL 30,
                                             1998        1997         1997(1)          1996(L)          1998
                                          ----------  ----------  ---------------  ---------------  ------------
Revenues................................      --          --            --               --              --
Net income (loss).......................  $  (35,290) $   (9,033)   $     6,637      $   (15,000)    $  (43,653)
Income (loss) per common share (basic
  and diluted)..........................  $    (0.02) $     0.01    $      0.01      $     (0.02)
Weighted average common shares..........   1,875,000   1,375,000      1,515,000          625,000

BALANCE SHEET DATA

                                                                                                  JULY 31,
                                                                             APRIL 30,    ------------------------
                                                                               1998           1997         1996
                                                                           -------------  ------------  ----------
Total assets.............................................................   $ 6,455,188   $  6,465,021  $  250,563
Total liabilities........................................................   $    96,666   $     71,209  $  265,500
Working capital..........................................................   $ 6,358,522   $  6,393,812  $  (14,937)
Shareholders' equity(2)..................................................   $ 5,075,914   $  5,154,432  $  (14,937)

------------------------

(1) Unity was inactive during the period May 30, 1996 (inception) through November 19, 1996.

(2) Does not include shares subject to possible conversion at conversion value at April 30, 1998 and July 31, 1997.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
           OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UNITY

    Unity was incorporated in May 1996 for the purpose of raising money to fund a vehicle to effect a Business Combination with an Acquired Business. On November 12, 1996, Unity's registration statement under the Securities Act covering 1,250,000 units, each unit consisting of one share of Unity's Common Stock, one Class A Redeemable Warrant and one Class B Redeemable Warrant at an initial public offering price of $6.00 per unit, was declared effective by the SEC. Unity derived $6,402,112 from the IPO, prior to underwriting commissions of $600,000 and other expenses of $497,888, respectively.


    For the nine months ended April 30, 1998, for the year ended July 31, 1997 and for the period from the date of inception (May 30, 1996) to July 31, 1996, Unity had net income (loss) of $(35,290), $6,637 and $(15,000), respectively. These results of operations were attributable to interest and dividend income offset by general and administrative expenses, primarily consisting of management and professional fees of $179,055, $127,775 and $15,000, respectively, and taxes. Unity was inactive during the period May 30, 1996 (date of inception) through November 19, 1996.


    At April 30, 1998, Unity had cash and cash equivalents and short-term investments, inclusive of restricted cash and investments of $6,415,845, totaling $6,455,188 and total liabilities of $96,666.

    See "The Merger" for information as to the Merger Agreement, the parties thereto and the transactions contemplated thereby.

                                WORLDS AND UNITY
                   PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)


    The accompanying unaudited pro forma balance sheet presents the financial position of Worlds and Unity as of June 30, 1998 and April 30, 1998, respectively, assuming the Merger had been completed as of the respective balance sheet dates. The unaudited pro forma statement of operations for the years ended September 30, 1997 and July 31, 1997 for Worlds and Unity, respectively, and the unaudited pro forma statement of operations for the nine month periods ended June 30, 1998 and April 30, 1998, for Worlds and Unity, respectively, reflect the Merger, as if the Merger had occurred on the first day of the fiscal year presented and carried forward to the interim period presented.



    Separate pro forma financial statements have been presented for the following circumstances: (1) that no Public Unity Shareholders exercise their right to have their shares converted upon the consummation of the Merger, and
(2) that 19.99% of interest in Unity Common Stock held by Public Unity Shareholders elect to have their shares converted upon the consummation of the Merger at the conversion value of $5.13 per share, based on the amount held in the Unity trust account, inclusive of interest income to date thereon, at April 30, 1998.


    The financial information shown herein for Worlds includes the financial information of Worlds Inc. (formerly known as Worlds Acquisition Corp.) since its formation, and the financial information of Predecessor for the periods prior to the acquisition of the Predecessor on December 3, 1997.

    In the proposed Merger, each outstanding share of Worlds Common Stock will be exchanged for Unity Common Stock, at an exchange ratio of approximately 0.357 of a share of Unity Common Stock to one share of Worlds Common Stock. As a result of the Merger, the Worlds Shareholders will collectively acquire approximately 6,379,065 shares of Unity Common Stock or approximately 77.3% of the then outstanding Unity Common Stock. The Merger will be accounted for as a capital transaction which is equivalent to the issuance of stock by Worlds for Unity's net monetary assets of approximately $6,000,000, accompanied by a recapitalization of Worlds.

    The pro forma financial information does not purport to be indicative of the results which would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future.

                                WORLDS AND UNITY

                        PRO FORMA BALANCE SHEET--ASSETS


            AS OF JUNE 30, 1998 (WORLDS) AND APRIL 30, 1998 (UNITY)


                                  (UNAUDITED)


                                                                                ADDITIONAL
                                              PRO FORMA                         PRO FORMA
                                             ADJUSTMENTS       COMBINED        ADJUSTMENTS           COMBINED
                                            (WITH NO STOCK  (WITH NO STOCK     (WITH 19.99%        (WITH 19.99%
                       WORLDS      UNITY     CONVERSION)     CONVERSION)    STOCK CONVERSION)   STOCK CONVERSION)
                      ---------  ---------  --------------  --------------  ------------------  ------------------
CURRENT ASSETS:
Cash and cash                                                                  $ (1,282,608)
  equivalents.......  $3,419,518 $  39,343   $  6,415,845(b)  $  9,074,706                 (h)      $7,792,098
                                                 (800,000)
                                                         (d)
Restricted cash and                            (6,415,845)
  investments.......     --      6,415,845               (b)       --                                   --
Other current
  assets............     34,287     --                             34,287                               34,287
                      ---------  ---------                  --------------                      ------------------
    Total current
      assets........  3,453,805  6,455,188                      9,108,993                            7,826,385
                      ---------  ---------                  --------------                      ------------------
PROPERTY AND
  EQUIPMENT, NET....    115,869     --                            115,869                              115,869
                      ---------  ---------                  --------------                      ------------------
                      $3,569,674 $6,455,188                  $  9,224,862                           $7,942,254
                      ---------  ---------                  --------------                      ------------------
                      ---------  ---------                  --------------                      ------------------

                                WORLDS AND UNITY

         PRO FORMA BALANCE SHEET--LIABILITIES AND SHAREHOLDERS' EQUITY


            AS OF JUNE 30, 1998 (WORLDS) AND APRIL 30, 1998 (UNITY)


                                  (UNAUDITED)


                                                                                                ADDITIONAL
                                                             PRO FORMA                           PRO FORMA
                                                            ADJUSTMENTS       COMBINED          ADJUSTMENTS           COMBINED
                                                          (WITH NO STOCK   (WITH NO STOCK   (WITH 19.99% STOCK   (WITH 19.99% STOCK
                                    WORLDS      UNITY       CONVERSION)      CONVERSION)        CONVERSION)          CONVERSION)
                                  ----------  ----------  ---------------  ---------------  -------------------  -------------------
CURRENT LIABILITIES:
Trade accounts payable..........  $  303,074  $   --                        $     303,074                           $     303,074
Accrued expenses................     634,834      93,266                          728,100                                 728,100
Income taxes payable............      --           3,400         (3,400)(e)       --                                     --
Advanced customer billings and
  deferred revenue..............     436,140      --                              436,140                                 436,140
Current portion of long-term
  debt..........................     314,560      --            --                314,560                                 314,560
                                  ----------  ----------                   ---------------                       -------------------
  Total current liabilities.....   1,688,608      96,666                        1,781,874                               1,781,874
                                  ----------  ----------                   ---------------                       -------------------

LONG-TERM LIABILITIES
Long-term debt..................   1,906,666      --            --              1,906,666                               1,906,666
                                  ----------  ----------                   ---------------                       -------------------

COMMITMENTS AND CONTINGENCIES:
Common stock, $.0001 par value,
  249,875 shares subject to
  possible conversion, at
  conversion value..............      --       1,282,608     (1,282,608)(c)       --                                     --

SHAREHOLDERS' EQUITY:
Common stock....................      17,982         163        (17,345)(a)            825              (25)(h)               800
                                                                     25(c)
Additional paid-in capital......   8,402,020   5,119,404        (87,651)(a)     13,916,356       (1,282,583)           12,633,773
                                                               (800,000)(d)                                (h)
                                                              1,282,583(c)
Accumulated deficit.............  (8,380,859)    (43,653)        40,253(a)     (8,380,859)                             (8,380,859)
                                                                  3,400(e)
Treasury stock, at cost,
  113,465 shares................     (64,743)     --             64,743(a)       --                                      --
                                  ----------  ----------                   ---------------                       -------------------
  Total shareholders' (deficit)/
    equity......................     (25,600)  5,075,914                        5,536,322                               4,253,714
                                  ----------  ----------                   ---------------                       -------------------

                                  $3,569,674  $6,455,188                    $   9,224,862                           $   7,942,254
                                  ----------  ----------                   ---------------                       -------------------
                                  ----------  ----------                   ---------------                       -------------------

                                WORLDS AND UNITY

                       PRO FORMA STATEMENT OF OPERATIONS


                        FOR THE NINE MONTH PERIOD ENDED
               JUNE 30, 1998 (WORLDS) AND APRIL 30, 1998 (UNITY)


                                  (UNAUDITED)


                                      WORLDS
                           ----------------------------                                           ADDITIONAL
                             WORLDS INC.                              PRO FORMA                    PRO FORMA
                              (FORMERLY                              ADJUSTMENTS     COMBINED     ADJUSTMENTS     COMBINED
                               WORLDS                                 (WITH NO       (WITH NO    (WITH 19.99%   (WITH 19.99%
                             ACQUISITION                                STOCK         STOCK          STOCK         STOCK
                               CORP.)       PREDECESSOR    UNITY     CONVERSION)   CONVERSION)    CONVERSION)   CONVERSION)
                           ---------------  -----------  ---------  -------------  ------------  -------------  ------------
REVENUES.................    $    17,552     $  11,622   $  --                      $   29,174                   $   29,174
                           ---------------  -----------  ---------                 ------------                 ------------
COSTS AND EXPENSES:
Costs of goods sold......         25,101         2,748      --                          27,849                       27,849
Research and
  development............        534,428        51,552                                 585,980                      585,980
General and
  administrative.........      1,814,600       140,605     236,265      131,250(f)   2,322,720                    2,322,720
Acquired research and
  development............      6,135,538        --          --                       6,135,538                    6,135,538
                           ---------------  -----------  ---------                 ------------                 ------------
  Total costs and
    expenses.............      8,509,667       194,905     236,265                   9,072,087                    9,072,087
                           ---------------  -----------  ---------                 ------------                 ------------
OTHER INCOME/ (EXPENSE):
Investment income/
  (expense)..............          1,781       (68,313)    222,268                     155,736       (43,609)(i)     112,127
  (Loss) before
    extraordinary item
    and provision for
    income taxes.........     (8,490,334)     (251,596)    (13,997)                 (8,887,177)                  (8,930,786)
PROVISION FOR INCOME
  TAXES..................        --             --          21,293      (21,293)(e)      --                          --
                           ---------------  -----------  ---------                 ------------                 ------------
  Net loss before
    extraordinary item...    $(8,490,334)    $(251,596)  $ (35,290)                 $(8,887,177)                 $(8,930,786)
EXTRAORDINARY ITEM--GAIN
  ON DEBT SETTLEMENT.....        277,430        15,952      --                      $  293,382                   $  293,382
                           ---------------  -----------  ---------                 ------------                 ------------
  Net loss...............    $(8,212,904)    $(235,644)  $ (35,290)                 $(8,593,795)                 $(8,637,404)
                           ---------------  -----------  ---------                 ------------                 ------------
                           ---------------  -----------  ---------                 ------------                 ------------
NET LOSS PER SHARE BEFORE
  EXTRAORDINARY ITEM
  (BASIC AND DILUTED)....                                $   (0.02)                 $    (1.08)                  $    (1.12)
                                                         ---------                 ------------                 ------------
                                                         ---------                 ------------                 ------------
NET LOSS PER SHARE (BASIC
  AND DILUTED)...........                                $   (0.02)                 $    (1.04)                  $    (1.08)
                                                         ---------                 ------------                 ------------
                                                         ---------                 ------------                 ------------
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING............                                                            8,254,065(g)                 8,004,190(j)
                                                                                   ------------                 ------------
                                                                                   ------------                 ------------

                                WORLDS AND UNITY

                       PRO FORMA STATEMENT OF OPERATIONS


   FOR THE YEARS ENDED SEPTEMBER 30, 1997 (WORLDS) AND JULY 31, 1997 (UNITY)


                                  (UNAUDITED)


                                    WORLDS
                           ------------------------
                           WORLDS INC.                           PRO FORMA                      ADDITIONAL
                            (FORMERLY                           ADJUSTMENTS                      PRO FORMA
                             WORLDS                              (WITH NO       COMBINED        ADJUSTMENTS         COMBINED
                           ACQUISITION                             STOCK     (WITH NO STOCK    (WITH 19.99%       (WITH 19.99%
                             CORP.)     PREDECESSOR    UNITY    CONVERSION)   CONVERSION)    STOCK CONVERSION)  STOCK CONVERSION)
                           -----------  -----------  ---------  -----------  --------------  -----------------  -----------------
REVENUES.................   $  --        $1,162,853  $  --                    $  1,162,853                         $ 1,162,853
                           -----------  -----------  ---------  -----------  --------------        -------      -----------------
COSTS AND EXPENSES:
Costs of goods sold......                1,561,515      --                       1,561,515                           1,561,515
Research and
  development............                  912,841      --                         912,841                             912,841
General and
  administrative.........     167,955    3,286,068     192,489     175,000(f)     3,821,512                          3,821,512
                           -----------  -----------  ---------  -----------  --------------        -------      -----------------
Total costs and
  expenses...............     167,955    5,760,424     192,489                   6,295,868                           6,295,868
                           -----------  -----------  ---------  -----------  --------------        -------      -----------------
OTHER INCOME/ (EXPENSE):
Investment income/
  (expense)..............      --          (52,979)    202,701                     149,722         (39,761)(i)         109,961
Income from sale of
  technology.............      --          260,100      --                         260,100                             260,100
Lawsuit settlements......      --         (239,200)     --                        (239,200)                           (239,200)
Loss on disposal of
  property and
  equipment..............      --          (17,732)     --                         (17,732)                            (17,732)
                           -----------  -----------  ---------  -----------  --------------        -------      -----------------
Income (loss) before
  extraordinary income
  and provision for
  income taxes...........    (167,955)  (4,647,382)     10,212                  (4,980,125)                         (5,019,886)
PROVISION FOR INCOME
  TAXES..................      --           42,160       3,575      (3,575)(e)        42,160                            42,160
                           -----------  -----------  ---------  -----------  --------------        -------      -----------------
Net income (loss) before
  extraordinary item.....    (167,955)  (4,689,542)      6,637                  (5,022,285)                         (5,062,046)
                           -----------  -----------  ---------  -----------  --------------        -------      -----------------
                           -----------  -----------  ---------  -----------  --------------        -------      -----------------
EXTRAORDINARY ITEM-GAIN
  ON DEBT SETTLEMENT.....      --          373,333      --                         373,333                             373,333
Net loss.................   $(167,955)  ($4,316,209) $   6,637                $ (4,648,952)                        $(4,688,713)
                           -----------  -----------  ---------               --------------                     -----------------
                           -----------  -----------  ---------               --------------                     -----------------
NET INCOME (LOSS) PER
  SHARE BEFORE
  EXTRAORDINARY ITEM.....                            $    0.01                $      (0.64)                        $     (0.66)
                                                     ---------               --------------                     -----------------
                                                     ---------               --------------                     -----------------
NET INCOME (LOSS) PER
  SHARE..................                                                     $      (0.59)                        $     (0.61)
                                                                             --------------                     -----------------
                                                                             --------------                     -----------------
WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES
  OUTSTANDING............                                                        7,894,065(g)                        7,644,190(j)
                                                                             --------------                     -----------------
                                                                             --------------                     -----------------

NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

1) BASIS OF PRESENTATION


    The pro forma balance sheet combines the balance sheets of Worlds and Unity as June 30, 1998 and April 30, 1998, respectively, assuming that the Merger had been completed as of the respective balance sheet dates. The pro forma statements of operations combine the statement of operations of Worlds for the year ended September 30, 1997 with the statement of operations of Unity for the year ended July 31, 1997 and the statements of operations of Worlds and Unity for the nine months ended June 30, 1998 and April 30, 1998, respectively, assuming that the Merger occurred at the beginning of the periods presented.


    Separate pro forma financial statements have been presented for the following circumstances: (1) that no Public Unity Shareholders exercise their right to have their shares converted upon the consummation of the Merger, and
(2) that 19.99% of interest in Unity Common Stock held by Public Unity Shareholders elect to have their shares converted upon the consummation of the Merger at the conversion value of $5.13 per share, based on the amount held in the Unity trust account, inclusive of interest income to date thereon, at April 30, 1998.


    The historical balance sheets used in the preparation of the pro forma financial statements have been derived from Worlds' and Unity's unaudited financial statements as of June 30, 1998 and April 30, 1998, respectively. The historical statements of operations for the year ended September 30, 1997 (Worlds) and the year ended July 31, 1997 (Unity) have been derived from the unaudited and audited statements of operations, respectively. The historical statements of operations for the nine months ended June 30, 1998 (Worlds) and April 30, 1998 (Unity) have been derived from the companies' respective unaudited financial statements.


    The financial information shown herein for Worlds includes the financial information of Worlds Inc. (formerly known as World Acquisition Corp.) since its formation, and the financial information of Worlds' predecessor for the periods prior to the acquisition of the Predecessor on December 3, 1997.

2) UNAUDITED PRO FORMA ADJUSTMENTS


    A description of the adjustments included in the unaudited pro forma financial statements are as follows:



        (a) Reflects the recapitalization of Worlds through the elimination of Unity's accumulated deficit and adjustment of equity accounts upon the exchange of Worlds Common Stock into 6,379,065 shares of Unity Common Stock.



        (b) Reflects the release of Unity's restricted cash as a result of the Merger.



        (c) Reflects the reclassification of the conversion value of the Unity Common Stock to Shareholder's Equity assuming no stock conversion.



        (d) Reflects the estimate of total expenses to be incurred in connection with the Merger.



        (e) Reflects the reduction of the income tax provision and accrual recorded by Unity for periods presented.



        (f) Reflects the additional costs of employment contracts entered into in connection with the Merger over historical compensation costs of those individuals.



        (g) Reflects the weighted average shares outstanding for Unity of 1,515,000 and 1,875,000 for the year ended July 31, 1997 and nine months ended April 30, 1998, respectively, plus 6,379,065 shares to be issued upon consummation of the Merger.

        (h) Reflects the redemption of 19.99% of interest in Unity Common Stock held by Public Unity Shareholders, or 249,875 shares, at the conversion value of $5.13 per share. The number of shares assumed converted is based on the total Unity shares outstanding prior to the Merger of 1,875,000, less 625,000 Unity shares held by Non-Public Unity Stockholders, and represents the maximum number of shares that may be elected to be converted without precluding the consummation of the Merger.



        (i) Reflects a reduction of Unity's interest income assuming the proceeds of the Merger were used to convert 249,875 Unity shares as described in (j). The estimate of reduction in interest income is based on the combined entity having $1,282,608 less in proceeds, assuming an average rate of return consistent with that earned by Unity of approximately 3.1% for the year ended July 31, 1997, and 3.4% for the nine months ended April 30, 1998.



        (j) Reflects the weighted average shares outstanding for Unity of 1,515,000 and 1,875,000 for the year ended July 31, 1997 and nine months ended April 30, 1998, respectively, less the 249,875 Unity shares assumed converted as described in (j), plus 6,379,065 shares to be issued upon consummation of the Merger.

                               BUSINESS OF WORLDS

OVERVIEW


    Worlds develops applications for its three-dimensional ("3D") Internet technology for different markets. At present Worlds is targeting three different markets for its 3D Internet technology. First, Worlds is in the process of marketing its 3D Internet technology with record companies to produce music-oriented websites; second, Worlds is in the process of marketing its WORLDS CHAT technology to businesses for corporate Intranet applications; and third, Worlds intends to market an updated version of WORLDS CHAT, a 3D chat site on the Internet, to consumers on the Internet.


    Prior to the Worlds Consolidations, Predecessor marketed WORLDS CHAT, developed and marketed 3D toolsets and servers and performed contract development work. However, Worlds has changed its focus and while it intends to introduce a new and improved upgraded version of WORLDS CHAT and to use WORLDS CHAT as a base vehicle for developing 3D corporate Intranet sites, Worlds does not anticipate that, over time, they will generate the bulk of the Company's revenues.

    Worlds' primary objective is to create 3D music web sites and other 3D Internet entertainment, and to develop Intranet applications for businesses. These applications may be created directly by Worlds or Worlds may license its technology for creation by third parties or the end user.

    Worlds' primary focus is upon marketing its 3D Internet technology to record companies to produce music-oriented websites. Worlds intends to produce interactive, 3D, music related websites and distribute access to these web sites on enhanced compact discs ("CD+") of various recording artists via traditional retail record outlets, working in conjunction with major record labels.

    With respect to the development of music-oriented web sites, Worlds is currently developing the combination of its 3D Internet technology with the extra available capacity on the CD to create an interactive experience for the CD purchaser. By utilizing Worlds' technology distributed on a CD+ (a standard CD with its excess memory carrying a "bonus" as an enhancement), a consumer using the CD ROM drive of the consumer's computer with Internet access or services provider could enter into the interactive 3D world or site of the recording artist, be able to interact with other fans utilizing voice or text chat via the PC, visit the artist's merchandise shops, visit secret rooms of the artist, see and hear advance videos and record clips of the artist, and enter special VIP areas that would offer free concert tickets, among other things. Worlds intends to enter into revenue sharing with recording labels and artists, from selling VIP on-line subscriber memberships, advertising and database sales. In addition, Worlds anticipates the possibility of additional revenues from the sale of merchandise of the artist on the site.

PREDECESSOR'S HISTORY

    Predecessor was formed with the intention of selling or licensing its 3D servers, 3D browsers, and 3D toolsets to aid programmers in the creation of unique 3D user experiences on the Internet that would be sold or offered as turnkey solutions, such as custom production of 3D environments on the Internet. Predecessor expected that it would host newly created 3D environments on its own servers and charge license fees to the owners of such 3D environments. This market did not develop as rapidly as Predecessor had anticipated. Until meaningful 3D Internet license fees could be developed using Predecessor's technology, Predecessor entered the custom production business to showcase its 3D Internet technology, hiring as many as 60 full-time artists and independent contractors, integrators, and producers to help create 3D virtual Internet environments for companies such as, among others, Steven Spielberg's Starbright Foundation, IBM, Visa International, MGM, Disney, and Tandem Computers Inc. ("Tandem").

    By January 1997, after almost all of Predecessor's funds had been depleted, including approximately $17 million in equity financing, Pearson Inc. and Tandem loaned Predecessor $1.5 million to continue Predecessor's operations until such time as new capital could be invested in Predecessor or Predecessor could be acquired.

    Recognizing the extent of its poor and rapidly deteriorating financial condition, in early 1997, Predecessor began substantial layoffs to reduce costs. In March 1997, Predecessor's Board of Directors decided to retain an outside crisis management organization as Predecessor's general manager, which, after Board approval, determined to proceed with the Worlds Consolidations.

    From inception in April 1994 through 1997, Predecessor's operations were limited and consisted primarily of start-up activities, including recruiting personnel, raising capital, custom production work and research and development. In the third quarter of 1996, Predecessor launched its first commercial user-oriented 3D chat site, WORLDS CHAT 1.0 and began selling the client interface software through direct sales channels. These sales were very nominal. In October of 1996, Predecessor introduced its first commercial toolset for developing 3D multi-user applications. From inception through the date of the Worlds Consolidations, Predecessor generated revenues of only approximately $6 million and had an accumulated deficit of approximately $21 million.

    Worlds will not generate any meaningful revenues until after Worlds successfully completes development and market testing of WORLDS PLATINUM (also known as "Gamma," Worlds' newest 3D toolset, as further described below) and its 3D Internet music sites, and attracts and retains a significant number of subscribers. Worlds anticipates that it will continue to incur significant losses until, at the earliest, Worlds generates sufficient revenues to offset the substantial up-front expenditures and operating costs associated with developing and commercializing its proposed products. There can be no assurance that Worlds will be able to attract and retain a sufficient number of subscribers to generate meaningful revenues or achieve profitable operations or that its products and services will prove to be commercially viable.

THE MARKET

    Currently, the World Wide Web is almost entirely two dimensional ("2D"), in part, because the high speed data transmission technology required to receive detailed 3D images is not yet available to the average Internet user. However, much of the data required for interactive 3D images is template or dynamic toolkit data that is reasonably constant and can be distributed to a user off-line on a CD, allowing the transmission of data on-line through the Internet to provide the updatable, interactive, variable portion of the user's 3D experience.

    The CD+ appears to be an optimal medium to distribute Worlds' 3D data. The traditional audio CD sold at record stores has excess storage capacity. Since the audio CD is the same medium as the CD that runs on the CD ROM drive of a personal computer ("PC"), the CD+ can be used to run computer programs on the user's PC. Many recently manufactured PCs also have sound production capability that allows the user to play the audio portion on the CD+ on the PC.

    By utilizing Worlds' technology distributed on a CD+, a consumer could enter into the interactive 3D world or site of the recording artist, be able to interact with other fans utilizing voice or text chat via the PC, visit the artist's merchandise shops, visit secret rooms of the artist, see and hear advance videos and record clips of the artist, and enter special VIP areas that would give away free concert tickets, among other things. Worlds believes these services could generate revenues from consumer subscriptions, purchases, and advertising. While a number of recording artists have released CD+s for use exclusively on PCs, to the best of Worlds' knowledge, no record company or artist has yet released a CD+, with a high level of interactive entertainment and on-line extension capability.

MARKET ENTRY STRATEGY

    Worlds plans to enter the market in two phases. First, Worlds plans to develop proprietary 3D music sites in conjunction with record companies, record labels, and recording artists designed to generate revenues from advertising, merchandise sales and VIP Tier Level subscription sales. Second, Worlds plans to seek strategic alliances with computer manufacturers, and telecommunication, video game and merchandise sale companies through contracts, joint ventures, business combinations and/or technology licensing structured to generate fee and royalty revenue.

    In order for Worlds to develop sales, it is imperative that relationships be developed between Worlds and record companies, record labels (which are either owned and/or distributed by the record companies or independently owned), and the recording artist or group and their management companies.

    In addition to numerous independent record companies, there are six major record companies that operate worldwide: Warner Bros. Music, Sony Music, Polygram, BMG Entertainment, Universal Music Group (MCA), and EMI. These companies in the aggregate sold approximately 800 million CD units in the U.S. and 2.5 billion CD units worldwide in 1996. The record companies typically create and finance new labels which might be owned, in whole or in part, by them, manufacture and distribute recorded music for company and/or independently owned labels, and provide marketing and technical assistance to their owned and/or distributed labels. The individual record label's primary responsibility is to sign, develop, and create records by the recording artist or group, which is then turned over to the record company for manufacture and distribution.

    While it is best to have the full commitment and support of the record companies, labels and artists in implementing Worlds' 3D artist site program on an enhanced CD or CD+, Worlds believes that record company support is the most important because with their commitment to a particular effort or format, the record company can give Worlds access to labels it either owns and/or distributes and the hundreds of artists that record for these labels. Toward this end, during the second and third quarters of 1997 and prior to and after the Worlds Consolidations, management had numerous conversations and/or meetings with representatives and/or high level management and/or executives from all six major record companies. Worlds believes it has received a positive response to its concept and on-line artist's prototype from each of the companies and intends to continue discussions with each of them.

3D INTERNET ENVIRONMENTS; VIRTUAL REALITY MODELING LANGUAGE ("VRML")

    The technology to deliver Internet-based 3D experiences to a user's desktop has only been developed over the past four years. This new technology received a boost from an early standardization effort called Virtual Reality Modeling Language ("VRML") which increased consumer and developer awareness of the medium. The VRML effort evolved into a consortium of approximately 55 companies (including Predecessor), all with competing interests and underlying technologies.

    VRML is supposed to deliver rich and dynamic 3D experiences over the Internet, viewable through the most commonly used Web browsers. However, VRML based Internet experiences and the companies developing these tools and technologies have not yet achieved significant market penetration for several reasons. To date, the user's experience with VRML has been unsatisfactory. VRML is slow in rendering images, has a long download time, confusing user interfaces and scene description language that is difficult to manipulate, and because it lacks standards for support of other media within the scene, the user experiences are less dynamic. Adequate VRML performance also requires high-end PCs, precluding effective use by average consumers with less advanced PCs. A new version of VRML, VRML 2.0 was just released at the end of 1997 with enhanced performance characteristics addressing some of VRML's performance problems. If and when VRML appears to be on the verge of overcoming its current limitations, Worlds believes that its proprietary technology can be made VRML compliant. Worlds believes that the VRML standard will ultimately overcome its limitations but the current problems make a proprietary solution such as Worlds' technology attractive for Worlds' intended use of 3D Internet technology.

    Predecessor spent the last two years attempting to solve VRML's performance and production quality problems and has, in management's opinion, reduced, at least for the intended use of Worlds, the barriers to the adoption of 3D multi-user environments on the Internet. Predecessor's technical solutions deliver user experiences that are rendered considerably faster than equivalent VRML browsers. Typical Predecessor environments are highly textured, object and behavior rich with a multi-user component that Worlds believes delivers user experiences far more interesting than what many VRML environments provide today.

WORLDS' TECHNOLOGY

    The following is a summary of Worlds' technologies, all of which were developed and released by Predecessor. Worlds' development efforts are now focused on adapting WORLDS PLATINUM to produce music-oriented websites.

    WORLDS PLATINUM

    The WORLDS PLATINUM Development Kit, Worlds' third generation and newest 3D toolset, is substantially complete, with samples distributed for "beta testing" in June 1998. Worlds believes that WORLDS PLATINUM will deliver a considerably faster frame rate for user experiences and, in some cases, a meaningful productivity increase in art production and integration over its previous generation production tools.

    The WORLDS PLATINUM Development Kit has substantial elements written in Sun Microsystem's programming language, Java, including the WORLDSBROWSER PLATINUM and the WORLDSSHAPER PLATINUM so Worlds expects that it can be made portable across Windows and UNIX Platforms because of Java's platform independence.

    - WORLDSSHAPER PLATINUM: The WORLDSSHAPER PLATINUM is an advanced compositing 3D building tool that integrates pre-existing or custom content, such as 3D models created in Kinetix' 3D Studio, textures or images created in Adobe's Photoshop, or .midi or .wave sound files, with foundation world architectural geometry and interactive behaviors and actions written in Java. The architectural building blocks for creating 3D worlds, the flexibility and power of integrating professional modeling and imaging tools, and the extensibility via Java make the WORLDSSHAPER PLATINUM a tool well-suited for rapid world creation. Additional Application Programming Interfaces for more sophisticated, programmatic control of the spaces will also be included. Initially, the WORLDSSHAPER PLATINUM will only output in Worlds' proprietary file format. If demand and market needs warrant, WORLDSSHAPER PLATINUM'S extensibility might be expanded to include support for ActiveX enabled scripting languages.

    - WORLDSSERVER PLATINUM: The WORLDSSERVER PLATINUM is the server software that Worlds anticipates will be used to control and operate its future on-line virtual community, WORLDS OF WORLDS, that is currently in development. If Worlds is successful in developing this concept, the WORLDSSERVER PLATINUM is being designed to manage the registration and authentication of users, the locations of users within the 3D environment, the physical structure of the 3D environment, all information regarding objects that are "shared" by the participants and any of the interactions between the users, such as text chat. It is currently proposed that the server will come in configurations that support 5, 20, 50, 100, 500, 1,000, and 1,000+ simultaneous users and is hoped to be available with a variety of add-on modules which, among other features, are intended to include, user tracking, encryption, person-to-person and multi-person voice conversations, streaming audio, electronic commerce transactions, and custom avatars. Additionally, the WORLDSSERVER PLATINUM will include generalization of a "Bot" API to enable the use of Artificial Intelligence inference engines.

    - WORLDSBROWSER PLATINUM: The WORLDSBROWSER PLATINUM is used to access the 3D environments created with the WORLDS PLATINUM Development Kit. The browser is optimized for speed, delivering 10--20 frame rates per second in highly textured virtual 3D worlds. After its initial introduction, Worlds may make the browser an ActiveX control for Microsoft's Internet Explorer and a plug-in for the Netscape Navigator.

    - WORLDS PLATINUM LIBRARIES: The WORLDS PLATINUM Libraries are composed of sample worlds, textures, models, avatars, actions, sensors, sounds, motion sequences, and other behaviors. The WORLDS PLATINUM Libraries will be made available as part of the WORLDSSHAPER PLATINUM and can easily be customized by the user or extended by adding new library elements.

    The markets for Worlds' products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. Accordingly, the ability of Worlds to compete will be dependent on Worlds' ability to complete development of WORLDS PLATINUM in a timely manner. There can be no assurance that competitors will not develop technologies or products that render Worlds' products obsolete or less marketable or that Worlds will be able to successfully enhance its products or develop new products.

    WORLDS CHAT 1.0 GOLD

    Worlds also owns its own proprietary on-line 3D Internet chat site known as WORLDS CHAT. WORLDS CHAT is the 3D environment originally created by Predecessor and launched in 1996 to test its technologies and to learn about user behaviors and preferences in 3D environments. WORLDS CHAT enhances users' chat experiences by allowing users to see a representation of each other in the form of highly textured characters, known as avatars, and to explore a 3D environment together. Avatars can be created by the individual or chosen from pre-defined figures chosen from Worlds' library. Users communicate with each other through text chat. The client interface for the WORLDS CHAT environment was originally distributed through a free download and later was sold on a CD which has a greater selection of avatars, persistent users names, and access to six virtual worlds (over 500 rooms, compared to 100 available in the free demo version).

    Worlds believes that the user base to WORLDS CHAT site will develop into a valuable asset. Although Worlds has no plans to build advertising or subscription revenues through this site, such revenues may be possible in the future as Worlds is now preparing to release a more updated version of this product and attempting to market a customized version of this product for Intranet applications by corporations. Currently, Worlds collects a name and an e-mail address from its demo version users and a complete name, address, and credit card information from its direct customers. In order to rapidly increase the number of potential subscribers of its 3D music sites, Worlds plans to offer a new and improved updated version of WORLDS CHAT product at a much lower price and, in certain instances, for free. The objective in this marketing approach is that by reducing the price barrier, Worlds may generate a significant number of members to its Chat service. These new members may be matriculated to the 3D music sites when launched. Additionally, the proliferation of WORLDS CHAT may increase corporate brand identity that could translate into valuable consumer data and related advertising potential.


    Worlds believes that there is an opportunity to further exploit the WORLDS CHAT product in modified form. Worlds is now preparing a marketing campaign for WORLDS CHAT as a corporate Intranet chat and information service to human resource administrators in major corporations worldwide. The modified application of WORLDS CHAT, if successfully modified and then marketed, could provide the company with an ongoing revenue stream based on the licensing fees for Worlds' server technology, as well as a per employee annual subscription fee.



CUSTOMERS



    While Worlds has entered into two agreements to integrate its 3D Internet technology onto enhanced musical CDs, neither product has as yet been released or has generated any revenues. Worlds does not believe that such products will generate significant revenues in the immediate future. Although Worlds anticipates releasing an updated version of its WORLDS CHAT 3D Internet chat service during the fourth quarter of 1998, such product will be sold, as well as offered, for a nominal monthly fee; it is not currently anticipated to generate significant revenues. While the original WORLDS CHAT product is currently licensed for use in Asia, no significant license revenues have been generated to date and none are anticipated. Worlds has also developed a prototype corporate Intranet application, which is derived from its WORLDS CHAT 3D product, for a single customer. However, resultant revenues have been minimal and Worlds currently has no other customers for this application.



    Worlds will not generate any meaningful revenues, if ever, until after it successfully completes development and market testing of its 3D Internet music web site(s), obtains contracts with a significant number of record companies, record labels and artists and attracts and retains a significant number of advertisers and subscribers. There can be no assurance that Worlds will be able to obtain contracts with a significant number of record companies, record labels and artists, and attract and retain a sufficient number of advertisers and subscribers to generate meaningful revenues or achieve profitable operations or that its 3D Internet music site(s) will prove to be commercially viable.


COMPETITION

    The markets in which Worlds is currently operating and those it intends to enter are characterized by intense competition and an increasing number of new market entrants which have developed or are developing competitive products. Worlds will face competition from numerous sources, including prospective customers which may develop and market their own competitive products and services, software companies, and on-line and Internet service providers. Worlds believes that competition will be based primarily on ease of use, features (including communications capabilities and content) and price.

    In addition, certain companies have developed or may be expected to develop technologies or products in related market segments which could compete with certain technologies or products being developed by Worlds. Worlds expects that such companies, as well as other companies (including established and newly formed companies), may attempt to develop products directly competitive with WORLDS PLATINUM. Certain of such competitors have substantially greater financial, technical, marketing, distribution personnel and other resources than Worlds, permitting such companies to implement extensive marketing campaigns.

    Technologically, the market targeted by Worlds is sought after by a combination of numerous recent start-ups and well established 3D graphics companies. Each company has a slightly different focus and each claims a different combination of product offerings. Worlds' product solution includes three major components: tools for building 3D worlds (known as shapers), servers for distributing those worlds and making those worlds multi-user, and browsers that enable end-users to enter and experience those worlds. Many of the competitors in this market have adopted the VRML and VRML 2.0 scene description language as their file format and have limited their expertise and scope to only one of the above categories.

    The most competitive environment is in the area of 3D world building tools. Competitors in this area can be grouped into two categories: newcomers, who are developing tools to create real-time, networked virtual worlds, and 3D modeling companies, which have been successful in more traditional multimedia application development and distribution. To the best of Worlds' knowledge, companies in the former category include Paragraph (acquired by Silicon Graphics), Superscape, OZ Interactive, Dimension X (acquired by Microsoft), New Fire, Virtus, VREAM, Sense8, Sony, and Electric Communities. Many 3D modeling companies have been extending their products to import and export VRML files that would enable them to be used in real-time networked applications. These companies include Kinetix (Autodesk), SGI, Microsoft, Macromedia, and Caligari.

    Multi-user virtual world servers is a somewhat less competitive area with companies such as OnLive! (which, to Worlds' knowledge, no longer offers 3D contract production) and Black Sun (now called Blaxxun and currently focused on corporate applications) currently having a product available. Others have announced their intention of bringing to market multi-user servers.

    Each of the above mentioned organizations or technologies, as well as possibly others not now known to Worlds in some way competes with Worlds. The competition may be through entry into the same markets as Worlds, or through technology that either obviates Worlds' advantages or lowers the barrier to entry in one of Worlds' markets.

    Besides technological competition, Worlds will be competing with established on-line music retailers with substantial resources and established user bases. Among the leaders in on-line music web sites are N2K and CDNow. Each of these companies, as well as others that are currently selling on-line music related products, including CDs and other merchandise, have financial and management resources significantly in excess of Worlds'. These companies have established themselves with consumers as music merchandise and music review destinations; they all sell music-related products and have generated revues in on-line sales.

    Notwithstanding the foregoing, to the best of Worlds' knowledge, no other company is currently offering a product that integrates 3D Internet technology with a music industry content application similar to that which Worlds proposes to offer.

EMPLOYEES


    Worlds currently has eight full time employees, of whom one is an executive officer, seven are engaged in product development, one is engaged in financial activities and one is engaged in marketing activities. Worlds has also re-established relationships with 11 independent contractors (software developers/programmers) who until early 1997 were performing technological development work on its WORLDS PLATINUM platform.



    Prior to the Effective Time, Worlds intends to hire up to 5 to 9 additional employees, at least two of whom will be in the area of artist/integration production of music sites, and up to three of whom will be in artist relations and/or administration. It is possible that one or more of the people who might be hired for one or more of these positions will be retained as independent consultants.


    Worlds' employees are not represented by a labor union. Worlds believes that its relations with its employees are good.

FACILITIES

    Worlds' facilities are located in approximately 2,500 square feet of leased office space in San Francisco, California and 2,500 square feet of leased office space in Boston, Massachusetts. The lease in San Francisco is on a month by month basis at $4,700 per month and in Boston the lease expires in September 2000 and provides for an annual rental of approximately $50,000. Worlds has only negligible costs relating to environmental compliance laws.

LEGAL PROCEEDINGS

    Worlds is not currently involved in any material legal proceedings.

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
                              MANAGEMENT OF WORLDS

DIRECTORS, EXECUTIVE OFFICERS AND CONSULTANT

    The directors and executive officers of Worlds are as follows:

NAME                                      AGE      POSITION
------------------------------------      ---      ---------------------------------------------------------------------
Michael J. Scharf...................          55   Chairman of the Board
Thomas Kidrin.......................          45   President, Chief Executive Officer, Secretary, Treasurer and Director
Kenneth A. Locker...................          49   Director

    MICHAEL J. SCHARF has been Chairman of the Board since December 3, 1997. Prior to the Worlds Consolidations, Mr. Scharf was Chairman and Secretary of Worlds Acquisition Corp. ("WAC") since June 4, 1997, and a Director since inception. Since 1993 he has been Chairman and President of Niagara Corporation, a company engaged in the manufacturing and distribution of steel bars. From 1983 until 1989, Mr. Scharf was Chairman and Chief Executive Officer of Edgcomb Corporation, the largest independent distributor of steel in the United States. Mr. Scharf received an A. B. degree from Princeton University and an M. B. A. from Harvard Business School. From 1989 (when Edgcomb was sold) until 1993 (when Niagara was founded) Mr. Scharf managed his personal investments.

    THOMAS KIDRIN has been President, Chief Executive Officer, Secretary and Treasurer since December 3, 1997. Prior to the Worlds Consolidations, Mr. Kidrin was President of WAC since its inception, Treasurer since June 4, 1997 and a Director since inception. He has been engaged in developing the business plan and prototype for Worlds' business for over one year. From 1991 to 1996, Mr. Kidrin was a founder, director, and President of UC Television Network Corp., a company engaged in the design and manufacture of interactive entertainment/advertising networks in public venues.

    KENNETH A. LOCKER has been a Director since December 3, 1997 and prior to the Worlds Consolidations was a Director of WAC since June 4, 1997. Since 1996 he has been Executive Producer for MGM Interactive where he is responsible for creating and implementing the MGM Interactive on-line business strategy. From 1994 to 1996, Mr. Locker was a founder and Vice President of Predecessor. From 1993 to 1994, Mr. Locker was Senior Program Consultant for Ziff Davis Communications. From 1990 to 1993, Mr. Locker was Executive Vice President and Head of Production for RHI Entertainment which at the time was 50% owned by New Line Cinema. Mr. Locker is also on the Board of Directors of Softbank Forums, Inc., a division of Softbank Corp.

    STEVEN A. GREENBERG was a founder of WAC and was substantially involved in the implementation of the early and current stages of its business. It is anticipated that Mr. Greenberg will remain involved in Worlds as a consultant. From 1991 until the present, Mr. Greenberg has been a financial consultant and private investor. In June 1994, Mr. Greenberg settled a civil proceeding instituted against him by the SEC. Mr. Greenberg, without admitting or denying the allegations of the SEC complaint, consented to an injunction against future violations of the insider trading provisions of the federal securities laws and paid a civil penalty. See "Risk Factors--Consent Decree of Founder." The action had absolutely no relationship to Mr. Greenberg's affiliation with Worlds and Worlds does not anticipate incurring any costs or liability in connection with the matter. Worlds' Board of Directors is aware of the SEC's civil lawsuit and Mr. Greenberg's settlement thereof and understands that several factors come into play in settling a pending legal action, not the least of which is the curtailment of ongoing litigation costs.

    In addition to the above listed directors, the holders of Worlds' convertible promissory notes have the right to elect one member to the Worlds Board. As of the date of this Joint Proxy Statement/Prospectus, such holders have not exercised this right.

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
INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Worlds' By-Laws includes certain provisions permitted pursuant to the NJBCA, whereby officers and directors of Worlds are to be indemnified against certain liabilities. These provisions of the By-Laws have no effect on any director's liability under Federal securities laws or the availability of equitable remedies, such as injunction or recession, for breach of fiduciary duty. Worlds believes that these provisions will facilitate Worlds' ability to continue to attract and retain qualified individuals to serve as directors and officers of Worlds.

    At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of Worlds where indemnification might be required or permitted. Worlds is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

COMPENSATION OF DIRECTORS

    Non-employee directors of Worlds, excluding Mr. Scharf, will be reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any committee on which they may serve, as well as $2,000 per Board meeting. Worlds estimates total Board related expenses, including travel, lodging, and director's fees, will be approximately $40,000 per year.

COMPENSATION OF EXECUTIVE OFFICERS

    Prior to the Worlds Consolidations, Worlds had not paid any compensation to its executive officers or directors during the prior three years. From December 3, 1997 (effective date of the Worlds Consolidations) through December 31, 1997, Worlds paid $21,903 in compensation to its President and Chief Executive Officer. Worlds intends to enter into an employment agreement with its President, Thomas Kidrin that will expire in December 2000. The agreement, among other things, will provide for base compensation payable to Mr. Kidrin of $175,000 in the first year, and bonuses to be determined. The agreement will also provide for employment on a full-time basis and contain a provision that Mr. Kidrin will not compete or engage in a business competitive with Worlds for a period of one year after termination.

1997 STOCK OPTION PLAN

    The Worlds Board and Worlds Shareholders have adopted a Stock Option Plan (the "Option Plan") as an incentive for, and to encourage share ownership by, Worlds' officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of Common Stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SARs") in tandem with, or independently of, stock options. Any SARs granted will not be counted against the 1,000,000 limit.

    The purpose of the Option Plan is to make options (both "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified options) and "stock appreciation rights" (with non-qualified options only, if in tandem) available to officers, directors and other key employees and/or consultants of Worlds in order to give such individuals a greater personal interest in the success of Worlds and, in the case of employees, an added incentive to continue and advance in their employment.

    The Option Plan is currently administered by the majority vote of a Committee (the "Committee") appointed by the Board of Directors and comprised of at least two "independent" members of the Board, or alternatively, by the entire Board, who are not eligible to receive options, other than pursuant to a formula, it being intended that such plan shall qualify under Rule 16b-3 as promulgated pursuant to the

Securities Exchange Act of 1934, as amended. With specified limitations, the Committee may amend the terms of the Option Plan.

    The Committee will designate those persons to receive grants under the Option Plan and determine the number of options and/or SARs, as the case may be, to be granted and the price payable for the shares of Common Stock thereunder. The price payable for the shares of Common Stock under each option will be fixed by the Committee at the time of the grant, but, for incentive stock options, must be not less than 100% (110% if the person granted such option owns more than 10% of the outstanding shares of Common Stock) of the fair market value of Common Stock at the time the option is granted. The Committee will also determine the term and vesting schedule of all options and SARs granted, provided that no option may be exercisable later than ten years after the date of grant (or five years in the case of a 10% shareholder). The Committee may also institute divesting schedules. All options are payable in cash or check, by delivery of a secured personal interest bearing note, or by delivery of shares of Common Stock equal in value to the cost of the options.

    There are currently 165,000 stock options outstanding at an exercise price of $.50, which vest in equal amounts over a three year period, including 60,000 to one of Worlds' outside directors; 270,000 options outstanding at an exercise price of $1.00, which vest in equal amounts over a three year period, including 40,000 to one of Worlds' outside directors; and 35,000 non-plan stock options outstanding at an exercise price of $1.00, which vest in May 1999.

CERTAIN TRANSACTIONS

    Worlds intends to enter into a month-to-month consulting agreement with Steven A. Greenberg, a founder of WAC. The agreement will provide for monthly compensation of $15,000 plus reimbursement of reasonable expenses actually incurred. In addition to providing consulting services, Mr. Greenberg will also make his offices and support staff available to Company employees. During 1997, Mr. Greenberg loaned $77,000 to WAC of which $71,000 was repaid as of December 31, 1997. Also, during 1997, Mr. Greenberg received $20,000 in consulting fees.

                        PRINCIPAL SHAREHOLDERS OF WORLDS


    The following table sets forth information as of September   , 1998 with
respect to the beneficial ownership of shares of Worlds Common Stock, and upon consummation of the Merger the number of shares of Unity Common Stock expected to be held, by (i) each person known by Worlds to be the owner of more than 5% of the outstanding shares of Worlds Common Stock, (ii) each current director, and (iii) all executive officers and directors as a group:


                                                       BENEFICIAL OWNERSHIP    BENEFICIAL OWNERSHIP
                                                                OF                      OF
                                                       WORLDS COMMON STOCK      UNITY COMMON STOCK
                                                       PRIOR TO THE MERGER       AFTER THE MERGER
                                                               (2)                    (2)(3)
                                                      ----------------------  ----------------------
NAME AND ADDRESS OF                                    NUMBER                  NUMBER
  BENEFICIAL OWNER (1)                                OF SHARES    PERCENT    OF SHARES    PERCENT
----------------------------------------------------  ---------  -----------  ---------  -----------
Michael J. Scharf...................................  1,900,000        10.6%    678,300         8.2%
Thomas Kidrin.......................................  1,600,000         9.0%    571,200         6.9%
Kenneth A. Locker(4)................................     20,000       *    %      7,140       *    %
Steven A. Greenberg.................................  4,500,000        25.2%  1,606,500        19.5%
All directors and executive officers as a group (3
  persons)..........................................  3,520,000        19.7%  1,256,640        15.2%

------------------------

*   Denotes less than 1% of outstanding Worlds Common Stock.

(1) Each shareholder's address is c/o Worlds Inc., 15 Union Wharf, Boston, Massachusetts 02109.

(2) As used herein, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, all persons named herein and therein have sole voting power and investment power with respect to their shares of Worlds Common Stock, except to the extent that authority is shared by spouses under applicable law and (ii) record and beneficial ownership with respect to their shares of Worlds Common Stock. With respect to each shareholder, includes any shares issuable upon exercise of all options or warrants held by such shareholder that are currently exercisable or will become exercisable within 60 days of June 30, 1998.

(3) Assumes no cash conversions of Unity Common Stock by Unity Shareholders or exercise by Unity Shareholders and Worlds Shareholders of their respective appraisal rights.

(4) Consists solely of vested stock options.

                       DESCRIPTION OF WORLDS' SECURITIES

GENERAL

    Worlds has authorized capital stock consisting of 30,000,000 shares of Common Stock, par value $.001 per share. As of the date of this Prospectus, 17,868,531 shares of Common Stock are issued and outstanding.

    The following is a description of the material terms of the securities offered hereby. The rights of the holders of shares of the Company's capital stock are established by Worlds' Certificate of Incorporation, Worlds' Bylaws and New Jersey Law. The following statements do not purport to be complete or give full effect to statutory or common law, and are subject in all respects to the applicable provisions of the Certificate of Incorporation, Bylaws and state law.

    The holders of Common Stock have no preemptive or subscription rights in later offerings of Common Stock and are entitled to share ratably (i) in such dividends as may be declared by the Board of Directors out of funds legally available for such purpose and (ii) upon liquidation, in all assets of Worlds remaining after payment in full of all debts and obligations of Worlds and any preferences granted in the future to any preferred stock. Worlds has not paid any dividends on the Common Stock.

    Holders of Common Stock are entitled to one vote for each share held and have no cumulative voting rights. Accordingly, the holders of more than 50% of the issued and outstanding shares of Common Stock entitled to vote for election of directors can elect all the directors if they choose to do so. All shares of Common Stock now outstanding, including the shares of Common Stock which are the subject of this Offering, are fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by Worlds' Certificate of Incorporation without shareholder action.

    Under New Jersey law, no offeror shall make a takeover bid to purchase a number of equity securities of target company that together with presently owned shares will exceed 10% of outstanding shares of any class of equity securities, unless at least twenty days prior to making a bid the offeror files a statement with the New Jersey Bureau of Securities. No offeror shall make a takeover bid without permission of Bureau Chief which may be after a public hearing conducted by the Bureau.

    The New Jersey Shareholder Protection Act prohibits Worlds from engaging in business combinations with any interested shareholder for a period of five years following stock acquisition date by interested shareholder unless: (1) approved by board of directors before such stock acquisition date and (2) certain other conditions are met, including approval by vote of two-thirds of voting stock not beneficially owned by the interested shareholder and fair price requirements.

SHARES AVAILABLE FOR FUTURE SALE


    Worlds currently has 17,868,531 shares of Common Stock outstanding (up to approximately 19,153,279 shares if all the currently outstanding options, warrants and convertible promissory notes are exercised or converted). Of these shares, 7,468,535 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of Worlds (in general, a person who has a control relationship with Worlds) which will be subject to the limitations of Rule 144 adopted under the Securities Act. An additional 10,399,996 shares, inclusive of 8,000,000 held by affiliates of Worlds, will become eligible for sale pursuant to Rule 144 in December 1998.


    In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of Worlds (or persons whose shares are aggregated with an affiliate of Worlds), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class (approximately 178,685 shares assuming only the existing shares of Worlds are outstanding) or the average weekly trading volume of Worlds Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Worlds. A person who has not been an affiliate of Worlds for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

                               BUSINESS OF UNITY

    Unity was formed in May 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating business.

    In November 1996, Unity successfully consummated an IPO from which it derived net proceeds of $6,402,112 million. Approximately 90% of such net proceeds, inclusive of interest income thereon, are presently held in trust pending the consummation of a Business Combination and will be released to Unity upon consummation of the Merger.

    Unity's executive offices are located at 245 Fifth Avenue, New York, New York 10016, its telephone number is (212) 696-4282.

                              MANAGEMENT OF UNITY

PRIOR TO THE MERGER

    EXECUTIVE OFFICERS AND DIRECTORS

NAME                                      AGE      POSITION
------------------------------------      ---      ---------------------------------------------------------------------
Lawrence Burstein...................          55   President, Treasurer and Director
John Cattier........................          65   Director
Barry Ridings.......................          45   Director
Norman Leben........................          38   Secretary and Director

    LAWRENCE BURSTEIN has been President, Treasurer and a director of Unity since its inception. For approximately ten years prior thereto, Mr. Burstein was the President, a director and principal shareholder of Trinity Capital Corporation, a private investment banking concern ("Trinity"). Trinity ceased operations upon the formation of Unity VCA. Since March 1996, Mr. Burstein has been President and a principal shareholder of Unity VCA. Mr. Burstein is a director of four public companies, being, respectively, T-HQ Inc., which designs and markets Nintendo and Sega games, Brazil Fast Food Corp., the owner and operator of the second largest fast food restaurant chain in Brazil, CAS Medical Systems, Inc., engaged in the manufacture and marketing of blood pressure monitors and other medical products principally for the neonatal market, and The MNI Group Inc., engaged in the marketing of specially formulated medical foods. Mr. Burstein received an L.L.B. from Columbia Law School.

    JOHN CATTIER has been a director and shareholder of Unity since its inception. Since May 1996, Mr. Cattier has been a director and shareholder of Unity VCA. Mr. Cattier has been an independent consultant since January 1985. From 1957 to December 1984, Mr. Cattier was associated with White Weld & Co., investment bankers, serving as a general partner, and with Credit Suisse White Weld (which subsequently became Credit Suisse First Boston), investment bankers, in various capacities. Mr. Cattier is a director of Pacific Assets Trust PLC, a United Kingdom investment trust, and Vice Chairman of Laredo National Bancshares, Inc. of Laredo, Texas, a one bank holding company. Mr. Cattier received a B.A. from Yale University.

    BARRY RIDINGS has been a director of Unity since its inception. Since March 1990, Mr. Ridings has been a Managing Director of Alex. Brown & Sons, investment bankers. From June 1986 to March 1990, Mr. Ridings was a Managing Director of Drexel Bumham Lambert, investment bankers. Mr. Ridings is a director of SubMicron Systems Corporation, a semi-conductor capital equipment manufacturer, Transcor Waste Services Corp., a waste management company, Noodle Kidoodle, Inc., an operator of specialty toy stores, New Valley Corp., formerly known as Western Union, Search Capital Group, an auto finance Company, Telemundo Group, a Spanish language television network, and Norex Industries Inc., a shipping company. Mr. Ridings received an M.B.A. from Cornell University.

    NORMAN LEBEN has been Secretary and a director of Unity since its inception. Mr. Leben is, and since 1988 has been, a partner of Dalessio Miliner & Leben ("DML"), certified public accountants. Prior thereto and from 1985, Mr. Leben was engaged in the acquisition, management, syndication and operation of real estate and other emerging market businesses. Prior to 1985, Mr. Leben was employed by Laventhol & Horwath. Mr. Leben received a B.B.A. from George Washington University.

    All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors receive no compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. Mr. Burstein devotes approximately 30% of his time to the affairs of Unity. Unity has not entered into employment agreements with either of its officers.

    EXECUTIVE COMPENSATION

    No executive officer has received any cash compensation from Unity since inception for services rendered. Unity's officers receive no compensation for serving as officers other than accountable reimbursement for any reasonable business expenses incurred in connection with activities on behalf of Unity.

    See "Description of Unity's Securities--Directors' Warrants" for information as to warrants to purchase in the aggregate 400,000 shares of Unity Common Stock.

    DIRECTORS' COMPENSATION

    Directors receive no compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings.

    CERTAIN TRANSACTIONS

    In June 1996, Unity issued an aggregate of 625,000 shares of Unity Common Stock at a price of $.0001 per share, as follows: 25,000 shares to Unity VCA; 150,000 shares to Mr. Burstein; 15,000 shares to Mr. Leben; an aggregate of 76,500 shares to Heptagon Investments Ltd. ("Heptagon") and its affiliate; 39,000 shares to Cricket Services Ltd. ("Cricket"); 6,000 shares to Barry Ridings; and 313,500 shares to 24 other persons. Mr. Cattier is Chairman of Heptagon's board of directors and exercises voting and dispositive control over approximately 7.6% of Heptagon's shares of capital stock. Mr. Cattier disclaims any voting or dispositive power over shares of Unity Common Stock held by Heptagon. Mr. Cattier exercises voting and dispositive control over the shares of Unity Common Stock held by Cricket. Both Heptagon and Cricket are private investment companies.

    In June 1996, Unity issued 58,334, 58,333, 58,333 and 25,000 Class A and
Class B Warrants to each of, respectively, Messrs. Burstein, Leben, Cattier and Ridings (collectively, the "Directors' Warrants"), in consideration for future services to be rendered by such persons on behalf of Unity. The Directors' Warrants are identical to Unity's Series A and Series B Warrants offered and sold in the IPO but are not redeemable by Unity and may not be transferred until the consummation of a Business Combination.

    Unity has been obligated to pay Unity VCA, since June 1, 1996, a monthly fee of $7,500 for general and administrative services pursuant to an agreement which may be canceled by either party upon 30 days' prior written notice. Such fee includes the use of approximately 500 square feet of office space in premises occupied by Unity VCA. DML, an accounting firm which is an affiliate of Mr. Leben affords Unity VCA the use of such space at a monthly rental of $2,000. Messrs. Burstein, Cattier and Leben are each directors and shareholders of Unity VCA.

    Unity VCA had made non-interest demand loans aggregating approximately $50,000 to Unity as of the IPO date to cover expenses incurred by Unity in connection with the IPO. Unity repaid these loans out of the proceeds of the IPO.

    DML has performed bookkeeping, tax and accounting services for certain of the "blank check" companies of which Messrs. Burstein, Cattier and Ridings, have been directors and shareholders from their dates of inception through the consummation of their respective Business Combinations and performs similar services for Unity at an aggregate cost of $14,275 for the year ended July 31, 1997.

AFTER THE MERGER

    Upon consummation of the Merger, the executive officers and directors of Worlds and certain other persons will become the executive officers and directors of Unity. See "Management of Worlds-- Directors, Executive Officers and Consultant."

                        PRINCIPAL SHAREHOLDERS OF UNITY


    The following table sets forth information as of September   , 1998 and as
of such date, giving effect to the Merger, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of, respectively, Unity Common Stock and Worlds Common Stock by (i) each person known by Unity to be the owner of more than 5% of its outstanding shares of Common Stock, (ii) each director of Unity and (iii) all executive officers and directors of Unity as a group:


                                                                 BENEFICIAL
                                       BENEFICIAL               OWNERSHIP OF               BENEFICIAL
                                   OWNERSHIP OF UNITY          WORLDS COMMON              OWNERSHIP OF
                                   COMMON STOCK PRIOR           STOCK PRIOR            UNITY COMMON STOCK
                                  TO THE MERGER(1)(2)         TO THE MERGER(1)        AFTER THE MERGER(3)
                                ------------------------  ------------------------  ------------------------
NAME AND ADDRESS                 NUMBER OF                 NUMBER OF                 NUMBER OF
OF BENEFICIAL OWNER(1)            SHARES       PERCENT      SHARES       PERCENT     SHARES(9)     PERCENT
------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
Lawrence Burstein.............     175,000(4)        9.3%    234,000(  (7)        1.3% 375,206(10)        4.5%
  245 Fifth Avenue
  New York, NY 10016

John Cattier..................     140,500(  (5)        7.5%    213,300(  (8)        1.2% 333,314(11)        4.0%
  Achlain Invermoriston
    Inverneshire,
  Scotland IV3 6YN
  United Kingdom

Barry Ridings.................       6,000            *        3,600            *   57,285(12)            *
  Lilac Lane
  Princeton, NJ 08540

Norman Leben..................      40,000(4)        2.1%    103,000(6)          *  193,437(13)         2.3%
  245 Fifth Avenue
  New York, NY 10016

                                   311,500(  (5)       16.6%    365,900(     (8)        2.0% 842,126(14)        9.7%
All executive officers and
directors
  as a group (4 persons)......

------------------------

*   Denotes less than 1% of outstanding Unity Common Stock.

(1) As used herein, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, all persons named herein have (i) sole voting power and investment power with respect to their respective shares of Unity Common Stock and Worlds Common Stock, except to the extent that authority is shared by spouses under applicable law and (ii) record and beneficial ownership with respect to their respective shares of Unity Common Stock and Worlds Common Stock. With respect to each shareholder, includes any shares issuable upon exercise of all options or warrants held by such shareholder that are currently exercisable or will become exercisable within 60 days of June 30, 1998.

(2) Does not include shares issuable upon exercise of the Directors' Warrants (as hereinafter defined) which are beneficially owned by each of the persons named in the above table but which are not exercisable until the consummation of a Business Combination.

(3) Assumes no cash conversions of Unity Common Stock by Unity Shareholders or exercise by Unity Shareholders and Worlds Shareholders of their respective appraisal rights.

(4) Includes 25,000 shares of Unity Common Stock owned by Unity VCA, over which shares Messrs. Burstein, Leben and Cattier share voting and investment power.

(5) Includes (i) 75,000 shares held by Heptagon, (ii) 1,500 shares held by an affiliate of Heptagon and (iii) 39,000 shares held by Cricket. Mr. Cattier is Chairman of Heptagon's board of directors and exercises voting and dispositive control over approximately 7.6% of Heptagon's shares of capital stock. Mr. Cattier disclaims any voting or dispositive power of the shares of Unity Common Stock held by Heptagon.

(6) Includes 94,000 shares of Worlds Common Stock owned by Unity VCA, over which Messrs. Burstein, Leben and Cattier share voting and investment control.

(7) Includes 50,000 shares issuable upon exercise of warrants.

(8) Includes (i) 50,000 shares issuable upon exercise of warrants, (ii) 45,000 shares held by Heptagon, (iii) 900 shares held by an affiliate of Heptagon and (iv) 23,400 shares held by Cricket. Mr. Cattier is Chairman of Heptagon's board of directors and exercises voting and dispositive control over approximately 7.6% of Heptagon's shares of capital stock. Mr. Cattier disclaims any voting or dispositive power of the shares of Worlds Common Stock held by Heptagon.

(9) Includes (i) the number of shares of Unity Common Stock beneficially held prior to the Merger and (ii) the number of shares of Worlds Common Stock beneficially held prior to the Merger multiplied by the Exchange Ratio.

(10) Includes 116,668 shares issuable upon exercise of the Directors' Warrants.

(11) Includes 116,666 shares issuable upon exercise of the Directors' Warrants.

(12) Includes 50,000 shares issuable upon exercise of the Directors' Warrants.

(13) Includes 116,666 shares issuable upon exercise of the Directors' Warrants.

(14) Includes 400,000 shares issuable upon exercise of the Directors' Warrants.

    The shares of Unity Common Stock owned by the persons named above have been placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earlier to occur of (i) the consummation of the Merger or (ii) the mandatory liquidation of Unity pursuant to its Certificate of Incorporation due to the failure of Unity to effect a Business Combination by November 12, 1998. During the escrow period, such persons will not be able to sell or otherwise transfer their respective shares of Unity Common Stock, but will retain all other rights as shareholders of Unity, including, without limitation, the right to vote such shares.

    Messrs. Burstein, Cattier, Leben and Unity VCA may be deemed to be "parents" and "promoters" of Unity, as such terms are defined under the Federal securities laws.

                       DESCRIPTION OF UNITY'S SECURITIES

GENERAL

    Unity is authorized to issue 20,000,000 shares of Unity Common Stock, par value $.0001 per share and 5,000 shares of Preferred Stock, par value $.01 per share. As of the date of this Joint Proxy Statement/ Prospectus, 1,875,000 shares of Unity Common Stock are outstanding, held of record by 34 persons. No shares of Preferred Stock are currently outstanding.

COMMON STOCK

    The holders of Unity Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Unity Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Unity, the holders of Unity Common Stock except for the Non-Public Unity Shareholders who have agreed to waive their rights to share in any distribution upon their respective shares of Unity Common Stock relating to a liquidation of Unity due to the failure of Unity to effect a Business Combination by May 12, 1998 (which date will be automatically extended until November 12, 1998 to permit consummation of the Merger Transaction or, if the Merger Transaction is terminated prior to May 12, 1998, to permit the consummation of any other Business Combination which may be contemplated in a letter of intent entered into between Unity and an Acquired Business other than Worlds prior to such date) are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Unity Common Stock. Holders of shares of Unity Common Stock, as such, have no redemption, preemptive or other subscription rights. Except as set forth under "The Merger--Conversion Rights," there are no conversion provisions applicable to the Unity Common Stock. All of the outstanding shares of Unity Common Stock are, and the shares of Unity Common Stock issuable in the Merger, when delivered in accordance with the terms of the Merger Agreement, will be, fully paid and nonassessable.

PREFERRED STOCK

    Unity's Certificate of Incorporation authorizes the issuance of 5,000 shares of "blank check" preferred stock (the "Preferred Stock") with such designation, rights and preferences as may be determined from time to time by the Unity Board. Accordingly, the Unity Board is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Unity Common Stock. The Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Unity subsequent to the Effective Time of the Merger. Although Unity does not currently intend to issue any shares of Preferred Stock, there can be no assurance that Unity will not do so subsequent to the consummation of the Merger.

DIVIDENDS

    Unity does not presently intend to pay any cash dividends as all available cash will be utilized to further the growth of Unity's business subsequent to the Effective Time of the Merger and for the proximate future thereafter. The payment of any subsequent cash dividends will be in the discretion of the Unity Board and will be dependent upon Unity's results of operations, financial condition, contractual restrictions and other factors deemed relevant by the Unity Board.

TRANSFER AGENT

    The transfer agent for the Unity Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

IPO WARRANTS


    As of the date of this Joint Proxy Statement/Prospectus, there were 1,250,000 Class A Redeemable Warrants and 1,250,000 Class B Redeemable Warrants outstanding, held of record by 6 and 5 persons, respectively.


    Each Class A Redeemable Warrant entities the registered holder to purchase one share of Unity Common Stock at a price of $5.50 per share, subject to adjustment in certain circumstances, for a period of five years commencing on the later of a Business Combination or November 12, 1997. Each Class B Redeemable Warrants entities the registered holder to purchase one share of Unity Common Stock at a price of $7.50 per share subject to adjustment in certain circumstances, for a period of five years commencing on the later of a Business Combination or November 12, 1997. Unity may call the Class A Redeemable Warrants and the Class B Redeemable Warrants for redemption, each as a class, in whole and not in part, at the option of Unity, at a price of $.05 per IPO Warrant at any time upon not less than 30 days' prior written notice, provided that the reported high bid price of Unity Common Stock equals or exceeds $8.50 per share with respect to the Class A Warrants, and $10.50 per share with respect to the Class B Warrants for the 20 consecutive trading days immediately prior to the notice of redemption to warrantholders. The warrantholders shall have exercise rights until the close of business on the date fixed for redemption.

    The IPO Warrants are issued in registered form under a Warrant Agreement between Unity and American Stock Transfer & Trust Company, as Warrant Agent.

    The exercise price and number of shares of Unity Common Stock issuable on exercise of the IPO Warrants are subject to adjustment in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of Unity. However, the IPO Warrants are not subject to adjustment for issuances of Unity Common Stock at a price below their respective exercise prices.

    Unity has the right, in its sole discretion, to decrease the exercise price of the IPO Warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the warrantholders. In addition, Unity has the right, in its sole discretion, to extend the expiration date of the IPO Warrants on five business days' prior written notice to the warrantholders.

    The IPO Warrants may be exercised upon surrender of the Warrant Certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant Certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check, payable to Unity) to the Warrant Agent for the number of IPO Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Unity Common Stock.

    No IPO Warrants will be exercisable unless at the time of exercise Unity has filed with the SEC a current prospectus covering the shares of its Common Stock issuable upon exercise of such IPO Warrants and such shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such IPO Warrants. Unity will use its best efforts to have all shares so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the IPO Warrants, subject to the terms of the Warrant Agreement. While it is Unity's intention to do so, there is no assurance that it will be able to do so.

    No fractional shares will be issued upon exercise of the IPO Warrants. However, if a warrantholder exercises all IPO Warrants then owned of record by him, Unity will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to such warrantholder, an amount in cash based on the market value of Unity Common Stock on the last trading day prior to the exercise date.

UNDERWRITERS' IPO SECURITIES

    In connection with the IPO, Unity sold to GKN Securities Corp. and Gaines, Berland Inc., for nominal consideration, the right to purchase up to an aggregate of 125,000 units (the "Underwriters' IPO Securities"). Each unit issuable upon exercise of the Underwriters' IPO Securities consists of one share of Unity Common Stock, one Class A Warrant and one Class B Warrant (the Class A Warrants and the Class B Warrants are collectively referred to herein as the "Warrants"). The Warrants are identical to the IPO Warrants described above except that the Warrants cannot be redeemed. The Underwriters' IPO Securities are exercisable initially at $6.60 per unit (the "Exercise Price") for a period of five years commencing on November 12, 1996. The Underwriters' IPO Securities contain anti-dilution provisions providing for adjustment of the Exercise Price upon the occurrence of certain events including the issuance of shares of Unity Common Stock or other securities convertible into or exercisable for shares of Unity Common Stock at a price per share less than the Exercise Price, or in the event of any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction.

    Unity also agreed at the time of the issuance of the Underwriters' IPO Securities to use its best efforts to maintain an effective registration statement with respect to the Underwriters' IPO Securities and the underlying units. In addition, the Underwriters' IPO Securities grants to the holders thereof certain "piggy back" and "demand" rights for periods of seven and five years, respectively, from November 12, 1996 with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Underwriters' IPO Securities.

DIRECTORS' WARRANTS

    In June 1996, Unity issued to each of Messrs. Burstein, Leben, Cattier and Ridings, 58,334, 58,333, 58,333 and 25,000 Class A and Class B Warrants, respectively, in consideration for future services to be rendered by such persons on behalf of Unity. Such Warrants are identical to the Class A and Class B Redeemable Warrants but are not redeemable by Unity and may not be exercised until the consummation of a Business Combination.

LIMITATIONS UPON TRANSACTIONS WITH "INTERESTED SHAREHOLDERS"

    Unity is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person became an interested shareholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owns at least 85% of the outstanding voting stock, or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested shareholder. A "Business Combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. Subject to certain exceptions, an "interested shareholder" is a person who, together with affiliates and associates, owns (or within three years, did own), 15% or more of the corporation's voting stock.

                        COMPARISON OF RIGHTS OF HOLDERS
                 OF UNITY COMMON STOCK AND WORLDS COMMON STOCK

    If the Merger Agreement is approved and the Merger becomes effective, Worlds Shareholders will become Unity Shareholders and their rights as shareholders will be determined by the DGCL and Unity's Certificate of Incorporation and By-Laws. Differences between the DGCL and the NJBCA, as well as those between the respective Certificates of Incorporation and By Laws of Unity and Worlds, are summarized below. This summary is not intended to be complete and is qualified in its entirety by reference to the DGCL, the NJBCA, and the respective Certificates of Incorporation and By-Laws of Unity and Worlds.

COMPARISON OF DGCL AND NJBCA

    APPRAISAL RIGHTS IN MERGER OR CONSOLIDATION

    Under New Jersey law, unless the certificate of incorporation otherwise provides, a dissenting shareholder of a New Jersey corporation which is a party to a consolidation, or which is not the surviving corporation in a merger, or which is the surviving corporation in a merger requiring shareholder approval, has appraisal rights with respect to any shares other than (1) shares listed on a national securities exchange or held of record by not less than 1,000 holders and (2) in exchange for which, pursuant to the plan of merger or consolidation, the shareholder will receive cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders. The Worlds Certificate of Incorporation does not modify the statutory appraisal rights.

    Under Delaware law, shareholders of a Delaware corporation have appraisal rights in a merger or consolidation, except for certain mergers and consolidations not requiring any vote by shareholders of the corporation, with respect to any shares other than shares listed on a national securities exchange or held of record by more than 2,000 holders. However, even with respect to shares so listed or held, appraisal rights exist if, pursuant to the plan of merger, the shareholder is to receive in exchange for his shares anything other than stock of the surviving corporation listed on a national securities exchange or held of record by more than 2,000 holders or cash in lieu of fractional shares.

    APPRAISAL RIGHTS ON DISPOSITION OF ASSETS

    Under New Jersey law, a dissenting shareholder in a New Jersey corporation has appraisal rights in the case of any sale, lease, exchange or other disposition of substantially all of the assets of the corporation not in the usual or regular course of business as conducted by the corporation, except with respect to (1) shares listed on a national securities exchange or held of record by not less than 1,000, holders, or (2) a transaction pursuant to a plan of dissolution of the corporation which provides for the distribution of substantially all of its net assets to shareholders according to their interests within one year, where such transaction is wholly for cash and/or securities which will be listed on a national securities exchange or held of record by not less than 1,000 holders or (3) a sale pursuant to court order

    The DGCL does not provide for appraisal rights in connection with disposition of assets.

    VOTE REQUIRED TO AUTHORIZE CERTAIN ORGANIC CHANGES

    In general, under New Jersey law, in the case of corporations organized prior to 1969, such as Worlds, a disposition of all or substantially all of the assets other than in the regular course of business, a charter amendment or a merger or consolidation must be authorized by the affirmative vote of two-thirds of the votes cast, and by such vote of each class entitled to vote as a class, with respect to any such matter, except, however, that such a corporation, may amend its charter by the affirmative vote of two-thirds of the votes cast to provide that the vote of a majority of the votes cast will suffice.

    In general, under Delaware law, a sale, lease or exchange or all or substantially all of the assets, a charter amendment or merger or consolidation must be authorized by the affirmative vote of a majority of the outstanding shares entitled to vote.

    CLASS VOTING ON MERGER OR CONSOLIDATION

    Under New Jersey law, any class or series of shares shall be entitled to vote as a class if the plan of merger or consolidation contains any provision which, if contained in a proposed charter amendment, would entitle the class or series to vote as a class on the amendment.

    The DGCL does not provide for a class vote on a plan merger or consolidation.

    SOURCE OF DIVIDENDS

    Under New Jersey law, dividends may not be paid if, after giving effect to the dividend, either (1) the corporation would be unable to pay its debts as they become due in the ordinary course of its business or (2) the corporation's total assets would be less than its total liabilities.

    Under Delaware law, dividends may be paid out of surplus or, in the absence thereof, out of the net profits of the current and/or next preceding fiscal year, except where capital represented by stock enjoying a preference upon the distribution of assets thereby would be impaired.

    POWER TO ADOPT, AMENDED OR REPEAL BY-LAWS

    Under New Jersey law, the power to adopt, amend and repeal by-laws of a corporation is vested in the Board of Directors unless such power is reserved to the shareholders in the certificate of incorporation, but by-laws made by the Board of Directors may be amended and/or repealed and new by-laws adopted by the shareholders and the shareholders may prescribe in such by-laws that the Board may not amend or repeal by-laws approved by shareholders. The Worlds By-laws may be amended by the Board of Directors or by the shareholders.

    Under Delaware law, the power to adopt, amend or repeal by-laws of a corporation is vested in the corporation's shareholders, although the corporation's certificate of incorporation may also vest such power in the corporation's board of directors. The Unity Certificate of Incorporation provides that the Unity By-Laws may be adopted, amended or repealed by the Unity Board.

    ACTION BY SHAREHOLDERS BY WRITTEN CONSENT IN LIEU OF A MEETING

    Under New Jersey law, except as otherwise provided in a certificate of incorporation, any action, (other than the election of directors) required or permitted to be taken at a meeting of the corporation's shareholders, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would have been necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted (except that the election of directors requires unanimous written consent of all shareholders). The corporation must give all shareholders advance notice of such proposed action if the proposed action involves a merger, consolidation or sale of substantially all of the assets of a corporation.

    Under Delaware law, except as otherwise provided in a company's certificate of incorporation, any action required or permitted to be taken at the meeting of a corporation's shareholders may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would have been necessary to take such action at a meeting at which all share entitled to vote thereon were presented and voted.

    REMOVAL OF DIRECTORS

    Under New Jersey law, one or more or all directors of a corporation may be removed for cause or, unless otherwise provided in the certificate of incorporation, without cause by shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote thereon.

    The provisions of the DGCL are similar to those of the NJBCA.

    SPECIAL MEETINGS OF SHAREHOLDERS

    Under New Jersey law, holders of not less than 10% of a corporation's voting stock may apply to the New Jersey Superior Court for an order directing a special meeting of shareholders to be held. The Worlds By-Laws provide that a special meeting of shareholders for any purpose or purposes may be called by the Board of Directors, Chairman of the Board or President, and shall be called by the Chairman of the Board, President or Secretary at the request in writing by shareholders owning not less than a majority of the entire capital stock of the company issued and outstanding and entitled to vote.

    Under Delaware law, special meetings of shareholders may be called by the Board of Directors or by such person or persons as may be authorized by a company's certificate of incorporation or the by-laws. The Unity By-Laws relating to special meetings of the shareholders will be identical to those Worlds.

    DE FACTO MERGER

    Under New Jersey law, shareholders have the same voting and dissent and appraisal rights as if they were shareholders of a surviving corporation in a merger, if (1) voting shares outstanding or issuable after the transaction exceed by more than 40% voting shares outstanding before the transaction or (2) shares entitled to participate without limitation in distributions outstanding or issuable after the transaction exceed by more than 40% such shares outstanding before the transaction.

    The DGCL does not contain a comparable provision.

    GUARANTY

    Under New Jersey law, a corporation may give a guaranty not in furtherance of its direct or indirect business interests only when authorized at a meeting of shareholders by the affirmative vote of all of the votes cash by the holders of each class and series of shares entitled to vote thereon. If authorized by such a vote, the guaranty may be secured by the corporation's property.

    Under Delaware law, a Delaware corporation may guaranty obligations of a third party, whether or not in furtherance of a specific corporate purpose, without shareholder approval.

    SHAREHOLDERS' DERIVATIVE ACTIONS

    New Jersey law contains certain provisions which have the effect of discouraging derivative actions. Specifically, New Jersey law authorizes the Court to award reasonable expenses and attorney's fees to the successful defendants in a derivative action upon a finding that the action was brought without cause. In addition, the corporation may require the plaintiff or plaintiffs to give security for the reasonable expenses, including attorneys' fees, that may be incurred by the corporation or by other named defendants for which the corporation may become legally liable if plaintiff or plaintiffs are holders of less than 5% of the outstanding shares of any class or series of such corporation (or voting trust certificates therefor) unless the shares or trust certificates so held have a market value in excess of $25,000.

    The DGCL does not contain comparable provisions.

    PROXIES

    Under New Jersey law, a proxy is valid for no longer than eleven months unless a longer period is specified. In addition, a proxy is revocable at will unless coupled with an interest. The death or incapacity of a shareholder does not revoke a proxy and it will continue in force until revocation by the shareholder's personal representative.

    Under Delaware law, a proxy is not valid beyond three years from its date unless it so provides for a longer period. In addition, for a proxy to be irrevocable it must so state and be coupled with an interest in the stock itself or in the corporation generally. In the case of a revocable proxy, death or incapacity will revoke the proxy.

    INSPECTION OF BOOKS AND RECORDS

    Under New Jersey law, a shareholder of record for at least six months immediately preceding his demand or any holder (or a person authorized on behalf of such holder) of at least 5% of the outstanding shares of any class or series shall have the right to examine for any proper purpose the books and records.

    Under Delaware law, any shareholder upon written demand under oath stating the purpose thereof has the right during usual business hours to inspect for any proper purpose the stock ledger, list of shareholders and other books and records, and to make copies or abstracts therefrom.

    ANTI-TAKEOVER STATUTE

    New Jersey has adopted a type of anti-takeover statute known as a "business combination" statute. Subject to a numerous qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation's board approved the transaction prior to the stockholder becoming an interested stockholder. An "interested stockholder" is defined to include any beneficial owner of more than 10% of the voting power of the outstanding voting stock of the corporation and any affiliate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power. The term "business combination" is defined broadly to include, inter alia, merger of the corporation with the interested stockholder or any corporation which after such merger would be an affiliate of the interested stockholder, and any transfer of 10% or more of the corporation's assets to the interested stockholder or affiliate thereof. The effect of the statute is to protect non-tendering post-acquisition minority shareholders from mergers in which they will be "frozen out" after the merger, by prohibiting transactions in which an acquiror could favor itself at the expense of minority shareholders. The New Jersey statute, however, does not apply to companies which do not have either their principal executive offices or significant business operations located in New Jersey. Therefore, the New Jersey statute does not apply to Worlds.

    Delaware has adopted a business combination type of anti-takeover statute which operates in a manner similar to the New Jersey statute. Although there are numerous differences between the Delaware statute and the New Jersey statute, the most significant include the following: (i) under the Delaware statute, the moratorium imposed on a business combination with an interested stockholder is three years, as opposed to five years under the New Jersey statute; (ii) the Delaware statute defines "interested stockholder" using a 15% ownership threshold rather than the 10% threshold under the New Jersey statute; (iii) the Delaware statute permits an interest stockholder to avoid the moratorium by acquiring 85% of the corporation's voting power in the same transaction in which that stockholder becomes an interested stockholder; the New Jersey statute does not contain a comparable provision; and (iv) the Delaware statute applies to Delaware corporations regardless of the locations of their offices and business operations; the law would therefore apply to Unity.

COMPARISON OF CERTIFICATES OF INCORPORATION AND BY-LAWS OF UNITY AND WORLDS

    AUTHORIZED SHARES OF CAPITAL STOCK

    The Worlds Certificate of Incorporation, as amended, authorizes the issuance of 30,000,000 shares of Worlds Common Stock, 17,868,531 shares of which were issued and outstanding as of the Worlds Record Date.

    The Unity Certificate of Incorporation, as amended, authorizes the issuance of 20,000,000 shares of Unity Common Stock, 1,875,000 shares of which were issued and outstanding as of the Unity Record Date, and 5,000 shares of Preferred Stock none of which were issued on the Unity Record Date.

    MEETINGS

    Pursuant to the Worlds By-Laws, annual meetings of Worlds Shareholders shall be held on the second Tuesday in April if not a legal holiday, or at such other date and at such other time as the Worlds Board may determine. At each annual meeting, the Worlds Shareholders entitled to vote shall elect a Board of Directors, and they may transact such other corporate business as may properly be brought before the meeting. Special meetings of Worlds Shareholders may be called for any purpose by the Worlds Board, the Chairman of the Board or the President. Written notice of any meeting of Worlds Shareholders shall be mailed not less than ten nor more than sixty days before such meeting to each Worlds Stockholder entitled to vote thereat.

    Special meetings of the Worlds Board may be called by the Chairman of the Board or the President on two days' notice to each director, or such shorter period of time before the meeting as will be sufficient for the convenient assembly of the directors so notified. Special meetings shall be called by the Secretary in like manner and notice on the written request of two or more directors.

    Pursuant to the Unity By Laws, annual meetings of Unity Shareholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such date as the Unity Board shall determine and as set forth in the notice of the meeting. At each annual meeting, the Unity Shareholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting. Special meetings of Unity Shareholders may be called for any purpose by the President or Secretary by resolution of the directors, or by a notice signed by the registered holders of no less than 10% of Unity's then issued and outstanding capital stock. Written notice shall be given to each Unity Stockholder entitled to vote thereat not less than ten nor more than fifty days before the date of the meeting.

    Special meetings of the Unity Board may be called by the President or the Secretary on the written request of any two directors on at least two days' notice to each director.

    DIRECTORS AND OFFICERS

    Pursuant to the Worlds By-Laws, the Worlds Board may fix the number of directors, but such number may not be less than one nor more than nine persons. The Worlds Board has currently fixed the number of directors at three. The officers of Worlds shall be a Chairman of the Board, a President, a Secretary and a Treasurer and there may be one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers as the Worlds Board may elect.

    Pursuant to the Unity By-Laws, the number of directors comprising the Unity Board shall not be less than one nor more than seven persons. The Unity Board has currently fixed the number of directors at four. The officers of Unity shall be a President, a Treasurer and a Secretary. In addition, the Unity Board may elect a Chairman, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper.

                                 LEGAL MATTERS

    Matters relating to the legality of the shares of Unity Common Stock offered by this Joint Proxy Statement/Prospectus are being passed upon by Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York 10022. Members of such firm own shares of Unity Common Stock (less than 1%) and a member of such firm owns 3,500 shares of Worlds Common Stock.

                                    EXPERTS

    The financial statements of Unity as at July 31, 1997 and 1996, and for the year ended July 31, 1997, for the period from inception (May 30, 1996) to July 31, 1996 and for the period from inception (May 30, 1996) to July 31, 1997 included in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said report.

    The financial statements of Worlds Inc. (a development stage enterprise) as of December 31, 1997 and for the period from April 8, 1997 (inception) to December 31, 1997 and Worlds Inc. - Predecessor (a development stage enterprise) as of December 3, 1997 and for the period ended December 3, 1997, the year ended December 31, 1996 and the period from April 26, 1994 (inception) to December 3, 1997, included in the Joint Proxy Statement/Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports (both of which contain an explanatory paragraph regarding such companies' ability to continue as going concerns) appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

    The statements in this Joint Proxy Statement/Prospectus under the captions "Joint Proxy Statement/ Prospectus Summary--Tax Consequences of the Merger" and "The Merger--Certain Tax Consequences of the Merger" have been reviewed by Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to Unity, and by Heller, Horowitz & Feit, P.C., counsel for Worlds, as experts on such matters, and, based upon that review, such statements are included herein.

                         INDEX TO FINANCIAL STATEMENTS


Worlds Inc.
  Report of Independent Certified Public Accountants.................................        F-3

  Balance Sheet as of December 31, 1997..............................................        F-4

  Statement of Operations for the period from inception (April 8, 1997) to
    December 31, 1997................................................................        F-5

  Statement of Stockholders' Deficit for the period from inception (April 8, 1997) to
    December 31, 1997................................................................        F-6

  Statement of Cash Flows for the period from inception (April 8, 1997) to
    December 31, 1997................................................................        F-7

  Summary of Accounting Policies.....................................................        F-8

  Notes to Financial Statements......................................................       F-11

Worlds Inc.--Predecessor
  Report of Independent Certified Public Accountants.................................       F-18

  Balance Sheet as of December 3, 1997...............................................       F-19

  Statements of Operations for the year ended December 31, 1996, for the period ended December 3, 1997 and for the period from inception (April 26, 1994) to
    December 3, 1997.................................................................       F-20

  Statements of Stockholders' Deficit for the year ended December 31, 1996 and for
    the period ended December 3, 1997................................................       F-21

  Statements of Cash Flows for the year ended December 31, 1996, for the period ended December 3, 1997, and for the period from inception (April 26, 1994)
    to December 3, 1997..............................................................       F-22

  Summary of Accounting Policies.....................................................       F-23

  Notes to Financial Statements......................................................       F-25

Worlds Inc.
  Balance Sheets as of December 31, 1997 and June 30, 1998 (unaudited)...............       F-32

  Statements of operations for the period from April 8, 1997 (inception) to June 30,
    1997, for the three months ended June 30, 1998, for the six months ended June 30,
    1998 and for the
    period from inception (April 8, 1997) to June 30, 1998 (unaudited)...............       F-33

  Statements of Stockholders' Deficit for the period from inception (April 8, 1997)
    to
    December 31, 1997 and for the six months ended June 30, 1998 (unaudited).........       F-34

  Statements of Cash Flows for the six months ended June 30, 1998 and for the period
    from inception (April 8, 1997) to June 30, 1998 (unaudited)......................       F-35

  Summary of Accounting Policies (unaudited).........................................       F-36

  Notes to Financial Statements (unaudited)..........................................       F-39

Worlds Inc.--Predecessor
  Statements of Operations for the three months ended June 30, 1997, for the six months ended June 30, 1997 and for the period from inception (April 26, 1994) to
    December 3, 1997 (unaudited).....................................................       F-42

  Statements of Cash Flows for the six months ended June 30, 1997 and for the
    period from inception (April 26, 1994) to December 3, 1997 (unaudited)...........       F-43

  Summary of Accounting Policies (unaudited).........................................       F-44

  Notes to Financial Statements (unaudited)..........................................       F-46

Unity First Acquisition Corp.
  Report of Independent Public Accountants...........................................       F-47

  Balance Sheets as of July 31, 1997 and 1996........................................       F-48

  Statements of Operations for the year ended July 31, 1997, for the period from inception (May 30, 1996) to July 31, 1996, and for the period from inception
    (May 30, 1996) to July 31, 1997..................................................       F-49

  Statement of Changes in Stockholders' Equity (Deficit) for the period from inception
    (May 30, 1996) through July 31, 1996 and for the year ended July 31, 1997........       F-50

  Statements of Cash Flows for the year ended July 31, 1997, for the period from inception (May 30, 1996) to July 31, 1996, and for the period from inception
    (May 30, 1996) to July 31, 1997..................................................       F-51

  Notes to the Financial Statements..................................................       F-52

  Balance Sheets as of April 30, 1998 and July 31, 1997 (unaudited)..................       F-57

  Statements of Operations for the nine months ended April 30, 1997 and 1996, for the three months ended April 30, 1997 and 1996, and for the period from inception
    (May 30, 1996) to April 30, 1998 (unaudited).....................................       F-58

  Statement of Changes in Shareholders Equity for the nine months ended April 30,
    1998 (unaudited).................................................................       F-59

  Statements of Cash Flows for the nine months ended April 30, 1998 and 1997 and
    for the period from inception (May 30, 1996) to April 30, 1998 (unaudited).......       F-60

  Selected Notes to the Financial Statements (unaudited).............................       F-61

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Worlds Inc.
Boston, Massachusetts

    We have audited the accompanying balance sheet of Worlds Inc. (the "Company") (a development stage enterprise) as of December 31, 1997, and the related statements of operations, stockholders' deficit and cash flows for the period from April 8, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds Inc. at December 31, 1997 and the results of its operations and its cash flows for the period from April 8, 1997 (inception) to December 31, 1997, in conformity with generally accepted accounting principles.

    As discussed in Note 1, the accompanying financial statements have been prepared assuming Worlds Inc. will continue as a going concern. The Company is in the development stage, has a stockholders' deficit, has had minimal revenues from operations and will require substantial additional funds for development and marketing of its products. These matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          BDO Seidman, LLP

New York, New York
March 25, 1998

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEET

DECEMBER 31, 1997
--------------------------------------------------------------------------------
                                          ASSETS
CURRENT:
  Cash and cash equivalents.....................................................  $3,541,829
  Trade receivables, less allowance for doubtful accounts of $140,318...........        538
  Prepaid expenses and other current assets.....................................     74,175
                                                                                  ---------
    TOTAL CURRENT ASSETS........................................................  3,616,542
PROPERTY AND EQUIPMENT, NET (NOTE 4)............................................    209,452
                                                                                  ---------
                                                                                  $3,825,994
                                                                                  ---------
                                                                                  ---------
                           LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT:
  Accounts payable..............................................................  $ 568,707
  Accrued expenses (Note 11)....................................................    592,250
  Advanced customer billings and deferred revenue...............................    436,140
  Current maturities of notes payable (Note 5)..................................    269,333
                                                                                  ---------
    TOTAL CURRENT LIABILITIES...................................................  1,866,430
LONG-TERM PORTION, NOTES PAYABLE (NOTE 5).......................................  1,968,333
                                                                                  ---------
    TOTAL LIABILITIES...........................................................  3,834,763
                                                                                  ---------
COMMITMENTS AND CONTINGENCIES (NOTES 6 AND 11)
STOCKHOLDERS' DEFICIT (NOTES 2, 3 AND 7):
  Common stock, $.001 par value--shares authorized 30,000,000; outstanding
    16,119,996..................................................................     16,120
  Additional paid-in capital                                                      6,661,582
  Deficit accumulated during the development stage..............................  (6,686,471)
                                                                                  ---------
    TOTAL STOCKHOLDERS' DEFICIT.................................................     (8,769)
                                                                                  ---------
                                                                                  $3,825,994
                                                                                  ---------
                                                                                  ---------

     See accompanying summary of accounting policies and notes to financial statements.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS

PERIOD FROM APRIL 8, 1997 (INCEPTION) TO DECEMBER 31, 1997 (A)
--------------------------------------------------------------------------------
NET REVENUES....................................................................  $    1,420
COSTS AND EXPENSES:
  Selling, general and administrative...........................................    (675,030)
  Acquired research and development (Note 1)....................................  (6,135,538)
                                                                                  ----------
    OPERATING LOSS..............................................................  (6,809,148)
OTHER INCOME (EXPENSES):
  Interest income...............................................................      13,593
  Interest expense..............................................................     (16,692)
                                                                                  ----------
    LOSS BEFORE EXTRAORDINARY ITEM..............................................  (6,812,247)
EXTRAORDINARY ITEM--GAIN ON DEBT SETTLEMENT (NOTE 9)............................     125,776
                                                                                  ----------
NET LOSS........................................................................  $(6,686,471)
                                                                                  ----------
                                                                                  ----------
LOSS PER SHARE (BASIC AND DILUTED) (NOTE 10):
  Loss before extraordinary item................................................  $     (.73)
  Extraordinary item............................................................         .01
                                                                                  ----------
    NET LOSS PER SHARE (BASIC AND DILUTED)......................................  $     (.72)
                                                                                  ----------
                                                                                  ----------
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
  Basic and diluted.............................................................   9,336,569
                                                                                  ----------
                                                                                  ----------

------------------------

(a) Includes the results of Predecessor and Academic (from December 4, 1997) which were merged into the Company on December 3, 1997.

     See accompanying summary of accounting policies and notes to financial statements.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  STATEMENT OF STOCKHOLDERS' DEFICIT (NOTE 7)

PERIOD FROM APRIL 8, 1997 (INCEPTION) TO DECEMBER 31, 1997
-----------------------------------------------------------------------------------------------
                                                                         DEFICIT
                                                                        ACCUMULATED
                                         COMMON STOCK      ADDITIONAL   DURING THE     TOTAL
                                     --------------------    PAID-IN    DEVELOPMENT STOCKHOLDERS'
                                      SHARES     AMOUNT      CAPITAL      STAGE       DEFICIT
                                     ---------  ---------  -----------  ----------  -----------
Issuance of common stock to
  founding stockholders............  8,400,000  $   8,400   $ 195,600   $   --       $ 204,000
Sale of shares in private offering
  memorandum and shares issued to
  placement agent (Note 3).........  4,810,000      4,810   3,689,866       --       3,694,676
Issuance of shares to Academic
  Computer Systems, Inc. (Note
  2)...............................    910,000        910     557,116       --         558,026
Issuance of shares pursuant to
  merger with Predecessor (Note
  2)...............................  1,999,996      2,000   1,998,000       --       2,000,000
Capital contribution resulting from
  forgiveness of debt to
  shareholders of Predecessor (Note
  5)...............................     --         --         221,000       --         221,000
Net loss for the period April 8 to
  December 31, 1997................     --         --          --       (6,686,471) (6,686,471)
                                     ---------  ---------  -----------  ----------  -----------
BALANCE, DECEMBER 31, 1997.........  16,119,996 $  16,120   $6,661,582  $(6,686,471)  $  (8,769)
                                     ---------  ---------  -----------  ----------  -----------
                                     ---------  ---------  -----------  ----------  -----------

     See accompanying summary of accounting policies and notes to financial statements.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF CASH FLOWS
                                   (NOTE 12)

PERIOD FROM APRIL 8, 1997 (INCEPTION) TO DECEMBER 31, 1997
--------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................................   $ (6,686,471)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization...........................................         16,323
    Gain on debt settlement.................................................       (125,776)
    Acquired research and development.......................................      6,135,538
    Changes in operating assets and liabilities, net of effects from merger with Predecessor and Academic:
        Trade receivables...................................................           (538)
        Prepaid expenses and other assets...................................         93,716
        Accounts payable and accrued expenses...............................        214,361
                                                                              --------------
          NET CASH USED IN OPERATING ACTIVITIES.............................       (352,847)
                                                                              --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common stock to founding stockholders...............        204,000
  Proceeds from sale of common stock in private offering memorandum.........      3,694,676
  Payments on note payable..................................................         (4,000)
                                                                              --------------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........................      3,894,676
                                                                              --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................................      3,541,829
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............................        --
                                                                              --------------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................................   $  3,541,829
                                                                              --------------
                                                                              --------------

     See accompanying summary of accounting policies and notes to financial statements.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES

DEFINITIONS

    The Company is the resulting entity of two contemporaneous mergers (the "Mergers") of Worlds Inc., a Delaware corporation ("Predecessor"), with and into Worlds Acquisition Corp., a Delaware corporation ("WAC"), and WAC with and into Academic Computer Systems, Inc., a New Jersey corporation ("Academic"), which changed its name to Worlds Inc. (see Note 2). While Academic was the legal entity that survived the mergers, WAC was the accounting acquiror in both mergers. The Company's fiscal year-end is December 31.

    The term the "Company," as used herein, refers to the consolidated entity resulting from the two contemporaneous mergers, as well the pre-merger Predecessor, WAC and Academic; however, Predecessor, WAC and Academic are hereinafter sometimes referred to separately as the context requires.

NATURE OF BUSINESS

    WAC was incorporated on April 8, 1997 to design, develop and market three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by Predecessor.

BASIS OF PRESENTATION

    The financial statements include the results of Predecessor and Academic from December 3, 1997, the date of the Mergers (the "Merger Date").

    The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting, and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of financial instruments, including cash and short-term debt, approximated fair value as of December 31, 1997 because of the relatively short maturity of the instruments. The carrying value of long-term debt, including the current portion, approximates fair value as of December 31, 1997, based upon estimates for similar debt issues.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are comprised of highly liquid money market instruments, which have original maturities of three months or less at the time of purchase.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from two to five years.

REVENUE RECOGNITION

    Revenue from technology development and licensing contracts is recognized upon the attainment of contractual milestones (approximating the percentage-of-completion method). Cash received in advance of revenues earned is recorded as deferred revenue.

SOFTWARE DEVELOPMENT COSTS

    Software development costs are charged to expense when incurred until the technological feasibility of the product has been established. After technological feasibility has been established, any additional costs would be capitalizable in accordance with the Financial Accounting Standards Board's ("FASB") SFAS No. 86 ("SFAS No. 86"). No such costs have been capitalized to date.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred.

INCOME TAXES

    The Company uses the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

LOSS PER SHARE

    In 1997, the FASB's SFAS No. 128, "Earnings per Share," replaced the calculation of primary and fully diluted earnings (loss) per share with basic and diluted earnings (loss) per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The loss per share amounts have been presented to conform to SFAS No. 128 requirements. The common stock equivalents which would arise from the exercise of stock options and warrants are excluded from calculation of diluted loss per share since their effect is anti-dilutive. Therefore, the amounts reported for basic and diluted loss per share are the same. (See Note 10)

STOCK-BASED COMPENSATION

    In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 encourages entities to adopt the fair value method in place of the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), for all arrangements under which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of its stock. The Company has not adopted the fair value method encouraged by SFAS No. 123 and will continue to account for such transactions in accordance with APB No. 25.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES

NEW ACCOUNTING STANDARDS NOT YET ADOPTED

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

    SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which supersedes SFAS No. 14, "Financial Reporting Segments of a Business Enterprise", establishes standards for the way that public enterprises report information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

    Both of these new standards are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. The adoption of these standards is not expected to impact the Company's financial statements or disclosures.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1. GOING CONCERN

    As discussed in Note 3, the Company completed a private placement raising gross proceeds of $4,385,000 and consummated a merger agreement with a development stage enterprise, Predecessor. Predecessor had not generated significant revenues from operations and had an accumulated deficit from inception to the Merger Date of $21,236,139 and a capital deficit of $4,135,538. The acquisition of Predecessor by the Company was accounted for as a purchase. Accordingly, $6,135,538, the portion of the purchase allocable to in-process research and development projects that had not reached technological feasibility and had no probable alternative future uses, was expensed by the Company at the date of merger.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and has had minimal revenues from operations since the series of merger transactions. These matters raise substantial doubt about its ability to continue as a going concern.

    The Company anticipates that it currently has only a portion of the funds necessary to complete product development and commercialization. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company is pursuing sources of additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

    These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. THE MERGERS

    On December 3, 1997, Predecessor was merged with and into WAC in a series of related transactions which included a simultaneous capital transaction between the Company and Academic (the "Mergers") and a private offering of WAC's securities (the "Private Placement"). In both the merger with Predecessor and the capital transaction with Academic, WAC was the acquiror for accounting purposes.

    The acquisition of Predecessor was accounted for as a purchase whereby all of the common and preferred stock of Predecessor were exchanged for 1,999,996 shares of WAC. The shares issued to Predecessor common and preferred shareholders were valued at $1.00 per share which represented the share value in the private placement that occurred during this time period (see Note 3); a purchase price of approximately $2,000,000. The exchange ratio was determined after extensive negotiation between management of Predecessor and WAC. Predecessor was a development stage company, had not generated significant revenues from operations and had an accumulated deficit from inception to December 3, 1997 of $21,236,139 and a capital deficit of $4,135,538. The assets acquired of Predecessor (cash, prepaid expenses, property and equipment) were recorded at fair market value which approximated book value at December 3, 1997, and, as discussed in Note 1 above, since technological feasibility of the various Predecessor technologies acquired had not been established, the excess purchase price over Predecessor's capital deficit of $6,135,538 was expensed as acquired research and development.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. THE MERGERS (CONTINUED)
    Academic was an inactive company with no operations. The value assigned to the 910,000 shares in the capital transaction with Academic on December 3, 1997 represented Academic's net tangible assets (primarily cash) of $558,026. Academic voluntarily reported under the Securities Exchange Act of 1934 (the "Exchange Act").

    The Company intends to continue reporting under the Exchange Act. While no trading market existed for the securities of Academic, or currently exists for the securities of the Company, the Company intends to cause its common stock to be traded on the Bulletin Board.

3. THE PRIVATE PLACEMENT

    The Private Placement called for WAC to offer for sale a maximum of 50 units (57 1/2 with the over-allotment), each consisting of 120,000 shares of WAC's common stock (the "Units") at a price of $120,000 per Unit. In connection with the Private Placement, the placement agent was to receive one warrant to purchase one share of WAC's common stock at $1 per share for every $40 of gross proceeds from the sale of the Units. On November 21, 1997, WAC sold 31.67 Units with gross proceeds of $3,800,000 (3,800,000 shares) (the "Initial Private Placement Closing") and the placement agent was issued 425,000 shares of common stock. On December 31, 1997, the Company sold 4.88 Units with gross proceeds of $585,000 (585,000 shares). Net proceeds, after commissions and expenses of the offering, were $3,694,676. WAC agreed to include the shares of common stock underlying the Units sold in the Private Placement (the "Private Placement Shares") in a registration statement to be filed with the Securities and Exchange Commission (the "SEC"). In the event that the Company does not use its best efforts to have a registration statement declared effective by the SEC by May 20, 1998, the Company has agreed, upon the occurrence of such event, to issue to purchasers of the Units one warrant to purchase one share of common stock, at an exercise price of $1, for each three Private Placement Shares.

4. PROPERTY AND EQUIPMENT

    A summary of property and equipment as of December 31, 1997 is as follows:

Computers, software and equipment.................................................  $ 650,557
Less: Accumulated depreciation and amortization...................................    441,105
                                                                                    ---------
                                                                                    $ 209,452
                                                                                    ---------
                                                                                    ---------

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. NOTES PAYABLE

    Long-term debt at December 31, 1997 consists of the following:

Convertible promissory notes payable--stockholders, maturing December 3, 2000, plus interest at 7.5% compounded annually. The notes are convertible into shares of the Company's common stock as follows: pre December 3, 1998 at
  $4.375 per share, from December 4, 1998 to December 3, 1999 at $5.00 per share and after December 4, 1999 at $5.625 per share. (Stockholders granted forgiveness of accrued interest of $106,000 on this debt which had previously been assumed as an accrued expense in the merger--see (a) below)..............  $1,685,000
Note payable--technology obligation (noninterest bearing), payable in monthly
  installments of $3,333 until November 2001....................................    186,667
Note payable--stockholder, payable in monthly installments of $6,944 until
  December 2000, plus interest at 8%. (Stockholder granted forgiveness of
  $115,000 which had previously been assumed as an account payable in the
  merger--SEE (A) below)........................................................    250,000
Note payable--investment banker, payable in monthly installments of $2,000 until
  September 1998, with a final payment of $100,000, plus interest at 8%.........    116,000
                                                                                  ---------
                                                                                  2,237,667
Less: Current maturities........................................................    269,333
                                                                                  ---------
    Long-term portion...........................................................  $1,968,334
                                                                                  ---------
                                                                                  ---------

------------------------

(a) As a result of the mergers discussed in Note 2, the Company was granted forgiveness of debt by certain stockholders of Predecessor. Such forgiveness, aggregating $221,000, has been accounted for as a contribution of capital to the Company for the period ended December 31, 1997.

    Approximate maturities of long-term debt over the next four years are as follows:

YEAR ENDED DECEMBER 31,
--------------------------------------------------------------------------------
1998............................................................................  $    269,333
1999............................................................................       123,333
2000............................................................................     1,808,334
2001............................................................................        36,667

6. COMMITMENTS

    (a) During September 1997, the Company commenced leasing of office space in Boston under a noncancelable operating lease expiring in September 2000. Minimum rentals under this lease are approximately as follows:

YEAR ENDING DECEMBER 31,
----------------------------------------------------------------------------------
1998..............................................................................  $   48,000
1999..............................................................................      50,000
2000..............................................................................      34,000
                                                                                    ----------
Total minimum payments............................................................  $  132,000
                                                                                    ----------
                                                                                    ----------

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. COMMITMENTS (CONTINUED)
    Rent expense for the period ended December 31, 1997 was approximately
$21,000.

    (b) The Company anticipates entering into an employment agreement with its president that calls for minimum annual compensation of $175,000. Bonuses will be determined at the discretion of the Board of Directors. The agreement is anticipated to expire in December 2000.

7. STOCKHOLDERS' DEFICIT

    COMMON STOCK SPLIT

    On September 15, 1997, the Company's Board of Directors approved a two-for-one split of the common stock. The additional shares resulting from the stock split were distributed on September 15, 1997 to all stockholders of record at the close of business on September 15, 1997. The balance sheet as of December 31, 1997 and the statement of stockholders' equity for the period from April 8, 1997 to December 31, 1997 reflect the retroactive recording of the stock split as if it had occurred on April 8, 1997. Further, all references in the financial statements to average number of shares outstanding and related prices, per share amounts and stock option data have been restated for all periods to reflect the stock split.

    STOCK OPTION PLAN

    During September 1997, the Board of Directors and stockholders of the Company adopted a stock option plan (the "Option Plan") as an incentive for, and to encourage share ownership by, the Company's officers, directors and other key employees and/or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SAR's") in tandem with, or independent of, stock options. Any SAR's granted will not be counted against the 1,000,000 limit.

    The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations in accounting for the Option Plan. Under APB Opinion No. 25, no compensation cost was recognized because the exercise price of Worlds' employee stock options equaled the market price of the underlying stock on the date of grant.

    FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No.
123. The Company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997, no dividend yield; 30% volatility; risk-free interest rate of 5.85%; and expected life of 3 years. The Company granted 165,000 options to a director and employees during 1997 and thus 835,000 options remain available for grant as of December 31, 1997.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. STOCKHOLDERS' DEFICIT (CONTINUED)
    Under the accounting provisions of FASB Statement No. 123, the Company's net loss and net loss per share would have been adjusted to the pro forma amounts indicated below:

PERIOD ENDED DECEMBER 31, 1997
-------------------------------------------------------------------------------
Net loss:
  As reported..................................................................  $  (6,686,471)
  Pro forma....................................................................     (6,751,856)
Net loss per share (basic and diluted):
  As reported..................................................................  $        (.72)
  Pro forma....................................................................           (.72)

    The following table summarizes the stock option activity:

                                                                                    OPTIONS
                                                                                  OUTSTANDING              WEIGHTED
                                                                          ----------------------------   AVERAGE PRICE
                                                                           SHARES     PRICE PER SHARE      PER SHARE
                                                                          ---------  -----------------  ---------------
Options granted during 1997.............................................    165,000      $     .50         $     .50
Options exercised.......................................................     --             --                --
Options canceled........................................................     --             --                --
                                                                          ---------            ---               ---
Balance, December 31, 1997..............................................    165,000      $     .50         $     .50
                                                                          ---------            ---               ---
                                                                          ---------            ---               ---
Options exercisable at year-end.........................................     55,000      $     .50         $     .50
                                                                          ---------            ---               ---
                                                                          ---------            ---               ---
Weighted average fair value of options granted during the year..........                                   $     .59
                                                                                                                 ---
                                                                                                                 ---

8. INCOME TAXES

    The use of the Predecessor's net operating loss ("NOL") is subject to annual limits due to the ownership change for the Mergers. In general, an ownership change occurs if, during any three-year test period, the aggregate of all increases in percentage ownership by stockholders is more than 50%. Upon completion of the Mergers discussed in Note 2, such an ownership change occurred.

    At December 31, 1997, after accounting for the estimated limitation of the Predecessor's NOL carryforward (approximately $100,000 per year over 15 years), the Company has a NOL aggregating approximately $2 million to be used to offset future Federal income taxes. A deferred income tax asset for the Company's NOL has been completely offset by a valuation allowance since management cannot determine that it is more likely than not that the deferred tax asset can be realized.

9. EXTRAORDINARY ITEM

    During December 1997, the Company negotiated settlement of certain trade payables assumed in the merger with Predecessor. Such payables which amounted to $193,501 were reduced to $67,725 resulting in a gain on debt forgiveness of $125,776.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

10. LOSS PER SHARE

    The following table sets forth the computation of basic and diluted loss per share for the period from April 8, 1997 (inception) to December 31, 1997:

Numerator:
  Loss before extraordinary item................................................  $(6,812,247)
  Extraordinary item............................................................     125,776
                                                                                  ----------
        Net loss, numerator for basic loss per share............................  (6,686,471)
  Effect of dilutive securities:
    Convertible debt............................................................      --
                                                                                  ----------
        Net loss, numerator for diluted loss per share..........................  $(6,686,471)
                                                                                  ----------
                                                                                  ----------
Denominator:
  Denominator for basic loss per share--weighted average common shares..........   9,336,569
  Effect of dilutive securities:
      Convertible debt..........................................................      --
      Stock options and warrants................................................      33,343
                                                                                  ----------
        Dilutive potential common shares........................................      33,343
                                                                                  ----------
  Denominator for diluted loss per share--adjusted weighted average common
    shares and assumed conversions..............................................   9,369,912
                                                                                  ----------
                                                                                  ----------
Basic loss per share............................................................  $     (.72)
                                                                                  ----------
                                                                                  ----------
Diluted loss per share--as calculated...........................................  $     (.71)
                                                                                  ----------
                                                                                  ----------
Diluted loss per share--as disclosed due to anti-dilutive effect of stock
  options.......................................................................  $     (.72)
                                                                                  ----------
                                                                                  ----------

    For additional disclosure regarding stock options, warrants and convertible debt, see Notes 7, 3 and 5, respectively.

    Options to purchase 50,000 shares of common stock at $5 per share were outstanding during 1997 but were not included in the computation of diluted loss per share because the option exercise price was greater than the fair value of common shares and, therefore, the effect would be anti-dilutive.

11. CONTINGENCIES

    The Company is currently a defendant in two lawsuits filed by a former employee of Predecessor: Fraser v. Knowledge Adventure Worlds, Inc. d/b/a Worlds Inc., et al., San Francisco Superior Court No. 974470 ("State Court Action"); and Fraser v. Worlds Inc., U.S. District Court, Northern District of California No. C97-0277 CW ("Federal Action").

    In the State Court Action filed in December 1995, Fraser alleged various contract and tort claims for wrongful termination and sought damages ranging from $500,000 to $2,000,000. Pursuant to mediation in July 1996, the parties reached a tentative settlement. In February 1997, parties again reached a tentative settlement, this time in connection with both the State Court and Federal Actions. Pursuant to terms of the stipulated settlement, Fraser filed a motion for entry of judgment. The Company filed its opposition to this motion and, at a hearing on December 4, 1997, the Court ruled in favor of the Company and approved the

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

11. CONTINGENCIES (CONTINUED)
Company's proposed version of the settlement agreement which, among other things, would terminate both the State Court and Federal Actions. On December 18, 1997, Fraser filed a motion for reconsideration and a motion to take discovery. The Court again ruled in favor of the Company and denied Fraser's motions at a hearing on January 22, 1998.

    In the Federal Action, filed in January 1997, Fraser asserted claims for damages of $200,000 in connection with the use of "Worlds" name on the World Wide Web. On September 26, 1997, Fraser filed a motion requesting enforcement of his version of the terms of the tentative settlement of February 1997. On October 23, 1997, Fraser also moved for a temporary restraining order and a preliminary injunction. The Company opposed both of Fraser's motions and, on October 31, the Court denied the October 23 motion. On November 7, 1997, the Court also denied Fraser's motion of September 26, and ordered the parties to participate in a settlement conference, scheduled for January 5, 1998. That conference has now been continued to April 13, 1998.

    Company management and counsel believe that the maximum additional liability for resolution of these two lawsuits would be approximately $150,000, which amount has been included in accrued expenses at December 31, 1997.

    During February 1998, the Company was named as a defendant in a lawsuit filed by a former employee of Predecessor seeking damages of approximately $70,000 (plus interest and fees) relating to termination of an employment contract. The lawsuit is in the pre-discovery phase. Management believes that settlement, if any, would not have a material adverse effect on the Company's financial position or results of operations.

12. SUPPLEMENTAL CASH FLOW INFORMATION

    Interest paid during the period ended December 31, 1997 was approximately $1,600. Noncash investing and financing activities during the period ended December 31, 1997 included the following:

    (a) As discussed in Note 2, WAC exchanged all of the outstanding common and preferred stock of the Predecessor in exchange for 1,999,996 shares of WAC. Also, Academic exchanged all of their outstanding common and preferred stock for 910,000 shares of WAC and WAC was merged into Academic.

    (b) The Company recognized a gain of $221,000 from forgiveness of debt to shareholders of Predecessor that was recorded as a capital contribution.

    (c) The Company paid for $120,000 of accrued professional fees by issuing a note payable (see Note 5).

    (d) The Company converted accounts payable of $250,000 and accrued expenses of $35,000 into notes payable (see Note 5).

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors

    and Stockholders of

    Worlds Inc.--Predecessor

    We have audited the accompanying balance sheet of Worlds Inc.--Predecessor (a development stage enterprise) (the "Predecessor") as of December 3, 1997, and the related statements of operations, stockholders' deficit and cash flows for the period ended December 3, 1997, the year ended December 31, 1996 and the period from April 26, 1994 (inception) to December 3, 1997. These financial statements are the responsibility of the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Worlds Inc.--Predecessor as of December 3, 1997, and the results of its operations and its cash flows for the period ended December 3, 1997, the year ended December 31, 1996 and the period from April 26, 1994 (inception) to December 3, 1997, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Predecessor will continue as a going concern. As discussed in the summary of accounting policies, the Predecessor is in the development stage and has suffered recurring losses from operations, has a working capital deficit, and has a stockholders' deficit since inception that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1 (Development Stage Risks) and Note 10 (Merger) to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          BDO Seidman, LLP

San Francisco, California
March 25, 1998

                            WORLDS INC.-PREDECESSOR

                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEET

DECEMBER 3, 1997(A)
-------------------------------------------------------------------------------
ASSETS
CURRENT:
  Cash and cash equivalents....................................................  $    56,345
  Trade receivables, less allowance for doubtful accounts of $140,318..........      --
  Prepaid expenses and other current assets....................................      167,891
                                                                                 -----------
      TOTAL CURRENT ASSETS.....................................................      224,236
PROPERTY AND EQUIPMENT, NET (NOTE 2)...........................................      225,775
                                                                                 -----------
                                                                                 $   450,011
                                                                                 -----------
                                                                                 -----------

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable.............................................................  $ 1,082,236
  Accrued expenses (Note 9)....................................................      669,109
  Advanced customer billings and deferred revenue..............................      436,140
  Advance from Worlds Inc. (formerly Worlds Acquisition Corp.) (Note 10).......      561,397
  Current maturities of notes payable (Note 3).................................       70,000
                                                                                 -----------
      Total current liabilities................................................    2,818,882
LONG-TERM PORTION, NOTES PAYABLE (NOTE 3)......................................    1,766,667
                                                                                 -----------
      TOTAL LIABILITIES........................................................    4,585,549
                                                                                 -----------
COMMITMENTS AND CONTINGENCIES (NOTES 1, 4, 9 AND 10)
STOCKHOLDERS' DEFICIT (NOTE 5):
  Preferred stock, $.0001 par value; designated as Series A; 2,000,000 shares
    authorized, 1,801,533 shares issued and outstanding........................          180
  Preferred stock, $.0001 par value; designated as Series B; 2,300,000 shares
    authorized, 1,022,726 shares issued and outstanding........................          102
  Common stock, $.0001 par value; 15,000,000 shares authorized; 5,535,646
    shares issued and outstanding..............................................          553
  Deferred compensation related to stock options...............................       (5,337)
  Additional paid-in capital...................................................   17,105,103
  Deficit accumulated during development stage.................................  (21,236,139)
                                                                                 -----------
      TOTAL STOCKHOLDERS' DEFICIT..............................................   (4,135,538)
                                                                                 -----------
                                                                                 $   450,011
                                                                                 -----------
                                                                                 -----------

------------------------

(a) Date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.)

     See accompanying summary of accounting policies and notes to financial statements.

                           WORLDS INC. -- PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS

                                                                                                   PERIOD FROM
                                                                                                  APRIL 26, 1994
                                                            YEAR ENDED         PERIOD ENDED       (INCEPTION) TO
                                                         DECEMBER 31, 1996  DECEMBER 3, 1997(A)  DECEMBER 3, 1997
                                                         -----------------  -------------------  ----------------
NET REVENUES (NOTE 6)..................................   $     3,784,019     $        80,720     $    6,026,691
                                                         -----------------  -------------------  ----------------
COSTS AND EXPENSES:
  Cost of revenues.....................................         6,014,432              32,304         11,279,348
  Research and development.............................         2,446,724             452,897          5,388,340
  Selling, general and administrative..................         4,901,628           2,399,887         10,602,749
  Lawsuit settlements (Note 9).........................           509,200           --                   509,200
                                                         -----------------  -------------------  ----------------
        TOTAL COSTS AND EXPENSES.......................        13,871,984           2,885,088         27,779,637
                                                         -----------------  -------------------  ----------------
        OPERATING LOSS.................................       (10,087,965)         (2,804,368)       (21,752,946)
OTHER INCOME AND (EXPENSES):
  Interest income......................................           115,956              10,343            237,629
  Interest expense.....................................           (16,750)           (139,650)          (171,082)
  Gain (loss) on disposal of property and equipment....           (83,195)              4,070            (79,125)
  Income from sale of technology (Note 7)..............         --                    260,100            260,100
                                                         -----------------  -------------------  ----------------
        LOSS BEFORE INCOME TAXES AND EXTRAORDINARY
          ITEM.........................................       (10,071,954)         (2,669,505)       (21,505,424)
INCOME TAXES (NOTE 8)..................................          (115,000)             (5,000)          (120,000)
                                                         -----------------  -------------------  ----------------
        LOSS BEFORE EXTRAORDINARY ITEM.................       (10,186,954)         (2,674,505)       (21,625,424)
EXTRAORDINARY ITEM--GAIN ON DEBT SETTLEMENT (NOTE 3)...         --                    389,285            389,285
                                                         -----------------  -------------------  ----------------
NET LOSS...............................................   $   (10,186,954)    $    (2,285,220)    $  (21,236,139)
                                                         -----------------  -------------------  ----------------
                                                         -----------------  -------------------  ----------------

------------------------

(a) Date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.)

     See accompanying summary of accounting policies and notes to financial statements.

                           WORLDS INC. -- PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                               PREFERRED STOCK
                                                ----------------------------------------------
                                                                                                  DEFERRED
                             COMMON STOCK              SERIES A                SERIES B         COMPENSATION   ADDITIONAL
                        ----------------------  ----------------------  ----------------------    ON STOCK       PAID-IN
                         SHARES      AMOUNT      SHARES      AMOUNT      SHARES      AMOUNT        OPTIONS       CAPITAL
                        ---------  -----------  ---------  -----------  ---------  -----------  -------------  -----------
BALANCE, JANUARY 1,
  1996................  5,274,260   $     527   1,801,533   $     180      --       $  --         $ (45,647)   $ 8,385,184
Issuance of common
  stock...............    261,386          26      --          --          --          --            --            112,795
Issuance of Series B
  preferred stock at
  $8.80 per share, net
  of issuance costs of
  $381,000............     --          --          --          --       1,022,726         102        --          8,618,887
Compensation related
  to stock options....     --          --          --          --          --          --            24,202         (9,394)
Net loss for the
  year................     --          --          --          --          --          --            --            --
                        ---------       -----   ---------       -----   ---------       -----   -------------  -----------
BALANCE, DECEMBER 31,
  1996................  5,535,646         553   1,801,533         180   1,022,726         102       (21,445)    17,107,472
Compensation related
  to stock options....     --          --          --          --          --          --            16,108         (2,369)
Net loss for the
  period ended
  December 3, 1997....     --          --          --          --          --          --            --            --
                        ---------       -----   ---------       -----   ---------       -----   -------------  -----------
BALANCE, DECEMBER 3,
  1997................  5,535,646   $     553   1,801,533   $     180   1,022,726   $     102     $  (5,337)   $17,105,103
                        ---------       -----   ---------       -----   ---------       -----   -------------  -----------
                        ---------       -----   ---------       -----   ---------       -----   -------------  -----------


                                         TOTAL
                        ACCUMULATED   STOCKHOLDERS'
                          DEFICIT       DEFICIT
                        ------------  ------------
BALANCE, JANUARY 1,
  1996................  $ (8,763,965) $   (423,721)
Issuance of common
  stock...............       --            112,821
Issuance of Series B
  preferred stock at
  $8.80 per share, net
  of issuance costs of
  $381,000............       --          8,618,989
Compensation related
  to stock options....       --             14,808
Net loss for the
  year................   (10,186,954)  (10,186,954)
                        ------------  ------------
BALANCE, DECEMBER 31,
  1996................   (18,950,919)   (1,864,057)
Compensation related
  to stock options....       --             13,739
Net loss for the
  period ended
  December 3, 1997....    (2,285,220)   (2,285,220)
                        ------------  ------------
BALANCE, DECEMBER 3,
  1997................  $(21,236,139) $ (4,135,538)
                        ------------  ------------
                        ------------  ------------

     See accompanying summary of accounting policies and notes to financial statements.

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

                                                                                                                  PERIOD FROM
                                                                            YEAR ENDED                           APRIL 26, 1994
                                                                           DECEMBER 31,       PERIOD ENDED       (INCEPTION) TO
                                                                               1996        DECEMBER 3, 1997(A)  DECEMBER 3, 1997
                                                                         ----------------  -------------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.............................................................   $  (10,186,954)     $  (2,285,220)     $  (21,236,139)
  Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization....................................          344,345            213,434             721,097
      (Gain) loss on disposal of property and equipment................           83,195             (4,070)             79,125
      Gain on debt settlement..........................................         --                 (389,284)           (389,284)
      Compensation related to stock options............................           14,808             13,739             761,453
      Compensation related to common stock issuance....................           58,525           --                    58,525
      Licensed technology expense......................................         --                 --                   750,000
      Changes in operating assets and liabilities:
        Trade receivables..............................................          342,294            489,050            --
        Prepaid expenses and other assets..............................          266,057            (42,575)           (167,891)
        Accounts payable and accrued liabilities.......................          226,212             (2,755)          1,856,619
        Advanced customer billings and deferred revenue................         (396,667)          --                   436,140
                                                                         ----------------  -------------------  ----------------
          NET CASH USED IN OPERATING ACTIVITIES........................       (9,248,185)        (2,007,681)        (17,130,355)
                                                                         ----------------  -------------------  ----------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Acquisition of property and equipment................................         (476,966)            (2,063)           (999,302)
                                                                         ----------------  -------------------  ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock...............................           54,296           --                   116,857
  Proceeds from issuance of preferred stock, net of issuance costs.....        8,618,989           --                16,163,766
  Advance from Worlds Inc. (formerly Worlds Acquisition Corp.).........         --                  561,397             561,397
  Payments on capital lease............................................          (56,724)          --                  (116,018)
  Payments on note payable.............................................         (110,000)           (40,000)           (190,000)
  Proceeds from note payable...........................................        1,000,000            650,000           1,650,000
                                                                         ----------------  -------------------  ----------------
          NET CASH PROVIDED BY FINANCING ACTIVITIES....................        9,506,561          1,171,397          18,186,002
                                                                         ----------------  -------------------  ----------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...................         (218,590)          (838,347)             56,345
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.........................        1,113,282            894,692            --
                                                                         ----------------  -------------------  ----------------
CASH AND CASH EQUIVALENTS, END OF PERIOD...............................   $      894,692      $      56,345      $       56,345
                                                                         ----------------  -------------------  ----------------
                                                                         ----------------  -------------------  ----------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid........................................................   $        9,234      $    --            $       23,916
  Income taxes paid....................................................            5,064                556               5,620
DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES:
  In 1997, as part of the restructuring of operations, the Predecessor disposed of property and equipment with a net book value of $252,180, which included $138,439 of equipment under capital leases. The related capital lease obligations, totaling
    $123,013, were assumed by the lessor and a party which acquired certain assets used in the Predecessor's prior Seattle operations. The agreement with this party also resulted in a reduction of trade payables totaling $87,226.

------------------------

(a) Date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.)

     See accompanying summary of accounting policies and notes to financial statements.

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         SUMMARY OF ACCOUNTING POLICIES

NATURE OF BUSINESS

    Worlds Inc. (the "Predecessor") was incorporated under the laws of Delaware on April 26, 1994. The Predecessor was formed to develop and commercialize 3D multi-user tools and technologies for the Internet market. The Predecessor is in the development stage and, as such, has not generated significant revenues from operations.

BASIS OF PRESENTATION

    The accompanying financial statements have been prepared assuming that the Predecessor will continue as a going concern. The Predecessor is in the development stage (see Note 1) and has suffered recurring losses from operations since its inception that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. As more fully described in
Note 10, on December 3, 1997, the Predecessor consummated a merger agreement with Worlds Inc. (formerly Worlds Acquisition Corp.) ("WAC"), a company which had completed a private placement offering of securities.

    The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.

RESTRUCTURING OF OPERATIONS

    Due to recurring losses, insufficient revenue, a working capital deficit and a net stockholders' deficit, the Predecessor's management made significant reductions in operations in February 1997 that are reflected in the Predecessor's financial statements for the period ended December 3, 1997. In March 1997, the Predecessor engaged an outside management firm to assist with the downsizing of operations which has included a major reduction in employees and a consolidation of all operations to one location in San Francisco. The Predecessor decided in December 1996 to close its Seattle operations resulting in a $110,000 charge to operations for the year ended December 31, 1996.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are comprised of highly liquid money market instruments, which have original maturities of three months or less at the time of purchase.

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from two to five years. Maintenance and repairs are expensed as incurred and improvements are capitalized.

REVENUE RECOGNITION

    Revenue from technology development and licensing contracts is recognized upon the attainment of contractual milestones (approximating the percentage-of-completion method). Cash received in advance of revenues earned is recorded as deferred revenue.

SOFTWARE DEVELOPMENT COSTS

    Software development costs are charged to expense when incurred until the technological feasibility of the product has been established. After technological feasibility has been established, any additional costs would be capitalizable in accordance with SFAS No. 86. No such costs have been capitalized to date.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred.

INCOME TAXES

    The Predecessor uses the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes.". Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

CONCENTRATION OF CREDIT RISK

    The Predecessor derives revenues from corporate customers in a variety of industries. For the year ended December 31, 1996, five customers accounted for 74% of the Predecessor's revenues. For the period ended December 3, 1997, no individual customer accounted for more than 10% of revenues.

NEW ACCOUNTING STANDARDS

    Effective January 1, 1996, the Predecessor adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based transactions under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," but are required to disclose pro forma net income and earnings per share as if the fair value method has been adopted. The Predecessor compensation under APB No. 25 (see Note 5). has elected to continue to account for stock-based

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1. GOING CONCERN

    The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Predecessor, as of December 3, 1997, had incurred recurring losses since inception totaling $21,236,139 had a working capital deficit of $2,368,871 and a stockholders' deficit of $4,135,538. As discussed in Note 10, on December 3, 1997, the Predecessor consummated a merger agreement with WAC, a company which had completed a private placement offering of securities whereby $4,385,000 of gross proceeds was raised.

    The Predecessor anticipates, however, that it currently has only a portion of the funds necessary to permit it to complete product development and commercialization. There can be no assurance that the Predecessor will be able to obtain the substantial additional capital resources necessary to permit the Predecessor to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. WAC is pursuing sources of additional financing and there can be no assurance that any such financing will be available to WAC on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Predecessor and WAC, including possibly requiring the Predecessor or WAC to significantly curtail or cease operations.

    These factors raise substantial doubt about the ability of the Predecessor to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. PROPERTY AND EQUIPMENT

    A summary of property and equipment as of December 3, 1997 is as follows:

Computers, software and equipment.................................  $ 650,557
Less: Accumulated depreciation and amortization...................    424,782
                                                                    ---------
                                                                    $ 225,775
                                                                    ---------
                                                                    ---------

3. NOTES PAYABLE

DECEMBER 3, 1997
----------------------------------------------------------------
Bridge loan payable to stockholders.............................  $1,650,000
Technology obligation...........................................    186,667
                                                                  ---------
                                                                  1,836,667
Less: Current portion...........................................     70,000
                                                                  ---------
Long-term portion...............................................  $1,766,667
                                                                  ---------
                                                                  ---------

    On December 13, 1996, the Predecessor received a Bridge Loan totaling $1,000,000 from two preferred stockholders. Additional advances of $650,000 were made under the Bridge Loan during the eleven-month period ended December 3, 1997 ($500,000 in January 1997 and $50,000 in June 1997 were received from the same preferred stockholders; and $100,000 was received in May 1997 from an affiliated person of a stockholder). These advances under the Bridge Loan were granted in return for convertible

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. NOTES PAYABLE (CONTINUED)
promissory notes and options at $0.88 per share (Predecessor management's estimate of fair value of common stock as of December 1996) on 500,000 shares of the Predecessor's common stock held by a founder and officer of the Predecessor as of December 31, 1996 (825,000 shares at December 3, 1997). Such options (which had a nominal value at date of issuance) remain exercisable for 36 months, but terminate immediately upon the consummation of an initial public offering of the Predecessor's capital stock or any consolidation or merger by the Predecessor or any sale, conveyance or disposition of all or substantially all of the assets of the Predecessor; such an event occurred on December 3, 1997 when the Predecessor consummated a merger (Note 10). The noteholders had the option to convert the outstanding principal balance and unpaid accrued interest into Predecessor's equity securities at the closing of Predecessor's next round of equity financing, at the price per share of such equity securities. The loan bears interest at a rate of 9% from the date of the advances. Accrued interest is approximately $141,000 at December 3, 1997.

    In June 1997, the Predecessor renegotiated the terms of the Bridge Loan to convert it to a three year loan bearing interest at 7.5% and the option to convert into common stock based on the conversion price of $4.375, $5.00 and $5.625 in each of the three years following consummation of the merger of the Predecessor into Worlds Inc. (formerly Worlds Acquisition Corp) (see Note 10). The loan will not be payable until the earlier of maturity or conversion. The holders of the loan will also receive warrants to acquire an aggregate of 100,000 shares of common stock at an exercise price equal to $5.00 per share. There was no conversion benefit associated with the convertible promissory notes at date of issuance nor at the date of renegotiation.

    On January 3, 1995, the Predecessor purchased technology for $750,000 under a license agreement with Kinetic Effects, Inc. ("Kinetic") and Simon Fraser University of British Columbia ("SFU"). At December 31, 1996, the Predecessor had an obligation to make monthly payments of $10,000 ($6,667 to SFU and $3,333 to Kinetic) through November 2000. The purchased technology was charged to research and development expense in 1995. This obligation was renegotiated downward in August 1997 to $186,667, with monthly payments to Kinetic of $3,333 over 56 months. Kinetic is an entity affiliated with a prior officer and current shareholder of the Predecessor. In September 1997, the Predecessor renegotiated the terms with SFU. In exchange for the removal of exclusivity rights on the technology, $373,333 of the debt was forgiven and has been included within the extraordinary item of $389,285 in the statement of operations for the period ended December 3, 1997.

    Approximate maturities of long-term debt over the next four years are as follows:

1998............................................................  $  70,000
1999............................................................     40,000
2000............................................................  1,690,000
2001............................................................     36,667

4. LEASE COMMITMENTS

    The Predecessor has no lease commitments as of December 3, 1997.

    Rent expense for office space, computers and office equipment was approximately $312,000 for the period ended December 3, 1997 and $1,487,000 for the year ended December 31, 1996.

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. STOCKHOLDERS' DEFICIT

    PREFERRED STOCK

    Each share of Series A and Series B preferred stock is convertible, at the option of the holder, into fully paid shares of common stock. The conversion rate is based upon the original purchase price, subject to adjustments for stock dividends, stock splits, and capital reorganizations and price based antidilution, currently one-to-one.

    Each share of Series A and Series B preferred stock automatically converts to common stock upon the affirmative vote of the majority of the outstanding preferred stock or the closing of an underwritten public offering of shares of the Predecessor's common stock resulting in total proceeds of at least $15,000,000. The holders of the preferred stock are entitled to one vote on an "as if converted" basis.

    Holders of Series A and Series B preferred stock are entitled to receive dividends, prior and in preference to any declaration or payment of any dividends on common stock, at the rate of $0.39 for Series A and $0.79 for Series B per share per annum. Such dividends are not cumulative, except in the event that the Predecessor does not enter into an initial public offering of at least $15,000,000 in proceeds to the Predecessor on or before May 31, 1998, in which case the dividends are cumulative effective May 31, 1998, and are payable when and if declared by the Predecessor's Board of Directors in cash legally available for distribution, or in stock, if no cash is legally payable. As of December 3, 1997, no dividends have been declared.

    In the event of liquidation, consolidation, merger, or winding up of the Predecessor prior to conversion, holders of preferred stock are entitled to receive, in preference to the holders of common stock, an amount equal to their liquidation amount or a pro rata share of the remaining assets, based on their ownership of the Predecessor. As of December 3, 1997, the aggregate liquidation preference was approximately $16,657,000.

    A Series A preferred stock investor also has a stock warrant which provides the right to purchase shares of Series A preferred stock sufficient to bring its holdings on a fully diluted basis to 21% of the Predecessor's shares. The warrant expires in the event of a qualified public offering or when the holder of preferred stock no longer chooses to exercise its existing antidilution rights. The warrant is exercisable at fair market value at date of exercise. As a result of the merger described in Note 10, such warrants were extinguished and the preferred stock described above (as well as the Predecessor's common stock) was exchanged for 1,999,996 shares of WAC.

    STOCK OPTION PLAN

    Prior to the mergers described in Note 10, the Predecessor had reserved 4,500,000 shares of common stock for issuance under the 1994 Amended and Restated Stock Option Plan (the "Plan"), which authorized the granting of incentive and nonstatutory stock options to employees and consultants of the Predecessor. Under this Plan, the Predecessor's Board of Directors would grant stock options at prices not less than 85% of fair value. The options were all immediately exercisable and were subject to vesting at times and in increments as specified by the Predecessor's Board of Directors. Options generally vested over three years and expired 10 years from date of grant.

    The Predecessor applies APB Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations in accounting for the Plan. Under APB Opinion No. 25, because the exercise price

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. STOCKHOLDERS' DEFICIT (CONTINUED)
of the Predecessor's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation cost is recognized. Compensation or other expense is recorded based on intrinsic value (excess of current price over exercise price on date of grant) for employees, and fair value of the option awards for others.

    FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires the Predecessor to provide pro forma information regarding net loss as if compensation cost for the Predecessor's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No.
123. The Predecessor estimates the fair value of each stock option at the grant date by using the minimum value approach with the following weighted-average assumptions used for grants in 1996 and 1997, respectively; no dividend yield for any year; near-zero volatility for both years; risk-free interest rates of 6.6% for both years; and expected lives ranging from 1 month to 3 years.

    Under the accounting provisions of FASB Statement No. 123, the Predecessor's net loss would have been adjusted to the pro forma amounts indicated below:

                                                             YEAR ENDED        PERIOD ENDED
                                                          DECEMBER 31, 1996  DECEMBER 3, 1997
                                                          -----------------  ----------------
Net loss:
  As reported...........................................   $   (10,186,952)   $   (2,265,776)
  Pro forma.............................................       (10,242,063)       (2,328,421)

    The fair value of options granted in 1996 was $133,245; there were no options granted in 1997.

    The following table summarizes the stock option activity:

                                                            OPTIONS       OPTIONS OUTSTANDING
                                                           AVAILABLE   --------------------------    WEIGHTED
                                                              FOR                    PRICE PER     AVERAGE PRICE
                                                             GRANT       SHARES        SHARE         PER SHARE
                                                          -----------  ----------  --------------  -------------
Balance, January 1, 1996................................      668,245     969,902    $  .01-.43      $    .379
Options authorized......................................    1,000,000      --            --             --
Options granted.........................................   (1,171,000)  1,171,000       .43-.88            .82
Option exercised........................................      --         (261,386)      .20-.88            .43
Options canceled........................................      489,704    (489,704)      .20-.88            .55
                                                          -----------  ----------       -------          -----
Balance, December 31, 1996..............................      986,949   1,389,812       .20-.88            .68
Options granted.........................................      --           --            --             --
Options exercised.......................................      --           --            --             --
Options canceled........................................      --           --            --             --
                                                          -----------  ----------       -------          -----
Balance, December 3, 1997...............................      986,949   1,389,812       .20-.88            .68
                                                          -----------  ----------       -------          -----
                                                          -----------  ----------       -------          -----

    As a result of the mergers described in Note 10, the Plan and all options thereunder were terminated and a new stock option plan, as described in Note 10, was adopted.

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6. RELATED PARTY REVENUE

    For the year ended December 31, 1996, $1,276,780 of revenues from technology development contracts were attributable to three preferred stockholders of Predecessor. There was no related party revenue for the period ended December 3, 1997.

7. INCOME FROM SALE OF TECHNOLOGY

    In March 1997, Predecessor sold certain of its internally developed computer software programs for net proceeds of $260,100.

8. INCOME TAXES

    From its inception, the Predecessor has generated losses for both financial reporting and tax purposes. As of December 3, 1997, the Predecessor's net operating losses for Federal income tax purposes were approximately $19 million, and expire between the years 2009 and 2012. For state income tax purposes, as of December 3, 1997, the Predecessor had net operating loss carryforwards of approximately $14.8 million for the State of California which will expire 2002. As of December 3, 1997, the combined Federal and state tax benefit of the net operating loss carryforwards is approximately $7.3 million and the deferred tax asset relating to accounting differences for depreciation, certain accrued expenses and technology costs was approximately $300,000. This deferred tax asset totaling $7.6 million has been completely offset by a valuation allowance since management cannot determine that it is more likely than not that the deferred tax asset can be realized. The use of such net operating loss carryforwards will be subject to annual limits if the Predecessor has incurred an "ownership change". In general, an ownership change occurs if, during any three-year test period, the aggregate of all increases in percentage ownership by stockholders is more than 50%. Upon completion of the merger discussed in
Note 10, such an "ownership change" occurred.

    The provision for income taxes for the year ended December 31, 1996 and the period ended December 3, 1997 consists of:

                                                                              YEAR ENDED   PERIOD ENDED
                                                                             DECEMBER 31,   DECEMBER 3,
                                                                                 1996          1997
                                                                             ------------  -------------
Foreign income taxes withheld (a)..........................................   $  105,000     $  --
State income taxes--current................................................       10,000         5,000
                                                                             ------------       ------
                                                                              $  115,000     $   5,000
                                                                             ------------       ------
                                                                             ------------       ------

------------------------

(a) Foreign income taxes withheld relates to two preferred stockholders located in Japan.

    The Predecessor has $156,000 in research credits available to reduce future Federal income taxes which expire between the years 2009 and 2011. Due to the merger, this carryforward will be substantially reduced.

9. CONTINGENCIES

    In 1996, the Predecessor incurred lawsuit settlement expenses totalling $509,200, of which $154,000 is included in accrued liabilities at December 3, 1997. These settlement expenses relate principally to claims

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9. CONTINGENCIES (CONTINUED)
by former employees and are exclusive of legal fees included in general and administrative expenses in the accompanying financial statements.

    The Predecessor is currently a defendant in two lawsuits filed by a former employee of Predecessor: Fraser v. Knowledge Adventure Worlds, Inc. d/b/a Worlds Inc., et al., San Francisco Superior Court No. 974470 ("State Court Action"); and Fraser v. Worlds Inc., U.S. District Court, Northern District of California No. C97-0277 CW ("Federal Action").

    In the State Court Action filed in December 1995, Fraser alleged various contract and tort claims for wrongful termination and sought damages ranging from $500,000 to $2,000,000. Pursuant to mediation in July 1996, the parties reached a tentative settlement. In February 1997, parties again reached a tentative settlement, this time in connection with both the State Court and Federal Actions. Pursuant to terms of the stipulated settlement, Fraser filed a motion for entry of judgment. The Predecessor filed its opposition to this motion and, at a hearing on December 4, 1997, the Court again ruled in favor of the Predecessor and approved the Predecessor's proposed version of the settlement agreement which, among other things, would terminate both the State Court and Federal Actions. On December 18, 1997, Fraser filed a motion for reconsideration and a motion to take discovery. The Court again ruled in favor of the Predecessor and denied Fraser's motions at a hearing on January 22, 1998.

    In the Federal Action, filed in January 1997, Fraser asserted claims for damages of $200,000 in connection with the use of "Worlds" name on the World Wide Web. On September 26, 1997, Fraser filed a motion requesting enforcement of his version of the terms of the tentative settlement of February 1997. On October 23, 1997, Fraser also moved for a temporary restraining order and a preliminary injunction. The Predecessor opposed both of Fraser's motions and, on October 31, the Court denied the October 23 motion. On November 7, 1997, the Court also denied Fraser's motion of September 26, and ordered the parties to participate in a settlement conference, scheduled for January 5, 1998. That conference has now been continued to April 13, 1998.

    Predecessor management and counsel believe that the maximum additional liability for resolution of these two lawsuits would be approximately $150,000, which amount has been included in accrued expenses at December 3, 1997.

    During February 1998, the Predecessor was named as a defendant in a lawsuit filed by a former employee of Predecessor seeking damages of approximately $70,000 (plus interest and fees) relating to termination of an employment contract. The lawsuit is in the pre-discovery phase. Management believes that settlement, if any, would not have a material adverse effect on Predecessor's financial position or results of operations.

10. MERGER

    On December 3, 1997, the Predecessor was merged with and into Worlds Inc. (formerly Worlds Acquisition Corp.) ("WAC") in a series of related transactions which included the simultaneous merger with and into Academic Computer Systems, Inc., a New Jersey corporation ("Academic") (the "Mergers") and a private offering of WAC's securities (the "Private Placement"). All of the common and preferred stock of the Predecessor were exchanged for 1,999,996 shares of WAC. WAC was incorporated in Delaware on April 8, 1997 to engage in designing, developing and marketing three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10. MERGER (CONTINUED)
technologies developed by the Predecessor. During the period ended December 3, 1997, WAC advanced the Predecessor $561,397 for working capital. Such advance is noninterest bearing with no fixed repayment terms. Academic was an inactive company with no operations. Academic voluntarily reported under the Securities Exchange Act of 1934 "Exchange Act"). The combined entity that resulted from the Mergers (the "Combined Entity") intends to continue reporting under the Exchange Act. While no trading market existed for the securities of Academic, or currently exists for the securities of the Combined Entity, the Combined Entity intends to cause its common stock to be traded on the Bulletin Board.

    As a result of the Mergers, the Combined Entity now has a Stock Option Plan (the "Option Plan") as an incentive for, and to encourage share ownership by, its officers, directors and other key employees and/ or consultants and potential management of possible future acquired companies. The Option Plan provides that options to purchase a maximum of 1,000,000 shares of common stock (subject to adjustment in certain circumstances) may be granted under the Option Plan. The Option Plan also allows for the granting of stock appreciation rights ("SARs") in tandem with, or independently of, stock options. Any SARs granted will not be counted against the 1,000,000 limit. WAC granted 165,000 options to a director and employees during 1997.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS


                                                                                  DECEMBER 31, 1997  JUNE 30, 1998
                                                                                  -----------------  -------------
                                                                                                      (UNAUDITED)
                                                      ASSETS
CURRENT:
  Cash and cash equivalents.....................................................    $   3,541,829     $ 3,419,518
  Trade receivables, less allowance for doubtful accounts of $140,318 and
    $140,318....................................................................              538         --
  Prepaid expenses and other current assets.....................................           74,175          34,287
                                                                                  -----------------  -------------
    TOTAL CURRENT ASSETS........................................................        3,616,542       3,453,805
PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION AND AMORTIZATION........          209,452         115,869
                                                                                  -----------------  -------------
                                                                                    $   3,825,994     $ 3,569,674
                                                                                  -----------------  -------------
                                                                                  -----------------  -------------
                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT:
  Accounts payable..............................................................    $     568,707     $   303,074
  Accrued expenses..............................................................          592,250         634,834
  Advanced customer billings and deferred revenue...............................          436,140         436,140
  Current maturities of notes payable...........................................          269,333         314,560
                                                                                  -----------------  -------------
    TOTAL CURRENT LIABILITIES...................................................        1,866,430       1,688,608
LONG-TERM PORTION, NOTES PAYABLE................................................        1,968,333       1,906,666
                                                                                  -----------------  -------------
    TOTAL LIABILITIES...........................................................        3,834,763       3,595,274
                                                                                  -----------------  -------------
STOCKHOLDERS' DEFICIT (NOTES 2 AND 3):
  Common stock, $.001 par value--shares authorized 30,000,000; issued 16,119,996
    and 17,981,996..............................................................           16,120          17,982
  Additional paid-in capital....................................................        6,661,582       8,402,020
  Deficit accumulated during the development stage..............................       (6,686,471)     (8,380,859)
                                                                                  -----------------  -------------
                                                                                           (8,769)         39,143
  Treasury stock, at cost, 113,465 shares                                                --               (64,743)
                                                                                  -----------------  -------------
    TOTAL STOCKHOLDERS' DEFICIT.................................................           (8,769)        (25,600)
                                                                                  -----------------  -------------
                                                                                    $   3,825,994     $ 3,569,674
                                                                                  -----------------  -------------
                                                                                  -----------------  -------------


     See accompanying summary of accounting policies and notes to financial statements.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF OPERATIONS (UNAUDITED)


                                                                                                   CUMULATIVE,
                                                                                                     PERIOD
                                       PERIOD FROM                                                FROM APRIL 8,
                                      APRIL 8, 1997                                             1997 (INCEPTION)
                                     (INCEPTION) TO   THREE MONTHS ENDED    SIX MONTHS ENDED           TO
                                      JUNE 30, 1997    JUNE 30, 1998(A)     JUNE 30, 1998(A)    JUNE 30, 1998 (A)
                                     ---------------  -------------------  -------------------  -----------------
NET REVENUES.......................   $    --           $        12,130      $        16,132      $      17,552
COSTS AND EXPENSES:
  Cost of revenues.................        --                   (22,500)             (25,101)           (25,101)
  Selling, general and
    administrative.................        (151,176)           (759,185)          (1,307,525)        (1,982,555)
  Research and development.........        --                  (302,516)            (534,428)          (534,428)
  Acquired research and development
    (Note 1).......................        --                 --                   --                (6,135,538)
                                     ---------------  -------------------  -------------------  -----------------
    OPERATING LOSS.................        (151,176)         (1,072,071)          (1,850,922)        (8,660,070)
OTHER INCOME (EXPENSES):
  Interest income..................        --                    35,054               76,992             90,585
  Interest expense.................        --                   (35,656)             (72,112)           (88,804)
                                     ---------------  -------------------  -------------------  -----------------
    LOSS BEFORE EXTRAORDINARY
      ITEM.........................        (151,176)         (1,072,673)          (1,846,042)        (8,658,289)
EXTRAORDINARY ITEM--GAIN ON DEBT
  SETTLEMENT.......................        --                 --                     151,654            277,430
                                     ---------------  -------------------  -------------------  -----------------
NET LOSS...........................   $    (151,176)    $    (1,072,673)     $    (1,694,388)     $  (8,380,859)
                                     ---------------  -------------------  -------------------  -----------------
                                     ---------------  -------------------  -------------------  -----------------
LOSS PER SHARE (BASIC AND DILUTED):
  Loss before extraordinary item...   $        (.02)    $          (.06)     $          (.11)
  Extraordinary item...............        --                 --                         .01
                                     ---------------  -------------------  -------------------
    NET LOSS PER SHARE (BASIC AND
      DILUTED).....................   $        (.02)    $          (.06)     $          (.10)
                                     ---------------  -------------------  -------------------
                                     ---------------  -------------------  -------------------
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING:
  Basic and diluted................       8,400,000          16,716,546           16,434,339
                                     ---------------  -------------------  -------------------
                                     ---------------  -------------------  -------------------


------------------------


(a) Includes the results of Predecessor and Academic which were merged into the Company on December 3, 1997.


     See accompanying summary of accounting policies and notes to financial statements.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENT OF STOCKHOLDERS' DEFICIT


PERIOD FROM APRIL 8, 1997 (INCEPTION) TO JUNE 30, 1998
------------------------------------------------------------------------------------------
                                                                      DEFICIT
                                                                     ACCUMULATED
                                      COMMON STOCK      ADDITIONAL   DURING THE                TOTAL
                                  --------------------    PAID-IN    DEVELOPMENT TREASURY   STOCKHOLDERS'
                                   SHARES     AMOUNT      CAPITAL      STAGE       STOCK      DEFICIT
                                  ---------  ---------  -----------  ----------  ---------  -----------
Issuance of common stock to
  founding stockholders.........  8,400,000  $   8,400   $ 195,600   $   --      $  --       $ 204,000
Sale of shares in private
  offering memorandum and shares
  issued to placement agent
  (Note 3)......................  4,810,000      4,810   3,689,866       --         --       3,694,676
Issuance of shares to Academic
  Computer Systems, Inc. (Note
  2)............................    910,000        910     557,116       --         --         558,026
Issuance of shares pursuant to
  merger with Predecessor (Note
  2)............................  1,999,996      2,000   1,998,000       --         --       2,000,000
Capital contribution resulting
  from forgiveness of debt to
  shareholders of Predecessor...     --         --         221,000       --         --         221,000
Net loss for the period April 8
  to December 31, 1997..........     --         --          --       (6,686,471)    --      (6,686,471)
                                  ---------  ---------  -----------  ----------  ---------  -----------
BALANCE, DECEMBER 31, 1997......  16,119,996    16,120   6,661,582   (6,686,471)    --          (8,769)
Sale of shares in private
  offering memorandum (January
  1998) (unaudited).............     30,000         30      26,470       --         --          26,500
Sale of shares in public
  offering of common stock, net
  (June 1998) (unaudited).......  1,832,000      1,832   1,713,968       --         --       1,715,800
Conversion of 113,465 shares to
  certain stockholders (June
  1998) (Note 2) (unaudited)....     --         --          --           --        (64,743)    (64,743)
Net loss for the six months
  ended June 30, 1998
  (unaudited)...................     --         --          --       (1,694,388)    --      (1,694,388)
                                  ---------  ---------  -----------  ----------  ---------  -----------
BALANCE, JUNE 30,1998
  (UNAUDITED)...................  17,981,996 $  17,982   $8,402,020  $(8,380,859) $ (64,743)  $ (25,600)
                                  ---------  ---------  -----------  ----------  ---------  -----------
                                  ---------  ---------  -----------  ----------  ---------  -----------


     See accompanying summary of accounting policies and notes to financial statements.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                                                   CUMULATIVE,
                                                             PERIOD FROM                             PERIOD
                                                            APRIL 8, 1997                         FROM APRIL 8,
                                                             (INCEPTION)                              1997
                                                                 TO         SIX MONTHS ENDED     (INCEPTION) TO
                                                            JUNE 30, 1997     JUNE 30, 1998       JUNE 30, 1998
                                                            -------------  -------------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss................................................      (151,176)    $    (1,694,388)     $  (8,380,859)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization.........................       --                   93,583            109,906
    Gain on debt settlement...............................       --                 (151,654)          (277,430)
    Acquired research and development.....................       --                --                 6,135,538
    Changes in operating assets and liabilities, net of
      effects from merger with Predecessor and Academic:
      Trade receivables...................................       --                      538           --
      Prepaid expenses and other assets...................       --                   39,888            133,604
      Accounts payable and accrued expenses...............        93,276             (71,395)           142,966
                                                            -------------  -------------------  -----------------
        TOTAL ADJUSTMENTS.................................        93,276             (89,040)         6,244,584
                                                            -------------  -------------------  -----------------
        NET CASH USED IN OPERATING ACTIVITIES.............       (57,900)         (1,783,428)        (2,136,275)
                                                            -------------  -------------------  -----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Advance to Predecessor..................................      (100,000)          --                  --
                                                            -------------  -------------------  -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of common stock to founding
    stockholders..........................................       204,000           --                   204,000
  Proceeds from sale of common stock in private offering
    memorandum............................................       --                   26,500          3,721,176
  Proceeds from sale of common stock in public offering...       --                1,715,800          1,715,800
  Payment of conversion price of shares to certain
    stockholders..........................................       --                  (64,743)           (64,743)
  Payments on note payable................................       --                  (16,440)           (20,440)
  Loan from stockholder...................................        11,724           --                  --
                                                            -------------  -------------------  -----------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES.........       215,724           1,661,117          5,555,793
                                                            -------------  -------------------  -----------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......        57,824            (122,311)         3,419,518
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD............       --                3,541,829           --
                                                            -------------  -------------------  -----------------
CASH AND CASH EQUIVALENTS, END OF PERIOD..................   $    57,824     $     3,419,518      $   3,419,518
                                                            -------------  -------------------  -----------------
                                                            -------------  -------------------  -----------------


     See accompanying summary of accounting policies and notes to financial statements.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES

DEFINITIONS

    The Company is the resulting entity of two contemporaneous mergers (the "Mergers") of Worlds Inc., a Delaware corporation ("Predecessor"), with and into Worlds Acquisition Corp., a Delaware corporation ("WAC"), and WAC with and into Academic Computer Systems, Inc., a New Jersey corporation ("Academic"), which changed its name to Worlds Inc. (see Note 2). While Academic was the legal entity that survived the mergers, WAC was the accounting acquiror in both mergers. The Company's fiscal year-end is December 31.

    The term the "Company," as used herein, refers to the consolidated entity resulting from the two contemporaneous mergers, as well the pre-merger Predecessor, WAC and Academic; however, Predecessor, WAC and Academic are hereinafter sometimes referred to separately as the context requires.

NATURE OF BUSINESS

    WAC was incorporated on April 8, 1997 to design, develop and market three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by Predecessor.

BASIS OF PRESENTATION

    The accompanying financial statements are unaudited; however, in the opinion of management, all adjustments necessary for a fair statement of financial position and results for the stated periods have been included. These adjustments are of a normal recurring nature. Selected information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Results for interim periods are not necessarily indicative of the results to be expected for an entire fiscal year. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and accompanying notes for the Company for the year ended December 31, 1997 and for the Predecessor for the period ended December 3, 1997.

    The financial statements include the results of Predecessor and Academic from December 4, 1997, the date of the Mergers (the "Merger Date").

    The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting, and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.

FAIR VALUE OF FINANCIAL INSTRUMENTS


    The carrying amounts of financial instruments, including cash and short-term debt, approximated fair value as of June 30, 1998 because of the relatively short maturity of the instruments. The carrying value of long-term debt, including the current portion, approximates fair value as of June 30, 1998, based upon estimates for similar debt issues.


USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES

liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are comprised of highly liquid money market instruments, which have original maturities of three months or less at the time of purchase.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from two to five years.

REVENUE RECOGNITION

    Revenue from technology development and licensing contracts is recognized upon the attainment of contractual milestones (approximating the percentage-of-completion method). Cash received in advance of revenues earned is recorded as deferred revenue.

SOFTWARE DEVELOPMENT COSTS

    Software development costs are charged to expense when incurred until the technological feasibility of the product has been established. After technological feasibility has been established, any additional costs would be capitalizable in accordance with the Financial Accounting Standards Board's ("FASB") SFAS No. 86 ("SFAS No. 86"). No such costs have been capitalized to date.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred.

INCOME TAXES

    The Company uses the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

LOSS PER SHARE

    In 1997, the FASB's SFAS No. 128, "Earnings per Share," replaced the calculation of primary and fully diluted earnings (loss) per share with basic and diluted earnings (loss) per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The loss per share amounts have been presented to conform to SFAS No. 128 requirements. The common stock equivalents which would arise from the exercise of stock options and warrants are excluded from calculation of diluted loss per share since their effect is anti-dilutive. Therefore, the amounts reported for basic and diluted loss per share are the same.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES

STOCK-BASED COMPENSATION

    In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). SFAS No. 123 encourages entities to adopt the fair value method in place of the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), for all arrangements under which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of its stock. The Company has not adopted the fair value method encouraged by SFAS No. 123 and will continue to account for such transactions in accordance with APB No. 25.

COMPREHENSIVE INCOME

    Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Adoption of the standard has had no effect on financial statement disclosures since there were no items of comprehensive income during the periods presented.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS


   (INFORMATION PERTAINING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 IS
                                   UNAUDITED)


1. GOING CONCERN


    As discussed in Note 3, the Company completed a private placement raising gross proceeds of $4,415,000, consummated a merger agreement with a development stage enterprise, Predecessor, and completed a public offering in June 1998 raising gross proceeds of $1,832,000. Predecessor had not generated significant revenues from operations and had an accumulated deficit from inception to the Merger Date of $21,236,139 and a capital deficit of $4,135,538. The acquisition of Predecessor by the Company was accounted for as a purchase. Accordingly, $6,135,538, the portion of the purchase allocable to in-process research and development projects that had not reached technological feasibility and had no probable alternative future uses, was expensed by the Company at the date of merger.


    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and has had minimal revenues from operations since the series of merger transactions. The Company anticipates that it currently has only a portion of the funds necessary to complete product development and commercialization. There can be no assurance that the Company will be able to obtain the substantial additional capital resources necessary to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. The Company is pursuing sources of additional financing and there can be no assurance that any such financing will be available to the Company on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease operations.

    These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. THE MERGERS

    and into WAC in a series of related transactions which included a simultaneous capital transaction between the Company and Academic (the "Mergers") and a private offering of WAC's securities (the "Private Placement"). In both the merger with Predecessor and the capital transaction with Academic, WAC was the acquiror for accounting purposes.

    The acquisition of Predecessor was accounted for as a purchase whereby all of the common and preferred stock of Predecessor were exchanged for 1,999,996 shares of WAC. The shares issued to Predecessor common and preferred shareholders were valued at $1.00 per share which represented the share value in the private placement that occurred during this time period (see Note 3); a purchase price of approximately $2,000,000. The exchange ratio was determined after extensive negotiation between management of Predecessor and WAC. Predecessor was a development stage company, had not generated significant revenues from operations and had an accumulated deficit from inception to December 3, 1997 of $21,236,139 and a capital deficit of $4,135,538. The assets acquired of Predecessor (cash, prepaid expenses, property and equipment) were recorded at fair market value which approximated book value at December 3, 1997, and, as discussed in Note 1 above, since technological feasibility of the various Predecessor technologies acquired had not been established, the excess purchase price over Predecessor's capital deficit of $6,135,538 was expensed as acquired research and development.

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


   (INFORMATION PERTAINING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 IS
                                   UNAUDITED)


2. THE MERGERS (CONTINUED)

    Academic was an inactive company with no operations. The value assigned to the 910,000 shares in the capital transaction with Academic on December 3, 1997 represented Academic's net tangible assets (primarily cash) of $558,026. During June 1998, 113,465 shares of common stock were converted at $0.57 per share ($64,743) as a result of certain stockholders dissenting with respect to the Academic/WAC capital transaction of December 3, 1997. Such reacquired shares have been classified as treasury stock in the accompanying balance sheets. Academic voluntarily reported under the Securities Exchange Act of 1934 (the "Exchange Act").


    The Company intends to continue reporting under the Exchange Act. While no trading market existed for the securities of Academic, or currently exists for the securities of the Company, the Company intends to cause its common stock to be traded on the Bulletin Board.


3. THE PRIVATE PLACEMENT AND PUBLIC OFFERING



    The Private Placement called for WAC to offer for sale a maximum of 50 units (57 1/2 with the over-allotment), each consisting of 120,000 shares of WAC's common stock (the "Units") at a price of $120,000 per Unit. In connection with the Private Placement, the placement agent was to receive one warrant to purchase one share of WAC's common stock at $1 per share for every $40 of gross proceeds from the sale of the Units. On November 21, 1997, WAC sold 31.67 Units with gross proceeds of $3,800,000 (3,800,000 shares) (the "Initial Private Placement Closing") and the placement agent was issued 425,000 shares of common stock. On December 31, 1997, the Company sold 4.88 Units with gross proceeds of $585,000 (585,000 shares). On January 2, 1998 a further 30,000 shares were issued with gross proceeds of $30,000. Cumulative net proceeds, after commissions and expenses of the offering, aggregated $3,721,176.



    WAC agreed to include the shares of common stock underlying the Units sold in the Private Placement (the "Private Placement Shares") in a registration statement to be filed with the Securities and Exchange Commission (the "SEC"). Such registration statement was declared effective on May 1, 1998. During June 1998, WAC sold 1,832,000 shares in a public offering of its stock and received gross proceeds of $1,832,000. Net proceeds, after commissions of this offering, aggregated $1,715,800.



4. AGREEMENT AND PLAN OF MERGER



    On June 25, 1998, the Company entered into an agreement and plan of merger and reorganization (the "Agreement") with Unity First Acquisition Corp., a Delaware corporation ("Unity"), whereby Unity would acquire all of the outstanding shares of the Company in exchange for shares of its own common stock. The acquisition, if consummated, calls for each share of the Company's stock being converted into .357 shares of Unity's common stock. At that point, the Company would "reverse-merge" into Unity which would then change its name to "Worlds Inc." The Agreement is, among other conditions, subject to approval by both Unity and the Company's stockholders. The Company's current management will continue as management following the transaction.



    Unity is a "blank check" company with no operations, formed in May 1996 for the sole and exclusive purpose of acquiring an operating business. Certain of Unity's management and stockholders are stockholders of the Company. In the aggregate, directly and indirectly, they own approximately 1.1 million shares of the Company's common stock. Unity's unaudited financial statements as of April 30, 1998

                                  WORLDS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


   (INFORMATION PERTAINING TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998 IS
                                   UNAUDITED)



4. AGREEMENT AND PLAN OF MERGER (CONTINUED)


showed that Unity had approximately $6,360,000 in net worth, almost all of which is in the form of cash or cash equivalents. On June 25, 1998, Unity had outstanding 1,875,000 shares of common stock; 1,350,000 Class A warrants exercisable at $5.50 per share; and 1,350,000 Class B warrants exercisable at $7.50 per share. Unity also has 125,000 underwriter's warrants outstanding, exercisable at a price of $6.60 per warrant to purchase up to a like number of shares of common stock, and Class A and Class B warrants. Unity's common stock is quoted on the Bulletin Board under the symbol "UFAC."



    The Agreement contemplates that following the consummation of the transaction, the officers, directors and principal stockholders of the Company and Unity will lock up their shares for twelve months.

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS


                                                                                               CUMULATIVE, PERIOD
                                                        THREE MONTHS ENDED   SIX MONTHS ENDED   FROM INCEPTION TO
                                                           JUNE 30, 1997      JUNE 30, 1997    DECEMBER 3, 1997(A)
                                                        -------------------  ----------------  -------------------
                                                            (UNAUDITED)        (UNAUDITED)
NET REVENUES..........................................    $        24,342     $       64,327     $     6,026,691
                                                        -------------------  ----------------  -------------------
COSTS AND EXPENSES:
  Cost of revenues....................................              9,026             27,629          11,279,348
  Selling, general and administrative.................            556,395          1,800,488          10,602,749
  Research and development............................             76,595            388,159           5,388,340
  Lawsuit settlements.................................          --                  --                   509,200
                                                        -------------------  ----------------  -------------------
    TOTAL COSTS AND EXPENSES..........................            642,016          2,216,276          27,779,637
                                                        -------------------  ----------------  -------------------
    OPERATING LOSS....................................           (617,674)        (2,151,949)        (21,752,946)
OTHER INCOME AND (EXPENSES):
  Interest income.....................................                431             10,344             237,629
  Interest expense....................................            (34,511)           (71,339)           (171,082)
  Gain (loss) on disposal of property and equipment...             (2,085)             4,070             (79,125)
  Income from sale of technology......................          --                   260,100             260,100
                                                        -------------------  ----------------  -------------------
    LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM...           (653,839)        (1,948,774)        (21,505,424)
INCOME TAXES..........................................              2,500             (5,000)            120,000
                                                        -------------------  ----------------  -------------------
    LOSS BEFORE EXTRAORDINARY ITEM....................           (656,339)        (1,953,774         (21,625,424)
EXTRAORDINARY ITEM--GAIN ON DEBT SETTLEMENT...........          --                  --                   389,285
                                                        -------------------  ----------------  -------------------
NET LOSS..............................................    $      (656,339)    $   (1,953,774)    $   (21,236,139)
                                                        -------------------  ----------------  -------------------
                                                        -------------------  ----------------  -------------------


------------------------

(a) Date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.)

     See accompanying summary of accounting policies and notes to financial statements.

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS


                                                                                              CUMULATIVE, PERIOD
                                                                                               FROM INCEPTION TO
                                                                            SIX MONTHS ENDED   DECEMBER 3, 1997
                                                                             JUNE 30, 1997            (A)
                                                                            ----------------  -------------------
                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss................................................................    $ (1,953,774)      $ (21,236,139)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization.........................................         120,357             721,097
    (Gain) loss on disposal of property and equipment.....................          (4,070)             79,125
    Gain on debt settlement...............................................         --                 (389,284)
    Compensation related to stock options.................................           6,801             761,453
    Compensation related to common stock issuance.........................         --                   58,525
    Licensed technology expense...........................................         --                  750,000
    Changes in operating assets and liabilities:
      Trade receivables...................................................         489,050            --
      Prepaid expenses and other assets...................................         111,250            (167,891)
      Accounts payable and accrued liabilities............................        (118,503)          1,856,619
      Advanced customer billings and deferred revenue.....................         --                  436,140
                                                                            ----------------  -------------------
        NET CASH USED IN OPERATING ACTIVITIES.............................      (1,348,889)        (17,130,355)
                                                                            ----------------  -------------------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Acquisition of property and equipment...................................          (2,063)           (999,302)
                                                                            ----------------  -------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock..................................         --                  116,857
  Proceeds from issuance of preferred stock, net of issuance costs........         --               16,163,766
  Advance from Worlds Inc. (formerly Worlds Acquisition Corp.)............         100,000             561,397
  Payments on capital lease...............................................         --                 (116,018)
  Payments on note payable................................................         (40,000)           (190,000)
  Proceeds from note payable..............................................         650,000           1,650,000
                                                                            ----------------  -------------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES.........................         710,000          18,186,002
                                                                            ----------------  -------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................        (640,952)             56,345
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD............................         894,692            --
                                                                            ----------------  -------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD..................................    $    253,740       $      56,345
                                                                            ----------------  -------------------
                                                                            ----------------  -------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Interest paid...........................................................    $    --            $      23,916
  Income taxes paid.......................................................           2,128               5,620
DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES:
  In the six months ended June 30, 1997, as part of the restructuring of operations, the Predecessor disposed of property and equipment with a net book value of $252,180, which included $138,439 of equipment under capital leases. The related capital lease obligations, totaling $123,013, were assumed by the lessor and a party which acquired certain assets used in the Predecessor's prior Seattle operations. The agreement with this party also resulted in a reduction of trade payables totaling $87,226.


------------------------

(a) Date of merger with Worlds Inc. (formerly Worlds Acquisition Corp.)

     See accompanying summary of accounting policies and notes to financial statements.

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES

NATURE OF BUSINESS

    Worlds Inc. (the "Predecessor") was incorporated under the laws of Delaware on April 26, 1994. The Predecessor was formed to develop and commercialize 3D multi-user tools and technologies for the Internet market. The Predecessor is in the development stage and, as such, has not generated significant revenues from operations.

BASIS OF PRESENTATION

    The accompanying financial statements are unaudited; however, in the opinion of management, all adjustments necessary for a fair statement of financial position and results for the stated periods have been included. These adjustments are of a normal recurring nature. Selected information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Results for interim periods are not necessarily indicative of the results to be expected for an entire fiscal year. It is suggested that these condensed financial statements be read in conjunction with the audited financial statements and accompanying notes for the Predecessor for the period ended December 3, 1997.

    The accompanying financial statements have been prepared assuming that the Predecessor will continue as a going concern. The Predecessor is in the development stage (see Note 1) and has suffered recurring losses from operations since its inception that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. As more fully described in
Note 2, on December 3, 1997, the Predecessor consummated a merger agreement with Worlds Inc. (formerly Worlds Acquisition Corp.) ("WAC"), a company which had completed a private placement offering of securities.

    The financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises," which requires development stage enterprises to employ the same accounting principles as operating companies.

RESTRUCTURING OF OPERATIONS

    Due to recurring losses, insufficient revenue, a working capital deficit and a net stockholders' deficit, the Predecessor's management made significant reductions in operations in February 1997 that are reflected in the Predecessor's financial statements for the period ended December 3, 1997. In March 1997, the Predecessor engaged an outside management firm to assist with the downsizing of operations which has included a major reduction in employees and a consolidation of all operations to one location in San Francisco.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         SUMMARY OF ACCOUNTING POLICIES

REVENUE RECOGNITION

    Revenue from technology development and licensing contracts is recognized upon the attainment of contractual milestones (approximating the percentage-of-completion method). Cash received in advance of revenues earned is recorded as deferred revenue.

SOFTWARE DEVELOPMENT COSTS

    Software development costs are charged to expense when incurred until the technological feasibility of the product has been established. After technological feasibility has been established, any additional costs would be capitalizable in accordance with SFAS No. 86. No such costs have been capitalized to date.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs are expensed as incurred.

INCOME TAXES

    The Predecessor uses the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes.". Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

CONCENTRATION OF CREDIT RISK


    The Predecessor derives revenues from corporate customers in a variety of industries. For the periods ended June 30, 1997 and December 3, 1997, no individual customer accounted for more than 10% of revenues.


NEW ACCOUNTING STANDARDS

    Effective January 1, 1996, the Predecessor adopted the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based transactions under Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," but are required to disclose pro forma net income and earnings per share as if the fair value method has been adopted. The Predecessor has elected to continue to account for stock-based compensation under APB No. 25.

                            WORLDS INC.--PREDECESSOR
                        (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1. GOING CONCERN

    The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Predecessor, as of December 3, 1997, had incurred recurring losses since inception totaling $21,236,139. As discussed in Note 2, on December 3, 1997, the Predecessor consummated a merger agreement with WAC, a company which had completed a private placement offering of securities whereby $4,415,000 of gross proceeds was raised.

    The Predecessor anticipates, however, that it currently has only a portion of the funds necessary to permit it to complete product development and commercialization. There can be no assurance that the Predecessor will be able to obtain the substantial additional capital resources necessary to permit the Predecessor to pursue its business plan or that any assumptions relating to its business plan will prove to be accurate. WAC is pursuing sources of additional financing and there can be no assurance that any such financing will be available to WAC on commercially reasonable terms, or at all. Any inability to obtain additional financing will have a material adverse effect on the Predecessor and WAC, including possibly requiring the Predecessor or WAC to significantly curtail or cease operations.

    These factors raise substantial doubt about the ability of the Predecessor to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. MERGER


    On December 3, 1997, the Predecessor was merged with and into Worlds Inc. (formerly Worlds Acquisition Corp.) ("WAC") in a series of related transactions which included the simultaneous merger with and into Academic Computer Systems, Inc., a New Jersey corporation ("Academic") (the "Mergers") and a private offering of WAC's securities (the "Private Placement"). All of the common and preferred stock of the Predecessor were exchanged for 1,999,996 shares of WAC. WAC was incorporated in Delaware on April 8, 1997 to engage in designing, developing and marketing three-dimensional ("3D") music oriented Internet sites on the World Wide Web. These web sites are anticipated to utilize 3D technologies developed by the Predecessor. Academic was an inactive company with no operations. Academic voluntarily reported under the Securities Exchange Act of 1934 ("Exchange Act"). The combined entity that resulted from the Mergers (the "Combined Entity") intends to continue reporting under the Exchange Act. While no trading market existed for the securities of Academic, or currently exists for the securities of the Combined Entity, the Combined Entity intends to cause its common stock to be traded on the Bulletin Board.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Unity First Acquisition Corp:

    We have audited the accompanying balance sheets of Unity First Acquisition Corp. (a Delaware corporation in the development stage) as of July 31, 1997 and 1996, and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the year ended July 31, 1997, for the period from inception (May 30, 1996) to July 31, 1996, and for the period from inception (May 30, 1996) to July 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As discussed in Note 10 on June 25, 1998, the Company entered into an Agreement and Plan of Merger and Reorganization with Worlds Inc. ("Worlds"). Worlds is in its development stage and has incurred substantial losses since its inception. The audit report of its independent public accountants dated March 25, 1998, on its December 31, 1997 financial statements indicates that Worlds' stockholders' deficit, minimal revenues, and the need for substantial additional funds, raise substantial doubt about its ability to continue as a going concern. Management of Worlds believes that it is dependent on the proceeds of Unity resulting from the merger and other future financings in order to develop and commercialize its proposed products. These and other risk factors are further described in the risk factors section of the Form S-4 to be filed with the Securities and Exchange Commission with regard to this proposed merger.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unity First Acquisition Corp. as of July 31, 1997 and 1996, and the results of its operations and its cash flows for the year ended July 31, 1997, for the period from inception (May 30, 1996) to July 31, 1996, and for the period from inception (May 30, 1996) to July 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New York, New York

September 19, 1997 (except with respect to the matter discussed in Note 10, as to which the date is July 9, 1998)

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                                 BALANCE SHEETS

                                                                                                  JULY 31,
                                                                                          ------------------------
                                                                                              1997         1996
                                                                                          ------------  ----------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................................  $    266,533  $      563
  Restricted cash and investments.......................................................     6,198,488      --
                                                                                          ------------  ----------
    TOTAL CURRENT ASSETS................................................................     6,465,021         563
DEFERRED REGISTRATION COSTS.............................................................       --          250,000
                                                                                          ------------  ----------
    TOTAL ASSETS........................................................................  $  6,465,021  $  250,563
                                                                                          ------------  ----------
                                                                                          ------------  ----------

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accrued expenses......................................................................  $     67,634  $  225,000
  Income taxes payable..................................................................         3,575      --
  Advances from affiliate...............................................................       --           40,500
                                                                                          ------------  ----------
    TOTAL CURRENT LIABILITIES...........................................................        71,209     265,500
                                                                                          ------------  ----------
COMMITMENTS AND CONTINGENCIES

Common stock, $.0001 par value, 249,875 shares subject to possible conversion, at
  conversion value......................................................................     1,239,380      --

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.01 par value, 5,000 shares authorized, no shares issued or
    outstanding.........................................................................       --           --
  Common stock, $.0001 par value, 20,000,000 shares authorized, 1,625,125 and 625,000 shares issued and outstanding (excluding 249,875 shares subject to possible
    conversion).........................................................................           163          63
  Additional paid-in capital............................................................     5,162,632      --
  Deficit accumulated during the development stage......................................        (8,363)    (15,000)
                                                                                          ------------  ----------
    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)................................................     5,154,432     (14,937)
                                                                                          ------------  ----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)................................  $  6,465,021  $  250,563
                                                                                          ------------  ----------
                                                                                          ------------  ----------

                 See Accompanying Notes to Financial Statements

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                            STATEMENTS OF OPERATIONS

                                                                                                    CUMULATIVE
                                                                  FOR THE     FROM MAY 30, 1996      AMOUNTS
                                                                 YEAR ENDED       (DATE OF        FROM INCEPTION
                                                                  JULY 31,       INCEPTION)             TO
                                                                    1997      TO JULY 31, 1996    JULY 31, 1997
                                                                ------------  -----------------  ----------------
REVENUE.......................................................   $   --          $   --             $   --
                                                                ------------        --------           -------

EXPENSES:
  General and administrative..................................      192,489           15,000           207,489
                                                                ------------        --------           -------

OTHER INCOME:
  Interest and dividends......................................      202,701          --                202,701
                                                                ------------        --------           -------

OPERATING INCOME (LOSS).......................................       10,212          (15,000)           (4,788)

PROVISION FOR INCOME TAXES....................................        3,575          --                  3,575
                                                                ------------        --------           -------

NET INCOME (LOSS).............................................   $    6,637      $   (15,000)       $   (8,363)
                                                                ------------        --------           -------
                                                                ------------        --------           -------

NET INCOME (LOSS) PER COMMON SHARE............................   $      .01      $      (.02)
                                                                ------------        --------
                                                                ------------        --------

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING..........    1,515,000          625,000
                                                                ------------        --------
                                                                ------------        --------

                 See Accompanying notes to Financial Statements

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                          FOR THE PERIOD MAY 30, 1996
                   (DATE OF INCEPTION) THROUGH JULY 31, 1996
                        AND THE YEAR ENDED JULY 31, 1997

                                                                                               DEFICIT
                                                       COMMON STOCK         ADDITIONAL   ACCUMULATED DURING
                                                  -----------------------    PAID-IN       THE DEVELOPMENT
                                                    SHARES     PAR VALUE     CAPITAL            STAGE            TOTAL
                                                  ----------  -----------  ------------  -------------------  ------------
Issuance of stock to original founders for cash,
  at par value..................................     625,000   $      63   $    --         $     --           $         63
Net loss for the period May 30, 1996 (date of
  inception) through July 31, 1996..............      --          --            --                 (15,000)        (15,000)
                                                  ----------       -----   ------------  -------------------  ------------
Balance, July 31, 1996..........................     625,000          63        --                 (15,000)        (14,937)
Issuance of units to public.....................   1,250,000         100      5,162,632          --              5,162,632
Net income for the year ended July 31, 1997.....      --          --            --                   6,637           6,637
                                                  ----------       -----   ------------  -------------------  ------------
Balance, July 31, 1997..........................   1,875,000   $     163   $  5,162,632    $        (8,363)   $  5,154,432
                                                  ----------       -----   ------------  -------------------  ------------
                                                  ----------       -----   ------------  -------------------  ------------

                 See Accompanying Notes to Financial Statements

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                            STATEMENTS OF CASH FLOWS

                                                                                                      CUMULATIVE
                                                                                FROM MAY 30, 1996      AMOUNTS
                                                                  FOR THE            (DATE OF       FROM INCEPTION
                                                                YEAR ENDED          INCEPTION)            TO
                                                               JULY 31, 1997     TO JULY 31, 1996   JULY 31, 1997
                                                             -----------------  ------------------  --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)........................................  $           6,637     $    (15,000)     $     (8,363)

CHANGES IN CERTAIN ASSETS AND LIABILITIES:
  Increase in accrued expenses.............................             92,634          --                 92,634
  Increase in income taxes payable.........................              3,575          --                  3,575
                                                             -----------------         --------     --------------

    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES....            102,846          (15,000)           87,846
                                                             -----------------         --------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock...................          6,402,112               63         6,402,175
  Advances from affiliate..................................             55,417           40,500            95,917
  Repayment to affiliate...................................            (95,917)         --                (95,917)
  Deferred registration costs..............................         --                  (25,000)          (25,000)
                                                             -----------------         --------     --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES..................          6,361,612           15,563         6,377,175
                                                             -----------------         --------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) in restricted cash and investments............         (6,198,488)         --             (6,198,488)
                                                             -----------------         --------     --------------

NET INCREASE IN CASH AND
  CASH EQUIVALENTS.........................................            265,970              563           266,533

CASH AND CASH EQUIVALENTS,
  beginning of period......................................                563          --                --
                                                             -----------------         --------     --------------

CASH AND CASH EQUIVALENTS,
  end of period............................................  $         266,533     $        563      $    266,533
                                                             -----------------         --------     --------------
                                                             -----------------         --------     --------------

                 See Accompanying Notes to Financial Statements

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION AND OPERATIONS

    Unity First Acquisition Corp. (the "Company") was incorporated in the State of Delaware on May 30, 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination"). The Company is currently in the development stage. All activity of the Company to date relates to its formation, fund-raising, and search to effect a Business Combination.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

UTILIZATION OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NET INCOME (LOSS) PER COMMON SHARE

    Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.

    In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". This statement establishes standards for computing and presenting earnings per share ("EPS"), replacing the presentation of currently required primary EPS with a presentation of Basic EPS. For entities with complex capital structures, the statement requires the dual presentation of both Basic EPS and Diluted EPS on the face of the statement of operations. Under this new standard, Basic EPS is computed based on the weighted average number of shares actually outstanding during the year. Diluted EPS includes the effect of potential dilution from the exercise of outstanding dilutive stock options and warrants into common stock using the treasury stock method. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, and early application is not permitted. The Company does not expect the adoption of this statement to have a material effect on its financial position or on the results of operations.

NOTE 3--OFFERING OF SECURITIES

    On November 12, 1996, the Company completed its initial public offering (the "Offering") consisting of the sale of 1,250,000 units (the "Units"). Each Unit consists of one share of the Company's Common Stock ("Common Stock"), $.0001 par value, one Class A Redeemable Warrant (the "A Warrants") and one Class B Redeemable Warrant (the "B Warrants"). Each A Warrant and B Warrant entitles the holder to purchase from the Company one share of Common Stock at an exercise price of $5.50 and $7.50, respectively, commencing on the later of a Business Combination or November 12, 1997. The A Warrants and B Warrants are redeemable, each as a class, in whole and not in part, at the option of the Company and with the consent of the managing underwriter ("Underwriter") upon 30 days notice at any time after the Warrants become exercisable, only in the event that the reported high bid price of the Common Stock is at least $8.50 per share, with respect to the Class A Warrants, and $10.50 per share, with respect to the Class B Warrants for the 20 consecutive trading days immediately prior to notice of redemption, at a price

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--OFFERING OF SECURITIES (CONTINUED) of $.05 per A Warrant or B Warrant. The Warrants are immediately separable and transferable. In connection with the Offering, the Company granted the Underwriter an option, exercisable within 45 business days from November 12, 1996, to purchase up to 187,500 additional Units at $6.00 per unit. This option, which was solely for the purpose of covering over-allotments, was not exercised by the Underwriter either in whole or in part prior to its expiration date. None of the A and B Warrants have been exercised through July 31, 1997.

    Net proceeds of the Offering to the Company including the purchase of warrants by the Underwriter, discussed below, were $6,402,112, after deducting related expenses. Ninety percent (90%) of the net proceeds are held in an interest bearing Trust Fund until the earlier of (i) written notification by the Company of its need for all or substantially all of the net proceeds for the purpose of implementing or facilitating the implementation of a Business Combination or (ii) the liquidation of the Company.

    In the event that the Company does not effect a Business Combination within eighteen months from the date of the Offering, the Company will be dissolved and the Company will distribute to all Public Stockholders in proportion to their respective equity interests in the Company, an aggregate sum equal to the Company's book value, calculated as of the approval date of such proposal. In this regard, the Company's Initial Stockholders, including all of the officers and directors of the Company, have agreed to waive their respective rights to participate in any such liquidation distribution.

    All of the Company's Initial Stockholders, including all of the officers and directors of the Company, have agreed to vote their respective shares of Common Stock in accordance with the vote of the majority of all non-affiliated future stockholders of the Company with respect to a Business Combination. In addition, the Common Stock owned by all of the executive officers and directors of the Company, their affiliates and by all persons owning 5% or more of the currently outstanding shares of Common Stock was placed in escrow until the earlier of (i) the occurrence of a Business Combination or (ii) 18 months from the date of the Offering. During the escrow period, such stockholders are not able to sell or otherwise transfer their respective shares of Common Stock, but will retain all other rights as stockholders of the Company, including, without limitation, the right to vote such shares of Common Stock.

    In connection with the Offering, the Company sold to the Underwriter and its designees, for $100, warrants (the "Underwriter's Warrants") to purchase up to 125,000 Units at an exercise price of $6.60 per Unit. The Underwriter's Warrants will be exercisable for a period of five years commencing on November 12, 1996. The Underwriter's Warrants are not redeemable and have not been exercised.

NOTE 4--RESTRICTED CASH AND INVESTMENTS

    The Company, pursuant to the terms of its initial public offering ("the Offering"), placed $6,007,500 as of November 19, 1996, in a trust account which was primarily invested in a short-term U.S. Government Security. These funds are subject to release upon the earlier of (i) written notification by the Company of its need for all or substantially all of the net proceeds for the purpose of implementing or facilitating the implementation of a Business Combination or
(ii) the liquidation of the Company.

NOTE 5--CAPITAL STOCK

    The Company's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock. There are 14,862,500 authorized but unissued shares of Common Stock available for issuance (after

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5--CAPITAL STOCK (CONTINUED)
appropriate reserves for the issuance of Common Stock in connection with the Class A Redeemable Warrants and Class B Redeemable Warrants, the Underwriters' UPOs, the executive officers and director Class A Warrants and Class B Warrants, and the future grants under the Company's 1996 Stock Option Plan). The Company's Board of Directors has the power to issue any or all of the future grants under the Company's 1996 Stock Option Plan. The Company's Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval.

    The Company currently has no commitments to issue any shares of Common Stock other than as described in Offering; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's stockholders participating in the Offering will occur.

    The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 5,000 shares of "blank check" preferred stock (the "Preferred Stock") with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. To date, no shares of preferred stock have been issued.

NOTE 6--RELATED PARTY TRANSACTIONS

    The Chairman of the Board of Directors and the President of the Company are principal shareholders, officers and directors of Unity Venture Capital Associates Ltd. ("Unity") which owns shares in the Company. Beginning June 1, 1996, commensurate with the Company's activities primarily related to the Offering, the Company agreed to pay Unity a monthly fee of $7,500 for general and administrative services, including the use of office space in premises occupied by Unity. At July 31, 1996, the Company owed $15,000 (included in advances from affiliate on the balance sheet) to Unity for administrative services.

    Through July 31, 1996, the Company had obtained advances totaling $25,500 from Unity to cover expenses related to the Offering which were included in advances from affiliate on the balance sheet at July 31, 1996. These advances were repaid out of the proceeds of the Offering in 1997.

NOTE 7--STOCK OPTION PLAN

    On May 30, 1996, the Company's Board of Directors approved a stock option plan (the "Plan"). The Plan, which is subject to shareholder approval, provides for issuance of up to 187,500 options (the "Options") to acquire shares of the Company's Common Stock.

    The Options are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 or as options which are not intended to meet the requirements of such section ("Nonstatutory Stock Options"). The Options may be granted under the Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company, or, in the case of Nonstatutory Stock Options, are key employees (including officers) and nonemployee directors of the Company, except that Nonstatutory Stock Options may not be granted to a holder of more than 10% of the total voting power of the Company.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 7--STOCK OPTION PLAN (CONTINUED)
    The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of grant or, in the case of Incentive Stock Options granted to the holder of 10% or more of the Company's Common Stock, at least 110% of the fair market value of such shares on the date of grant. The exercise price of all Nonstatutory Stock Options granted under the Plan shall be determined by the Board of Directors of the Company at the time of grant. The maximum exercise period for which the Options may be granted is ten years from the date of grant (five years in the case of Incentive Stock Options granted to an individual owning more than 10% of the Company's Common Stock). The aggregate fair market value (determined at the date of the option grant) of such shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

    The FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"), which will require companies either to reflect in their financial statements or reflect as supplemental disclosure the impact on earnings and earnings per share of the fair value of stock based compensation using certain pricing models for the option component of stock option plans. The Company, as permitted, will account for the issuance of stock options in accordance with APB No. 25 in its financial statements. As of July 31, 1997, no options have been granted under the Plan. Disclosure, as required by SFAS 123, will be made upon the issuance of options.

NOTE 8--INCOME TAXES

    Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income taxes." Under this method, deferred income taxes are determined based on differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

NOTE 9--CONTINGENCY

    The Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act.

NOTE 10--SUBSEQUENT EVENT

    On June 25, 1998, the Company entered into an Agreement and Plan of Merger and Reorganization (the "Agreement") with Worlds Inc. ("Worlds"). Worlds is a public company in its development stage and is involved in the design, development and marketing of three-dimensional music oriented Internet sites on the World Wide Web. Under the terms of the Agreement, each common share of Worlds will be exchanged for 0.357 shares of Unity common stock. The total number of shares of Unity common stock to be issued in the merger will be approximately 6,379,065, which would represent approximately 77.3% of the outstanding shares of Unity common stock immediately after the completion of the merger. Unity will be the surviving corporation in the merger and will change its name to Worlds at the effective time of the merger. The merger will be treated as a capital transaction equivalent to the issuance of stock by Worlds for Unity's net monetary assets of approximately $6,000,000, accompanied by a recapitalization of Worlds.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 10--SUBSEQUENT EVENT (CONTINUED)
    Worlds and its predecessor have incurred substantial losses since its inception. The audit report of its independent public accountants dated March 25, 1998, on its December 31, 1997 financial statements indicates that Worlds' stockholders' deficit, minimal revenues and the need for substantial additional funds, raise substantial doubt about its ability to continue as a going concern. Management of Worlds believes that it is dependent on the proceeds of Unity resulting from the merger and other future financings in order to develop and commercialize its proposed products. Additionally, Worlds' management believes that Worlds may not be able to adequately protect proprietary information relating to its technology. These and other risk factors are further described in the risk factors section of the Form S-4 to be filed with the Securities and Exchange Commission with regard to this proposed merger.

    In the event that the aforementioned merger is not consummated by November 12, 1998, Unity's Certificate of Incorporation requires that Unity be liquidated if the transaction contemplated herein is not completed. The accompanying financial statements have been prepared as a going concern because the net assets available for distribution approximated the then net book value as of July 31, 1997.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                                 BALANCE SHEETS

                                            ASSETS
----------------------------------------------------------------------------------------------

                                                                       APRIL 30,    JULY 31,
                                                                         1998         1997
                                                                      -----------  -----------

                                                                      (UNAUDITED)
Cash and cash equivalents...........................................   $  39,343    $ 266,533
Restricted cash and investments.....................................   6,415,845    6,198,488
                                                                      -----------  -----------
    TOTAL ASSETS....................................................   $6,455,188   $6,465,021
                                                                      -----------  -----------
                                                                      -----------  -----------

                             LIABILITIES AND SHAREHOLDERS' EQUITY
----------------------------------------------------------------------------------------------

LIABILITIES:
  Accrued expenses..................................................   $  93,266    $  67,634
  Income taxes payable..............................................       3,400        3,575
                                                                      -----------  -----------
    TOTAL LIABILITIES...............................................      96,666       71,209
                                                                      -----------  -----------
COMMITMENTS AND CONTINGENCIES
Common stock, $.0001 par value, 249,875 shares subject to possible
  conversion, at conversion value...................................   1,282,608    1,239,380
                                                                      -----------  -----------
SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value, 5,000 shares authorized, no
  sharesissued or outstanding.......................................      --           --
Common stock, $.0001 par value, 20,000,000 shares authorized,
  1,625,125 shares issued and outstanding (excluding 249,875 shares
  subject to possible conversion)...................................         163          163
Additional paid-in capital..........................................   5,119,404    5,162,632
Retained earnings (deficit) accumulated during the development
  stage.............................................................     (43,653)      (8,363)
                                                                      -----------  -----------
    TOTAL SHAREHOLDERS' EQUITY......................................   5,075,914    5,154,432
                                                                      -----------  -----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY......................   $6,455,188   $6,465,021
                                                                      -----------  -----------
                                                                      -----------  -----------

                   See Selected Notes to Financial Statements

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                            STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                       FOR THE                 FOR THE
                                                  NINE MONTHS ENDED       THREE MONTHS ENDED
                                                      APRIL 30,               APRIL 30,
                                                ----------------------  ----------------------
                                                   1998        1997        1998        1997       CUMULATIVE
                                                ----------  ----------  ----------  ----------     AMOUNTS
                                                                                                FROM INCEPTION
                                                                                                --------------
REVENUES......................................  $   --      $   --      $   --      $   --       $    --
                                                ----------  ----------  ----------  ----------  --------------
EXPENSES:
  General and administrative..................     236,265     136,421     126,165      57,714        443,754
                                                ----------  ----------  ----------  ----------  --------------
OTHER INCOME:
  Interest and dividends......................     222,268     150,454      72,674      82,756        424,969
                                                ----------  ----------  ----------  ----------  --------------
OPERATING (LOSS) INCOME.......................     (13,997)     14,033     (53,491)     25,042        (18,785)
PROVISION FOR INCOME TAXES....................      21,293       5,000      12,325       8,800         24,868
                                                ----------  ----------  ----------  ----------  --------------
NET (LOSS) INCOME.............................  $  (35,290) $    9,033  $  (65,816) $   16,242   $    (43,653)
                                                ----------  ----------  ----------  ----------  --------------
                                                ----------  ----------  ----------  ----------  --------------
BASIC NET (LOSS) INCOME PER COMMON SHARE......  $     (.02) $      .01  $     (.04) $      .01
                                                ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING.................................   1,875,000   1,375,000   1,875,000   1,875,000
                                                ----------  ----------  ----------  ----------
                                                ----------  ----------  ----------  ----------

                   See Selected Notes to Financial Statements

                         UNITY FIRST ACQUISITION CORP.

                          (A DEVELOPMENT STAGE ENTITY)

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                    FOR THE NINE MONTHS ENDED APRIL 30, 1998

                                  (UNAUDITED)

                                                                                    RETAINED EARNINGS
                                                                                        (DEFICIT)
                                                                                       ACCUMULATED
                                                 COMMON STOCK          ADDITIONAL      DURING THE
                                           -------------------------    PAID-IN        DEVELOPMENT
                                              SHARES      PAR VALUE     CAPITAL           STAGE           TOTAL
                                           ------------  -----------  ------------  -----------------  ------------
Balance,
  August 1, 1997.........................     1,875,000   $     163   $  5,162,632     $    (8,363)    $  5,154,432
Net loss for the nine months ended April
  30, 1998...............................       --           --            --              (35,290)         (35,290)
Increase in value attributable to common
  shares subject to possible
  conversion.............................       --           --            (43,228)        --               (43,228)
                                           ------------       -----   ------------        --------     ------------
Balance, April 30,1998...................     1,875,000   $     163   $  5,119,404     $   (43,653)    $  5,075,914
                                           ------------       -----   ------------        --------     ------------
                                           ------------       -----   ------------        --------     ------------

                   See Selected Notes To Financial Statements

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                 FOR THE
                                                                               NINE MONTHS
                                                                                  ENDED
                                                                                APRIL 30,             CUMULATIVE
                                                                        --------------------------     AMOUNTS
                                                                           1998          1997       FROM INCEPTION
                                                                        -----------  -------------  --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...................................................  $   (35,290) $       9,033   $    (43,653)

CHANGES IN CERTAIN ASSETS AND LIABILITIES: Increase in accrued
  expenses............................................................       25,632         67,068        118,237

  (Decrease) increase in income taxes payable.........................         (175)         5,000          3,429
                                                                        -----------  -------------  --------------

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES...................       (9,833)        81,101         78,013
                                                                        -----------  -------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock..............................      --           6,402,112      6,402,175

  Advances from affiliate.............................................      --              55,417         95,917

  Repayment to affiliate..............................................      --             (95,917)       (95,917)

  Deferred registration costs.........................................      --            --              (25,000)
                                                                        -----------  -------------  --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES.............................      --           6,361,612      6,377,175
                                                                        -----------  -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) in restricted cash and investments.......................     (217,357)    (6,149,649)    (6,415,845)
                                                                        -----------  -------------  --------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS..................     (227,190)       293,064         39,343

CASH AND CASH EQUIVALENTS, beginning of period........................      266,533            563        --
                                                                        -----------  -------------  --------------

CASH AND CASH EQUIVALENTS, end of period..............................  $    39,343  $     293,627   $     39,343
                                                                        -----------  -------------  --------------
                                                                        -----------  -------------  --------------

                   See Selected Notes to Financial Statements

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                     SELECTED NOTES TO FINANCIAL STATEMENTS

NOTE 1--FINANCIAL STATEMENTS

    The financial statements have been prepared by Unity First Acquisition Corp. (the "Company"), without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at April 30, 1998 and for all periods presented have been made. The results of operations for the period ended April 30, 1998 are not necessarily indicative of the operating results for a full year.

    Certain information and footnote disclosures prepared in accordance with general accepted accounting principles and normally included in the financial statements have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the audited financial statements and notes commencing on page F-48.

NOTE 2--ORGANIZATION AND OPERATIONS

    The Company was incorporated in the State of Delaware on May 30, 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination"). The Company is currently in the development stage. All activity of the Company to date relates to its formation, fund-raising, and search to effect a Business Combination.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    UTILIZATION OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 4--RESTRICTED CASH AND INVESTMENTS

    The Company, pursuant to the terms of its initial public offering ("the Offering"), placed $6,007,500 as of November 19, 1996, in a trust account which was primarily invested in a short-term U.S. Government Security. These funds are subject to release upon the earlier of (i) written notification by the Company of its need for all or substantially all of the net proceeds for the purpose of implementing or facilitating the implementation of a Business Combination or
(ii) the liquidation of the Company.

NOTE 5--PENDING ACQUISITION

    On September 19, 1997, the Company entered into a letter of intent to effectuate a Business Combination with Prism Systems, Inc. ("Prism"), a Chicago-based computer systems integrator principally engaged in the development and marketing of voter registration information management systems for public sector use, in exchange for an approximately 80% interest in the Company. In December 1997, the Company elected not to proceed with the proposed Business Combination as a consequence of the inability of the parties to agree upon the terms of a definitive Business Combination Agreement.

    On January 19, 1998, the Company entered into a letter of intent to effectuate a Business Combination with Boston Optical Fiber, Inc., a producer of plastic optical fiber for use in computer networks, local

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

               SELECTED NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5--PENDING ACQUISITION (CONTINUED)
access communications, office networks and industrial controls, as well as in medical devices such as endoscopes and fiber optic probes, in exchange for an approximately 62.5% equity interest in the Company. The Company elected not to proceed with the proposed Business Combination as a consequence of the inability of the partners to agree upon the terms of a definitive Business Combination agreement.

    On May 7, 1998, the Company entered into a letter of intent to effectuate a Business Combination with Worlds Inc., a developer of three-dimensional ("3D") Internet technology for different markets. The acquisition, if consummated, calls for each share of Worlds Inc., common stock being converted into .357 shares of the Company's common stock.

    Consummation of the proposed Business Combination is subject to, among other conditions, the negotiation and execution of a definitive merger agreement and approval by the Company's public stockholders. There can be no assurance that the proposed Business Combination will be successfully consummated.

    In the event that the aforementioned merger is not consummated by November 12, 1998, the Company's Certificate of Incorporation requires that the Company be liquidated if the transaction contemplated herein is not completed, the accompanying financial statements have been prepared as a going concern because the net assets available for distribution approximated the then net book value as of July 1997.

NOTE 6--RELATED PARTY TRANSACTIONS

    For the period ended April 30, 1998, the Company incurred $67,500 of management fees charged by Unity Venture Capital Associates, Ltd.

    For the period ended April 30, 1998, the Company incurred $58,840 of legal expenses charged by a law firm where a partner is a stockholder in the Company.

    For the period ended April 30, 1998, the Company incurred $38,985 of professional fees to an accounting firm where a partner is an Officer and Director of the Company.

                                                                       EXHIBIT A

    AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of June 25, 1998 (this "Agreement"), between UNITY FIRST ACQUISITION CORP., a Delaware corporation ("Unity"), and WORLDS INC., a New Jersey corporation (the "Company").

    The Boards of Directors of Unity and the Company have approved the merger of the Company with and into Unity pursuant to this Agreement (the "Merger") and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein.

    It is intended that the Merger shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

    Unity and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   THE MERGER

    SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2 below), the Company shall be merged with and into Unity in accordance with the provisions of
Section 252 of the Delaware General Corporation Law (the "DGCL") and of Section 14A:10-7 of the New Jersey Business Corporation Act (the "NJBCA") with the effect provided in Sections 259--261 of the DGCL and Section 14A:10-6 of the NJBCA, and the separate existence of the Company shall thereupon cease. Unity shall be the surviving corporation in the Merger (hereinafter sometimes referred to as "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger, (a) the Surviving Corporation shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of each of Unity and the Company, (b) all obligations belonging to or due each of Unity and the Company shall be vested in, and become the obligations of, the Surviving Corporation without further act or deed, (c) title to any real estate or any interest therein vested in either of Unity and the Company shall not revert or in any way be impaired by reason of the Merger, (d) all rights of creditors and all liens upon any property of any of Unity and the Company shall be preserved unimpaired, and (e) the Surviving Corporation shall be liable for all of the obligations of each of Unity and the Company and any claim existing, or action or proceeding pending, by or against either of Unity and the Company may be prosecuted to judgment with right of appeal, as if the Merger had not taken place.

    SECTION 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as (a) a Certificate of Merger, in the form set forth as Exhibit I hereto, is filed with the Secretary of State of the State of Delaware, and (b) a Certificate of Merger, in the form set forth as
Exhibit II hereto, is filed with the Secretary of State of the State of New Jersey (collectively, the "Merger Filings"). Such filings shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with Section 3.5.

    SECTION 1.3 NAME CHANGE. At the Effective Time, Unity shall change its name to "Worlds Inc."

    SECTION 1.4 DISCLOSURE SCHEDULES. Simultaneously with the execution of this Agreement, (a) the Company shall deliver a schedule relating to the Company (the "Company Disclosure Schedule"), and (b) Unity shall deliver a schedule relating to Unity (the "Unity Disclosure Schedule" and collectively, with the Company Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement.

                                   ARTICLE II

                             SURVIVING CORPORATION

    SECTION 2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Unity as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until duly amended in accordance with the terms thereof and of the DGCL.

    SECTION 2.2 BY-LAWS. The By-laws of Unity as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the DGCL.

    SECTION 2.3 DIRECTORS. The directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until death, resignation or removal in accordance with the Certificate of Incorporation and By-laws, as applicable, of the Surviving Corporation. The directors of Unity immediately prior to the Effective Time shall each resign such position as of the Effective Time.

    SECTION 2.4 OFFICERS. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws, as applicable, of the Surviving Corporation. The officers of Unity immediately prior to the Effective Time shall each resign such position as of the Effective Time.

                                  ARTICLE III

                              CONVERSION OF SHARES

    SECTION 3.1 CONVERSION OF COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

        (a) each Common Share, $.001 par value, of the Company ("Company Common Stock"), issued and outstanding at the Effective Time, subject to the terms and conditions of this Agreement, shall be converted (except as provided in Section 3.1(b)), without any further action, into the right to receive, and become exchangeable for, 0.357 shares (the "Exchange Ratio") of Common Stock, $.0001 par value, of Unity ("Unity Common Stock"), subject to the payment of cash adjustments in lieu of the issuance of fractional shares as provided in Section 3.3 of this Agreement; provided, that if, prior to the Effective Time, Unity should split, reclassify or combine Unity Common Stock, or pay or grant to all stockholders of Unity a stock dividend or other stock distribution in Unity Common Stock or rights to acquire Unity Common Stock, or otherwise change Unity Common Stock into any other securities, then the Exchange Ratio will be appropriately adjusted to reflect such split, reclassification, combination, stock dividend or other distribution;

        (b) each share of Company Common Stock, if any, owned by Unity or any subsidiary of Unity or the Company immediately prior to the Effective Time shall be cancelled and shall cease to exist from and after the Effective Time; and

        (c) All options (the "Company Options") outstanding, whether or not exercisable and whether or not vested, at the Effective Time, and whether or not granted pursuant to the Company's 1997 Stock Option Plan (the "Company Stock Option Plan) shall remain outstanding following the

    Effective Time. At the Effective Time, the Company Options shall, by virtue of the Merger and without any further action on the part of the Company or the holders thereof, be assumed by Unity in such manner that Unity (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applied" within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) to the extent that Section 424 of the Code does not apply to any such Company Options, would be such a corporation were Section 424 of the Code applicable to such "Company Options. From and after the Effective Time, all references to the Company in the Company Stock Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to Unity. Each Company Option assumed by Unity shall be exercisable upon the same terms and conditions as under the Company Stock Option Plan and the applicable stock option agreement issued thereunder, except that (A) each such Company Option shall be exercisable for that whole number of shares of Unity Common Stock (to the nearest whole share) into which the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time would be converted under Section 3.1 (a) and (B) the option price per share of Unity Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such Company Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent). No payment shall be made for fractional shares.

        (d) All warrants issued by the Company to purchase shares of Company Common Stock (the "Company Warrants") outstanding, whether or not exercisable and whether or not vested, at the Effective Time shall remain outstanding following the Effective Time. At the Effective Time, the Company Warrants shall, by virtue of the Merger and without any further action on the part of the Company or the holders thereof, be assumed by Unity and each Company Warrant assumed by Unity shall be exercisable upon the same terms and conditions as under the applicable warrant agreements with respect to such Company Warrants, except that (A) each such Company Warrant shall be exercisable for that whole number of shares of Unity Common Stock (to the nearest whole share) into which the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time would be converted under Section 3.1 (a), and (B) the exercise price per share of Unity Common Stock shall be an amount equal to the exercise price per share of Company Common Stock subject to such Company Warrant in effect immediately prior to the Effective Time divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded upward to the nearest full cent). From and after the Effective Time, all references to the Company in the respective warrant agreements shall be deemed to refer to Unity. No payment shall be made for fractional shares.

    SECTION 3.2  EXCHANGE OF CERTIFICATES.

    (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Common Stock (the "Company Certificates") shall cease to have any right as a stockholder of the Company and such holder's sole rights shall be to receive in exchange for such holder's Company Certificates, upon surrender thereof to an exchange agent selected by the Company (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of Unity Common Stock which such holder is entitled to receive pursuant to Section 3.1 plus cash in lieu of fractional shares, as provided in Section 3.3 hereof. Notwithstanding any other provision of this Agreement, (i) until holders of Company Certificates theretofore representing shares of Company Common Stock have surrendered such certificates for exchange as provided herein, (A) no dividends shall be paid by the Company with respect to any shares represented by such Company Certificates and (B) no payment for fractional shares shall be made, provided, in each case, that upon surrender of such Company Certificates, the surrendering holder shall receive all such dividends and payments for fractional shares and (ii) without regard to when such Company Certificates are surrendered for exchange as provided herein, no interest shall be paid on any such dividend or payment for fractional shares. If any certificate for shares of Unity Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Unity Common Stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of Unity that such tax has been paid or is not applicable. No transfers of Company Common Stock shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

    (b) At or before the Effective Time, Unity shall make available to the Exchange Agent a sufficient number of certificates representing shares of Unity Common Stock required to effect the exchange referred to in Section 3.2(a).

    (c) Promptly after the Effective Time, Unity shall cause the Exchange Agent to mail to each holder of record of the Company Certificates (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Unity Common Stock. Upon surrender of the Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor one or more certificates representing that number of whole shares of Unity Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, in addition to payment for any fractional share of Unity Common Stock, and the Company Certificates so surrendered shall forthwith be cancelled. Until so surrendered, the Company Certificates shall represent solely the right to receive the number of whole shares of Unity Common Stock that shall be issued in exchange for Company Common Stock and any cash in lieu of the fractional Unity Common Stock as contemplated by Section 3.3. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Unity Common Stock delivered to a public official as required by applicable abandoned property, escheat or similar laws. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Unity Common Stock held by it from time to time hereunder.

    SECTION 3.3 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Unity Common Stock shall be issued in the Merger and no Unity Common Stock dividend, reclassification, stock split or interest shall be paid or have effect with respect to any fractional interest in a share of Unity Common Stock, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Unity Common Stock upon surrender of the Company Certificates for exchange pursuant to this Article III will be paid an amount in cash therefor (without interest) equal to the average of the last reported sale prices of Unity Common Stock on the National Association of Securities Dealers, Inc. Electronic Bulletin Board (the "Bulletin Board") for each of the twenty consecutive trading days ending with the third trading day prior to the Closing Date (as defined in Section 3.5) multiplied by the fractional interest of such stockholder in a share of Unity Common Stock. For purposes of determining whether and to what extent a particular stockholder is entitled to receive cash adjustments pursuant to this Section 3.3, shares of record held by such holder and represented by two or more Company Certificates shall be aggregated.

    SECTION 3.4 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders of the Company who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing the fair value for such shares of Company Common Stock in accordance with Section 14A:11-1 of the NJBCA (collectively, "Dissenting Stock") shall not be converted into or represent the right to receive shares of Unity Common Stock. Such stockholders shall be entitled to receive payment of the fair value of such shares of Company Common Stock held by them in accordance with the provisions of such Section 14A:11-1, except that all Dissenting Stock held by stockholders who have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under such Section 14A:11-1 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive shares of Unity Common Stock, without any interest thereon, upon surrender, in the manner provided in Section 3.2, of the Company Certificates that evidence such shares of Company Common Stock.

    SECTION 3.5 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York 10022, on the third business day following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, or at such other time and place as Unity and the Company shall agree (the date on which the closing occurs being the "Closing Date").

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

    The Company hereby represents and warrants to Unity as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Company Disclosure Schedule in the labeled section corresponding to the caption of the representation or warranty to which such exceptions relate):

    SECTION 4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Section 4.1 of the Company Disclosure Schedule, and to the Company's knowledge, such jurisdictions are the only ones in which the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on the Company. "Material Adverse Effect" means, with respect to the Company or Unity (as applicable), a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of it or on its ability to consummate the transactions contemplated hereby. The copies of the Certificate of Incorporation and By-laws of the Company, as amended to date and delivered to Unity, are true and complete copies of these documents as now in effect. Since December 4, 1997, the minute books of the Company are accurate in all material respects.

    SECTION 4.2 CAPITALIZATION. The authorized capital stock of the Company, the classes of capital stock, the number of shares of capital stock of each class or series which are issued and outstanding as of the date hereof, and the par value thereof, are as set forth in Section 4.2 of the Company Disclosure Schedule. All of such shares of capital stock that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. Except as set forth in the Company Disclosure Schedule or as otherwise disclosed therein and herein, there are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which the Company is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of the Company. Other than as set forth in the Company Disclosure Schedule, there are no outstanding securities convertible or exchangeable, currently or contingently, into Company Common Stock or any other securities of the Company.

    SECTION 4.3 SUBSIDIARIES. There are no Company Subsidiaries. As used herein, the term "Company Subsidiary" shall mean any corporation or other entity of which the Company, directly or indirectly, controls or which the Company owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are, ordinarily or generally, in the absence of contingencies (which contingencies have not occurred) or understandings (which understandings have not yet been required to be performed) entitled to vote for the election of a majority of the board of directors or any similar governing body. Except as set forth in the Company Disclosure Schedule, the Company does not own any capital stock in any other corporation or similar business entity nor is the Company a partner in any partnership or joint venture.

    SECTION 4.4  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

    (a) The Company has full corporate power and authority to enter into this Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3 below), and the Required Statutory Approvals (as defined in Section 4.4(c) below), to consummate the transactions contemplated hereby. The Company's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Company Stockholders' Approval and the obtaining of the Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by the Company, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles (the "Bankruptcy Exception").

    (b) The Company's execution and delivery of this Agreement does not, and its consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (i) its Certificate of Incorporation or By-Laws, (ii) subject to obtaining the Required Statutory Approvals and the receipt of the Company Stockholders' Approval and the Unity Stockholders' Approval (as defined in Section 7.3 below), any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to it or any of its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which it is now a party or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect on the Company.

    (c) Except for (i) the filing of the Proxy Statement/Prospectus (as defined in Section 4.9 below) with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filings with the Secretary of State of the State of Delaware, the Recorder of the County of New Castle, Delaware, and the Secretary of State of the State of New Jersey in connection with the Merger, and (iv) filing of a Current Report on Form 8-K with respect to its entry into this Agreement (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the

Company's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on the Company.

    SECTION 4.5  CONTRACTS; NO DEFAULT.

    (a) Section 4.5(a) of the Company Disclosure Schedule consists of a true and complete list of all contracts, agreements, commitments and other instruments (whether oral or written) to which the Company is a party that (i) involve a receipt or an expenditure by the Company or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Company, which in each case, relates to a contract, agreement, commitment or instrument that either (A) requires payments in excess of $25,000 per year and receipts in excess of $25,000 per year or (B) is not terminable by the Company on notice of thirty (30) days or less without penalty or the Company being liable for damages of $25,000 or more, or (ii) involve an obligation for the performance of services or delivery of goods by the Company that cannot, or in reasonable probability will not, be performed within one year from the date hereof.

    (b) All of the contracts, agreements, commitments and other instruments described in Section 4.5(a) of the Company Disclosure Schedule (individually, a "Contract" and collectively, the "Contracts") are valid and binding upon the Company, and to the knowledge of the Company, the other parties thereto, and are in full force and effect and enforceable in accordance with their terms, subject to the Bankruptcy Exception and neither the Company, nor to the knowledge of the Company, any other party to any Contract, has materially breached any provision of, nor has any event occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. To the knowledge of the Company, no stockholder of the Company has received any payment in violation of law from any contracting party in connection with or as an inducement for causing the Company to enter into any Contract.

    SECTION 4.6 LITIGATION. Except as set forth in Schedule 4.6 of the Company Disclosure Schedule, there is no (i) claim, action, suit or proceeding pending or, to the Company's knowledge, threatened against or directly relating to the Company before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which the Company or any of its assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude the Company's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on the Company.

    SECTION 4.7 TAXES. The Company has duly filed with the appropriate governmental agencies all material franchise, income and all other material Tax (as hereinafter defined) returns and reports (Tax returns and reports are hereinafter collectively referred to as "Tax Returns") other than Tax Returns which the failure to file would have no Material Adverse Effect on the Company. All such Returns were, when filed, and to the Company's knowledge are, accurate and completed in all material respects and were prepared in conformity with applicable laws and regulations. The Company has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date. The Company is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and to the Company's knowledge, no claim for assessment or collection of any Tax has been asserted against the Company that has not been paid. There are no Tax liens upon the assets of the Company (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the Company's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to the Company by any governmental authority. "Tax" or "Taxes" shall mean all federal, state, local and foreign taxes, duties, levies, charges and assessments of any nature, including social security payments and deductibles relating to wages, salaries and benefits and payments to subcontractors (to the extent required under applicable Tax law), and also including all interest, penalties and additions imposed with respect to such amounts.

    SECTION 4.8 EMPLOYEE BENEFIT PLANS; ERISA. Except as disclosed in the Company's SEC Reports (as hereinafter defined), the Company has no employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    SECTION 4.9 NO VIOLATION OF LAW. Except as set forth in Section 4.9 of the Company Disclosure Schedule, the Company is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company. The Company has not received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on the Company (collectively, "Permits"). The Company has duly and timely filed all reports and other information required to be filed with any governmental or regulatory authority in connection with its Permits, and is not in violation of the terms of any of its Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect on the Company. Section 4.9 of the Company Disclosure Schedule contains a list of Permits.

    SECTION 4.10 THE COMPANY SEC REPORTS. The Company Common Stock was registered under Section 12 of the Exchange Act on Form 8-A. Except as set forth in the Company Disclosure Schedule, since its inception, the Company has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act, including but not limited to reports on Form 10-K or 10-KSB and Form 10-QSB, and the Company will file all such reports, registration statements and other documents required to be filed by it from the date of this Agreement to the Closing Date (all such reports, registration statements and documents, including its Form 8-A, filed or to be filed with the SEC, including the Company's initial registration statement on Form SB-2 declared effective in May 1998 (the "SB-2") relating to the Company Common Stock, with the exception of the Proxy Statement, are collectively referred to as "the Company's SEC Reports"). As of their respective dates, the Company's SEC Reports complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has provided to Unity a true and complete copy of all of the Company's SEC Reports filed on or prior to the date hereof, and will promptly provide to Unity a true and complete copy of any such reports filed after the date hereof and prior to the Closing Date.

    SECTION 4.11 INSURANCE. The Company is covered by insurance policies, or renewals thereof, as identified and described in Section 4.11 of the Company Disclosure Schedule. The Company has not received notice from any insurer or agent of such insurer that material improvements or expenditures will have to be made in order to continue such insurance and, so far as known to the Company, no such improvements or expenditures are required (other than premium payments). To the Company's knowledge, there is no material liability under any insurance policy in the nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth on the Company Disclosure Schedule.

    SECTION 4.12 PROPERTIES. Except as set forth in Section 4.12 of the Company Disclosure Schedule, the Company has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the Company Financial Statements (as defined in Section 4.17) , or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). The Company has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against the Company, and, to the knowledge of the Company, the other parties thereto in accordance with its terms, subject to the Bankruptcy Exception. The Company nor, to the Company's knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of the Company is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Company's knowledge, has any such condemnation, expropriation or taking been proposed. Except as set forth in the Company Disclosure Schedule, none of the material assets of the Company is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

    SECTION 4.13 CONDITION OF ASSETS. The material equipment, fixtures and other personal property of the Company are in good operating condition and repair (ordinary wear and tear excepted) for the conduct of its business as presently being conducted.

    SECTION 4.14 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by the Company for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by Unity in connection with the Merger for the purpose of registering the shares of Unity Common Stock to be issued in the Merger (the "Registration Statement") or (b) the proxy or information statement to be distributed in connection with (i) the Company's meeting of stockholders or (ii) Unity's meeting of stockholders, in either case to vote upon this Agreement and the transactions contemplated hereby (collectively, the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement/ Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement/ Prospectus and any amendments or supplements thereto, and at the time of the meetings of each of the stockholders of the Company and of Unity to be held in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    SECTION 4.15 LABOR MATTERS. The Company is not a party to any union contract or other collective bargaining agreement, other than those set forth in
Section 4.15 of the Company Disclosure Schedule. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and the Company is not engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the knowledge of the Company, any labor strike or stoppage threatened) against or affecting the Company. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company who are not currently organized.

    SECTION 4.16 EMPLOYEES. Except as set forth in Section 4.16 of the Company Disclosure Schedule, each employee of the Company with access to proprietary information regarding the Company has entered into a confidentiality/assignment of inventions agreement with the Company. To the Company's knowledge, no key employee or group of employees has any plans to terminate employment with the Company. Except for the Company's current executive officers, the Company is not a party to any employment, management services, consultation or other contract or agreement with any past or present officer, director or employee or, to the Company's knowledge, any entity affiliated with any past or present officer, director or employee with obligations exceeding $25,000 other than those set forth in Section 4.16 of the Company Disclosure Schedule, and other than those agreements executed by all employees, generally.

    SECTION 4.17 FINANCIAL STATEMENTS. The financial statements of the Company (collectively, the "Company Financial Statements") included in the Company's SEC Reports present fairly, in all material respects, the financial position and results of operations of the Company (and its predecessor) as of the respective dates, years and periods indicated, prepared in accordance with GAAP consistently applied, and in accordance with Regulation S-X, promulgated by the SEC and, in particular, Rules 1-02 and 3-05 thereunder (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing, (i) except as set forth in Section
4.17 of the Company Disclosure Schedule, as of the date of the most recent balance sheet comprising a portion of the Company Financial Statements, there was no material debt, liability or obligation of any nature not reflected or reserved against in the Company Financial Statements or in the notes thereto required to be so reflected or reserved in accordance with GAAP; and (ii) there are no assets of the Company, the value of which (in the reasonable judgment of the Company) is materially overstated in the Company Financial Statements. Except as disclosed therein or in Section 4.17 of the Company Disclosure Schedule or as incurred in the ordinary course of business since March 31, 1998, the Company has no known material contingent liabilities (including liabilities for Taxes). Except as disclosed in the Company Disclosure Schedule, the Company is not a party to any contract or agreement for the forward purchase or sale of any foreign currency and has not invested in any "derivatives."

    SECTION 4.18  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 4.18 of the Company Disclosure Schedule, since March 31, 1998 there has not been:

        (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of the Company;

        (b) any material damage, destruction or loss of any material properties of the Company, whether or not covered by insurance;

        (c) any material change in the manner in which the business of the Company has been conducted;

        (d) any material change in the treatment and protection of trade secrets or other confidential information of the Company; and

        (e) any occurrence not included in paragraphs (a) through (d) of this
    Section 4.18 which has resulted, or which the Company has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on the Company.

    SECTION 4.19 INTELLECTUAL PROPERTY; SOFTWARE. (a) Section 4.19(a) of the Company Disclosure Schedule sets forth a complete and correct list in all material respects of all patents, trademarks, tradenames, service marks, service names, brand names and copyright registrations, and applications therefor, applicable to or used in the business of the Company, together with a complete list of all licenses granted by or to the Company with respect to any of the above. All such patents, trademarks, tradenames, service marks, service names, brand names and copyrights are owned by the Company, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever, or are used by the Company pursuant to valid licenses. Except as set forth in
Section 4.19(a) of the Company Disclosure Schedule, the Company is not currently in receipt of any notice of any violation or infringement of, and the Company is not knowingly violating or infringing in any material respect, the rights of others in any patent, unpatented invention, trademark, tradename, service mark, copyright, trade secret, know-how, design, process or other intangible asset.

    (b) (i) Except as set forth on Schedule 4.19(b)(i) of the Company Disclosure Schedule, the Company, has title to all material computer software owned by the Company (other than "off-the-shelf" software not customized for its use ("Owned Software")) free and clear of all liens, claims, security interests and encumbrances whatsoever or, including claims or rights of employees, agents, consultants, customers, licensees or other parties involved in the development, creation, documentation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth in Section 4.19(b)(i) or (ii) of the Company Disclosure Schedule, the Owned Software is not dependent on any Licensed Software (as defined in subsection (ii) below) in order to operate fully in the manner in which it is intended. The source code of any Owned Software has not been published or knowingly disclosed to any other parties, except as set forth on Section 4.19(b)(i) of the Company Disclosure Schedule, and except pursuant to contracts requiring such other parties to keep the source code of any Owned Software confidential. As of the date hereof, to the Company's knowledge, no such other party has breached any such obligation of confidentiality.

    (ii) Section 4.19(b)(ii) of the Company Disclosure Schedule also sets forth a list of the agreements which require the payment of license fees, rents, royalties or other charges by the Company with respect to all material software (other than "off-the-shelf" software that has not been customized for its use) under which the Company is a licensee, lessee or otherwise has obtained the right to use software and the Company pays a royalty for the use of such software (the "Licensed Software"). The Company, as applicable, has the right and license to use, sublicense, modify and copy Licensed Software, free and clear of any limitations or encumbrances, except as may be set forth in Section 4.19(b)(ii) of the Company Disclosure Schedule or in the agreements referenced therein. The Company is in material compliance with all provisions of each license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software. Except as disclosed on Section 4.19(b)(ii) of the Company Disclosure Schedule, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. The Company has not published or knowingly disclosed any Licensed Software to any other party except, in the case of Licensed Software which the Company leases or markets to others, in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. As of the date hereof, to the Company's knowledge, no party to whom the Company has disclosed Licensed Software has breached such obligation of confidentiality.

    (iii) The Owned Software and Licensed Software constitute all software used in the business of the Company (collectively, the "Company Software"). Subject to obtaining the Required Approvals, the transactions contemplated herein will not cause a breach or default under any license, leases or similar agreements relating to the Company Software or impair the ability of Unity and the Company to use the Company Software subsequent to the Effective Time in the same manner as the Company Software is currently used by the Company. Except as set forth in
Section 4.19(a), the Company is not knowingly infringing in any material respect any intellectual property rights of any other person or entity with respect to the Company Software, and, to the Company's knowledge no other person or entity is infringing any intellectual property rights of the Company with respect to the Company Software.

    SECTION 4.20 BUSINESS LOCATIONS. The Company owns or leases no real property in any state or country except as set forth in Section 4.20 of the Company Disclosure Schedule. The Company has no executive offices or places of business except as otherwise set forth on the Company Disclosure Schedule.

    SECTION 4.21 COMPENSATION OF DIRECTORS, OFFICERS AND EMPLOYEES. There is set forth in Section 4.21 of the Company Disclosure Schedule a true and complete list showing (a) the names of all directors and officers of the Company; (b) the names of all salaried persons whose aggregate compensation for purposes of tax reporting from the Company in the fiscal year ended December 31, 1997 was, or in the year ending December 31, 1998 is expected to be $50,000 or more per year, together with a statement of the full amount expected to be paid to each such person for services in all capacities to be rendered in the year ending December 31, 1998, separately including the amounts paid or payable, or expected to be paid or payable, under bonus or incentive arrangements, if any; and (c) the names and titles of all salespersons whose aggregate compensation for purposes of tax reporting from the Company in the fiscal year ended December 31, 1997 was, or in the year ending December 31, 1998 is expected to be, $50,000 or more per year, together with a statement of the base salary, the commission and any amount or amounts under bonus or other incentive arrangements, expected to be paid to each such person in the fiscal year ending December 31, 1998.

    SECTION 4.22 BOOKS, RECORDS AND ACCOUNTS. The Company's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by the Company, and the system of internal accounting controls of the Company is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    SECTION 4.23 BROKERS AND FINDERS. The Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

    SECTION 4.24 NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by the Company to Unity in this Agreement, the Company Disclosure Schedule or in any certificate of a Company officer required to be delivered to Unity pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF UNITY

    Unity hereby represents and warrants to the Company as follows (subject in each case to such exceptions as are set forth or cross-referenced in the attached Unity Disclosure Schedule in the labeled section corresponding to the caption of the representation or warranty to which such exceptions relate):

    SECTION 5.1 ORGANIZATION AND QUALIFICATION. Unity is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Unity has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions set forth in Section
5.1 of the Unity Disclosure Schedule, and to Unity's knowledge, such jurisdictions are the only ones in which the properties owned, leased or operated by the Unity or the nature of the business conducted by Unity makes such qualification necessary, except where the failure to qualify (individually or in the aggregate) will not have any Material Adverse Effect on Unity. The copies of the Certificate of Incorporation and By-laws of Unity, as amended to date and delivered to Company, are true and complete copies of these documents as now in effect. The minute books of Unity are accurate in all material respects. Unity does not own any capital stock or other voting interests in any corporation or other entity.

    SECTION 5.2 CAPITALIZATION. The authorized capital stock of Unity consists of 20,000,000 Shares of Unity Common Stock, of which 1,875,000 shares are issued and outstanding, and 5,000 preferred shares, $.01 par value, none of which are outstanding. In addition, there are authorized, issued and outstanding 1,250,000 Class A Common Stock Purchase Warrants (the "Class A Warrants") and 1,250,000 Class B Common Stock Purchase Warrants (the "Class B Warrants" and collectively, with the Class A Warrants, the "Public Warrants") providing for the issuance, upon exercise, of like number of shares of Unity Common Stock, which warrants are exercisable at $5.50 and $7.50 per warrant, respectively, 100,000 Class A and 100,000 Class B non-redeemable common stock purchase warrants providing for the issuance, upon exercise, of like numbers of Unity Common Stock, which warrants are exercisable at $5.50 and $7.50 per warrant, respectively (collectively, the "Private Warrants"), as well as non-redeemable warrants to purchase 125,000 units, exercisable at $6.60 per unit, each unit consisting of one share of Unity Common Stock and one Class A and one Class B common stock purchase warrant (collectively, the "Representative's Unit Warrants"). All of the outstanding securities of Unity are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. The Unity Common Stock to be issued upon effectiveness of the Merger, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and on-assessable. All of the outstanding securities of Unity including the Unity Common Stock, the Public Warrants, the Private Warrants and the Representative's Unit Warrants, were issued in compliance with all applicable securities laws. No shares of capital stock are held in the treasury of Unity. Other than as stated in this Section 5.2, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon Unity, to purchase or otherwise acquire any shares of capital stock of Unity or other securities of Unity. Except as stated in this Section 5.2, there are no outstanding securities convertible or exchangeable, actually or contingently, into shares of Unity Common Stock or other securities of Unity.

    SECTION 5.3  AUTHORITY; NON-CONTRAVENTION; APPROVALS.

    (a) Unity has full corporate power and authority to enter into this Agreement and, subject to the Unity Stockholders' Approval, and the Required Statutory Approvals, to consummate the transactions contemplated hereby. Unity's execution and delivery of this Agreement, and its consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize its execution and delivery of this Agreement and its consummation of the transactions contemplated hereby, except for the Unity Stockholders' Approval, and the obtaining of the Required Statutory Approvals. This Agreement has been duly and validly executed and delivered by it, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Bankruptcy Exception.

    (b) Unity's execution and delivery of this Agreement does not, and its consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (i) its Certificate of Incorporation or By-Laws, (ii) subject to obtaining the Required Statutory Approvals and the receipt of the Company Stockholders' Approval and the Unity Stockholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to it or any of its properties or assets, or
(iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which it is now a party or by which it or any of its properties or assets may be bound, excluding from the foregoing clauses (ii) and (iii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect on Unity.

    (c) Except for (i) the filing of the Registration Statement and Proxy Statement/Prospectus with the SEC pursuant to the Securities Act and the Exchange Act, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) the making of the "Required Statutory Approvals", no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for Unity's execution and delivery of this Agreement or its consummation of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a Material Adverse Effect on Unity.

    SECTION 5.4 CONTRACTS LISTED; NO DEFAULT. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral connected with or relating in any respect to the present operations of Unity (except employment or other agreements terminable at will) are, with the exception of this Agreement, described in Unity's SEC Reports (as defined in Section 5.13) and listed as exhibits thereto (the "Unity Contracts"). To Unity's knowledge, the Unity Contracts are valid, binding and enforceable by Unity against the other parties thereto in accordance with their terms, subject to the Bankruptcy Exception. Neither Unity nor, to Unity's knowledge, any of the other parties thereto is in material default or breach of any provision of the Unity Contracts.

    SECTION 5.5 LITIGATION. Except as set forth in Schedule 5.5 of Unity Disclosure Schedule there is no (i) claim, action, suit or proceeding pending or, to Unity's knowledge, threatened against or directly relating to Unity before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which Unity or any of its assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either materially impair or preclude Unity's ability to consummate the Merger or the other transactions contemplated hereby or have a Material Adverse Effect on Unity.

    SECTION 5.6 TAXES. Unity has duly filed all Tax Returns required to be filed by it other than Tax Returns which the failure to file would have no Material Adverse Effect on Unity. All such Tax Returns were, when filed, and to Unity's knowledge are, accurate and completed in all material respects and were prepared in conformity with applicable laws and regulations. Unity has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date. Unity is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to Unity's knowledge, no claim for assessment or collection of any Tax has been asserted against Unity that has not been paid. There are no Tax liens upon the assets of Unity (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to Unity's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Unity by any governmental authority.

    SECTION 5.7 EMPLOYEE PLANS. Except as disclosed in Unity's SEC Reports, Unity has no employee benefit plans as defined in Section 3(3) of ERISA.

    SECTION 5.8 NO VIOLATION OF LAW. Except as set forth in Section 5.8 of Unity Disclosure Schedule, Unity is not in violation of and has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Unity. Unity has not received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect on Unity. Unity has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted, except for those, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect on Unity (collectively, "Permits"). Unity (a) has duly and timely filed all reports and other information required to be filed with any governmental or regulatory authority in connection with its Permits, and (b) is not in violation of the terms of any of its Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect on Unity. Section 5.8 of Unity Disclosure Schedule contains a list of Permits.

    SECTION 5.9 PROPERTIES. Except as set forth in Section 5.9 of Unity Disclosure Schedule, Unity has good and marketable title to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of Unity Financial Statements (as defined in Section 5.12) or thereafter acquired (except assets and properties sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business). Unity has a valid leasehold interest in all properties of which it is the lessee and each such lease is valid, binding and enforceable against Unity, and, to the knowledge of Unity, the other parties thereto in accordance with its terms, subject to the Bankruptcy Exception. Unity nor, to Unity's knowledge, the other parties thereto are in default in the performance of any material provision thereunder. Neither the whole nor any material portion of the assets of Unity is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Unity, has any such condemnation, expropriation or taking been proposed. Except as set forth in Unity Disclosure Schedule, none of the material assets of Unity is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

    SECTION 5.10 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by Unity for inclusion in the Registration Statement or the Proxy Statement/Prospectus will, in the case of the Proxy Statement/Prospectus or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement/Prospectus and any amendments or supplements thereto, and at the time of the meetings of each of the stockholders of the Company and of Unity to be held in connection with the transactions contemplated by this Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    SECTION 5.11 BUSINESS. Unity, since its formation, has engaged in no business other than to seek to serve as a vehicle for the acquisition of an operating business, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business. Unity has no employees.

    SECTION 5.12 FINANCIAL STATEMENTS. The financial state-ments of Unity (collectively, the Unity Financial Statements") included in Unity's SEC Reports (as defined in Section 5.13) present fairly, in all material respects, the financial position and results of operations of Unity as of the respective dates years and periods indicated, prepared in accordance with GAAP and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material). Without limiting the generality of the foregoing, (i) except as set forth in Section 5.12 of the Unity Disclosure Schedule, there is no basis for any assertion against Unity as of the date of the most recent balance sheet comprising a portion of the Unity Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Unity Financial Statements or in the notes thereto; and (ii) there are no assets of Unity, the value of which (in the reasonable judgment of Unity) is materially overstated in the Unity Financial Statements. Except as disclosed therein or in the Unity Disclosure Schedule or as incurred in the ordinary course of business since April 30, 1998, Unity has no known material contingent liabilities (including liabilities for taxes). Unity is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

    SECTION 5.13 UNITY'S SEC REPORTS. The Unity Common Stock was registered under Section 12 of the Exchange Act on Form 8-A. Except as set forth in Section
5.13 of the Unity Disclosure Schedule, since its inception, Unity has filed all reports, registration statements and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act, including but not limited to reports on Form 10-K and Form 10-Q, and Unity will file all such reports, registration statements and other documents required to be filed by it from the date of this Agreement to the Closing Date (all such reports, registration statements and documents, including its Form 8-A, filed or to be filed with the SEC, including Unity's initial registration statement relating to the Unity Common Stock, Public Warrants, Private Warrants and the Representative's Unit Warrants, with the exception of the Registration Statement and the Proxy Statement, are collectively referred to as "Unity's SEC Reports"). As of their respective dates, Unity's SEC Reports complied or will comply in all material respects with all rules and regulations promulgated by the SEC and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Unity has provided to the Company a true and complete copy of all of Unity's SEC Reports filed on or prior to the date hereof, and will promptly provide to the Company a true and complete copy of any such reports filed after the date hereof and prior to the Closing Date.

    SECTION 5.14 BULLETIN BOARD. Each of the Unity Common Stock, Class A Warrants and Class B Warrants are quoted on the Bulletin Board under the respective symbols "UFAC", "UFACW" and "UFACZ," and Unity is in compliance in all respects with all rules and regulations of the National Association of Securities Dealers, Inc. applicable to Unity and the inclusion for quotation of such securities on the Bulletin Board.

    SECTION 5.15  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Except as set forth in
Section 5.15 of Unity Disclosure Schedule, since April 30, 1998 there has not been:

        (a) any material adverse change in the financial condition, operations, properties, assets, liabilities or business of Unity;

        (b) any material damage, destruction or loss of any material properties of Unity;

        (c) any material change in the manner in which the business of Unity, has been conducted;

        (d) any material change in the treatment and protection of trade secrets or other confidential information of Unity; and

        (e) any occurrence not included in paragraphs (a) through (d) of this Section which has resulted, or which Unity has reason to believe, could reasonably be expected to result, in a Material Adverse Effect on Unity.

    SECTION 5.16 BOOKS, RECORDS AND ACCOUNTS. Unity's books, records and accounts fairly and accurately reflect in all material respects transactions and dispositions of assets by Unity, and the system of internal accounting controls of Unity is sufficient to assure that: (a) transactions are executed in accordance with management's authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    SECTION 5.17 BROKERS AND FINDERS. Except for the fees and expenses payable to Gilford Securities Corp. or another recognized investment banking firm (as contemplated by Section 8.3(d) hereof), which fees and expenses will be paid by Unity (subject to the limitation contained in Section 8.2(h)), Unity has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

    SECTION 5.18 NO OMISSIONS OR UNTRUE STATEMENTS. No representation or warranty made by Unity to the Company in this Agreement, the Unity Disclosure Schedule or in any certificate of a Unity officer required to be delivered to the Company pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which made not misleading as of the date hereof and as of the Closing Date.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 6.1 CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME. Each of Unity and the Company hereby covenants and agrees as follows, from and after the date of this Agreement and until the Effective Time, except as otherwise specifically consented to in writing by the other party:

        (a) It shall conduct its business in the ordinary and usual course of business and consistent with past practice;

        (b) It shall not (i) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, (ii) spin-off any assets or businesses, (iii) engage in any transaction for the purpose of effecting a recapitalization, or (iv) engage in any transaction or series of related transactions which has a similar effect to any of the foregoing;

        (c) It shall not issue, sell, pledge or dispose of, or agree to issue, sell pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock or amend or modify the terms and conditions of any of the foregoing, provided, however that it (i) may issue shares upon exercise of outstanding options, warrants or stock purchase rights and (ii) (in the case of the Company) grant options, warrants and stock purchase rights, and issue shares upon exercises thereof, in accordance with past practices in numbers and exercise prices consistent therewith;

        (d) It shall not (i) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock, other than as required by the governing terms of such securities, (ii) take any action (either before or after the Effective Time) which would jeopardize the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code,
    (iii) take or fail to take any action which action or failure to take action would cause it or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any material assets (except in the ordinary course of business) or businesses, (v) sell any material assets (except in the ordinary course of business) or businesses, or (vi) enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

        (e) It shall use reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with suppliers, distributors, customers, and others having business relationships with it, and not engage in any action, directly or indirectly, with the intent to impact adversely the transactions contemplated by this Agreement;

        (f) It shall confer on a regular basis with one or more representatives of the other to report on material operational matters and the general status of ongoing operations; and

        (g) It shall file with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it pursuant to the Exchange Act.

    SECTION 6.2  NO SOLICITATION.

    (a) The Company agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, the Company shall not give authorization or permission to any of its directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving the Company, acquisition of all or any substantial portion of the assets or capital stock of the Company or of the assets of any division of the Company, or inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (a "Company Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than Unity or its affiliates) with respect to any Company Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions expressly contemplated by this Agreement, or contemplated to be a material part thereof. The Company shall advise Unity in writing of any bona fide inquiries or proposals relating to any Company Acquisition Transaction, within one business day following the Company's receipt of any such inquiry or proposal. The Company shall also promptly advise any person seeking a Company Acquisition Transaction that it is bound by the provisions of this Section.

    (b) Unity agrees that, prior to the Effective Time or the termination or abandonment of this Agreement, Unity shall not give authorization or permission to any of its directors, officers, employees, agents or representatives to, and each shall use all reasonable efforts to see that such persons do not, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any merger, consolidation, other business combination involving Unity, acquisition of all or any substantial portion of the assets or capital stock of Unity or of the assets of any division of Unity, or inquiries or proposals or which may reasonably be expected to lead to, any of the foregoing (a "Company Acquisition Transaction") or negotiate, explore or otherwise knowingly communicate in any way with any third party (other than the Company or its affiliates) with respect to any Unity Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions expressly contemplated by this Agreement, or contemplated to be a material part thereof. Unity shall advise the Company in writing of any bona fide inquiries or proposals relating to a Unity Acquisition Transaction, within one business day following Unity's receipt of any such inquiry or proposal. Unity shall also promptly advise any person seeking a Unity Acquisition Transaction that it is bound by the provisions of this Section.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

    SECTION 7.1 ACCESS TO INFORMATION. Each of Unity and the Company shall afford to the other and the other's accountants, counsel, financial advisors and other representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) of it and, during such period, shall furnish promptly (a) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws or filed by it during such period with the SEC in connection with the transactions contemplated by this Agreement or which may have a material effect on its business, properties or personnel and (b) such other information concerning its business, properties and personnel as the other shall reasonably request; provided, however, that, no investigation pursuant to this Section 7.1 shall affect any representation or warranty made herein or the conditions to the obligations of the respective parties to consummate the Merger. All non-public documents and information furnished to Unity or to the Company, as the case may be, in connection with the transactions contemplated by this Agreement shall be deemed to have been received, and shall be held by the recipient, in confidence, except that Unity and the Company may disclose such information as may be necessary in connection with seeking the Unity Required Statutory Approvals, the Unity Stockholders' Approval, the Company Required Statutory Approvals and the Company Stockholders' Approval. The Company shall promptly advise Unity, and Unity shall promptly advise the Company, in writing, of any change or the occurrence of any event after the date of this Agreement having, or which, insofar as can reasonably be foreseen, in the future may have, any Material Adverse Effect on the Company or Unity, as applicable.

    SECTION 7.2 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. Unity and the Company shall prepare and file with the SEC as soon as is reasonably practicable after the date hereof the Registration Statement and Proxy Statement/Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Unity shall also take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of Unity Common Stock. Unity and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence and shall cooperate with one another and use their respective best efforts to facilitate the expeditious consummation of the transaction contemplated by this Agreement. The Registration Statement shall contain an updated prospectus covering the Public Warrants, the Private Warrants and the Representative's Unit Warrants and the like number of shares of Unity Common Stock issuable upon exercises thereof (the "Unity Underlying Stock"), as well as a resale prospectus covering all shares of Unity Common Stock that are beneficially owned by the current officers and directors of Unity and their respective affiliates (collectively, the "Unity Affiliates' Stock"). If the rules and regulations of the SEC shall not permit the utilization of the Registration Statement for this purpose, Unity and the Company shall prepare and file with the SEC contemporaneously with the filing of the Registration Statement and the Proxy Statement/Prospectus a registration statement on Form S-3 covering the Public Warrants, the Private Warrants, the Representative's Unit Warrants, the Unity Underlying Stock and the Unity Affiliates' Stock (the "Companion Registration Statement") and shall use all reasonable efforts to have the Companion Registration Statement declared effective by the SEC as promptly as practicable but in no event later than the Effective Time.

    SECTION 7.3 STOCKHOLDERS' APPROVAL. The Company shall use its best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of this Agreement and the transactions contemplated hereby as soon as practicable following the date upon which the Registration Statement is declared effective by the SEC. Subject to the fiduciary duties of the Board of Directors of the Company under applicable law, the Company shall, through its Board of Directors, recommend to the holders of

Company Common Stock approval of this Agreement and the transactions contemplated by this Agreement. Unity shall use its best efforts to obtain stockholder approval and adoption (the "Unity Stockholders' Approval") of this Agreement and the transactions contemplated hereby as soon as practicable following the date upon which the Registration Statement is declared effective by the SEC. Subject to the fiduciary duties of the Board of Directors of Unity under applicable law, Unity shall, through its Board of Directors, recommend to the holders of Unity Common Stock approval of this Agreement and the transactions contemplated by this Agreement.

    SECTION 7.4 BULLETIN BOARD. Unity and the Company shall each use its best efforts to effect, at or before the Effective Time, authorization for quotation on the Bulletin Board of the shares of Unity Common Stock.

    SECTION 7.5 AGREEMENT TO COOPERATE. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters, to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to obtaining the Required Statutory Approvals, the Company Stockholders' Approval and the Unity Stockholders' Approval; and provided that nothing in this Section
7.5 shall affect any responsibility or obligation specifically allocated to any party in this Agreement.

    SECTION 7.6 PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation, except that prior review and approval shall not be required if, in the reasonable judgment of the party seeking to issue such release or public statement based upon the advice of counsel, prior review and approval would prevent the timely dissemination of such release or statement in violation of applicable law, rule, regulation or policy of the Bulletin Board.

    SECTION 7.7 CORRECTIONS TO THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. Prior to the Effective Time, each of the Company and Unity shall correct promptly any information provided by it to be used specifically in the Registration Statement, Proxy Statement/Prospectus and, if applicable, Companion Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Registration Statement, Proxy Statement/Prospectus or Companion Registration Statement, as applicable, so as to correct the same and to cause appropriate dissemination thereof to the stockholders of the Company and/or stockholders of Unity, in each case to the extent required by applicable law.

    SECTION 7.8 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, and in any event immediately prior to the Effective Time, each of Unity and the Company shall promptly supplement or amend its Disclosure Schedule with respect to any matter hereafter arising that, if existing, occurring, or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or that is necessary to correct any information in such Disclosure Schedule that is or has become inaccurate. Notwithstanding the foregoing, if any such supplement or amendment discloses a Material Adverse Effect, the conditions to the other party's obligations to consummate the Merger set forth in Article VIII hereof shall be deemed not to have been satisfied.

                                  ARTICLE VIII

                                   CONDITIONS

    SECTION 8.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

        (a) The Company shall have obtained the Company Stockholders' Approval;

        (b) Unity shall have obtained the Unity Stockholders' Approval;

        (c) The Registration Statement (and Companion Registration Statement, if applicable) shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect;

        (d) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

        (e) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger, and

        (f) All governmental and third party consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby (including without limitation all Required Statutory Approvals) shall have been obtained and be in effect at the Effective Time without any material limitations or conditions.

        (g) As of the Closing Date, all "blue sky" filings as may be required in order for the offer, issuance and sale of all of the shares of Unity Common Stock to be issued pursuant to Section 3.1 to be in full compliance with all applicable state securities laws and regulations shall have been made and shall be in effect and not subject to any suspension, revocation, or stop order, as may be required in order for the offer, issuance and sale of all such securities to be legally permitted under all such laws and regulations.

    SECTION 8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

        (a) Unity shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Unity contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date); and the Company shall have received a certificate of the President of Unity to that effect;

        (b) The Company shall have received an opinion from Cooperman Levitt Winikoff Lester & Newman, P.C. ("Cooperman Levitt"), counsel to Unity, dated the Closing Date, substantially in the form set forth in Exhibit III hereto;

        (c) The Company shall have received "comfort" letters from Arthur Andersen LLP, independent public accountants for Unity, dated the date of the Proxy Statement/Prospectus, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to the Company) with respect to certain financial statements and other financial information included in the Registration Statement in customary form;

        (d) The Company shall have received an opinion of Heller Horowitz & Feit, counsel to the Company, or of tax counsel to the Company, dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
    Section 368(a) of the Code; (ii) each of Unity and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Company as a result of the Merger; and (iv) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger with respect to Company Common Stock converted solely into Unity Common Stock;

        (e) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to Unity, the likelihood of which was not previously disclosed to the Company by the Unity;

        (f) The Company shall have received from Unity an executed original of a certificate substantially in the form of the attached Exhibit IV;

        (g) Unity shall have furnished to the Company such additional certificates, opinions and other documents as the Company may have reasonably requested as to any of the conditions set forth in this Section 8.2;

        (h) At the Effective Time, Unity will have at least an aggregate of $6,000,000 in cash or cash equivalents before giving effect to (i) any payment or accrual in excess of $50,000 on account of the fees and expenses of the investment banking firm referenced in Section 8.3(d), but after giving effect to the payment or accrual on or prior to the Effective Time of all expenses incurred by Unity, including, but not limited to, the fees and expenses of Unity's attorneys and accountants, in connection with the transactions contemplated by this Agreement, and (ii) any payments required to be paid to Unity's stockholders exercising their rights, contained in Unity's Certificate of Incorporation, as amended, to requested conversion of their respective shares of Unity Common Stock into cash (the "CashOut Option") should the Merger be consummated.

        (i) The holders of no greater than 20% in interest of Unity Common Stock held by non-affiliated stockholders of Unity shall exercise the CashOut Option;

        (j) The Company shall have received a separate letter agreement, addressed to Unity, signed by each officer, director and principal stockholder of Unity to the effect set forth in Schedule 8.2(j) hereto;

        (k) All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to the Company by or on behalf of Unity pursuant to this Agreement shall be reasonably satisfactory to the Company and its counsel.

    SECTION 8.3  CONDITIONS TO OBLIGATIONS OF UNITY TO EFFECT THE
MERGER. Unless waived by Unity, the obligations of Unity to effect the Merger shall also be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

        (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of (i) the date made and (ii) the Closing Date (except in the case of representations and warranties expressly made solely with reference to a particular date); and Unity shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of the Company to that effect;

        (b) Unity shall have received an opinion from Heller, Horowitz & Feit, P.C., dated the Closing Date, substantially in the form set forth in Exhibit V hereto;

        (c) Unity shall have received "comfort" letters from BDO Seidman, LLP, independent certified public accountants for the Company, dated the date of the Proxy Statement/Prospectus, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to Unity) with respect to certain financial statements and other financial information included in the Registration Statement in customary form;

        (d) Unity shall have received an opinion of Gilford Securities Corp. or another recognized investment banking firm, dated as of the Closing Date, that the Exchange Ratio is fair, from a financial point of view, to Unity's public stockholders;

        (e) Unity shall have received an opinion of Cooperman Levitt, dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
    Section 368(a) of the Code; (ii) each of Unity and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by Unity as a result of the Merger; and (iv) no gain or loss will be recognized by a stockholder of Unity as a result of the Merger;

        (f) The Company shall have entered into one or more agreements with nationally recognized entertainment or pre-recorded music companies which call for the development and commercial exploitation of the Company's 3D Internet technology.

        (g) The Company shall have furnished to Unity such additional certificates, opinions and other documents as Unity may have reasonably requested as to any of the conditions set forth in this Section 8.3;

        (h) Since the date of this Agreement there shall not have been any Material Adverse Effect with respect to the Company, the likelihood of which was not previously disclosed to the Unity by the Company;

        (i) Unity shall have received from the Company an executed original of a certificate substantially in the form of the attached Exhibit VI;

        (j) Unity shall have received a separate letter agreement signed by each officer, director, principal stockholder and consultant to the Company and each trust (if any) holding shares of Company Common Stock for the benefit of the children of any of said persons to the effect set forth in Schedule 8.3(j) hereto;

        (k) All proceedings in connection with the Merger and the other transactions contemplated by this Agreement and all agreements, instruments, certificates, and other documents delivered to Unity by or on behalf of the Company pursuant to this Agreement shall be reasonably satisfactory to Unity and its counsel.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company and/or Unity:

        (a) by mutual consent in writing of Unity and the Company;

        (b) unilaterally upon written notice by Unity to the Company upon the occurrence of a Material Adverse Effect with respect to the Company, the likelihood of which was not previously disclosed to Unity in writing by the Company prior to the date of this Agreement, (a "Company Adverse Change");

        (c) unilaterally upon written notice by the Company to Unity upon the occurrence of a Material Adverse Effect with respect to Unity, the likelihood of which was not previously disclosed to the Company in writing by Unity prior to the date of this Agreement, (a "Unity Adverse Change");

        (d) unilaterally upon written notice by Unity to the Company in the event of the Company's material breach when made of any material representation or warranty of the Company contained in this Agreement, or the Company's willful failure to comply with or satisfy any material covenant or condition of Company contained in this Agreement, or if the Company fails to obtain the Company Stockholders' Approval;

        (e) unilaterally upon written notice by the Company to Unity in the event of Unity's material breach when made of any material representation or warranty contained in this Agreement, or Unity's willful failure to comply with or satisfy any material covenant or condition of Unity contained in this Agreement, or if Unity fails to obtain the Unity Stockholders' Approval;

        (f) unilaterally upon written notice by either Unity or the Company to the other if the Merger is not consummated for any reason not specified or referred to in the preceding provisions of this Section 9.1 by the close of business on September 30, 1998.

    SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Unity or the Company, as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of either the Company or Unity (except as set forth in the penultimate sentence of Section 7.1 (with respect to confidential and non-public information), and Sections 9.5, which shall survive such termination). Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

    SECTION 9.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

    SECTION 9.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

    SECTION 9.5 EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                                   ARTICLE X

                               GENERAL PROVISIONS

    SECTION 10.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations, warranties, obligations, agreements, and promises of the parties contained in this Agreement and in any schedule, certificate, or other document delivered pursuant to this Agreement, other than those that by their terms are to be performed or otherwise are to apply after the Effective Time, shall terminate as of, and shall not survive, the Effective Time.

    SECTION 10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (effective upon delivery), mailed by registered or certified mail (return receipt requested) (effective three business days after mailing), sent by a reputable overnight courier service for next business day delivery (effective the next business day) or sent via facsimile

(effective upon receipt of the telecopy in complete, readable form) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) If to Unity to:

Unity First Acquisition Corp.
    245 Fifth Avenue
    New York, New York 10016
    Attention: Lawrence Burstein, President
    FAX: (212) 582-3293

       with a copy to:

       Cooperman Levitt Winikoff Lester & Newman, P.C.
       800 Third Avenue
       New York, New York 10022
       Attention: Ira I. Roxland, Esq.
       FAX: (212) 755-2839

(b) If to the Company, to:

Worlds Inc.
    15 Union Wharf
    Boston, Massachusetts 02109
    Attention: Thomas Kidrin, President
    FAX: (617) 722-9944

       with a copy to:

       Heller Horowitz & Feit
       292 Madison Avenue
       New York, New York 10017
       Attention: Irving Rothstein, Esq.
       FAX: (212) 696-9459

    SECTION 10.3 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (including without limitation that certain letter of intent dated May , 1998 between Unity and the Company; (ii) shall not be assigned by operation of law or otherwise, and any attempt to do so shall be void; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York (without giving effect to the provisions thereof relating to conflicts of law).

    SECTION 10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one fully executed original.

    SECTION 10.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 10.7 CAPTIONS. The captions of sections and subsections of this Agreement are for reference only, and shall not affect the interpretation or construction of this Agreement.

    IN WITNESS WHEREOF, Unity and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                UNITY FIRST ACQUISITION CORP.

                                BY:  /S/ LAWRENCE BURSTEIN
                                     -----------------------------------------
                                     Name: Lawrence Burstein
                                     Title: President

                                WORLDS INC.
                                By:  /s/ THOMAS KIDRIN
                                     -----------------------------------------
                                     Name: Thomas Kidrin
                                     Title: President

                                                                       EXHIBIT B

                                 July 23, 1998

Unity First Acquisition Corp.

245 Fifth Avenue, Suite 1500

New York, NY 10015

    You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the public shareholders of Unity First Acquisition Corp. ("Unity" or the "Company"), of the Consideration (as hereinafter defined) to be paid in the Transaction (as hereinafter defined) with Worlds, Inc. ("Worlds"). For the purpose of this opinion, the "Transaction" means the transaction described below pursuant to that certain Agreement and Plan of Merger and Reorganization between the Company and Worlds dated as of June 25, 1998 (the "Agreement").

    As more specifically set forth in the Agreement and subject to certain terms and conditions thereof and pursuant thereto, the Company will exchange approximately 0.374 shares of its common stock for each share of Worlds common stock (the "Exchange Ratio"). As a result of the Transaction, the name of the Company will be changed to Worlds, Inc. and Worlds will merge with and into Unity. The former shareholders of Worlds will own approximately 77.3% of the outstanding common stock of the merged entity.

    In the ordinary course of its services, Gilford Securities Incorporated ("Gilford") is regularly engaged in the valuation and pricing of businesses and their securities and in advising corporate securities issuers on related matters.

    In arriving at our opinion, Gilford has, among other things:

     1. Reviewed the Company's financial statements for the period from inception, May 30, 1996, through April 30, 1998, certain publicly available filings with the Securities and Exchange Commission and certain other relevant financial and operating data of the Company;

     2. Reviewed the financial statements of Worlds (for the period April 8, 1997 [inception] through March 31, 1998) and its predecessor (for the period April 26, 1994 [inception] through December 3, 1997), certain publicly available filings with the Securities and Exchange Commission and certain other relevant financial and operating data of Worlds;

     3. Held meetings and discussions with management and senior personnel of the Company, and Worlds, respectively, to discuss the business, operations, historical financial results and future prospects of the Company and Worlds, respectively including their analysis of the strategic and operating benefits anticipated from the Transaction;

     4. Reviewed financial projections furnished to us by the management of the Company and Worlds, including among other things, the capital structure, sales, net income, cash flow, capital requirements and other data of the Company and Worlds as we deemed relevant;

     5. Reviewed the results of our analyses of the Company and Worlds in comparison with other similar publicly trade companies;

     6. Reviewed the historical prices and trading activity of the securities of the Company from November 21, 1996 to June 24, 1998 and compared those trading histories with those of other companies which we deemed relevant; and

     7. Analyzed the potential pro forma financial effects of the Transaction as it relates to the Company and Worlds.

    On July 22, 1998, the closing price of the common stock of the Company in the last transaction reported by the Nasdaq Bulletin Board was $4.875 per share.

    In arriving at our opinion, we have not made, obtained or assumed any responsibility for any independent evaluation of any such properties and facilities or of the assets and liabilities (contingent or otherwise) of the Company or Worlds, nor have we made any independent evaluation of the prospects, ongoing viability or any solvency analysis of the Company or Worlds. In rendering our opinion, we relied upon the Company's and World's respective managements with respect to the accuracy and completeness of the financial and other information furnished to us as described above and have not assumed any responsibility for independent verification of such information. We have assumed that the financial projections prepared and provided to us by the respective managements of the Company and Worlds represent the best current judgment of these managements as to the future financial condition and results of operations of the Company and Worlds, respectively, and assumed that the projections have been reasonably prepared based upon such current judgment. We further relied upon assurances of the managements of both Unity and Worlds that they are not aware of any fact that would make the information they provided to us incomplete or misleading.

    We have also taken into account our assessment of general economic, market, and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon regulatory, economic, market and other conditions as they exist on, and the information made available to us as of, the date hereof. Subsequent developments may affect this opinion, and we do not have any obligation to update, revise or reaffirm this opinion. With respect to all legal matters relating to the Company, Worlds and the Transaction, we have relied on the advice of legal counsel to the Company and to Worlds, as applicable. With respect to tax treatment relating to the Transaction, we have relied, with your permission, on the advice of tax experts to the Company.

    This opinion does not constitute a recommendation of the Transaction over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Transaction. This opinion shall not constitute a recommendation to any security holder to vote in favor of the Transaction. We are not expressing any opinion as to what the value of the surviving company's common stock actually will be following the Transaction, or the price at which such common stock will trade prior or subsequent to the Transaction. This opinion and the contents hereof may not be published, disseminated, referred to, summarized, described or otherwise used, nor shall any public reference to Gilford be made, without our prior written consent, provided that this opinion and the contents hereof may be included in its entirety in any registration statement or proxy statement with respect to the Transaction, provided further that any description of or reference to Gilford or summary of this opinion and the contents hereof will be in a form reasonably acceptable to Gilford and its counsel. Furthermore, our consent to such inclusion of our opinion shall in no way be deemed an admission or acknowledgment by Gilford that we are within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

    We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for rendering this opinion, and an additional fee is payable upon approval of the Transaction.

    On the basis of our review and analysis, as described above, it is our opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the public shareholders of Unity.

                                          Very truly yours,

                                          Gilford Securities Incorporated

                                                                       EXHIBIT C

      SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SECTION262 APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections
(b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section251, Section252, Section254, Section257, Section258, Section263 or Section264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to SectionSection251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;

           b. Shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

           c. Cash in lieu of fractional shares of the corporations described in the foregoing subparagraphs a. and b. of this paragraph; or

           d. Any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of tile effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to tile stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements its to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper, of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount deter-mined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                       EXHIBIT D

           SECTION 14A:11 OF THE NEW JERSEY BUSINESS CORPORATION ACT

14A:11-1 RIGHT OF SHAREHOLDERS TO DISSENT

    1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

        (a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

           (i) a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

               (A) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

               (B) for which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

           (ii) a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4); or

        (b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S. 14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

           (i) with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

           (ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for

               (A) cash; or

               (B) shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

               (C) cash and such securities; or

           (iii) from a sale pursuant to an order of a court having jurisdiction.

    (2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

    (3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

    (4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

14A:11-2 NOTICE OF DISSENT; DEMAND FOR PAYMENT; ENDORSEMENT OF CERTIFICATES

    (1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraph 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment from his shares if the action is taken.

    (2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

    (3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

    (4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsection 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

    (5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

    (6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

    (7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

14A:11-3. "DISSENTING SHAREHOLDER" DEFINED; DATE FOR DETERMINATION OF FAIR VALUE

    (1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsection 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

    (2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

    (3) "Fair value" as used in this Chapter shall be determined

        (a) As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

        (b) In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

        (c) In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

    In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

14A:11-4. TERMINATION OF RIGHT OF SHAREHOLDER TO BE PAID THE FAIR VALUE OF HIS
  SHARES

    (1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if

        (a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

        (b) his demand for payment is withdrawn with the written consent of the corporation;

        (c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

        (d) the Superior Court determines that the shareholder is not entitled to payment for his shares;

        (e) the proposed corporate action is abandoned or rescinded; or

        (f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

    (2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

14A:11-5. RIGHTS OF DISSENTING SHAREHOLDER

    (1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

    (2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

14A:11-6. DETERMINATION OF FAIR VALUE BY AGREEMENT.

    (1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

    (2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

14A:11-7. PROCEDURE ON FAILURE TO AGREE UPON FAIR VALUE; COMMENCEMENT OF ACTION
          TO DETERMINE FAIR VALUE.

    (1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30-days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

    (2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

14A:11-8. ACTION TO DETERMINE FAIR VALUE; JURISDICTION OF COURT; APPOINTMENT OF
          APPRAISER.

    In any action to determine the fair value of shares pursuant to this
Chapter:

        (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

        (b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

        (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

        (d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

14A:11-9. JUDGMENT IN ACTION TO DETERMINE FAIR VALUE.

    (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

    (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

14A:11-10. COSTS AND EXPENSES OF ACTION.

    The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

14A:11-11. DISPOSITION OF SHARES ACQUIRED BY CORPORATION.

    (1) The shares of a dissenting shareholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

    (2) (Deleted by amendment, P.L. 1995, c. 279.)

    (3) In an acquisition of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be canceled.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Sixth of the Restated Certificate of Incorporation of Unity First Acquisition Corp. (the "Registrant") provides with respect to the indemnification of directors and officers that the Registrant shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the Registrant the power to indemnify. Article Sixth of the Restated Certificate of Incorporation of the Registrant also provides that no director shall be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Registrant's directors to the Registrant or its stockholders to the fullest extent permitted by Section 102(b)(7) of Delaware General Corporation Law, as amended from time to time.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

    (a) Exhibits

        (I) UNITY FIRST ACQUISITION CORP.


  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------

       2.1   Agreement and Plan of Merger dated as of June 25, 1998, between Registrant and Worlds Inc. (included as
             Exhibit A to the Prospectus which forms a part of this Registration Statement (the "Prospectus"))

       3.1   Restated Certificate of Incorporation (1)

       3.2   By-Laws (1)

       4.1   Form of certificate evidencing shares of Common Stock (1)

       4.2   Form of certificate evidencing Class A Redeemable Warrants (1)

       4.3   Form of certificate evidencing Class B Redeemable Warrants (1)

       4.4   Warrant Agreement dated as of November 12, 1996 between Registrant and GKN Securities Corp. and Gaines,
             Berland, Inc. (1)

       4.5   Redeemable Warrant Agreement dated as of November 12, 1996 between Registrant and American Stock
             Transfer & Trust Company (1)

       5.1   Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. (2)

       8.1   Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. with respect to certain Federal income tax aspects attendant to the Merger (2)

      10.1   1996 Stock Option Plan (1)

      23.1   Consent of Arthur Andersen LLP (2)

  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------
      23.2   Consent of Cooperman Levitt Winikoff Lester & Newman, P.C. (included in Exhibits 5.1 and 8.1) (2)

      23.3   Consent of Gilford Securities Incorporated (6)

      24.1   Power of Attorney (included on the Signature Page of Part II of this Registration Statement) (6)

      99.1   Fairness Opinion of Gilford Securities Incorporated (included as Exhibit B to the Prospectus)

      99.2   Form of Proxy (2)


        (II) WORLDS INC.


  EXHIBIT
  NUMBER                                              DESCRIPTION OF EXHIBIT
-----------  --------------------------------------------------------------------------------------------------------

       2.2   Agreement and Plan of Merger dated as of June 25, 1998, between Registrant and Worlds Inc. (included as
             Exhibit A to the Prospectus)

       3.3   Certificate of Incorporation (3)

       3.4   Certificate of Merger (4)

       3.5   By-laws (4)

       8.2   Opinion of Heller, Horowitz & Feit, P.C. with respect to certain Federal income tax aspects attendent to the Merger (2)

      10.2   Merger Agreement between Worlds Acquisition Corp. and Academic Computer Systems (5)

      23.4   Consents of BDO Seidman, LLP (2)

      23.5   Consent of Heller, Horowitz & Feit, P.C. (included in Exhibit 8.2) (2)

      23.6   Consent of Michael J. Scharf (6)

      23.7   Consent of Thomas Kidrin (6)

      23.8   Consent of Kenneth A. Locker (6)

      99.3   Form of Proxy (2)


------------------------

(1) Incorporated by reference to an Exhibit filed as part of Registrant's Registration Statement on Form S-1 (File No. 333-11165).


(2) Filed by Amendment to this Registration Statement.


(3) Incorporated by reference to an Exhibit filed as part of Worlds' Registration Statement on Form S-1 (File No. 2-31876).

(4) Incorporated by reference to an Exhibit filed as part of Worlds' Registration Statement on Form SB-2 (File No. 333-49453).

(5) Incorporated by reference to an Exhibit filed as part of Worlds' Current Report on Form 8-K, dated December 3, 1997.


(6) Previously filed

    (b) Financial Statement Schedules

    All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or not applicable, and therefore have been omitted.

    (c) Item 4(b) Information

    Reference is made to (I) Unity First Acquisition Corp.--Exhibit 99.1 to this Registration Statement.

ITEM 22. UNDERTAKINGS.

     (a) Registrant hereby undertakes as follows:

        (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form; and

        (2) that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of September, 1998.



                                UNITY FIRST ACQUISITION CORP.

                                By:            /s/ LAWRENCE BURSTEIN
                                     -----------------------------------------
                                                 Lawrence Burstein
                                                     PRESIDENT




    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                President and Director
    /s/ LAWRENCE BURSTEIN         (Principal Executive,
------------------------------    Financial and Accounting    September 3, 1998
      Lawrence Burstein           Officer)

              *                 Secretary and Director
------------------------------                                September 3, 1998
         Norman Leben

              *                 Director
------------------------------                                September 3, 1998
         John Cattier

                                Director
------------------------------
        Barry Ridings



------------------------


* Lawrence Burstein, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of each of the persons referenced above.



September 3, 1998



                                              /s/ Lawrence Burstein

                                              ----------------------------------


                                              Lawrence Burstein